SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                         REXX ENVIRONMENTAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


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    2) Aggregate number of securities to which transaction applies:


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    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


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    4) Proposed maximum aggregate value of transaction:


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    5) Total fee paid:


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/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                         REXX ENVIRONMENTAL CORPORATION
                                 445 Park Avenue
                            New York, New York 10022
                                 (212) 750-7755

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               September 19, 2000

To the Shareholders of REXX Environmental Corporation:


         NOTICE IS HEREBY GIVEN, that the 1999 Annual Meeting (the "Annual Meeting") of the Shareholders of REXX Environmental Corporation ("REXX") will be held at the offices of REXX Environmental Corporation, located at 445 Park Avenue, New York, New York, on September 19, 2000, commencing at 8:30 a.m., local time, or at any adjournment thereof, for the following purposes:

         1.       To elect five directors of REXX;

         2. To consider and act upon a proposal to approve the sale of REXX's sole operating business, Watkins Contracting, Inc., pursuant to a Stock Purchase Agreement, dated as of June 10, 1999, among Greg S. Watkins, Daren J. Barone and REXX;

         3. To consider and act upon a proposal to adopt and approve the Agreement and Plan of Merger, among REXX, Newtek Capital, Inc. (formerly known as "TWG, Inc.") and REXX Acquisition Corp., pursuant to which REXX Acquisition Corp., a wholly owned subsidiary of Newtek, will be merged with and into REXX, REXX will become a wholly owned subsidiary of Newtek and the shareholders of REXX will receive one share of Newtek Common Stock for each share of REXX Common Stock owned; and

         4. To consider and act upon such other matters as may properly come before the Annual Meeting.


         The foregoing matters are more fully described in the proxy statement/prospectus accompanying this Notice to which your attention is directed.


         Each shareholder has the right to dissent from the proposed sale of Watkins Contracting, Inc. (Proposal 2 above) and demand payment of the fair value of his or her shares of REXX common stock if the sale is completed. The right of a shareholder to receive such payment is contingent upon strict compliance with the requirements of Section 623 of the New York Business Corporation Law. The full text of Section 623 is included as Appendix C to this proxy statement/prospectus.

         If REXX shareholders do not vote their shares of common stock or if they abstain, it will have the effect of a vote against the Watkins transaction and the Newtek/REXX merger.


         Only shareholders of record on the books of the Company at the close of business on August 10, 2000 will be entitled to vote at the Annual Meeting. You are requested to sign, date and return the enclosed proxy card at your earliest convenience in order that your shares may be voted for you as specified.


                                             By Order of the Board of Directors,





                                             Michael A. Asch, President




New York, New York
August 15, 2000

         PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY RETURNED OR GRANTED YOUR PROXY.

August 15, 2000

Proxy Statement/Prospectus of                               Prospectus of
REXX ENVIRONMENTAL                                          NEWTEK CAPITAL, INC.
CORPORATION

--------------------------------------------------------------------------------


         This proxy statement/prospectus is being furnished to the holders of REXX common stock in connection with the solicitation of proxies by the REXX board of directors for use at REXX's 1999 annual meeting of shareholders. At the annual meeting the REXX shareholders will be asked to:

         o        elect five directors of REXX;
         o        approve the Watkins agreement and sale of Watkins; and
         o        approve and adopt the Newtek/REXX merger agreement.

         The holders of at least two-thirds of REXX outstanding shares must vote in favor of the Watkins transaction for it to be approved. A copy of the Watkins stock purchase agreement is attached as Appendix A.


         In the Newtek/REXX merger, REXX shareholders will become Newtek shareholders, and REXX will become wholly owned by Newtek. If the merger is completed, REXX shareholders will receive one share of Newtek common stock for each share of REXX common stock they own. A copy of the Newtek/REXX merger agreement is attached as Appendix B. The holders of at least two-thirds of REXX outstanding shares must vote in favor of the Newtek/REXX merger agreement for it to be approved.


         This proxy statement/prospectus is also the prospectus of Newtek filed as part of a registration statement with the SEC, relating to the shares of Newtek common stock. Newtek anticipates that 2,467,576 shares of Newtek common stock will be issued to REXX shareholders in the merger and will represent approximately 12% of the outstanding common stock after the merger. Newtek will also issue 18,514,285 shares of its common stock in connection with the merger of Whitestone Acquisition Corp. into BJB Holdings, Inc.


         REXX common stock is quoted on The American Stock Exchange under the symbol "REX." The American Stock Exchange has approved the application of Newtek for the listing of its common stock under the symbol "NKC".


         The date of this proxy statement/prospectus is August 15, 2000 and is first being mailed to REXX shareholders on or about August 17, 2000.


         You should carefully consider all of the information that you receive in this transaction. See "Risk Factors" beginning on page 16 for a discussion of risks that you should consider in determining how to vote on the proposed Watkins transaction and Newtek/REXX merger.


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this proxy statement/ prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS

                                                                                                                      Page No.

QUESTIONS AND ANSWERS...............................................................................................        1

SUMMARY ............................................................................................................        3

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION..............................................................       10

         Selected Historical Consolidated Financial Information of REXX.............................................       10

         Selected Historical Combined Financial Information of Newtek...............................................       12

SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA..................................................       14

SELECTED COMPARATIVE PER SHARE DATA.................................................................................       15

RISK FACTORS........................................................................................................       16

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...................................................................       25

THE REXX ANNUAL MEETING.............................................................................................       26

         Meeting Date; Location of Meeting..........................................................................       26

         Record Date; Voting Rights; Requirements...................................................................       26

         Voting of Proxies..........................................................................................       28

         Revocation of Proxies......................................................................................       28

         Solicitation of Proxies....................................................................................       29

PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS...........................................................................       29

         Security Ownership.........................................................................................       29

         General....................................................................................................       31

         Director-Nominees..........................................................................................       31

         Principal Positions and Offices of REXX's Directors and Executive Officers.................................       32

         Directors' Compensation....................................................................................       35

         Board Meetings and Committees..............................................................................       35

         Executive Compensation.....................................................................................       35

         Stock Option Grants in 1999................................................................................       36

         Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values...................       36

         Employment Agreements......................................................................................       37

         REXX Stock Plans...........................................................................................       37

         Deferred Compensation Plans................................................................................       38

         Certain Relationships and Related Transactions.............................................................       38

         Section 16(a) Beneficial Ownership Reporting Compliance....................................................       39

         Compensation Committee Interlocks and Insider Participation................................................       39

PROPOSAL NUMBER 2 - SALE OF WATKINS CONTRACTING, INC................................................................       39

         Overview...................................................................................................       39

         Background to the Watkins Transaction......................................................................       39

         Reasons for the Watkins Transaction........................................................................       45

         The Watkins Agreement......................................................................................       46

         Operations of REXX if the Watkins Transaction is Not Completed.............................................       50


                                TABLE OF CONTENTS

                                                                                                                      Page No.


         Certain Regulatory Matters Regarding the Watkins Transaction...............................................       51

         Tax Consequences of the Watkins Transaction................................................................       51

         Tax Consequences of REXX Activities after Completion of the Watkins Transaction............................       51

         Rights of Security Holders Following the Watkins Transaction...............................................       52

         Rights of Dissenting Shareholders..........................................................................       52

         Interests of Certain Persons in Matters to be Acted Upon...................................................       55

         Required Vote..............................................................................................       55

         Recommendation of the Board of Directors...................................................................       55

UNAUDITED CONDENSED CONSOLIDATED PRO FORMA  FINANCIAL INFORMATION...................................................       56

         Unaudited Condensed Consolidated Pro Forma Statement of Operations.........................................       56

         Unaudited Condensed Consolidated Pro Forma Balance Sheet...................................................       59

PROPOSAL NUMBER 3 - ADOPTION OF THE NEWTEK/REXX MERGER AGREEMENT....................................................       61

THE MERGERS.........................................................................................................       61

THE NEWTEK/REXX AND NEWTEK/BJB HOLDINGS MERGER AGREEMENTS...........................................................       62

         The Newtek/REXX Merger.....................................................................................       62

         Background of the Newtek/REXX Merger.......................................................................       62

         Reasons of REXX for the Newtek/REXX Merger.................................................................       66

         Reasons of Newtek for the Newtek/REXX Merger...............................................................       67

         Effective Time of the Newtek/REXX Merger...................................................................       68

         Distribution of Newtek Certificates........................................................................       68

         Fractional Shares..........................................................................................       68

         Termination, Amendment and Waiver..........................................................................       68

         Termination Fee............................................................................................       69

         Expenses and Fees..........................................................................................       69

         Accounting Treatment.......................................................................................       69

         Stock Exchange Listing of Newtek Common Stock; Delisting and Deregistration of REXX Common Stock...........       69

         Resales of Newtek Common Stock.............................................................................       70

         Treatment of Outstanding REXX Options......................................................................       70

         The Newtek/BJB Holdings Merger.............................................................................       70

         Additional Share Issuance..................................................................................       71

INFORMATION ABOUT NEWTEK CAPITAL, INC...............................................................................       71

         Overview and Business Strategy.............................................................................       71

         Certified Capital Companies................................................................................       72

         Partner Companies..........................................................................................       74

         Execution; Regional Business Development Centers...........................................................       78

         Advisory Committee.........................................................................................       80

         Business Development Services..............................................................................       81

         Selection Strategies.......................................................................................       81

         Government Regulation; Investment Company Act of 1940......................................................       82


                                TABLE OF CONTENTS

                                                                                                                      Page No.


         Shareholder Value..........................................................................................       84

         Sources of Funding and Revenue.............................................................................       85

         Expanded Product and Service Offerings.....................................................................       86

         Employees..................................................................................................       86

         Properties.................................................................................................       86

         Legal Proceedings..........................................................................................       86

NEWTEK CAPITAL, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS.......................................................................       87

         December 31, 1999 and 1998.................................................................................       87

         Comparison of the Period March 17, 1998 (Commencement of Operations) to
         December 31, 1998 with year ended December 31, 1999........................................................       87

         Income from Capco Tax Credits..............................................................................       87

         Liquidity and Capital Resources............................................................................       89

         Impact of Inflation........................................................................................       91

         March 31, 2000 and 1999....................................................................................       91

         Liquidity and Capital Resources............................................................................       91

         Other Investments..........................................................................................       91

         Results of Operations......................................................................................       92

RECENT DEVELOPMENTS.................................................................................................       92

         Recent Developments - Newtek...............................................................................       92

         Recent Developments - REXX.................................................................................       94

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS......................................................................       95

PRINCIPAL SHAREHOLDERS OF NEWTEK COMMON STOCK.......................................................................       95

DESCRIPTION OF NEWTEK CAPITAL STOCK.................................................................................       96

         General....................................................................................................       96

         Common Stock...............................................................................................       96

         Preferred Stock............................................................................................       96

         Shares Available for Future Issuance.......................................................................       97

         Transfer Agent and Registrar...............................................................................       97

DESCRIPTION OF REXX CAPITAL STOCK...................................................................................       97

         REXX Common Stock..........................................................................................       97

         Serial Preferred Stock.....................................................................................       98

         Transfer Agent and Registrar...............................................................................       98

PRICE RANGE OF REXX COMMON STOCK AND DIVIDENDS......................................................................       99

NEWTEK CAPITAL, INC. AFTER THE MERGER...............................................................................      100

         Management.................................................................................................      100

         Directors and Executive Officers of Newtek.................................................................      100

         Composition of Newtek's Board and Committees...............................................................      102

         Outside Director Compensation..............................................................................      103

                                TABLE OF CONTENTS

                                                                                                                      Page No.


         Executive Compensation.....................................................................................      103

         Employment Agreements......................................................................................      103

         Cash Bonus Plan............................................................................................      105

         Newtek Capital, Inc. 2000 Stock Plan.......................................................................      105

         Purpose of the Plan........................................................................................      105

         Description of the Plan....................................................................................      106

         Federal Income Tax Consequences............................................................................      111

COMPARISON OF SHAREHOLDER RIGHTS....................................................................................      111

         General....................................................................................................      111

         Issuance of Capital Stock..................................................................................      112

         Number and Term of Directors...............................................................................      112

         Indemnification............................................................................................      112

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS.............................................................      113

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION....................................................      114

         Unaudited Pro Forma Condensed Consolidated Balance Sheet...................................................      115

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999....      117

         Unaudited Pro Forma Condensed Consolidated Statement of Operations for
         the three months ended March 31, 2000......................................................................      119

EXPERTS ............................................................................................................      121

LEGAL MATTERS.......................................................................................................      121

OTHER MATTERS.......................................................................................................      121

WHERE YOU CAN FIND MORE INFORMATION.................................................................................      121

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS........................................................................      123

         REXX.......................................................................................................      123

         Newtek.....................................................................................................      123

INDEX TO NEWTEK CAPITAL, INC. AND SUBSIDIARIES FINANCIAL STATEMENTS.................................................      F-1

APPENDIX A - WATKINS CONTRACTING, INC. STOCK PURCHASE AGREEMENT.....................................................      A-1

APPENDIX B - AGREEMENT AND PLAN OF MERGER BY AND BETWEEN REXX ENVIRONMENTAL CORPORATION AND
             NEWTEK CAPITAL, INC. (FORMERLY KNOWN AS TWG, INC.).....................................................      B-1

APPENDIX C - SECTION 623 OF THE NEW YORK BUSINESS CORPORATION LAW...................................................      C-1


                              QUESTIONS AND ANSWERS


Q:       What are REXX shareholders being asked to vote upon?

A:       REXX shareholders are being asked to:

         o elect five individuals as the directors of REXX to serve until completion of the Newtek/REXX merger or until the 2000 annual meeting of shareholders;
         o approve the Watkins agreement that provides for the sale of Watkins, REXX's sole operating business; and
         o        adopt the Newtek/REXX merger agreement.

              A copy of the Watkins agreement is attached as Appendix A to this proxy statement/prospectus. A copy of the Newtek/REXX merger agreement is attached as Appendix B to this proxy statement/prospectus.

Q:       What do REXX shareholders need to do now?

A: Just indicate on your proxy card how you want to vote. Sign and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your shares may be represented and voted at the annual meeting to be held on September 19, 2000.

Q: What are the tax consequences to REXX shareholders of the Watkins transaction and Newtek/REXX merger?

A: The Watkins transaction will be tax-free to REXX shareholders, assuming you do not exercise your appraisal rights. REXX shareholders who solely receive Newtek common stock in the Newtek/REXX merger will not be required to recognize any gain or loss.

Q: Are the Watkins transaction and the Newtek/REXX merger conditioned upon each other?

A: The Newtek/REXX merger is conditioned upon the completion of the Watkins transaction and the effectiveness of the Newtek/BJB Holdings merger at the same time as the Newtek/REXX merger; however, the Watkins transaction is not conditioned upon completion of the Newtek/REXX merger. Accordingly, REXX may sell Watkins but not complete the Newtek/REXX merger and continue to exist as a separate entity owned by its public shareholders.

Q:       Can I change my vote after I have mailed my signed proxy card?

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card with respect to the vote on the merger. Third, you may attend the annual meeting and vote in person. Simply attending the annual meeting, however, will not revoke your proxy.

Q:       Do I have appraisal rights?

A: REXX shareholders have appraisal rights with respect to the Watkins transaction. However, REXX shareholders do not have any appraisal rights in connection with the Newtek/REXX merger. Appraisal rights are governed by state law, and you must carefully and completely comply with these laws in order to enforce your appraisal rights. A discussion on appraisal rights is provided in this proxy statement/prospectus and the applicable section of the New York Business Corporation Law is included in Appendix C.

Q:       Should I send in my stock certificates now?

A: No. After the Newtek/REXX and Newtek/BJB Holdings mergers are completed, Newtek will send you written instructions for exchanging your stock certificates.

Q:       When do you expect the Watkins transaction to be completed?

A. We expect the Watkins transaction to be completed as soon as possible following the approval of the Watkins transaction by the REXX shareholders.

Q:       When do you expect the Newtek/REXX merger to be completed?

A: We expect the Newtek/REXX merger to be completed by September 30, 2000. Newtek and REXX are working towards completing the Newtek/REXX merger as quickly as possible. To do so, REXX must obtain REXX shareholder approval of the Newtek/REXX merger agreement.

Q: Whom should I call with questions or to obtain additional copies of this proxy statement/prospectus?

A:       You should call Daniel Sullivan at Georgeson Shareholder
         Communications, Inc. at (212) 440-9800.

                                     SUMMARY


         This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents to which we refer to fully understand the merger. See "Where You Can Find More Information" on page 121 on how to obtain copies of those documents. Each item in this summary refers to the page where that subject is discussed in more detail.


The Parties

Newtek Capital, Inc.
845 Third Avenue, 8th Floor
New York, NY  10022
(212) 826-9022

         Newtek Capital, Inc. was formed in 1999 as a holding company to consolidate the business of REXX and the businesses previously owned and operated by Messrs. Rubin, Sloane and Wasserman primarily engaged in the structuring, funding and development of early stage companies principally in high technology and Internet businesses. A significant portion of this business has been conducted through the formation and operation of certified capital companies, or capcos, under the laws adopted in a number of states. Beginning in mid 1998, these individuals funded and managed the organization, regulatory certification and initial operations of certified capital companies in the states of New York, Florida, Louisiana and Wisconsin. As of June 30, 2000, these companies had raised, from the sale of their equity and debt securities to various insurance companies, a total of approximately $85 million. Newtek has determined that the capcos provide a base for the structuring, development and acquisition of further businesses, particularly early-stage, technology-oriented companies focused on Internet related commerce, or "e-commerce." Since the last quarter of 1999, Newtek has been working to expand its business development activities, and its goal is to be a premier business partner for its partner companies by helping them implement their business strategies in a manner consistent with Newtek`s objectives. Through the capco programs and otherwise, Newtek is in the early stages of operation as a holding company for a network of partner companies in a collaborative and coordinated effort to develop successful businesses in a number of emerging, technological areas.


         All management functions for these certified capital companies are performed by The Whitestone Group, LLC, a wholly-owned subsidiary of Newtek.

         Newtek Capital, Inc. was originally organized in 1999 as TWG, Inc. and changed its name in January 2000. The businesses and companies which will be consolidated with and into Newtek previously operated as affiliated companies, under common ownership and control. In order to eliminate unnecessary confusion and complexity in the presentation of historical information or financial data, Newtek has in this proxy statement/prospectus described the enterprise as if Newtek had been in existence since March 1998 and as if the related businesses had been subsidiaries of Newtek since their respective inception. However, in those situations where this treatment might lead to any confusion, Newtek has differentiated among the newly formed and the preexisting companies.

         Newtek will take all reasonable actions to avoid the appearance or characterization of Newtek as an investment company and subject it to regulation under the Investment Company Act of 1940.

REXX Environmental Corporation
445 Park Avenue
New York, New York  10022
(212) 750-7755

         REXX Environmental Corporation, through its sole operating subsidiary, Watkins Contracting, Inc., is a leading regional provider of asbestos abatement, demolition and dismantling and other related specialty contracting services, including lead paint abatement, to a broad range of governmental, commercial, industrial and institutional clients located primarily in California. REXX also owns real estate in Mississippi and certain other assets.

The Transactions (see pages 39 and 61)


         The REXX shareholders are being asked to approve and adopt two separate agreements that each contemplate separate transactions. These transactions are:

         o the Watkins transaction - REXX's sale of Watkins to the buyers, Greg S. Watkins and Daren J. Barone or their permitted assignees; and

         o the Newtek/REXX merger - the merger of REXX Acquisition Corporation, a wholly-owned subsidiary of Newtek Capital, Inc., with and into REXX. REXX will become a wholly-owned subsidiary of Newtek, and each share of REXX common stock, including fractional shares, will be converted into the right to receive one share of Newtek common stock.


         The REXX shareholders are also being asked to elect five directors to REXX's board of directors.


The Watkins transaction (see page 39)


         REXX has entered into a stock purchase agreement, dated as of June 10, 1999, with Greg S. Watkins and Daren J. Barone which provides for REXX's sale to Messrs. Watkins and Barone of all of the shares of Watkins common stock presently owned by REXX. These shares constitute all of the outstanding capital stock of Watkins. The purchase price to be collectively paid by Messrs. Watkins and Barone for the Watkins common stock is:

         o        $1,300,000 in cash;
         o the assignment and transfer to REXX of 125,000 shares of REXX common stock presently owned by the buyers or the payment of $171,875 in cash at buyers' option; and
         o        certain other consideration.

The Newtek/REXX Merger (see page 61)


         In the Newtek/REXX merger, a subsidiary of Newtek will merge with and into REXX, and REXX will become a wholly owned subsidiary of Newtek. REXX shareholders will receive shares in Newtek.


Merger consideration will be one share of Newtek for each REXX share
(see page 62)

         When the Newtek/REXX merger is complete, shares of REXX common stock, including fractional shares, will be converted into shares of Newtek common stock on a one-for-one basis. This exchange ratio is fixed. However, the market price of REXX common stock may change at any time. The Newtek/REXX merger consideration will not be adjusted under any circumstances.

The Newtek/BJB Holdings Merger (see page 70)

         In the Newtek/BJB Holdings merger, a subsidiary of Newtek will merge with and into BJB Holdings, and BJB Holdings will become a wholly owned subsidiary of Newtek. The shareholders of BJB Holdings will be issued a total of 18,514,285 shares of Newtek in connection with the merger. Shareholder approval is not being sought for this transaction.


Markets and Market Prices (see page 99)

         Newtek is a privately held corporation. There has never been a market for the Newtek securities, and no market prices or other comparative price information is available for its common stock. The American Stock Exchange has approved the application of Newtek for the listing of its common stock under the symbol "NKC" following the Newtek/REXX merger.


         REXX common stock has been traded on the American Stock Exchange under the symbol "REX" since May 14, 1998 and previously on the Nasdaq National Market under the symbol "REXX" ("OHSC" prior to February 19, 1998). The following table lists the closing price of REXX common stock on December 8, 1999, the last trading day before the merger announcement, and on August 8, 2000, the latest practical date before this proxy statement/prospectus was finalized.


Date                                           REXX Common Stock
----                                           -----------------

December 8, 1999                                $0.6875

August 8, 2000                                  $3.75

         The market price of REXX common stock will fluctuate prior to the Newtek/REXX merger but will not affect the merger exchange ratio. Shareholders should obtain current market quotations for REXX common stock.


Federal Income Tax Considerations

         o        Watkins transaction (see pages 51 and 113)


         REXX will recognize a loss in the Watkins transaction for federal and state income tax purposes, which will be equal to the difference between the amount realized by REXX from the Watkins transaction and REXX's tax basis in the Watkins shares. The loss to be recognized by REXX on the Watkins transaction should be treated as a long-term capital loss. REXX estimates that its capital loss on the sale of Watkins will be approximately $3,000,000.


         REXX shareholders will not recognize any tax consequences upon consummation of the Watkins transaction. REXX shareholders who duly exercise appraisal rights generally will recognize capital gain or loss, long-term or short-term, for federal and state income tax purposes measured by the difference between the cash received through the appraisal proceedings and their aggregate tax basis in their shares of REXX common stock.

         o        Newtek/REXX merger (see page 113)


         We have structured the Newtek/REXX merger so that, in general, Newtek and REXX, as well as the REXX shareholders who receive solely Newtek common stock in the merger in exchange for their REXX common stock, should not recognize gain or loss for United States federal income tax purposes in the Newtek/REXX merger. It is a condition to the Newtek/REXX merger that REXX receive a legal opinion to this effect.

         o        Newtek/BJB Holdings merger (see page 113)

         We have structured the Newtek/BJB Holdings merger so that, in general, Newtek and BJB Holdings, as well as the BJB Holdings shareholders who receive solely Newtek common stock in the merger in exchange for their BJB Holdings common stock, should not recognize gain or loss for United States federal income tax purposes in the Newtek/BJB Holdings merger.


Comparison of Shareholder Rights (see page 111)


         Currently, the rights of REXX shareholders are governed by New York law, REXX's certificate of incorporation and by-laws. Newtek shareholder's rights are also governed by New York law, Newtek's certificate of incorporation and by-laws. After the Newtek/REXX merger, REXX shareholders will become Newtek shareholders and their rights will still be governed by New York law as well as Newtek's certificate of incorporation and by-laws.


The REXX board recommends that REXX shareholders approve the Watkins transaction and the Newtek/REXX merger (see pages 55 and 66)


         The REXX board of directors has approved both the Watkins transaction and Newtek/REXX merger, including the form, terms and provisions of the Watkins agreement and Newtek/REXX merger agreement. The REXX board of directors has determined that the terms of the Watkins transaction and the Newtek/REXX merger are fair to and in the best interest of REXX and its shareholders, and recommends that shareholders vote "FOR" approval of the Watkins transaction and adoption of the Newtek/REXX merger agreement.


Annual Meeting to be held on September 19, 2000 (see page 26)


         The annual meeting of REXX shareholders will be held at 8:30 a.m. on September 19, 2000, at the office of REXX Environmental Corporation located at 445 Park Avenue, New York, New York. At the annual meeting, shareholders will be asked to elect directors and to consider and vote to adopt the Watkins transaction agreement which provides for the sale of Watkins to the buyers. Shareholders will also be asked to consider and vote to adopt the Newtek/REXX merger agreement which provides for the merger of REXX with and into Newtek.


Record Date has been set at August 10, 2000; two-thirds vote of outstanding shares is required to approve each of the Watkins transaction and the Newtek/REXX merger (see page 26)


         Shareholders can vote at the annual meeting if they owned REXX common stock at the close of business on August 10, 2000. As of that date, there were 2,467,576 shares of REXX common stock issued and outstanding and entitled to be voted at the annual meeting. The affirmative vote of the holders of at least two-thirds of the outstanding shares of REXX common stock is required to approve the Watkins agreement and adoption of the Newtek/REXX merger. Directors will be elected by a plurality of shares voted. As of the record date, the directors and executive officers of REXX and Watkins owned, of record or beneficially or hold proxies for, and are entitled to vote, 847,051 shares of REXX common stock, which represents approximately 34% of the outstanding shares of REXX common stock. These individuals have agreed to vote in favor of the Watkins transaction and the Newtek/REXX merger.


         If REXX shareholders do not vote their shares of common stock or if they abstain, it will have the effect of a vote against the Watkins transaction and the Newtek/REXX merger.

Certain REXX shareholders have agreed to vote in favor of the Newtek/REXX merger (see page 28)


         Directors and executive officers of REXX who together hold or have proxies for approximately 34% of REXX outstanding common stock have entered into voting agreements with Newtek. Under the voting agreements, these shareholders have agreed to vote their shares of REXX common stock in favor of the Newtek/REXX merger. The voting agreements could discourage other companies from trying or proposing to combine with or acquire REXX.


REXX's reasons for the Watkins transaction (see page 45)


         The REXX board of directors considered a variety of factors in making its recommendation that shareholders vote for approval of the Watkins transaction. These factors include:

         o the operating losses incurred by Watkins in the quarter and year ended December 31, 1998 and the quarter ended March 31, 1999;
         o the inability to obtain a line of credit for Watkins' operations on terms acceptable to REXX;
         o the difficulty and potential inability to obtain bid and performance bonds necessary for Watkins' operations on terms acceptable to REXX;
         o the inability to obtain funding, including acquisition financing, to grow Watkins' business on terms acceptable to REXX;
         o the possibility of utilizing the net proceeds from a Watkins transaction to fund an alternative investment opportunity which may be able to generate a positive return for the REXX shareholders;
         o the alternatives available to REXX in the event that it did not undertake the Watkins transaction; and
         o Messrs. Watkins and Barone's strong preference against REXX proceeding with any business combination or other transaction involving Watkins and an unrelated third party and their interest in acquiring Watkins themselves.

Interests of certain persons in the Watkins transaction and Newtek/REXX merger (see pages 55 and 95)


         In considering the Watkins transaction, shareholders should be aware that the buyers are two of the executive officers of Watkins and were the owners from whom REXX acquired Watkins in October 1997.


         In considering the board's recommendation that shareholders vote for the Newtek/REXX merger, they should be aware that a member of REXX's board of directors has certain interests in the merger that are different from and in addition to theirs. Brian A. Wasserman, a REXX director, currently is an executive officer, director and principal shareholder of Newtek and has abstained from voting on the Newtek/REXX merger. Mr. Wasserman will own 5,799,000 shares of Newtek common stock or 28% following the Newtek/REXX merger. Further, Mr. Wasserman will enter into a two year employment agreement at an annual base salary of $300,000 with Newtek as a condition to the merger.


REXX's reasons for the merger with Newtek (see page 66)


         The REXX board of directors considered a variety of factors in making its recommendation that shareholders vote for adoption of the Newtek/REXX merger agreement. These factors include:

         o changing the strategic focus of REXX after concluding that growth in Watkins' business operations cannot be achieved due in large part to Watkins' and REXX's:

                  o        operating losses;

                  o inability to obtain additional operating financing or acquisition financing on acceptable terms; and
                  o inability to obtain bid and performance bond underwriting on acceptable terms.

         o a review of the possible alternatives to the merger, including:

                  o        continuing to operate REXX as an independent entity;
                  o various potential strategic acquisitions and the possible benefits of each alternative to REXX shareholders; and
                  o the timing and likelihood of actually accomplishing these alternatives.

o        a review of the terms of the Newtek/REXX merger agreement.


         In addition to the factors noted above, the REXX board considered the following factors in its determination to approve the Newtek/REXX merger:

         o Newtek's success in organizing its certified capital companies, and its ability to raise significant funds from insurance company investors for these capcos;

         o the significant management and financial experience of Newtek's principals in managing and investing in small and medium size, early stage companies;

         o the business plan of Newtek to expand the certified capital company aspect of its business as well as in related investment banking and advisory services;

         o the opportunity to position Newtek/REXX to raise additional equity or debt capital for future growth and development after the sale of the Watkins business; and

         o Newtek's management will be significant shareholders of Newtek and their interest in Newtek's success will be closely aligned with the interests of Newtek and its shareholders.


Newtek will be the surviving corporation (see page 62)


         Newtek will be the surviving corporation after the Newtek/REXX merger. The directors and officers of Newtek in office before the merger will serve as the directors and officers of Newtek after the merger with REXX. In addition, Newtek has named two individuals to serve as independent directors.

The business of Newtek (see page 71)

         Newtek focuses on structuring, funding and developing early-stage, companies. Newtek's goal is to be a premier business partner for these companies by helping them implement their business strategies in a manner consistent with Newtek's objectives. Newtek refers to these companies as "partner companies." However, Newtek does not act as an agent or legal representative for any of its partner companies, Newtek does not have the power or authority to bind them legally, and Newtek does not have the types of liabilities for the partner companies that a general partner of a partnership would have. Furthermore, the relationship between Newtek and any one of these partner companies can take a variety of forms in terms of the extent of equity investment as well as the degree of involvement in the management of the company.

Regulatory Approvals


         Neither REXX nor Newtek will have to obtain approval or comply with any state or federal regulatory requirements in connection with the merger.

Dissenters' Rights (see page 52)

         o        Watkins transaction


         Under Section 623 of the New York Business Corporation Law or NYBCL, and assuming that the Watkins transaction is consummated, you will have the right to receive the "fair value" of your REXX common stock shares by filing with REXX a written objection to the Watkins transaction before the vote of shareholders on the Watkins transaction is taken and by otherwise complying with the provisions of Section 623 of the NYBCL, including not voting your shares in favor of the Watkins transaction. A vote against the Watkins transaction does not constitute the required written objection and a failure to vote against the Watkins transaction does not constitute a waiver of a shareholder's appraisal rights under the NYBCL. A copy of the text of Section 623 of the NYBCL is attached to this proxy statement as Appendix C.

         o        Newtek/REXX merger


         REXX shareholders are not entitled to appraisal rights under New York law in connection with the Newtek/REXX merger.


Accounting Treatment (see page 69)


         The Watkins transaction will be accounted for as a stock sale for accounting and financial reporting purposes.


         The Newtek/REXX merger will be accounted for as a purchase for financial reporting purposes.


Newtek common stock is freely transferable by non-affiliates (see page 70)


         Newtek common stock issued in the Newtek/REXX and Newtek/BJB Holdings mergers will be freely transferable by shareholders unless they are deemed to be an affiliate of REXX or Newtek under applicable federal securities laws. Generally, affiliates include directors, certain executive officers and 10% or greater shareholders.


Conditions that must be satisfied for the Newtek/REXX merger to occur (see page 68)


         Completion of the Newtek/REXX merger is subject to various conditions which include:

         o        the sale of Watkins by REXX;
         o receipt by Newtek and REXX of all consents and approvals necessary to permit completion of the merger;
         o receipt by Newtek and REXX of opinions meeting the conditions contained in the merger agreement; and
         o satisfaction of other usual conditions. Under the terms of the Newtek/REXX merger agreement, the conditions to the merger generally may be waived by Newtek or REXX, as applicable.

Termination of the Newtek/REXX merger agreement (see page 68)


         REXX and Newtek can agree at any time prior to the effective time to abandon the merger and terminate the Newtek/REXX merger agreement. If the REXX shareholders fail to approve the sale of Watkins by REXX, unless waived by Newtek, or fail to approve the merger agreement, the Newtek/REXX merger may not proceed.

No Opinion of Financial Advisor


         The REXX board of directors concluded not to engage a financial advisor to render an opinion as to the fairness to REXX shareholders of the Watkins transaction or Newtek/REXX merger.


             SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION


Selected Historical Consolidated Financial Information of REXX


         In the following table, REXX provides selected financial data as of and for the years ended December 31, 1995 through 1999 and the three months ended March 31, 1999 and 2000. REXX derived the information as of and for the years ended December 31, 1995 through 1999 from its audited financial statements, although the table itself is not audited. REXX derived the March 31, 2000 and 1999 information from its unaudited interim financial statements appearing in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000. The following data should be read together with REXX's financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which are incorporated by reference in this proxy statement/prospectus from REXX's Annual Report on Form 10-K, as amended on Form 10-K/A, for the fiscal year ended December 31, 1999 and REXX's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.


             Selected Historical Consolidated Financial Data of REXX
                  (In thousands, except for per share amounts)


                                              Three Months Ended
                                                   March 31,                            Years Ended December 31,
                                            --------------------      --------------------------------------------------------
                                              2000        1999          1999        1998        1997        1996        1995
                                            --------    --------      --------    --------    --------    --------    --------
Statements of Operations Data:

Revenues                                    $  4,007    $  3,500      $ 15,895    $ 13,743    $  2,298    $     75    $     38

Gross Profit                                     925         414         3,021       3,419         962          75          38

General and administrative expenses              841         960         3,433       3,859       1,226         531         215

Income (loss) from operations                     84        (546)         (412)       (440)       (264)       (456)       (177)

Other expenses (income) - net                    (97)        (67)          315         101        (145)       (247)       (121)

Net loss                                    $    (13)   $   (613)     $   (736)   $   (496)   $   (167)   $ (1,310)   $  (6,839)

Weighted average shares outstanding
basic and diluted                              2,468       2,468         2,468       2,468       2,137       2,058       2,058

Earnings per share basic and diluted        $   (.01)   $   (.25)     $   (.30)   $   (.20)   $   (.08)   $   (.64)   $  (3.32)





                                      As of                      As of December 31,
                                    March 31,     -------------------------------------------------
                                      2000         1999        1998       1997       1996     1995
                                    ---------     ------     --------   --------    ------    -----

Balance Sheet Data:

Working capital                     $   230      $   415     $   943   $ 1,469   $ 4,736   $ 6,046

Net property and equipment            1,476        1,378       1,487       718         0         0

Goodwill - net                        2,650        2,703       2,914     3,125         0         0

Total assets                          9,679        8,617      10,422     9,055     6,880     9,115

Long-term debt                          498          606         738       180         0         0

Shareholders' equity                $ 3,894      $ 3,907     $ 4,643   $ 5,139   $ 4,736   $ 6,046



Selected Historical Combined Financial Information of Newtek


         In the following table, Newtek provides selected financial data on a combined basis as of December 31, 1998 and 1999 and March 31, 2000, and for the period ended December 31, 1998, the year ended December 31, 1999 and the three months ended March 31, 1999 and 2000. Newtek derived this information as of and for the period ended December 31, 1998 and as of and for the year ended December 31, 1999 from its audited financial statements appearing elsewhere in this proxy statement/prospectus although the table itself is not audited. Newtek derived the March 31, 2000 and 1999 information from its unaudited interim financial statements which appear elsewhere in this proxy statement/prospectus.

         All historical information, other than pro forma information, is based upon the historical information of the Newtek subsidiaries then in existence, and all of which information precedes the Newtek/BJB Holdings and the Newtek/REXX mergers. The following data should be read together with Newtek's audited financial statements as of December 31, 1998 and 1999, and for the period ended December 31, 1998 and the year ended December 31, 1999, Newtek's unaudited interim financial statements as of March 31, 2000, and for the three months ended March 31, 1999 and 2000, and "Newtek's Management's Discussion and Analysis of Financial Condition and Results of Operations" which appear elsewhere in this proxy statement/prospectus.


              Selected Historical Combined Financial Data of Newtek
                  (In thousands, except for per share amounts)


                                                   Three Months Ended
                                                         March 31,              Year Ended             Period Ended
                                                 -----------------------        December 31,            December 31,
                                                    2000        1999                1999                    1998
                                                    ----        ----            ------------           -------------

Statements of Operations Data:

Operating revenues and interest income          $     601      $    437            $11,882                 $ 598

Operating expenses                                  1,958           190              3,860                   556

Net income (loss) before extraordinary gain
on defeasance of debt and minority interest        (1,357)          247              8,022                    42

Extraordinary gain on defeasance of debt               --            --                924                    --

Net income (loss) before minority interest         (1,357)          247              8,946                    --

Minority interest                                    (545)           32              3,521                   (34)

Net income (loss)                                    (812)          216              5,425                    76




Pro Forma Information:

Weighted average shares outstanding                18,482        18,250             18,250                18,250

Net income per share                            $    (.04)    $     .00               $.30                  $.01

Balance Sheet Data:


                                             As of                As of                 As of
                                           March 31,           December 31,         December 31,
                                             2000                  1999                 1998
                                       -----------------     -----------------      -----------

Working capital (1)                       $27,786               $31,442                $1,735

Furniture, fixtures and equipment, net         12                     9                    11

Total assets                               54,820                54,645                 3,920

Debt (2)                                    6,620                 6,619                 2,612

Minority interest                           5,393                 5,938                   190

Members' equity                             8,896                 8,309                   841

------------------

(1) Working capital is defined as cash and cash equivalents plus prepaid insurance and prepaid expenses, less accounts payable and accrued expenses, note payable - bank, loans payable-members and note payable - other.

(2) Debt is defined as notes payable - certified investors and notes payable - insurance.

       SELECTED UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA


         The following selected unaudited pro forma condensed consolidated financial data gives effect to the mergers. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The selected unaudited pro forma condensed consolidated financial data are presented for illustrative purposes only and are not necessarily indicative of the operating results or financial condition of the combined company that would have occurred had the mergers occurred at the beginning of the period presented, nor are the selected unaudited pro forma condensed consolidated financial data necessarily indicative of future operating results or financial position of the combined company. The selected unaudited pro forma condensed consolidated financial data have been derived from and should be read together with the Unaudited Pro Forma Condensed Consolidated Financial Data and the related notes included elsewhere in this proxy statement/prospectus, with the consolidated financial statements of REXX, which are incorporated by reference and the financial statements of Newtek for the year ended December 31, 1999 and the unaudited three months ended March 31, 2000, which appear elsewhere in this proxy statement/prospectus. (In thousands, except per share data.)


                                               Three Months Ended                Year Ended
                                                 March 31, 2000              December 31, 1999
                                               ----------------------        -----------------
Income Statement Data
Operating revenues and interest income                $    601                  $ 11,890
Operating expenses                                         987                     2,138
Interest expense                                         1,157                     2,439
Income (loss) before minority interest and
extraordinary item                                      (1,543)                    7,313
Extraordinary gain on defeasance of debt                  --
                                                                                     924
Income from continuing operations                         (998)                    2,615

Earnings per share - basic
Income (loss) from continuing operations              $   (.05)                 $    .13

Earnings per share - diluted
Income (loss) from continuing operations                     $                  $    .13
                                                                                    (.05)

Balance Sheet Data
Total assets                                          $ 56,081

Capitalization:
     Debt                                                6,620
     Minority interest                                   5,394
     Shareholders' equity                                7,410
                                                      --------
Total capitalization                                  $ 19,424
                                                      ========
Book value per share                                  $    .35
                                                      ========


See Notes to Unaudited Pro Forma Condensed Consolidated Financial Information, beginning on page 116.

                       SELECTED COMPARATIVE PER SHARE DATA


         The following table sets forth selected historical per share data for REXX, selected unaudited pro forma per share data for REXX giving effect to the Watkins transaction, selected unaudited historical per share data for Newtek, and selected pro forma data for Newtek giving effect to the Newtek/REXX merger and the Newtek/BJB Holdings merger. The pro forma data does not necessarily indicate the Newtek actual financial or future operating results or what would have occurred or will occur upon completion of the Watkins transaction and the mergers. The information shown below should be read together with the consolidated financial statements of REXX and the combined financial statements of Newtek for the year ended December 31, 1999 and the unaudited three months ended March 31, 2000 and the notes to those financial statements included or incorporated by reference in this proxy statement/prospectus and the selected pro forma financial data included elsewhere in this proxy statement/prospectus.


                        Comparative Per Share Information

                                                              As of and for the Three Months Ended
                                                                         March 31, 2000
                                           ---------------------------------------------------------------------------
                                                                     REXX                              Newtek/REXX
                                                  REXX             Pro Forma           Newtek           Pro Forma
                                               Historical         Continuing         Historical         Continuing
                                              Consolidated      Operations (a)    Consolidated (b)    Operations (c)
                                              ------------      --------------    ----------------    --------------


         Book value per share                 $   1.58                   0           $   .48            $   .35
    Cash dividends declared per share                 0                   0                 0                  0
       Net income (loss) per share             $   (.01)           $   (.08)         $   (.04)          $   (.05)
  Average number of shares outstanding        2,467,576           2,467,576        18,482,142         20,949,718


                                                             As of and for the Twelve Months Ended
                                                                       December 31, 1999
                                           ---------------------------------------------------------------------------
                                                                     REXX                              Newtek/REXX
                                                  REXX             Pro Forma           Newtek           Pro Forma
                                               Historical         Continuing         Historical         Continuing
                                              Consolidated      Operations (a)    Consolidated (b)    Operations (c)
                                              ------------      --------------    ----------------    --------------


          Book value per share                 $   1.58                   0          $    .45           $    .35
    Cash dividends declared per share                 0                   0                 0                  0
       Net income (loss) per share             $   (.30)          $    (.26)         $    .30           $    .13
  Average number of shares outstanding        2,467,576           2,467,576        18,250,000         20,717,576



------------

         (a) Reflects the proposed sale of Watkins Contracting, Inc. and the costs and expenses associated with the transaction.

         (b) As Newtek was not in existence at the dates shown, historical information for Newtek represents the combination of the subsidiary companies which were in existence as of the dates shown, which have been derived from the unaudited financial statements of Newtek at March 31, 2000 and the audited financial statements of Newtek at December 31, 1999. Newtek share and per share information is presented on a pro forma basis.

         (c) Reflects the Newtek/REXX merger and the Newtek/BJB Holdings merger and the costs and expenses associated therewith.

                                  RISK FACTORS


         In considering whether to approve the Newtek/REXX merger agreement and receive Newtek common stock, REXX and BJB shareholders should consider the following risk factors:

Risks about the Newtek/REXX merger:

Because REXX's ability to use its net operating loss carryforwards will be lost or limited as a result of the merger with Newtek, the amount of potential income tax liability will increase.

         As a result of the Newtek/REXX merger, REXX and Newtek will be limited in the use of REXX's net operating loss carryforwards. Currently, REXX has approximately $12 million in loss carryforwards and will have approximately $15 million following the sale of Watkins. After the Newtek/REXX merger, or any other change in control, the income sheltering use of the loss carryforwards will be substantially unavailable. Assuming sufficient income, the maximum potential tax savings to REXX of approximately $5 million represented by these loss carryforwards exceeds the $845,000 pro forma estimated book value of REXX subsequent to the Watkins sale. The potential tax savings to REXX also exceeds the approximately $1,230,000 pro forma book value of the Newtek stock to be issued to REXX shareholders as a result of the Newtek/REXX merger.

REXX's common stock will be subject to delisting and to diminished liquidity if REXX shareholders approve the Watkins sale and the Newtek/REXX merger is not consummated.

         REXX will be subject to delisting on the American Stock Exchange in the event it has sold Watkins and it has no ongoing operations. REXX's shareholders would experience difficulty trading their common stock and they may ultimately experience a decline in the common stock price. Because REXX's common stock would no longer be listed or have an established trading market, alternative business opportunities may be difficult to pursue.

Risks relating to Newtek:

This section describes risks relating to Newtek and its business operations. Other material risks relating to Newtek's partner companies and to the Internet industry are more fully described below under "Risks relating to Newtek's Partner Companies" and "Risks Relating to the Internet Industry".

Because Newtek has a limited operating history, your investment decision will be based on limited available Newtek information.

         Newtek has primarily engaged in the creation and operation of certified capital companies or capcos, and Newtek has a limited operating history as an Internet holding company upon which you may evaluate its business and prospects. Newtek's business and prospects must be considered in view of the risk, expense and competition frequently encountered by companies in early stages of development, particularly companies in new and rapidly evolving markets such as e-commerce.

Newtek incurred a net loss of $2,246,000 for the six months ended June 30, 2000, and Newtek and its partner companies may never become profitable.

         There is a risk that Newtek and its partner companies may never become profitable. Newtek incurred a net loss of approximately $812,000 for the three months ended March 31, 2000, and a net loss of $2,246,000 for the six months ended June 30, 2000. In addition, Newtek reported negative cash flows from operating activities for each of 1999 and the three months ended March 31, 2000. Newtek's partner companies are, and Newtek expects that its future partner companies will be, in early stages of development and will have limited or no revenues. Because e-commerce companies, even if successful, typically generate significant losses while they grow, Newtek does not expect its partner companies to generate income for the foreseeable future, and they may never generate income. Further the income, if any, generated by partner companies will be offset by losses of other partner companies. Moreover, Newtek's continuing acquisition of interests in early stage partner companies may further delay profitability. Newtek's short-term success will depend heavily on the continued operations of its capcos.

Because Newtek is significantly smaller than the majority of its competitors, it may lack the financial resources needed to capture increased market share or expand its business.

         Many of Newtek's current and potential competitors have longer operating histories, greater name recognition and substantially greater operational, financial, marketing and other resources than Newtek. If capital markets were to weaken for an extended period of time, Newtek's larger competitors might then have easier access to expand their businesses. Therefore, they may be able to respond more quickly than Newtek can to new or changing opportunities, technologies, standards or customer requirements.

If Newtek cannot acquire interests in partner companies, Newtek's business strategy may fail.

         If Newtek cannot acquire interests in attractive partner companies on reasonable terms, Newtek's business strategy may not succeed. Newtek may be unable to acquire an interest in businesses for a number of reasons, including:

         o a lack of capital sufficient to acquire an interest in the company;

         o incompatibility of vision and strategy between Newtek and a business;

         o a failure to agree on terms of the acquisition, such as extent or price of acquisition;

         o        competition from other acquirors; or

         o        the unwillingness of the company to partner with Newtek.

         These factors create the possibility that Newtek may not be able to compete effectively with current or future competitors, and these competitors may limit Newtek's opportunities to acquire interests in new partner companies.

Because Newtek's common stock has never been publicly traded, the price may fluctuate significantly and a market may not develop for its shares.

         Prior to this offering, there has been no public market for Newtek common stock. An active trading market may not develop after the closing of the Newtek/REXX merger or, if developed, may not be sustained.

The value of Newtek's common stock could be adversely impacted by the performance of its partner companies, aspects of which may be outside the control of Newtek.

         Each of Newtek's partner companies may be impacted by economic, governmental, industrial and internal company factors outside the control of Newtek. If Newtek's partner companies do not succeed, the value of Newtek assets and the price of Newtek stock would decline.

Because Newtek's capcos are subject to various state law requirements, a failure of any of them to meet these requirements could subject the capco and Newtek shareholders to serious financial consequences.

         Decertification of all or substantially all of Newtek's capcos would result in material loss to Newtek and its shareholders. In general, capcos issue debt and equity instruments, generally warrants, to insurance company investors and the capcos then acquire interests in companies in accordance with applicable state statutes. In return, the states issue tax credits to the capcos, which are available to and used by the insurance company investors to reduce their state tax liabilities. In order to maintain its status as a capco and to avoid the recapture of the tax credits granted, each capco must meet a number of state requirements. A key requirement in order to continue capco certification is that a capco must comply with minimum investment schedules that benchmark both the timing and type of required investments. A final loss of capco status, that is decertification as a capco, results in loss of the tax credits.

Losses by the capcos due to investments in riskier early stage, start up and high growth businesses could make it significantly more difficult for the capcos to meet minimum state statutory investment benchmarks and thus subject the capcos to decertification as a capco and further financial loss.

         In accordance with Newtek's investment objectives, it and the capcos will acquire interests in early stage, technology-oriented companies which are riskier than some other investments. If significant losses occur due to these investments, one or more of the capcos could find that it has diminished resources with which to meet applicable minimum investment benchmarks. If Newtek fails to meet minimum investment benchmarks it is likely that shareholders would experience significant losses. If additional funds could not be made available to the capco for investment purposes by Newtek or from other sources, it is possible that the capco's certified status could be withdrawn. This could require that the capco make compensatory payments to its investors or suffer the assumption of control of the capco by the capco insurer.

In the event of a threat of decertification by a state, the capco insurer would be authorized to assume up to complete control of a capco which would likely result in financial loss to the capco and possibly Newtek and its shareholders.

         Under the terms of insurance purchased by the capcos for the benefit of the investors, the capco insurer would be authorized, in the event of a threat of decertification by a state, to assume up to complete control of a capco so as to avoid final decertification and interest payments. While avoiding final decertification, control by the insurer would result in significant disruption of the capco's business and likely result in financial loss to the capco and possibly Newtek and its shareholders.

In the absence of funds from sources other than the capcos, Newtek's ability to make investments in partner companies will be limited to those permissible to the capcos.

         Absent other funding sources, Newtek's ability to invest in or acquire partner companies is limited to investments permissible to the various capcos, and Newtek may be required to forego attractive or desirable partner company investments, which in turn could adversely affect or prevent Newtek's implementation of its business strategy. In the programs under which the capcos operate, investments may only be made in the state in which the particular capco operates and the target company must meet certain requirements, as to size, employment of state residents and possible relocation. As investment benchmarks are met, the programs provide for elimination of this limitation.

In the absence of the adoption of new capco programs, Newtek will be unable to derive any income from tax credits.

         Virtually all of Newtek's income for the year ended December 31, 1999, was derived from the recognition of income related to tax credits available under current certified capital company programs in which it participates. Newtek will recognize additional income over the next four to ten years from these programs. Thereafter, unless additional capco programs are adopted and Newtek is able to participate in them, Newtek will derive no income from this source. The adoption of new state capco programs in the future could be materially and adversely affected by adverse changes in the current relatively good economic conditions. When an adverse change occurs, the willingness of state governments to provide capco tax credits could be materially diminished. In the absence of such income, Newtek would have incurred losses of approximately $5,540,000 for the year ended December 31, 1999 and $922,000 for the three months ended March 31, 2000.

Because Newtek's method of recognition of income derived from the capco tax credits causes most or all such income to be received in early years of the programs, in the absence of income from other sources, Newtek and its capcos could sustain material losses in later years.

         In all capco programs, a majority of Newtek's income from the delivery of tax credits will be recognized no later than five years into the ten-year programs. In the absence of income from other sources, Newtek and its capcos could sustain material losses. Despite the cessation of tax credit income, Newtek will continue to incur costs for the administration of the capcos and will not have any tax credit income, which thus far has been its only source of income, to offset the costs.

Because Newtek's business strategy requires partner companies to share relevant information which may be confidential, Newtek and competing partner companies may be unable to benefit from their sharing of relevant information, and Newtek's business strategy may not succeed.

         Newtek's business strategy depends on its ability to share relevant information within its network of partner companies, while at the same time maintaining appropriate confidentiality. If competition develops among these partner companies, Newtek and its partners may be unable to benefit fully from their sharing of information. If Newtek cannot convince partner companies of the value of its business model, Newtek's ability to attract new companies will be adversely affected, and its strategy of building a collaborative network may not succeed.

         Newtek could compete with some of its partner companies, and some of its partner companies could compete with each other for Internet related opportunities.

Because Newtek depends on its ability and the ability of its partner companies to attract and retain key personnel, any loss of, or inability to attract these personnel could adversely affect Newtek.

         Newtek's success depends upon the continued service of each member of its senior management and upon its ability and the ability of its partner companies to attract and retain qualified personnel. Competition for qualified employees is intense. If Newtek or its partner companies lose the services of key personnel or officers, or are unable to attract additional qualified personnel, the business, financial condition, results of operations and cash flows, could be materially adversely affected. It can take a significant period of time to identify and hire personnel with the combination of skills and attributes required in carrying out Newtek's strategy. Newtek has employment agreements only with Messrs. Sloane, Wasserman and Rubin, and Newtek does not currently maintain key-man life insurance policies on any of these individuals.

Because expenses are expected to increase as Newtek establishes an infrastructure to implement its business strategy, Newtek may incur additional losses in the future.

         Because Newtek's expenses are expected to increase as Newtek builds an infrastructure to implement its business strategy, Newtek may incur additional losses in the future. For example, Newtek expects to hire additional employees and expand existing systems. In addition, Newtek plans to:

         o        broaden partner company support capabilities;
         o        explore acquisition opportunities and alliances; and
         o        facilitate business arrangements among partner companies.

Because there will be three controlling shareholders who will own approximately 83% of Newtek common stock, other shareholders will have no effective voting power or control over its affairs or decisions.

          After the Newtek/REXX merger, Newtek's management group will hold approximately 83% of the issued and outstanding shares of common stock, and REXX shareholders will own approximately 12% of Newtek. REXX shareholders will effectively have no control over Newtek's operations or future business decisions. Newtek's management control over Newtek's affairs, will include the power to:

         o        elect directors;
         o        appoint management; and
         o approve action that usually requires shareholder authorization, including the adoption of amendments to the articles of incorporation and approval of mergers or sales of substantially all of Newtek's assets.

Because Newtek expects to issue additional securities, shareholders are subject to dilution of their ownership.

         Following consummation of the REXX and Newtek mergers, management of Newtek expects to raise additional capital or issue additional shares of common stock. Any additional issuance would likely dilute shareholders' ownership interest in Newtek and may have an adverse impact on the price of Newtek common stock. In addition, shares issued under Newtek's stock option plan will also dilute shareholders' ownership interest.

         o It is expected that two individuals will exercise their rights to acquire up to 250,000 shares of BJB Holdings common stock before completion of the Newtek/REXX merger, which will thereafter be exchanged for an equal number of Newtek shares.
         o During the first five months of 2000, BJB Holdings privately placed a total of 264,285 shares of its common stock which will also be exchanged for an equal number of Newtek shares.

         o Newtek management has held extensive discussions with securities underwriters regarding a private placement of up to
                  3.5 million shares of Newtek common stock to institutional investors, but no agreement for the transaction has been entered into.
         o Newtek intends to explore the possibility of exchanging outstanding warrants for equity interests in its capcos held by insurance company investors for warrants in capital stock of Newtek.
         o Newtek is considering various transactions for the acquisition of additional partner companies which may result in the issuance of options by Newtek, either in exchange for previously issued BJB Holdings options or directly in transactions following completion of the merger. Only one transaction is currently in active negotiation, which would result in the issuance of options to acquire up to 85,000 BJB Holdings shares. These options, if granted, would be assumed by Newtek after the merger.


If Newtek is deemed to be an investment company under the Investment Company Act of 1940, Newtek will not be able to execute successfully its business strategy, and if Newtek fails to comply with the requirements of this Act, Newtek will be prohibited from engaging in business or selling its securities, and could be subject to civil and criminal actions for doing so.

         There is a risk that the Securities and Exchange Commission or a court might conclude that Newtek falls within the definition of investment company, and unless an exclusion were available, Newtek would be required to register under the Investment Company Act of 1940. Compliance with the Investment Company Act, as a registered investment company, would cause Newtek to alter significantly its business strategy, impair its ability to operate as planned and seriously harm its business. If Newtek fails to comply with the requirements of this Act, it would be prohibited from engaging in business or selling its securities, and could be subject to civil and criminal actions for doing so. In addition, Newtek's contracts would be voidable and a court could appoint a receiver to take control of and liquidate its business.

         Companies that are publicly offered in the U.S. and which (1) are, or hold themselves out as being, engaged primarily or proposing to engage primarily in the business of investing, reinvesting or trading in securities, or (2) own or hold investment securities exceeding 40% of the value of their total assets (adjusted to exclude U.S. government securities and cash) and are engaged in the business of investing, reinvesting, owning, holding or trading in securities, are considered to be investment companies under the Investment Company Act. Unless an exclusion from registration were available or obtained by grant of an SEC order, these companies must register under this Act and, thus, become subject to extensive regulation regarding several aspects of their operations.

         The SEC has adopted Rule 3a-1 that provides an exclusion from registration as an investment company if a company meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realizing profits through subsequent sales of these interests. A company satisfies the asset test of Rule 3a-1 if it has no more than 45% of the value of its total assets (adjusted to exclude U.S. government securities and cash) in the form of securities other than interests in majority owned subsidiaries and companies which it primarily and actively controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income for its last four fiscal quarters combined from securities other than interests in majority owned subsidiaries and primarily and actively controlled companies.

         Registration under the Investment Company Act would make Newtek subject to the significant restraints on its operations imposed by this Act which are inconsistent with Newtek's strategy of participating in the management and development of partner companies. Newtek either owns at least 50% of the outstanding voting securities of these companies or more than 25% of their outstanding voting securities and has a degree of control over such companies that is greater than any other investor. Newtek cannot feasibly operate its business as a registered investment company.

         If Newtek is required to register as an investment company under the Investment Company Act, Newtek will be forced to comply with substantive requirements under the Act, including:

         o        limitations on its ability to borrow;

         o        limitations on its capital structure;

         o restrictions on acquisitions of interests in partner companies;

         o        prohibitions on transactions with affiliates;

         o        restrictions on specific investments; and

         o compliance with reporting, record-keeping, voting, proxy disclosure and other rules and regulations.

If to avoid registration under the Investment Company Act, Newtek is forced to sell, buy or retain assets against its wishes, Newtek may be prevented from successfully executing its current business strategy and the strength of its collaborative network could be adversely affected.

         To avoid registration under the Investment Company Act, Newtek may need to sell assets which it would otherwise want to retain, and may be unable to sell assets which it would otherwise want to sell. If Newtek were forced to sell assets, it may not receive maximum value for its position. If Newtek were forced to acquire additional, or to retain existing, income-generating or loss-generating assets which it would not otherwise have acquired or retained, it may need to forego opportunities to acquire interests in attractive companies that would benefit its business. If Newtek were forced to sell, buy or retain assets in this manner, it may be prevented from successfully executing its current business strategy and the strength of its collaborative network could be adversely affected.

         Newtek's ability to sell partner company interests to generate income or to avoid regulation under the Investment Company Act may be limited; especially where there is no public market for a partner company's stock. Market, regulatory, contractual and other conditions largely beyond Newtek's control will affect:

         o        its ability to sell its interests in partner companies;

         o        the timing of these sales; and

         o        the amount of proceeds from these sales.

         If Newtek divests all or part of its interest in a partner company, it may not receive maximum value for that interest, and it may sell the interest for less than the amount it paid to acquire it or at less than its maximum value. Even if a partner company has publicly-traded stock, Newtek may be unable to sell its interest in that company at then-quoted market prices. In addition, Newtek may be required to buy assets in order to avoid excessive income from non-controlled businesses, or it may be required to ensure that it retains a more than 25% ownership interest in a partner company after an equity offering.

Newtek cannot operate as an investment company registered under the Investment Company Act and, if an exemption from registration is requested, it may not be granted, and Newtek would be prevented from successfully executing its current business strategy.

         If Newtek were deemed to be an investment company and could not rely on any statutory or regulatory exclusion under the Investment Company Act, it must either register under this Act or seek an administrative exemption from Investment Company Act regulation. Newtek cannot feasibly operate its business as a registered investment company. If an exemption is requested, it may not be granted to Newtek, and Newtek would be prevented from successfully executing its current business strategy.

Risks relating to Newtek's Partner Companies

Because Newtek acquires interests in private, non-reporting early stage and start-up companies, shareholders will have limited or no information about the operations and financial results of these companies.

         Separate financial statements or additional disclosure relating to the partner companies will be provided by Newtek only to the extent required by applicable accounting requirements and may not be otherwise available to shareholders. Shareholders may have difficulty evaluating the results of Newtek's individual partner companies. If Newtek's strategy does not result in successful business ventures, the value of its assets and the price of its common stock would likely decline. This risk is increased due to Newtek's plan to concentrate on the acquisition of early stage, technology-oriented companies.

If Newtek and its partner companies are unable to obtain the resources required by the partner companies for their growth and development, the partner companies will be highly susceptible to failure, which would directly affect Newtek's profitability and value.

         If Newtek and its partner companies are unable to obtain the resources the partner companies require for their growth and development, the partner companies will be highly susceptible to failure, which would directly affect Newtek's profitability and value. Early-stage businesses often fail due to their limited material and human resources. The success of Newtek's business model is dependent upon the ability of the partner companies, with assistance from Newtek, to arrange for the managerial, capital and other resources which they usually require in order to become and remain profitable.

The success of Newtek's partner companies depends on the development of the Internet, which is uncertain.

         If widespread commercial use of the Internet does not develop, or if the Internet does not develop as an effective medium for providing products and services, Newtek's partner companies may not succeed.

         Newtek's long-term success depends on widespread market acceptance of the Internet. A number of factors could prevent acceptance of the Internet, including:

         o the unwillingness of businesses to shift from traditional processes to e-commerce processes;
         o the necessary network infrastructure and telecommunications services for substantial growth in usage of e-commerce may not develop adequately;
         o increased government regulation or taxation of e-commerce may adversely affect its viability; and
         o        the security of e-commerce transactions.

Newtek's partner companies may fail if their competitors provide superior Internet-related offerings or continue to have greater resources.

         Competition for Internet products and services is intense, and is expected to continue to intensify. Barriers to entry are minimal, and competitors can offer products and services at a relatively low cost. Our partner companies' competitors may develop Internet products or services that are superior to, or have greater market acceptance than, the solutions offered by its partner companies. If Newtek's partner companies are unable to compete successfully against their competitors, they may fail.

         Many of Newtek's partner companies' competitors have greater brand recognition and greater financial, marketing and other resources than its partner companies. Newtek's partner companies may be at a disadvantage in responding to competitors' initiatives.

At the time that Newtek or its partner companies require capital in excess of funds available through the capco programs, they will be dependent on their ability to access the capital markets from which they may be excluded, and they then may lack the resources necessary to grow, become profitable or execute their business strategy.

         The inability to raise funds in the capital markets may result in a material loss to Newtek and its partner companies. To the extent permissible under applicable state laws, Newtek intends to utilize the capco programs to fund the growth and operations of its partner companies. If these funds are not available or are available but not sufficient, Newtek or its partner companies will have to access the private or public capital markets from which they, as new and unprofitable Internet and high technology companies, may be excluded. In recent months, the capital markets for Internet and high technology companies generally have weakened and may remain so for an extended period of time. If access to these markets is not available or is available but on unacceptable terms, Newtek and its partner companies may lack the funds necessary to expand their operations, become profitable or execute their business strategy.

To the extent that Newtek's partner companies grow rapidly, and as Newtek acquires more and larger interests in partner companies, the resources Newtek allocates to assist its partner companies may become strained.

         Newtek may have difficulty assisting partner companies in managing their growth if the partner companies grow rapidly or if Newtek acquires more and larger interests in partner companies. In addition, Newtek may be unable to convince its partner companies to adopt Newtek's strategies for managing their growth.

Risks Relating to the Internet Industry

Concerns regarding security of transactions and transmitting confidential information over the Internet may result in a loss of business and potential legal expenses.

         Newtek believes that concerns regarding the security of confidential information transmitted over the Internet prevent many potential customers from engaging in online transactions. If Newtek's partner companies that depend on online transactions do not add sufficient security features to their future product releases, their products may not gain market acceptance or there may be additional legal exposure to them.

         The infrastructure of each partner company is potentially vulnerable to physical or electronic break-ins, viruses or similar problems. If a person circumvents the security measures imposed by any one of Newtek's partner companies, he or she could misappropriate proprietary information or cause interruption in operations of the partner company. Security breaches that result in access to confidential information could damage the reputation of any one of Newtek's partner companies and expose the partner company affected to a risk of loss or liability. Some of Newtek's partner companies may be required to make significant investments and efforts to protect against or remedy security breaches. Additionally, as e-commerce becomes more widespread, Newtek's partner companies' customers will become more concerned about security. If Newtek's partner companies are unable to address these concerns adequately, they may be unable to sell their goods and services.

Rapid technological changes may prevent Newtek's partner companies from remaining current with their technical resources and maintaining competitive product and service offerings.

         The markets in which Newtek's partner companies operate are characterized by rapid technological change, frequent new product and service introductions and evolving industry standards. Significant technological changes could render their existing Web site technology or other products and services obsolete. The e-commerce market's growth and intense competition exacerbate these conditions. If Newtek's partner companies are unable to respond successfully to these developments or do not respond in a cost-effective way, Newtek's business, financial condition and operating results will be adversely affected. To be successful, Newtek's partner companies must adapt to their rapidly changing markets by continually improving the responsiveness, services and features of their products and services and by developing new features to meet the needs of their customers. Newtek's success will depend, in part, on Newtek's partner companies' ability to license leading technologies useful in their businesses, enhance their existing products and services and develop new offerings and technology that address the needs of their customers. Newtek's partner companies will also need to respond to technological advances and emerging industry standards in a cost-effective and timely manner.

Government regulations and legal uncertainties may place financial burdens on Newtek's business and the businesses of Newtek's partner companies.

         There are currently few laws or regulations directed specifically at e-commerce. However, because of the Internet's popularity and increasing use, new laws and regulations may be adopted. These laws and regulations may cover issues such as the collection and use of data from Web site visitors and related privacy issues, pricing, content, copyrights, online gambling, distribution and quality of goods and services. The enactment of any additional laws or regulations may impede the growth of the Internet and e-commerce, which could decrease the revenue of Newtek's partner companies and place additional financial burdens on Newtek's business and the businesses of partner companies.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS


         Some of the information in this proxy/prospectus, including the above risk factors section, contains "forward-looking statements" that involve risks and uncertainties. "Forward-looking statements" are statements that relate to future events or our future financial performance. In many cases, forward-looking statements can be identified by terminology such as:

          o        may
          o        will
          o        should
          o        expects
          o        plans
          o        anticipates
          o        believes
          o        estimates
          o        predicts
          o        potential
          o        continue
          o or the negative of these terms and other comparable terminology.

         Undue reliance should not be placed on these statements, which speak only as of the date that they were made. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described above and elsewhere in this proxy statement/prospectus. Neither Newtek nor REXX undertakes any obligation to publicly update any revisions to forward-looking statements after completion of the Watkins transaction or the Newtek/REXX merger to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

         Newtek and REXX believe it is important to communicate their expectations to investors. However, there may be events in the future that we are not able to predict accurately or over which we have no control. The risk factors listed above, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described in the forward-looking statements. Before you determine how to vote at the annual meeting, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this proxy statement/prospectus could have a material adverse effect on the business, operating results and financial condition of Newtek and/or REXX.


                             THE REXX ANNUAL MEETING


         The REXX board of directors is providing this proxy statement/prospectus to you in connection with the solicitation of proxies for use at the annual meeting of REXX shareholders and at any adjournments or postponements of the annual meeting. At the annual meeting, you will be asked to consider and vote on:

o        election of five individuals to serve as directors of REXX;
o        approval of the Watkins transaction; and
o        adoption of the Newtek/REXX merger agreement.

         You may also be asked to consider any other business that properly comes before the annual meeting. Each copy of this proxy statement/prospectus mailed to REXX shareholders is accompanied by a proxy card for use in connection with the annual meeting.


         Newtek is also providing this proxy statement/prospectus to you as a prospectus in connection with the offer and sale by Newtek of its shares of common stock as a result of the Newtek/REXX merger.


Meeting Date; Location of Meeting


         The annual meeting will be held at 8:30 a.m. (local time) on September 19, 2000, at the offices of REXX Environmental Corporation located at 445 Park Avenue, New York, New York.


Record Date; Voting Rights; Requirements


         Record Date. REXX's board of directors has fixed August 10, 2000, as the record date for the determination of REXX shareholders entitled to receive notice of, and to vote at, the annual meeting. Accordingly, only REXX shareholders of record at the close of business on the record date will be entitled to notice of, and to vote at, the annual meeting. At the close of business on the record date, there were 2,467,576 shares of REXX common stock entitled to vote at the annual meeting, held by approximately 340 record holders.


         Voting Rights. Each share of REXX common stock outstanding on the record date entitles its holder to one vote on the proposals to approve the Watkins transaction and adopt the Newtek/REXX merger agreement, one vote on the election of directors and one vote on any other proposal that properly comes before the annual meeting.


         Quorum Requirement. A majority of the total voting power of the shares of REXX common stock entitled to vote on the record date is necessary to constitute a quorum at the annual meeting. A quorum is required in order for business to be lawfully conducted at the annual meeting. Accordingly, the presence, in person or by proxy, of holders of 1,233,789 shares of REXX common stock is required for business to be conducted at the annual meeting.

         Vote Required. Under New York law, the affirmative vote of at least two-thirds of the shares entitled to vote on the record date is required to approve the Watkins transaction and the Newtek/REXX merger agreement. Accordingly, we will need the holders of 1,645,051 shares of REXX common stock to vote for the Watkins transaction and adoption of the Newtek/REXX merger agreement. Directors will be elected by a plurality of votes cast.


         Abstentions and Broker Non-Votes. REXX will count shares of REXX common stock present in person at the annual meeting but not voting, and shares of REXX common stock for which it has received proxies but where holders of these shares have abstained, as present at the annual meeting for purposes of determining whether a quorum is present for the transaction of business. Applicable rules provide that brokers who hold shares of REXX common stock in nominee or "street name" for customers who are the beneficial owners of the shares are prohibited from giving a proxy to vote shares held for these customers on the matters to be voted on at the annual meeting, with the exception of the election of directors, without specific instructions from these customers.


         Shares of REXX common stock represented by proxies returned by a broker holding those shares in nominee or "street name" will be counted for purposes of determining whether a quorum exists, even if the shares are "broker non-votes."


         Abstentions from voting and broker non-votes will, in effect, be counted as votes against the approval of the sale of the Watkins transaction and the Newtek/REXX merger agreement.


REXX's board of directors urges each REXX shareholder to complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.


         Voting by REXX's Directors and Executive Officers. On the record date for the annual meeting, Arthur L. Asch, Chairman of the Board and Chief Executive Officer of REXX, owned 371,051 shares of REXX Common Stock and Michael
A. Asch, President, Chief Operating Officer, Treasurer, Chief Financial Officer and a director of REXX, owned 50,000 shares of REXX common stock, individually, and 26,000 shares of REXX common stock, as custodian for his minor children. Messrs. A. and M. Asch have each agreed to vote all of their aggregate 447,051 shares of REXX common stock for approval of the Watkins transaction pursuant to individual shareholders voting agreements entered into with each of the buyers, and Tari Watkins, as trustee under the Tari M. Watkins Revocable Trust, dated March 27, 1998. Ms. Watkins is the former spouse of one of the buyers. On the record date, Hilltop Investment Co., Inc., an assignee of Mr. Barone, owned 200,000 shares of REXX common stock, Mr. Watkins owned 100,000 shares of REXX common stock and the trust owned 100,000 shares of REXX common stock.


         The buyers and the trust have also each agreed to vote their aggregate 400,000 shares of REXX common stock, and have granted Messrs. A. and M. Asch proxies to vote these shares, for approval of the Watkins transaction pursuant to the shareholders agreement. Accordingly, an aggregate 847,051 shares of REXX common stock are committed to vote for approval of the Watkins transaction. In addition, James L. Hochfelder, a director of REXX, and the spouses and a relative of Messrs. A. and M. Asch, who owned an aggregate 100,000 shares of REXX common stock on the record date have indicated to REXX that they each intend to vote for approval of the Watkins transaction. Thus, a total of 947,051 shares of REXX common stock, or approximately 38% of the shares entitled to vote at the annual meeting, are either committed or likely to vote for approval of the Watkins transaction.


         Further, Messrs. A. and M. Asch have agreed to vote all of the aggregate 447,051 shares of REXX common stock owned by them, individually and in the capacity as custodian, for adoption of the Newtek/REXX merger agreement pursuant to voting agreements entered into with Newtek. Under the terms of the shareholder agreements, the buyers and the trust have granted proxies to Messrs.
A. and M. Asch to vote their aggregate 400,000 shares of REXX common stock for adoption of the Newtek/REXX merger agreement. Accordingly, an aggregate 847,051 shares of REXX common stock are committed to vote for adoption of the Newtek/REXX merger agreement. In addition, Mr. Hochfelder and the spouses and a relative of Messrs. A. and M. Asch have each indicated that they intend to vote their aggregate 100,000 shares of REXX common stock for adoption of the Newtek/REXX merger agreement. Thus, a total of 947,051 shares of REXX common stock, or approximately 38% of the shares entitled to vote at the annual meeting, are either committed or likely to vote for adoption of the Newtek/REXX merger agreement.

         Copies of the form of these voting agreements have been filed as exhibits to the registration statement of which this proxy statement/prospectus is a part.


Voting of Proxies


         REXX shareholders may use the proxy card that came with this proxy statement/prospectus if they are unable to attend the annual meeting in person or wish to have their shares voted by proxy even if they do attend the annual meeting. All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner that the proxies specify. If REXX shareholders return proxies without specifying how their proxies are to be voted, their proxies will be voted for the approval of the Watkins transaction, for adoption of the Newtek/REXX merger agreement and for the director-nominees of REXX's board of directors. There are no matters other than voting on the Watkins transaction, adoption of the Newtek/REXX merger agreement and election of directors that are scheduled to be brought before the annual meeting.


         If any other business is brought before the annual meeting, including a motion to adjourn or postpone the annual meeting to another time and/or place for the purpose of soliciting additional proxies in favor of the Watkins transaction, adoption of the Newtek/REXX merger agreement and election of directors or to permit dissemination of information regarding material developments relating to the Watkins transaction, adoption of the Newtek/REXX merger agreement and election of directors or otherwise relevant to the annual meeting, the persons named in the proxy will vote the shares represented by proxies as determined in their discretion.


         If the annual meeting is adjourned for any reason prior to the approval of the Watkins transaction, adoption of the Newtek/REXX merger agreement and election of directors, then the approval of the Watkins transaction, adoption of the Newtek/REXX merger agreement and/or election of directors may be considered and voted on by REXX shareholders at any subsequently reconvened meeting.


Revocation of Proxies


         A REXX shareholder may revoke the shareholder's proxy at any time before it is exercised by:

         o submitting to the Secretary of REXX, before or at the annual meeting, but before the proposal is voted upon, a written notice of revocation or a properly executed proxy of a later date; or

         o        attending the annual meeting and voting in person.

         However, attendance by a REXX shareholder at the annual meeting will not in and of itself constitute a revocation of the shareholder's proxy. REXX shareholders should address any written notice of revocation and other communication about the revocation of proxies to REXX Environmental Corporation, 445 Park Avenue, New York, New York 10022, Attention: Michael A. Asch, President.

Solicitation of Proxies


         This solicitation of proxies is made on behalf of REXX's board of directors. REXX will pay all of the costs of soliciting the proxies and the cost of printing and mailing this proxy statement/prospectus. Newtek will pay the cost of filing the registration statement, of which this proxy statement/prospectus is a part, with the SEC. Proxies may be solicited by officers, directors and employees of REXX, none of whom will receive any additional compensation for their services, but who may be reimbursed for reasonable out-of-pocket expenses in connection with the solicitation.





         In addition, REXX has engaged Georgeson Shareholder Communications Inc. to solicit proxies for a fee of approximately $12,000, including expenses. Solicitations of proxies may be made personally or by mail, telephone, facsimile or messenger. Moreover, REXX may pay persons holding shares of REXX common stock in their names or in the names of nominees, but not owning the shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals.


                    PROPOSAL NUMBER 1 - ELECTION OF DIRECTORS


Security Ownership


         The following table sets forth, as of the record date, the beneficial ownership of shares of REXX common stock by:

         o each person known by REXX to beneficially own 5% or more of the outstanding shares of REXX common stock, based on filings with the SEC and certain other information;
         o        each director of REXX;
         o each current executive officer of REXX for whom information is given in the "Executive Compensation" section below; and
         o        all executive officers and directors of REXX as a group.

         The REXX common stock is the only outstanding class of voting securities of REXX. Except as otherwise indicated, all shares are beneficially owned, and investment and voting power is held by the persons named as owners. Unless otherwise indicated, the address for each beneficial owner listed in the table is c/o REXX Environmental Corporation, 445 Park Avenue, New York, New York 10022 and REXX believes that all persons named in the table have sole voting and investment power with respect to all shares of REXX common stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by that person within 60 days from the date on which beneficial ownership is to be determined upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that stock options and warrants that are held by this person (but not those held by any other person) and which are exercisable within 60 days from the date on which beneficial ownership is to be determined have been exercised.


         Messrs. Barone and Watkins, along with a trust in which Mr. Watkins's former spouse acts as trustee, have each granted Messrs. A. Asch and M. Asch a proxy to vote all of the aggregate 400,000 shares of REXX Common Stock owned by them for (a) approval of the Watkins transaction and (b) all other matters which Messrs. A. Asch and M. Asch have obligated themselves, as REXX shareholders, to vote in favor of. These other matters would include adoption of the REXX/Newtek merger agreement. These proxies expire on August 31, 2000. In connection with the grant of these proxies, Messrs. A. Asch and M. Asch have each agreed to vote the aggregate 447,051 shares of REXX common stock held by them, either individually or as custodian, for (a) approval of the Watkins transaction and
(b) all other matters which Messrs. A Asch and M. Asch have obligated themselves, as REXX shareholders, to vote in favor of.





                                            Amount and Nature                                      Percentage
          Name and Address of                of Common Stock           Amount of Options          Ownership of
           Beneficial Owner                  Directly Owned          Currently Exercisable        Common Stock
           ----------------                  --------------          ---------------------        ------------

Arthur L. Asch.........................         396,051     (1)              30,000                      17.1%

Daren J. Barone........................         200,000     (2)               5,000                       8.3
c/o Watkins Contracting, Inc.
8690 Aero Drive, M321
San Diego, CA  92133

Greg S. Watkins........................         100,000                       5,000                       4.2
c/o Watkins Contracting, Inc.
8690 Aero Drive, M321
San Diego, CA  92133

Michael A. Asch........................          96,000     (3)              50,000                       5.8

James L. Hochfelder....................            5,000                     10,000                        *

Brian A. Wasserman.....................             -0-                      10,000                        *

Joseph Greenberger.....................             -0-                         -0-                       0.0

All executive officers and directors as
a group (8 persons)....................         797,051                     115,000     (4)              35.5%


------------------
*     Less than 1.0%.

(1) Includes 25,000 shares of REXX common stock held by his spouse, which shares Mr. A. Asch disclaims beneficial ownership.

(2) Mr. Barone assigned these 200,000 shares to Hilltop Investment Co., Inc., an affiliate of Mr. Barone.

(3) Includes (a) 26,000 shares of REXX common stock held by Mr. M. Asch as custodian for his minor children, which shares Mr. M. Asch disclaims beneficial ownership and (b) 20,000 shares of REXX common stock held by his spouse, which shares Mr. M. Asch disclaims beneficial ownership.

(4) Includes an additional 5,000 shares of REXX common stock issuable upon exercise of an option granted to another Watkins executive officer under the REXX Option Plan which are exercisable within the next 60 days.

General


         REXX's bylaws provides for a board of directors consisting of not less than three or more than eleven directors. REXX's board of directors currently consists of five directors. These directors are:

         o        Arthur L. Asch
         o        Michael A. Asch
         o        Joseph Greenberger
         o        James L. Hochfelder
         o        Brian A. Wasserman

Director-Nominees


         Each of the current directors of REXX have been nominated by the Nominating Committee of REXX's board of directors for reelection at the annual meeting, to hold office until the earlier of:

         o        REXX's next annual meeting of shareholders to be held in 2000;
                  or
         o        the completion of the Newtek/REXX merger.

         Each REXX director remains in office unless he shall resign, become disqualified, disabled or otherwise be removed from office.


         Shares represented by executed proxies in the form enclosed will be voted, if authority to do so is not withheld, for the election as directors of each of these five individuals, unless this individual(s) shall be unavailable, in which case these shares will be voted for the substitute nominee(s) designated by REXX's board of directors. REXX's board of directors has no reason to believe that any of the five director-nominees will be unavailable or, if elected, will decline to serve.


         Directors will be elected by a plurality of votes cast at the annual meeting.


         The board of directors of REXX recommends a vote for the election of Arthur L. Asch, Michael A. Asch, Joseph Greenberger, James L. Hochfelder and Brian A. Wasserman as directors of REXX at the annual meeting.

Principal Positions and Offices of REXX's Directors and Executive Officers


         REXX has two executive officers, and there are three executive officers of Watkins. Set forth below are the current positions of REXX's directors. REXX's current officers will resign upon completion of the Newtek/REXX merger.




Name                            Age     Positions and Offices with REXX                           Director Since
----                            ---     -------------------------------                           --------------

Arthur L. Asch                  59      Chairman of the Board of Directors and Chief                   1979
                                        Executive Officer.  Member of Executive and
                                        Nominating Committees of the Board Of Directors.
Michael A. Asch                 34      President, Chief Operating Officer, Treasurer                  1996
                                        and Chief Financial Officer.  Member of the
                                        Executive, Compensation and Nominating
                                        Committees of the Board of Directors.
Joseph Greenberger              64      Secretary.  Member of the Executive,                           1979
                                        Nominating, Audit and Stock Option Committees
                                        of the Board of Directors.
James L. Hochfelder             55      Member of the Audit, Compensation and Stock                    1997
                                        Option Committees of the Board of Directors
Brian A. Wasserman              34      Member of the Audit, Compensation and Stock                    1997
                                        Option Committees of the Board of Directors


         Set forth below are the current positions of Watkins' executive officers.

Name                          Age       Positions and Offices with Watkins
----                          ---       ----------------------------------

Greg S. Watkins               35        President.
Daren J. Barone               35        Chief Executive Officer.
John Sullivan, III            33        Chief Financial Officer.

         Set forth below is a brief description of the background of the executive officers and directors of REXX and the executive officers of Watkins, based on information provided by them to REXX.

         Arthur L. Asch has been Chairman of the Board of Directors and Chief Executive Officer of REXX since 1979. Mr. A. Asch served as Chairman of the Oak Hill Sportswear Division of Donnkenny Apparel, Inc., a clothing and accessory manufacturer, importer and marketer, from July 1995 through December 1997. Mr.
A. Asch is the father of Michael A. Asch.

         Michael A. Asch has been President, Chief Operating Officer and Treasurer of REXX since January 1997 and its Chief Financial Officer since March 1994. From March 1994 through December 1996, Mr. M. Asch served as Vice President of REXX. From July 1995 through December 1996, he was Vice President and Chief Financial Officer of the Oak Hill Sportswear Division of Donnkenny Apparel, Inc. Since February 1992, Mr. M. Asch has also served as President and a principal of Anniston Capital, Inc., an investment banking firm. Michael A. Asch is the son of Arthur L. Asch.

         Daren J. Barone has served as Chief Executive Officer of Watkins since November 1997 and as Secretary and Treasurer of Watkins since January 1995. Mr. Barone also served as Sales Manager of Watkins from February 1992 to January 1995.

         Joseph Greenberger has been Secretary of REXX since 1979. Mr. Greenberger has been engaged in the practice of law in New York City since 1962.

         James L. Hochfelder has been the President of Beldoch Industries Corp. (women's apparel) for more than the past ten years.

         John Sullivan, III has served as Chief Financial Officer of Watkins since April 1998. Prior to joining Watkins, he served as Chief Financial Officer of TC Construction Co. for more than five years.

         Brian A. Wasserman is Chief Executive Officer of Wilshire Investors, LLC, Wilshire Louisiana Advisers, LLC, Wilshire Advisers, LLC, Wilshire Partners, LLC and Wilshire New York Advisers II. He is also currently Chief Executive Officer of The Whitestone Group, LLC, which is a full service investment banking and venture capital firm which specializes in identifying and investing in early-stage growth opportunities, fund management, mergers and acquisitions and general corporate finance advisory consulting.

         From December 1997 until December 1999, Mr. Wasserman was the general partner of two private venture capital limited partnerships with very diverse public and private investments. The partnerships had in excess of $30,000,000 in partners' capital and investment holdings. From April 1992 through December 1997, Mr. Wasserman acted as an investment consultant/analyst for these partnerships. From December 1997 until December 1999, Mr. Wasserman was also an investment consultant/analyst for two other private venture capital partnerships with very diverse public and private investments. These partnerships had in excess of $20,000,000 of partners' capital and investment holdings.

         Mr. Wasserman previously founded and was the Chief Financial Officer of First Lawrence Capital Corp., an investment banking firm specializing in mergers and acquisitions for small to medium-sized emerging companies. From December 1997 until November 1999, Mr. Wasserman served on the board of directors of Heuristic Development Group (now know as Virtual Communities Inc.), a company which engaged in the development, marketing, sale and licensing of the Intellifit System, a computerized system which generates personalized exercise prescriptions. Mr. Wasserman currently serves on the board of directors of REXX Environmental Corporation and is also the Managing Member of Sharp Management, LLC, a financial consulting company.

         From April 1992 through September 1998, Mr. Wasserman was the Treasurer of Engex, Inc., a closed-end mutual fund which makes early stage venture capital investments in both public and private companies. The fund generally invests in high technology, biotechnology and early stage pharmaceutical companies. From April 1992 through December 1997, Mr. Wasserman acted as chief financial officer of D.H. Blair Investment Banking Corp., a New York Stock Exchange and NASD member firm, which is an investment banking and merchant banking firm which specializes in public offerings and private placements of early stage and emerging new companies. From September 1987 through April 1992, Mr. Wasserman was an audit/tax manager and a staff investment analyst for PricewaterhouseCoopers LLP. Mr. Wasserman is a Certified Public Accountant in the state of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.


         Greg S. Watkins has served as the President of Watkins since January 1995. Prior to his appointment as President of Watkins, he served as its Secretary and Treasurer (July 1991 to January 1995) and Vice President (June 1992 to January 1995).

Directors' Compensation


         Directors who are not also officers or employees of REXX are paid a director's fee of $10,000 per year. The only directors who received this director's fee from REXX for 1999 were James L. Hochfelder and Brian A. Wasserman. In addition, upon joining REXX's board of directors, each person who is not an employee of REXX is automatically granted under the REXX Option Plan an option to purchase 15,000 shares of REXX common stock at an exercise price per share equal to the then current per share market price of the REXX common stock. Messrs. Hochfelder and Wasserman were each granted an option to purchase 15,000 shares of REXX common stock upon their joining REXX's board of directors in 1997.


Board Meetings and Committees


         During 1999, REXX's board of directors met nine times. All current directors of REXX attended all of these meetings of the board and all meetings of each board committee on which they serve.


         REXX's board of directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Stock Option Committee.


         The Executive Committee has been granted all of the authority which, under the New York Business Corporation Law, may be delegated to this committee. It consists of Messrs. A. Asch, M. Asch and Greenberger. The Executive Committee did not meet during 1999.


         The Audit Committee recommends the firm of independent public accountants to be engaged as REXX's auditors and participates in accounting reviews as it deems appropriate. It consists of Messrs. Greenberger, Hochfelder and Wasserman. The Audit Committee held one meeting during 1999.


         The Nominating Committee recommends to the Board the slate of nominees for election as directors of REXX and also recommends individuals for various offices with REXX. It consists of Messrs. A. Asch, M. Asch and Greenberger. The Nominating Committee will consider nominations by shareholders made in writing to REXX's Chairman of the Board. The Nominating Committee held one meeting during 1999.


         The Stock Option Committee is authorized to award options under the REXX Option Plan. It consists of Messrs. Greenberger, Hochfelder and Wasserman. The Stock Option Committee did not meet during 1999.


         The Compensation Committee is empowered to authorize executive officers' compensation. It consists of Messrs. M. Asch, Hochfelder and Wasserman. The Compensation Committee held one meeting during 1999.


Executive Compensation


         The following table sets forth, for the three years ended December 31, 1999, the cash and other compensation paid to all individuals serving as REXX's Chief Executive Officer, or acting in a similar capacity, during 1999 and all other individuals serving as executive officers of REXX and its Watkins subsidiary at December 31, 1999 whose total compensation, for services rendered to REXX during 1999, was $100,000 or more.

                           Summary Compensation Table

                                                                                              Long-Term
                                                                                            Compensation
                                                      Annual Compensation                       Awards
                                          ---------------------------------------------     ------------
                                                                            Other Annual     Securities          All Other
Name and Principal Position       Year           Salary          Bonus      Compensation     Underlying       Compensation(3)
----------------------------      ----           ------          -----           (1)         Options (2)      ---------------
                                                                           -------------     -----------
Arthur L. Asch, REXX's            1999      $   37,500  (4)    $    --       $    --             --             $      --
   Chief Executive Officer        1998         225,000  (4)         --            --             --                    --
                                  1997          50,000  (4)      120,000          --             --                 1,820


Michael A. Asch, REXX's Chief     1999      $   35,833  (5)    $       --    $    --             --             $      --
   Operating Officer              1998         215,000  (5)            --         --             --                    --
                                  1997         215,000  (5)            --         --             --                 8,400

Greg S. Watkins, Watkins'         1999      $  180,000  (6)    $       --    $    --             --             $   1,443
   President                      1998         180,000  (6)            --         --           20,000               1,415

Daren J. Barone, Watkins'         1999      $  180,000  (6)    $       --    $    --             --             $   1,500
   Chief Executive Officer        1998         180,000  (6)            --         --           20,000               1,500

---------
(1) The value of all perquisites provided did not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.
(2)      No options were granted in the 1999 fiscal year.
(3) Represents amounts paid under REXX's defined contribution pension and profit sharing plans in 1997 and under Watkins' 401(k) Plan in 1998 and 1999.
(4) Until July 24, 1995, when the sale of REXX's Sportswear Division was consummated, Mr. A. Asch was compensated by REXX at the rate of $500,000 per year, and he was compensated by the new owner of the Sportswear Division from July 25, 1995 through December 31, 1997 at the rate of $450,000 per year. As negotiated in connection with the sale of the Sportswear Division, from July 25, 1995 through December 31, 1997, Mr. A. Asch was paid regular compensation by REXX at the rate of $50,000 per year. Although on January 22, 1998, the Board's Compensation Committee authorized compensation to Mr. A. Asch at the rate of $325,000 per year, on March 19, 1999, his rate of compensation was reduced to $225,000 a year for 1998 through February 28, 1999. Mr.
         A. Asch has agreed that he would be paid no compensation by REXX from March 1, 1999 until further Compensation Committee action.
(5) Although on January 22, 1998, the Board's Compensation Committee authorized compensation to Mr. M. Asch at the rate of $215,000 per year, on March 19, 1999, Mr. M. Asch agreed that he would be paid no compensation by REXX from March 1, 1999 until further Compensation Committee action.
(6)      See also "Certain Relationships and Related Transactions."


Stock Option Grants in 1999

         No stock options were granted in 1999.


Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

         Set forth in the table below is information, with respect to each of the individuals listed in the table to the "Executive Compensation" section above, as to:

         o the number of shares acquired during 1999 upon each exercise of options granted to these individuals;
         o the aggregate value realized upon each such exercise, calculated as the difference between the market value of the shares at exercise and their exercise price;
         o the total number of unexercised options held on December 31, 1999, separately identified between those exercisable and those not exercisable as of that date; and

         o the aggregate value of in-the-money, unexercised options held on December 31, 1999, separately identified between those exercisable and those not exercisable.



                                                                  Number of                     Value of Unexercised
                                                             Unexercised Options                In-the-Money Options
                              Shares                         at December 31, 1999                at December 31, 1999
                             Acquired        Value           --------------------              --------------------
Name                        on Exercise    Realized     Exercisable     Unexercisable      Exercisable      Unexercisable
----                        -----------    --------     -----------     -------------      -----------      -------------
Arthur L. Asch........          -0-           -0-          30,000             0          $    26,250      $          0
Michael A. Asch.......          -0-           -0-          50,000             0               43,750                 0
Daren J. Barone.......          -0-           -0-          5,000            15,000             4,375            13,125
Greg S. Watkins.......          -0-           -0-          5,000            15,000             4,375            13,125


Employment Agreements

         Watkins has entered into employment agreements with Daren J. Barone and Greg S. Watkins. These employment agreements each provide for:

         o        base salaries of $180,000 per year;
         o incentive compensation equal to 5% of the annual pretax income of Watkins above $2,700,000; and
         o additional incentive compensation equal to 2.5% of the annual pretax income of Watkins above the greater of Watkins' previous year's pretax income or $2,700,000.

         These employment agreements further provide that, if the executive is terminated for good reason, which includes a material breach of the employment agreement or that the executive be based outside the original employment area, he shall be entitled to six months, base salary plus a pro rata portion of any additional compensation for the year of termination. The employment agreements also contain provisions protecting Watkins' proprietary rights and information.


REXX Stock Plans


         On October 11, 1994, REXX's board of directors adopted the REXX Option Plan covering up to 199,250 shares of REXX common stock. The REXX Option Plan provides, among other matters, that:

         o the option price per share is to be not less than 50% of the fair market value of the stock on the date of the grant;
         o options granted shall be for a term of not more than five years and shall become exercisable in equal installments in each year of the term on a cumulative basis, other than the first year, or to the extent that REXX's board of directors shall otherwise determine; and
         o no option may be granted under the REXX Option Plan after October 11, 2004.

         On April 22, 1996, the REXX board of directors approved an amendment to the REXX Option Plan, which was also approved by the REXX shareholders on June 26, 1996. This amendment provides that the REXX Option Plan is permitted to grant options to non-employee directors and provides that each director who is not an employee of REXX shall receive options to purchase 15,000 shares of REXX common stock at the then-current market price for the REXX common stock upon joining the board.

         On December 3, 1997, the REXX board of directors approved further amendments to the REXX Option Plan, which were also approved by the REXX shareholders on February 17, 1998. These amendments provide for:

         o reserving from REXX's authorized but unissued shares of REXX common stock 250,000 shares for issuance on exercise of options which may be granted under the REXX Option Plan;
         o increasing the maximum number of shares for which a person may receive options under the REXX Option Plan from 100,000 shares to 150,000 shares of REXX common stock; and
         o adding the incentive to key employees of any business which REXX acquires or in which REXX acquires an interest to continue in its employ, by the grants of options under the REXX Option Plan to these employees, as a purpose of the REXX Option Plan.

         As of the record date, there were outstanding options granted under the REXX Option Plan to purchase 230,000 shares of REXX common stock, at exercise prices ranging from $2.00 to $5.00 per share.


Deferred Compensation Plans


         REXX has non-contributory defined contribution pension and profit sharing plans covering certain employees including its executive officers. Contributions to these plans ceased permanently in October 1997 and final distributions were made from these plans in December 1999. In addition, Watkins has a matching contribution 401(k) retirement plan covering certain employees including its executive officers. Neither REXX nor Watkins has a defined benefit or actuarial plan.


Certain Relationships and Related Transactions


         Greg S. Watkins and Daren J. Barone are executive officers of Watkins. REXX acquired Watkins from these individuals in October 1997. The consideration paid to Messrs. Watkins and Barone for REXX's acquisition of Watkins included:

         o        $3,600,000 in cash;
         o        400,000 shares of REXX common stock; and
         o rights entitling each of them to sell to REXX, at $5.00 per share, up to:
                  o 25,000 shares of REXX common stock per quarter, starting April 1, 1999, if Watkins earned in excess of $2,700,000 in pretax income during 1998, and
                  o 25,000 shares of REXX common stock per quarter, starting April 1, 2000, if Watkins earned in excess of $2,700,000 in pretax income during 1999.

         Employment agreements, each dated October 21, 1997, between Watkins and each of Messrs. Watkins and Barone were executed in accordance with the Stock Purchase Agreement pursuant to which REXX purchased Watkins. These employment agreements entitle Mr. Watkins and Mr. Barone to each receive from Watkins:

         o        a salary at the rate of $180,000 a year;
         o incentive compensation equal to 5% of the annual pretax income of Watkins above $2,700,000; and
         o additional incentive compensation equal to 2.5% of the annual pretax income of Watkins above the greater of Watkins' previous year's pretax income or $2,700,000.

         Mr. Watkins and an assignee of Mr. Barone have agreed to repurchase from Watkins all of the shares of Watkins common stock. See "Proposal Number 2 - Sale of Watkins Contracting, Inc."

         Anniston Capital, Inc., a corporation controlled by Michael A. Asch, a REXX director and executive officer, paid REXX $7,200 in 1999 for its use of REXX's office facilities and other office expenses.

         Joseph Greenberger, a REXX director, performed certain legal services for REXX during 1999 and in prior years. Mr. Greenberger was paid approximately $90,000 for legal services rendered in 1999.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to REXX, together with written representations received by REXX from applicable parties that no Form 5 was required to be filed by these parties, all parties subject to the reporting requirements of Section 16(a) of the Exchange Act filed all these required reports during and with respect to the 1999 Fiscal Year.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of REXX's board of directors consists of Michael A. Asch, James L. Hochfelder and Brian A. Wasserman. Anniston Capital, Inc., a corporation controlled by Michael A. Asch, a REXX director and executive officer, paid REXX $7,200 in 1999 for its use of REXX's office facilities and other office expenses.

              PROPOSAL NUMBER 2 - SALE OF WATKINS CONTRACTING, INC.

Overview

         Pursuant to the terms of the Watkins agreement, REXX will sell to Greg
S. Watkins and an assignee of Daren J. Barone all of the shares of Watkins common stock presently owned by REXX. These shares represent all of the issued and outstanding common stock of Watkins. Accordingly, upon completion of the Watkins transaction, Watkins will be owned solely by the buyers. The purchase price to be paid by the buyers is:

         o        $1,300,000 in cash;
         o the assignment and transfer to REXX of 125,000 shares of REXX common stock presently owned by the buyers or the payment of $171,875 in cash at buyers' option; and
         o        certain other consideration.

         The information contained in this proxy statement/prospectus with respect to the Watkins transaction and Watkins agreement constitutes a summary of the Watkins agreement and is qualified in its entirety by reference to the complete text of the Watkins agreement, a copy of which is attached to this proxy statement/prospectus as Appendix A and is incorporated herein by reference thereto.

Background to the Watkins Transaction

         Watkins is a leading California regional provider of asbestos abatement, demolition and dismantling and other related specialty contracting services, including lead paint abatement, to a broad range of governmental, commercial, industrial and institutional clients located primarily in California.

         In October 1997, REXX, then named "Oak Hill Sportswear Corporation" and without material operations, acquired Watkins from Greg S. Watkins and Daren J. Barone. The total consideration paid to Messrs. Watkins and Barone for REXX's acquisition of Watkins consisted of:

         o        $3,600,000 in cash;
         o        400,000 shares of REXX common stock; and
         o rights entitling each of Messrs. Watkins and Barone to sell back to REXX, at $5.00 per share, up to:
                  o 25,000 shares per quarter, starting April 1, 1999, if Watkins earned in excess of $2,700,000 in pretax income during 1998; and
                  o an additional 25,000 shares per quarter, starting April 1, 2000, if Watkins earned in excess of $2,700,000 pretax income during 1999.

         Messrs. Watkins and Barone also entered into employment agreements with Watkins in connection with REXX's October 1997 purchase of Watkins. These employment agreements, which terminate on December 31, 2000, subject to extension through December 31, 2003 by mutual consent, entitle Messrs. Watkins and Barone to each receive:

         o a base salary at the rate of $180,000 a year, subject to costs of living adjustments during any extension period;
         o incentive compensation equal to 5% of the pretax income of Watkins above $2,700,000; and
         o additional incentive compensation equal to 2.5% of the pretax income of Watkins above the greater of $2,700,000 or Watkins' prior year's pretax income.

         REXX acquired Watkins with the intent of expanding Watkins' asbestos abatement, demolition and dismantling businesses. This expansion was anticipated to be made through regional acquisitions, the opening of additional regional offices and by aggressive bidding on projects to increase market share.

         Watkins had ten performance bonds outstanding, through two surety bonding companies, when Watkins was acquired by REXX. These performance bonds were personally guaranteed by Messrs. Watkins and Barone. However, REXX was required to use its best efforts to obtain replacements of the existing bonds and the termination of the guarantees of Messrs. Watkins and Barone. Immediately after REXX acquired Watkins, REXX began to hold general discussions with one of the underwriters of Watkins' bid and performance bonds in an effort to reduce the underwriter's requirements to continue underwriting these bonds. However, this underwriter continued to insist on collateral and personal guarantees that Watkins and REXX were either unable or unwilling to provide. By April 1998, Watkins located a new underwriter who began issuing bid and performance bonds on terms satisfactory to Watkins and REXX.

         Watkins also had a $312,000 line of credit with Wells Fargo Bank when Watkins was acquired by REXX. This line of credit was also personally guaranteed by Messrs. Watkins and Barone.

         For the quarter ended March 31, 1998, REXX reported net income of approximately $203,000 on revenues of $4,203,000. For the quarter ended June 30, 1998, REXX reported net income of approximately $206,000 on revenues of $3,371,000. Both of these quarters' revenues were almost totally generated by Watkins and were higher than the revenues generated by Watkins in the comparable 1997 first and second quarters. This growth in revenues resulted from a higher than usual emphasis by Watkins on a larger number of and increased size of demolition work that had lower margins.

         REXX also initiated preliminary discussions with privately-held environmental remediation companies located in the Los Angeles, California area in the quarter ended March 31, 1998 in order to implement its acquisition strategy within the market segments in which Watkins operated. During the same period, REXX held preliminary discussions with several private venture capital funds and other potential financing sources, including Jeffrey Rubin, a principal of Newtek, for the purpose of soliciting interest in a possible sale of REXX equity, debt or a combination of REXX equity and debt to finance the acquisition of additional environmental remediation companies. REXX provided these funds and others with certain projections of future operating results and other financial and business information. No definitive terms were reached with these funds and others regarding this financing.

         The REXX directors were often individually updated by REXX management on the status of potential acquisitions and financing options and, subsequently, the full REXX board of directors reviewed management's acquisition strategy at its June 25, 1998 meeting. At this time, the board of directors also discussed several of the acquisition candidates preliminary identified by REXX's management.

         Through the efforts of REXX, Watkins' line of credit with Wells Fargo was increased to $750,000 in June 1998. In August 1998, REXX requested a working capital line of credit of $2,000,000 and an additional $2,000,000 line of credit for acquisitions in order to more fully execute REXX's growth strategy for Watkins. Wells Fargo gave oral approval to a $2,000,000 working capital line of credit in September 1998. By October 1998, the bank granted an interim increase in the original line of credit to $1,000,000 while the documentation for the $2,000,000 line of credit was being finalized. Watkins executed the documentation for the $2,000,000 line as of November 10, 1998. This new $2,000,000 line of credit was secured by all of the assets of Watkins and guaranteed by REXX. However, Well Fargo declined to grant any acquisition financing to Watkins or REXX. For the quarter ended September 30, 1998, REXX reported net income of approximately $149,000 and revenues of $3,285,000.

         On October 8, 1998, REXX announced that it had signed a letter of intent to acquire the business and certain related assets of a hazardous materials remediation contractor headquartered in the Los Angeles, California area. However, on November 13, 1998, REXX announced that it had terminated discussions with this company after a due diligence review of the company's business.

         Watkins was subject to a non-competition agreement covering the State of Nevada when it was acquired by REXX. This non-competition prohibition arose in connection with Watkins' 1995 sale of its Las Vegas, Nevada operations. This prohibition terminated in November 1998. In November and December 1998, REXX began exploring and held discussions with third parties concerning the opening of a Watkins regional office in Las Vegas and possibly, expanding Watkins' operations to the Phoenix, Denver and San Francisco metropolitan areas. REXX also investigated acquiring other regional providers of asbestos abatement, hazardous materials and soil remediation and demolition services in the Southern California and Las Vegas areas.

         During the course of 1998, Watkins performed a higher percentage of demolition projects relative to prior years, which resulted in lower gross margins during 1998, particularly in the fourth quarter, when REXX, on a consolidated basis incurred a substantial net loss of approximately $1,054,000, causing a net loss of $496,000 for the year.

         In early 1999, REXX became aware that gross margins for the 1998 fourth quarter had deteriorated significantly and that it would report a substantial net loss for this quarter and that these net losses would result in a net loss for the entire 1998 fiscal year. Unanticipated difficulties associated with many demolition projects caused these lower than anticipated gross profits on large projects, due principally to:

         o higher than planned costs to complete jobs, including additional hauling and disposal fees, as well as for extra labor, especially on jobs performed outside Watkins' primary San Diego County region;

         o an inability to maximize the utilization of Watkins-owned equipment and minimize use of leased equipment when delays on out-of-town projects arose;
         o higher labor and living costs on out-of-town projects which were not completed on an efficient or timely schedule;
         o the need to reserve for future projected losses on certain projects; and
         o the elimination of a portion of the revenue on a project that had been completed because the customer notified Watkins in January 1999 that it would not pay for work performed under an unsigned change order.

         In early 1999, REXX also initiated discussions with a large national remediation company regarding a possible business combination or other transactions involving Watkins. Management was advised by the other company that one of the conditions to an offer for REXX would be the continued involvement of Messrs. Watkins and Barone in the management of Watkins. However, after this company conducted a preliminary examination of Watkins and held further discussions with REXX's management, in February 1999, Messrs. Watkins and Barone advised REXX that they had a strong preference against REXX proceeding with a transaction with this company or with any other company. Messrs. Watkins and Barone also indicated that rather than REXX completing a business combination or other transaction involving Watkins, that they were interested in acquiring Watkins themselves. Despite these factors, REXX continued to hold discussions with this other company and with other entities concerning a business combination or other transactions involving REXX while discussions with Messrs. Watkins and Barone continued. REXX and this large national remediation company continued their negotiations, which concentrated on the value of Watkins. On February 8, 1999, based upon discussions which included certain financial projections, the national remediation company suggested that the maximum it would be willing to pay was equal to the book value of Watkins plus $750,000 in cash and a contingent payout equal to 37.5% of the net profits of Watkins over a three year period. However, many issues were not addressed, including potential payments by REXX to the management team, and REXX was particularly concerned with respect to the potential for post-closing purchase price adjustments and further negotiations did not progress. Due to the losses incurred in the 1998 fourth quarter and fiscal year, REXX management concluded, based on its prior discussions with this other company and the other company's focus on the book value and earnings of Watkins, that this other company would reduce its perceived value of Watkins and, therefore, reduce the consideration it would be willing to pay in any transaction involving Watkins, if it was still willing to pursue a transaction with Watkins.

         On February 10, 1999, Messrs. Watkins and Barone made a preliminary offer for the purchase of Watkins for $900,000 in cash and 200,000 shares of REXX common stock with a conversion of a $200,000 intercompany debt into a note payable to REXX over an unspecified period of time. REXX rejected this offer. The next day Messrs. Watkins and Barone offered a revised purchase price of $1,750,000 in cash, 200,000 shares of REXX common stock, the forgiveness of the $200,000 intercompany debt, a payment of $30,000 per month to REXX for one year, and a one time payment by REXX to Messrs. Watkins and Barone of $40,000. This offer was rejected by REXX because, among other things, it had a payout to the buyers and a forgiveness of the intercompany debt.

         On February 12, 1999, REXX proposed a revised purchase price of $1,800,000 cash, 200,000 shares of REXX common stock, payment of the $200,000 intercompany indebtedness and a payout of $50,000 per month to REXX for one year.

         On February 15, 1999 Messrs. Watkins and Barone responded with an offer of $1,365,000 cash, 200,000 shares of REXX common stock, payment of the intercompany indebtedness and the equal split of any recovery by Watkins against National Aeronautics and Space Administration for work performed by Watkins.

         On February 18, 1999, Messrs. Watkins and Barone revised their offer to increase the cash portion to $1,600,000 and increase the shares to 400,000 shares of REXX common stock. On February 19, 1999, REXX corresponded with Messrs. Watkins and Barone confirming the revised offer.

         On February 19, 1999, REXX indicated that the revised offer was acceptable and REXX was advised that Messrs. Watkins and Barone had commenced their efforts to secure the necessary financing to purchase Watkins from REXX. Negotiations of Messrs. Watkins and Barone assumed that they would purchase Watkins on an "as is" basis and that the availability of financing, for both the purchase and continuing operations of Watkins following the purchase, would not be a condition to the buyers' obligation to complete the purchase transaction.

         During these negotiations with Messrs. Watkins and Barone, REXX, with the knowledge that Watkins' preliminary estimates for fourth quarter 1998 were substantially below those previously given to the national remediation company, contacted the national remediation company to advise them that Messrs. Watkins and Barone had made an offer to purchase Watkins. REXX further advised them that Messrs. Watkins and Barone were attempting to arrange financing for the purchase and if they were unsuccessful in obtaining financing, REXX would again contact them to ascertain their interest.

         In February 1999, REXX also explored alternate means of financing Watkins' operations. Discussions were held with several potential lenders about asset-based lending, primarily against Watkins' accounts receivable. None of these potential lenders were interested in financing Watkins' operations under these terms.

         By February 1999, REXX ceased seeking external growth of opportunities for Watkins' business through acquisitions or the opening of additional regional offices because of its working capital constraints and in order to concentrate more fully on the necessary actions to improve existing operations.

         In early March 1999, REXX contacted another environmental company as a follow up to a prior preliminary conversation to ascertain if they would be interested in the purchase of Watkins. Between March 8 and March 16, 1999 REXX and this other company exchanged financial information and met to discuss the transaction. Messrs. Watkins and Barone indicated to REXX that they were less interested in continuing in management for Watkins in the event of a sale to this other company than in purchasing Watkins themselves.

         As the earnings for Watkins in 1998 were substantially below the levels that REXX had indicated in preliminary discussions with this environmental company, further discussions were limited and the other company did not make an offer to purchase Watkins.

         Later in March 1999, REXX learned that the Watkins losses incurred in the 1998 fourth quarter and fiscal year were greater than anticipated. On March 18, 1999, Messrs. Watkins and Barone advised REXX that as a result of the weaker fiscal results, they were revising their offer to $1,500,000 cash and 100,000 shares of REXX common stock with no payment for intercompany debt or additional payout. This offer was not contingent on receiving financing and was for an "as is" transaction.

         By late March 1999, REXX had advised Wells Fargo and its bonding underwriters of its 1998 fourth quarter and fiscal year anticipated losses. Negotiations with Wells Fargo were commenced as it became more apparent that these losses would result in Watkins being in breach of certain financial covenants contained in the credit agreement with the bank and this non-compliance would require a waiver from Wells Fargo. Watkins' obligations under the credit agreement were guaranteed by REXX. In March 1999, Wells Fargo waived this non-compliance through the period ended December 31, 1998. In addition, the company underwriting most of Watkins' bid and performance bonds advised REXX of their reluctance to issue new bonds and that any request for bonds would be reviewed on a case-by-case basis. The bonding company also was advised that REXX was in negotiations with Messrs. Barone and Watkins to sell Watkins to them. Over the next few months, the bonding company approved and issued a few bonds for small amounts. However, in May 1999, the bonding company declined to issue a $520,000 bid bond to Watkins despite:

         o assurances of Watkins and REXX that no funds would be transferred from Watkins to REXX, including funds for the repayment of loans made by REXX to Watkins; and
         o the fact that Arthur L. Asch, REXX's Chairman of the Board of Directors and Chief Executive Officer, and Michael A. Asch, REXX's President and Chief Operating Officer, had agreed that they would not draw their respective salaries from March 1, 1999 until further notice.

         As a result of the bonding company's declining to issue the $520,000 bid bond, Watkins was forced to obtain and fund an alternative $52,000 cashier's check when submitting its bid on a remediation project.

         The posting of a cashier's check in lieu of a bid bond causes the demolition and remediation industry to perceive the bidding party has an unstable financial condition, since the bidder's bonding company is not willing to issue a bond to secure the bidder's ability to properly complete a project. This perception also influences parties seeking bids for demolitions and remediation services, as these parties desire a company in a stable financial position rather than a company that is perceived to have financial difficulties. REXX believes that, while an occasional use of a cashier's check in lieu of a bond may be explained, the continued use of a cashier's check when bidding on projects would affect the ability of Watkins to successfully bid on projects, which will adversely affect Watkins' and REXX's financial condition.

         The bonding underwriter's reluctance to issue bid and performance bonds, Messrs. Watkins' and Barone's strong preference against REXX proceeding with any potential business combination or other transaction involving Watkins and their interest in acquiring Watkins themselves, and the lack of financing for operations, growth or acquisitions together resulted in REXX ceasing to actively pursue other offers for Watkins, including discussions with parties previously contacted.

         In April 1999, REXX continued negotiations, on an exclusive basis, with Messrs. Watkins and Barone over the terms of the Watkins agreement. On April 27, 1999, Messrs. Watkins and Barone advised REXX that the book value of Watkins was lower than they had anticipated and that they would be proposing a revised offer. On April 28, 1999, Messrs. Watkins and Barone revised their offer to $1,200,000 cash and 100,000 shares of REXX common stock. REXX responded that they would be willing to accept an offer of $1,500,000 cash plus 100,000 shares of REXX common stock or $1,300,000 cash plus 200,000 shares of REXX common stock. Messrs. Watkins and Barone rejected this counteroffer and REXX proposed purchase prices with a combination of cash and stock with a range of between $1,200,000 to $1,400,000 in cash plus a range of between 100,000 to 200,000 shares of REXX common stock. On April 28, 1999, the parties agreed to the revised offer of $1,300,000 cash plus 125,000 shares of REXX common stock with repayment of the $6,001 intercompany loan due to REXX and a 50/50 split of the collection, if any, of the NASA claim. The transaction was also structured for the purchase of the Watkins stock on an "as is" basis. During April various drafts of the Watkins agreement were circulated between the parties and their respective attorneys.

         In early May 1999, REXX reported that it had incurred a net loss for the quarter ended March 31, 1999. Despite management's belief that actions had been taken to return Watkins and REXX to profitability, the effect of these actions was not expected to be apparent until the second quarter of 1999, when management expected REXX to report profitable results. As a result of the 1999 first quarter loss, Watkins was again in breach of certain financial covenants contained in its credit agreement with Wells Fargo. On May 11, 1999, Wells Fargo waived this non-compliance through the period ended March 31, 1999.

         At its May 17, 1999 meeting, REXX's Board of Directors authorized the execution of an agreement providing for the sale of Watkins to Messrs. Watkins and Barone for similar consideration as set forth in the Watkins agreement. Final negotiations were conducted through June 10, 1999. The Watkins agreement was executed by REXX and Messrs. Watkins and Barone on June 14, 1999.

         Following the signing of the Watkins agreement, Watkins was awarded the project in which it submitted the alternative $52,000 cashier's check in lieu of a $520,000 bid bond. Watkins then requested that its bonding company issue a $520,000 performance bond. The bonding company agreed to issue the performance bond and to issue future bid and performance bonds only if Messrs. Watkins and Barone personally guaranteed these bonds. Messrs. Watkins and Barone agreed to so guarantee this bond and future Watkins' bid and performance bonds, but only if Watkins could grant them a 25% profit participation in the projects for which they personally guaranteed the bonds. REXX agreed to this requirement. These profit participations will only be effective if the REXX shareholders do not approve or if REXX declines to close the Watkins transaction. To date, Messrs. Watkins and Barone have personally guaranteed bonds on two Watkins projects in the aggregate amount of $868,500. Watkins and REXX have agreed to indemnify Messrs. Watkins and Barone for any liability arising under these guarantees.

         On November 29, 1999, the termination date of the Watkins agreement was extended to February 29, 2000, and the purchase price was adjusted to allow for the buyers' option to make a payment of $171,875 in lieu of the transfer to REXX of 125,000 shares of its common stock. On January 6, 2000, the termination date of the Watkins Agreement was extended to April 30, 2000, and REXX agreed to grant the buyers a 66 2/3% profit participation in a particular project for which the buyers personally guaranteed and arranged for a letter of credit as collateral for the completion bonds required for the project. This profit participation will only be paid to the buyers if the REXX shareholders do not approve or REXX declines to consummate the Watkins transaction. On April 27, 2000, the termination date of the Watkins Agreement was extended to June 30, 2000, and on June 28, 2000, the termination date of the Watkins Agreement was further extended to August 31, 2000. It is expected that the termination date of the Watkins Agreement will be extended beyond August 31, 2000, if the Watkins transaction is not consummated by that date.

Reasons for the Watkins Transaction

         REXX's board of directors has determined that the Watkins transaction is in the best interest of REXX and the REXX shareholders and is fair to the REXX shareholders. In the course of reaching its decision to approve the Watkins transaction, REXX's board of directors, after consulting with REXX's legal counsel, considered the following material factors:

         o all relevant and reasonably available information concerning Watkins' recent results of operations, declining financial conditions and prospects;
         o the requirements and restrictions concerning Watkins' line of credit;
         o the difficulty and potential inability of Watkins to obtain bid and performance bonds without personal guarantees;
         o the inability of REXX to obtain financing for acquisitions to grow Watkins' business;
         o the possibility of utilizing the net proceeds from a Watkins transaction to fund an alternative investment opportunity which may be able to generate a positive return for its shareholders;
         o the alternatives available to REXX in the event that it did not undertake the Watkins transaction, including:
                  o the limited availability of other possible potential purchasers of Watkins on terms acceptable to REXX;
                  o the difficulties which could arise in negotiating and consummating a substitute transaction, if an acceptable alternative could be found;
                  o attempting to remain an independent company with inadequate capital and difficulty in obtaining additional financing on commercially reasonable terms; and

                  o the possibility that the financing in a sufficient amount would not be available from any source, especially in light of REXX's and Watkins' inability to obtain third party financing in the past; and
         o Messrs. Watkins and Barone's strong preference against REXX proceeding with any business combination or other transaction involving Watkins and their interest in acquiring Watkins themselves.

         The above factors considered by the REXX board are not intended to be exhaustive but include all material factors considered by the REXX board. In reaching its determination to approve the Watkins transaction and recommend its approval to the REXX shareholders, the REXX board did not assign any relative or specific weights to the various factors considered by it.

         In the event REXX does not sell Watkins, REXX would face certain constraints based upon its working capital requirements and Watkins' credit agreement with Wells Fargo. These constraints would result in continuing the suspension of REXX's external growth efforts in its Watkins environmental and demolition business, as well as a further reevaluation of the mix of projects Watkins bids, contracts for and performs in the future. In order to exercise greater control over field expenses and projects, particularly those involving demolition, management anticipates that Watkins would continue to seek less work outside of REXX's primary San Diego County geographic area. In addition, projects which utilize equipment owned by Watkins rather than third party rentals would be more attractive to Watkins in the bidding process. However, even though REXX and Watkins were successful in negotiating a resetting of the financial covenants in the credit agreement and acceptable borrowing limits and interest rates payable, as well as a continuation of the credit agreement to November 9, 1999, its original expiration date, and, if REXX and Watkins could negotiate an extension of the credit agreement, (which was later extended to June 9, 2000 and is currently under discussion for extension to September 30,
2000), it is likely that Watkins, as a subsidiary of REXX, would not be able to increase its revenues significantly in the foreseeable future, and may, shrink its revenues, as a result of working capital constraints. It is also uncertain as to whether Wells Fargo would continue to lend to Watkins if REXX, rather than the buyers, owned Watkins in the future.


         After considering the foregoing factors, as well as projected out-of-pocket costs which would be incurred by REXX in the event that the Watkins transaction failed to be consummated, and after reviewing the provisions of the Watkins agreement and the related agreements which had been negotiated with Messrs. Watkins and Barone, REXX's board of directors concluded that REXX management had negotiated fair and reasonable terms with Messrs. Watkins and Barone, which the board believed were in the best interest of REXX and its shareholders under the circumstances, and approved the Watkins transaction.


The Watkins Agreement


         General. Pursuant to the terms of the Watkins agreement, REXX will sell to the buyers all of the outstanding capital stock of Watkins.


         Purchase Price. On the date of closing of the Watkins transaction, the buyers will pay to REXX:

         o        $1,300,000 in cash;
         o the assignment and transfer to REXX of 125,000 shares of REXX common stock presently owned by the buyers or the payment of $171,875 in cash at buyers' option; and
         o        certain other consideration, consisting of:
                  o        Watkins repayment of a $6,001 inter-company loan due
                           REXX; and

                  o the buyers and Watkins using their best efforts to obtain the release of REXX and the termination of REXX's obligations under specified agreements, guarantees and other instruments, under which REXX estimates its potential aggregate liabilities to be approximately $7,000,000, or, if the buyers and Watkins are unable to obtain these releases and termination, the buyers shall guarantee and agree to indemnify REXX against these potential liabilities.

         REXX has the option to have a third party purchase all or a part of the 125,000 shares of REXX common stock that comprise a part of the purchase price for consideration at or above $1.375 per share. If exercised, the buyers would sell these shares to the third party and deliver to REXX the net proceeds of this sale, after payment of all applicable taxes, in lieu of delivery of the shares so sold.


         In addition, the Watkins agreement provides for Watkins to pay REXX, upon closing the Watkins transaction, 50% of the net recovery by Watkins with respect to a claim of Watkins against the National Aeronautics and Space Administration in connection with work done by Watkins at a NASA facility. This claim was settled for $145,000 and was paid to Watkins in December 1999.


         Conditions. The buyers' obligations to consummate the Watkins transaction are subject to, among others, the following conditions being satisfied:

         o the representations and warranties of REXX contained in the Watkins agreement being true and correct as if made on the closing date;
         o the Watkins transaction being duly approved by the REXX shareholders;
         o the Watkins capital stock to be sold to the buyers to effectuate the Watkins transaction being free and clear of all liens, except for those permitted by the Watkins agreement;
         o no court order or other legal or regulatory restraint having been issued which prevents the consummation of the Watkins transaction;
         o no legal proceedings being pending or threatened which relate to the Watkins transaction and which could result in material liability to Watkins; and
         o no statute, rule, regulation or order having been enacted, entered, enforced or deemed applicable to the Watkins transaction which would make completion of the Watkins transaction illegal.

         REXX's obligations to consummate the Watkins transaction are subject to, among others, the following conditions being satisfied on the closing date:

         o the representations and warranties of the buyers contained in the Watkins agreement being true and correct as if made on the closing date;
         o the Watkins transaction being duly approved by the REXX shareholders;
         o no court order or other legal or regulatory restraint having been issued which prevents the consummation of the Watkins transaction;
         o no legal proceedings being pending or threatened which relates to the Watkins transaction; and
         o no statute, rule, regulation or order having been enacted, entered, enforced or deemed applicable to the Watkins transaction which would make consummation of the Watkins transaction illegal.

         Covenants. REXX has agreed, among other things, that prior to the closing date or the termination of the Watkins agreement, REXX will:

         o not solicit, initiate or encourage inquiries or proposals concerning any merger, consolidation, business combination, sale of all or substantially all of Watkins' assets, sale of capital stock or similar transactions involving Watkins, except that REXX may furnish information to, and enter into negotiations with, any person who makes an unsolicited proposal, if REXX's board of directors has withdrawn its recommendation in favor of the Watkins transaction;
         o take all reasonable actions necessary to comply with all legal requirements necessary to consummate the Watkins transaction, and will reasonably cooperate with and furnish information to the buyers to permit the buyers to comply with all the legal requirements;
         o provide the buyers with all reasonable information concerning Watkins' business and finances;

         o use its best efforts to maintain Watkins' relations and good will with Watkins's suppliers, customers, landlords, creditors, employees, agents and others having a business relationship with Watkins;
         o        operate its business in the ordinary course of business; and
         o not take any other action or fail to take any action which would have a material adverse effect on Watkins':
                  o        results of operations;
                  o        gross margins on its projects;
                  o compliance with the financial covenants of its financing agreements with Wells Fargo; or
                  o        availability of credit from Wells Fargo.

         Representations and Warranties. REXX has made certain customary representations and warranties in the Watkins agreement as to the authorization, validity and enforceability of the Watkins agreement and similar corporate matters. REXX also has made certain representations and warranties relating, among other things, to the completeness and accuracy of its filings with the SEC, capitalization of Watkins, absence of any encumbrance on the Watkins common stock being sold to the buyers, absence of undisclosed liabilities, absence of material litigation and compliance with applicable laws. REXX's representations and warranties contained in the Watkins agreement with respect to the capitalization of Watkins, the absence of any encumbrance on the Watkins common stock being sold to the buyers and certain tax matters will survive the completion of the Watkins transaction and expire in accordance with the applicable law.

         The buyers also have made certain customary representations and warranties in the Watkins agreement and other documents as to the authorization, validity and enforceability of the Watkins agreement and similar matters. In addition, buyers acknowledge that they are executive officers of Watkins and that they are acquiring Watkins "as is."


         Closing Date. The closing of the Watkins transaction will occur as soon as possible following the approval of the Watkins transaction by the REXX shareholders.


         Termination. The Watkins agreement may be terminated and the Watkins transaction abandoned at any time prior to the closing date, whether before or after approval by the REXX shareholders:

         o        by mutual consent of REXX and the buyers;
         o        by the buyers, if REXX:
                  o fails to obtain the necessary shareholder approval of the Watkins transaction by August 31, 2000; or
                  o ceases to use its best efforts to obtain shareholder approval of the Watkins transaction; or

         o        by REXX or the buyers, if:
                  o        the Watkins transaction is not consummated by August
                           31, 2000;
                  o the Watkins transaction is prohibited by a final non-appealable order, decree or ruling of a court of competent jurisdiction;
                  o any of the conditions to the party's obligations, which have not been waived, to consummate the Watkins transaction cannot be satisfied; or
                  o there has been a material breach by the other party of any representation, warranty, covenant or agreement, which breach cannot be cured prior to the closing date.

         Indemnification. REXX and the buyers are each obligated to indemnify the other for, among other things, breaches of their respective representations, warranties, covenants and agreements made under the Watkins agreement. In addition, financial claims may not be made until the amount of damages for which indemnification is sought exceeds $50,000. REXX's obligations to indemnify the buyers is unlimited in amount. The buyers obligation to indemnify REXX is limited to buyers' ownership interest in Watkins and the assets of Watkins.

         Expenses. The Watkins agreement provides that if the Watkins transaction is completed, each party will pay its own expenses incurred in connection with the Watkins transaction. If the Watkins agreement is terminated by either party as a result of a material breach by the other, the breaching party is required to reimburse the other party for its costs and expenses reasonably incurred by the party due to such breach.

         If the Watkins agreement is terminated by Watkins as a result of:

         o the failure of the REXX shareholders to approve the Watkins transaction at the annual meeting; or
         o REXX ceasing to use its best efforts to obtain shareholder approval,

then REXX is required to reimburse Watkins for all of their costs and expenses reasonably incurred in connection with the Watkins transaction, as well as any costs incurred by the buyers in obtaining a new loan for the purposes of the purchase of Watkins from REXX and replacing Watkins current loan with Wells Fargo which has been guaranteed by REXX.

         Application of Sale Proceeds; Operations After the Watkins Transaction. Upon consummation of the Watkins transaction, REXX will no longer have an operating business. After payment of its expenses associated with the Watkins transaction and the operation of Watkins prior to the closing of the Watkins transaction, REXX estimates that it will have available cash resources of approximately $800,000.

         Following the closing of the Watkins transaction, REXX does not anticipate making any distribution of assets to its shareholders. REXX has entered into the Newtek/REXX merger agreement as a means of permitting the REXX shareholders to gain an equity interest in another business in which REXX's post-Watkins transaction assets may be used. If the Newtek/REXX merger is not completed, REXX may take action to either:

         o liquidate, any plan of liquidation would be submitted for REXX shareholders approval; or
         o evaluate possible alternative uses of its available cash resources, including the acquisition or development of a new business which could enable REXX to use its net operating loss carryforwards for federal income tax purposes, which exceeded $12,000,000 at December 31, 1999.

         REXX intends to be engaged, as soon as is reasonably possible, and in any event within one year after the closing date, primarily in a business other than the business of investing, reinvesting, owning, holding or trading in securities. Other than in connection with the Newtek/REXX merger, REXX has not identified any specific business or line of business that it will acquire or develop. REXX may not be able to acquire or develop a new business within this one year period, if at all, and, if a new business is acquired, it may not be profitable. The acquisition or development of this new business will be dependent on the amount of cash available to REXX after consummation of the Watkins transaction. Pending use of its cash assets, REXX will invest the proceeds it receives from the Watkins transaction in U.S. government securities, money market mutual funds or similar investments. If the Newtek/REXX merger is not completed or REXX is not successful in acquiring or developing a new business within one year after consummation of the Watkins transaction, it will then invest any remaining proceeds from the Watkins transaction in U.S. Government securities in order to avoid inadvertently becoming subject to the reporting requirements of the Investment Company Act of 1940.

Operations of REXX if the Watkins Transaction is Not Completed


         In the event that the Watkins transaction is not completed, the Newtek/REXX merger will not be consummated, unless Newtek waives the requirement that the Watkins transaction be completed. REXX will explore all viable alternatives, including attempting to locate another possible purchaser of some or all of Watkins. However, a purchaser may not be located, or a suitable transaction may not be negotiated on terms acceptable to REXX. Based upon its and Watkins' current financial resources, competitive conditions in the asbestos abatement, demolition and remediation services industries, and REXX's experience with Watkins, REXX believes that Watkins will not be capable of producing sufficient profits to generate an acceptable rate of return on REXX's investment in Watkins, unless it obtains additional financing to expand Watkins operations. REXX believes that it and Watkins will continue to be unable to obtain appropriate institutional financing, but that other financing alternatives may be available. However, these alternatives, if they can be located, probably will involve above market rates, require personal guarantees and/or cause substantial dilution of current shareholders' equity. In addition, financing may not be available on terms acceptable to REXX or at all and personal guarantees may not be obtained.


         In order to meet its working capital needs at the corporate level, REXX has negotiated a line of credit with HSBC Bank (USA) (formerly Republic National Bank of New York). This line of credit currently provides for up to $600,000 in borrowings, secured by REXX's assets. This HSBC Bank line of credit is evidenced by a demand grid note in the maximum amount of $600,000. REXX's borrowings under this line of credit have been guaranteed by its Chairman of the Board, Arthur L. Asch and is secured by a certificate of deposit in the amount of $350,000 deposited by Mr. Asch with the bank. Mr. A. Asch is not being compensated by REXX for providing the guarantee and additional collateral. REXX management believes that, if the shareholders approve the Watkins transaction, and the sale closes, this line of credit will be sufficient to provide REXX with the necessary working capital to meet its needs through the completion of the Watkins transaction. However:

         o the line of credit may not, in fact, be sufficient to provide for REXX's corporate level working capital needs until the completion of the Watkins transaction;
         o repayment of all or a portion of REXX's borrowings under this line of credit may be demanded prior to September 30, 2000;
         o HSBC Bank may not extend this line of credit beyond September 30, 2000, if requested by REXX; and o Mr. A. Asch may not continue to provide his guarantee and collateral beyond September 30, 2000.

         The discontinuance of this line of credit, by any action of HSBC Bank, as a result of Mr. Asch's failure to continue his guarantee or collateral beyond September 30, 2000 or otherwise, could have a material adverse effect on REXX.

Certain Regulatory Matters Regarding the Watkins Transaction


         REXX does not currently believe that any regulatory licenses, permits and/or governmental approvals and authorizations are required in order to complete the Watkins transaction.


Tax Consequences of the Watkins Transaction


         Tax Consequences to REXX. The aggregate amount REXX will be deemed to have realized from the Watkins transaction will be equal to the $1,300,000 cash purchase price paid at the closing, plus the fair market value of the REXX common stock transferred and assigned to REXX by the buyers or $171,875 in cash and the other consideration paid by the buyers.


         REXX will recognize a loss in the Watkins transaction for federal and state income tax purposes, which will be equal to the difference between the amount realized by REXX from the Watkins transaction and REXX's tax basis in the Watkins shares. The loss recognized on the Watkins transaction should be treated as a long-term capital loss.


         Any loss recognized by REXX in the Watkins transaction will be increased by the costs incurred by REXX in connection with the Watkins transaction, including legal and accounting fees and the cost of preparing and circulating this proxy statement/prospectus. REXX estimates that its capital loss on the sale of Watkins will be approximately $3,000,000. As of December 31, 1999, REXX had operating loss carryforwards, for federal purposes, which exceeded $12 million, and this amount should be increased by the loss to be realized by REXX upon completion of the Watkins transaction.


         Tax Consequences to REXX Shareholders. REXX shareholders who do not exercise these appraisal rights will not recognize any tax consequences upon consummation of the Watkins transaction. REXX shareholders who duly exercise appraisal rights generally will recognize capital gain or loss, long-term or short-term, for federal and state income tax purposes measured by the difference between the cash received through the appraisal proceedings and their aggregate tax basis in their shares of REXX common stock. Shareholders who are considered constructively to own shares of REXX common stock actually owned by other persons may, under certain circumstances, recognize dividend income, taxable as ordinary income, equal to the full amount they receive.


Tax Consequences of REXX Activities after Completion of the Watkins Transaction


         Use of Net Operating Losses. It is anticipated that REXX's net operating loss carryforward will be fully available to offset its income, whether arising from passive investment or from an acquired or developed business enterprise, for taxable periods ending after the closing date. REXX's ability to fully utilize its net operating loss carryforward may be limited by either or both of two anti-abuse rules.


         The first of these rules would come into effect if REXX were to undergo an "ownership change," that is, if more than a 50% change, by value, in the beneficial ownership of REXX's capital stock were to occur over a three-year period. In this event, REXX's use of its net operating loss carryover to offset its income for any taxable year ending after this ownership change would be limited and would be based on the equity value of REXX at the time of this ownership change multiplied by a designated annual rate of return. REXX believes that completion of the Newtek/REXX merger would result in this ownership change.


         The second of these rules would come into effect if REXX were to acquire control of another entity or were to acquire the assets of another entity in a tax-free reorganization. In this case, REXX generally could not use its net operating loss carryforward to offset any gain recognized on a disposition, prior to the fifth anniversary of this acquisition, of any asset of the controlled entity or any asset acquired in the tax-free reorganization, except to the extent that the gain exceeded the unrealized appreciation that was inherent in this asset at the time of acquisition.

         Penalty Tax on Personal Holding Companies. It is anticipated that substantially all of the revenues derived by REXX in taxable years beginning after the closing date and ending with or before the taxable year in which REXX enters into a new business will consist of investment-type income, including gains from the sale of marketable securities. REXX will be classified as a personal holding company for any taxable year if more than 50% in value of its outstanding capital stock is considered to be owned, whether directly or indirectly and whether actually owned or owned through application of certain statutorily prescribed constructive ownership rules, by five or fewer individuals at any time during the last half of this taxable year. In this event, REXX would be subject to a 39.6% penalty tax for the taxable year on its "undistributed personal holding company income," which tax would be in addition to the general corporate income tax and could not be offset by REXX's net operating loss carryover. REXX's undistributed personal holding company income for any taxable year would be the excess of:

         o its taxable income for the year, recalculated for this purpose by, among other things, allowing a deduction for federal income taxes paid or incurred for the year, disregarding capital gains for the year and the taxes allocable thereto and disallowing the net operating loss deduction for the year, but permitting a deduction for prior year losses; over
         o        the sum of the dividends paid, or deemed paid, for the year.

         As of the record date, the five largest holders of REXX's capital stock were believed to hold less than 36% of all outstanding capital stock.

         Accumulated Earnings Tax. It is anticipated that REXX will have a substantial deficit in accumulated earnings and profits at the close of its taxable year that includes the closing date. For this reason, REXX does not expect to be subject to the 39.5% accumulated earnings tax in the foreseeable future.

Rights of Security Holders Following the Watkins Transaction


         There will be no material differences in the rights of holders of REXX common stock following the consummation of the Watkins transaction.

Rights of Dissenting Shareholders

         Holders of REXX common stock who dissent from the proposal to approve the Watkins transaction may be entitled to exercise appraisal rights. The rights of holders of REXX common stock who dissent from the proposal to approve the Watkins transaction and who seek appraisal rights are governed by Sections 910(a)(1)(B) and 623 of the NYBCL. The applicable provisions of Section 910 of the NYBCL provide that a holder of REXX common stock who complies with Section 623 of the NYBCL shall have:

         o the right to receive payment of the fair value of the holder's shares of REXX common stock; and
         o other rights and benefits provided by Section 623 of the NYBCL, if the shareholder does not vote to approve the Watkins transaction.

         Certain REXX shareholders have agreed to vote their shares in favor of the Watkins transaction and, therefore, these shareholders will be precluded from perfecting dissenters' rights. The following discussion of the applicable provisions of Section 623 of the NYBCL is not intended to be a complete statement of these provisions and is qualified in its entirety by reference to the full text of Section 623 of the NYBCL, which is set forth in full in Appendix C to this proxy statement/prospectus.

         If you elect to exercise your dissenter's rights with respect to the Watkins transaction, you must file with REXX, before or at the annual meeting, but before the vote is taken, a written objection to the Watkins transaction. This written objection must include:

         o        a notice of your election to dissent;
         o        your name and residence address;
         o        the number of shares of REXX common stock which you hold; and
         o a demand for payment of the fair value of your shares of REXX common stock if the Watkins transaction is consummated.

         This objection is not required from you if REXX does not give you notice of the annual meeting. This written objection to the Watkins transaction must be in addition to, and separate from, any proxy or vote against the proposal to approve the Watkins transaction. Under the NYBCL, neither voting against, nor failure to vote in favor of, the proposal to approve the Watkins transaction will constitute the written objection required to be filed by you should you desire to exercise your dissenter's rights. Failure to vote against the proposal to approve the Watkins transaction, however, will not constitute a waiver of rights under Section 623 of the NYBCL, provided that a written objection has been properly filed with REXX. If you vote to approve the Watkins transaction, you will be deemed to have waived your appraisal rights under
Section 623 of the NYBCL.

         If you previously had voted by proxy to approve the Watkins transaction, you may revoke the proxy before it is voted by:

         o delivering a written notice of revocation to the President of REXX;
         o executing a new proxy and presenting it to the President of REXX prior to the annual meeting; or
         o attending the annual meeting in person and voting against the Watkins transaction.

         You may not dissent as to less than all of your shares of REXX common stock as which you have a right of dissent. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all shares of REXX common stock held on behalf of the owner, as to which this nominee or fiduciary has a right to dissent. Furthermore, if the shares of REXX common stock are owned of record in a fiduciary capacity, by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares of REXX common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one of two or more joint owners, may execute the demand for appraisal for a holder of record; this agent, however, must identify the record owner or owners and expressly state in this demand that the agent is acting as agent for the record owner or owners of these shares.


         All notices of election to dissent should be addressed to REXX at 445 Park Avenue, New York, New York 10022, Attention: President.


         If the Watkins transaction is approved at the annual meeting by a vote of the shareholders, REXX must, within ten days after the authorization, give written notice of the authorization, by registered mail, to each dissenting shareholder who timely filed a written objection to the Watkins transaction, or from whom written notice of objection was not required because the shareholder did not receive proper notice of the annual meeting, unless the shareholder voted to approve the Watkins transaction. REXX shareholders from whom written notice of objection was not required and who elect to dissent must file a written notice of this election within twenty days after notice of approval of the Watkins transaction. The notice must state the shareholder's name and residence address, the number and class of shares as to which the shareholder dissents and a demand for payment of the fair value of these shares.


         At the time of filing a notice of election to dissent, or within one month thereafter, you must submit the certificates representing your shares of REXX common stock to REXX's transfer agent; the transfer agent, in turn, shall then note conspicuously thereon that a notice of election to dissent has been filed and shall return the certificates to you. Failure to timely submit the certificates will result in the loss of your appraisal rights, unless otherwise directed by a court after a showing to the court of good cause.

         Within fifteen days after the expiration of the period within which dissenting shareholders are required to file their notices of election to dissent, or within fifteen days after the date of completion of the Watkins transaction, whichever is later, but in no event later than ninety days from the date of the annual meeting at which the shareholders' vote to authorize the Watkins transaction is taken, REXX shall make a written offer by registered mail, which, if the Watkins transaction has not been completed within ninety days after the date of the annual meeting, may be conditioned upon the completion, to each dissenting shareholder who has filed a notice of election to dissent, to pay for the dissenting shareholder's shares of REXX common stock at a specified price which REXX considers to be the "fair value" thereof. This offer shall be made at the same price per share to all dissenting shareholders. If within thirty days after the making of this offer, REXX and any dissenting shareholder agree upon the price to be paid for the shareholder's shares, payment therefor shall be made within sixty days after the making of this offer or the date of completion of the Watkins transaction, whichever is later, upon the surrender of the certificates representing the dissenting shareholder's shares of REXX common stock.


         If REXX fails to make this offer within a period of fifteen days, or if it makes this offer and any dissenting shareholder fails to agree with REXX within the period of thirty days thereafter as to the price to be paid for the shareholder's shares of REXX common stock, REXX must, within twenty days after the expiration of the fifteen or thirty day period, as the case may be, institute a special proceeding in the appropriate New York State court to determine the rights of the dissenting shareholders and to fix the "fair value" of their shares of REXX common stock. If REXX does not institute this proceeding within the statutory time period, any dissenting shareholder may institute a proceeding for the same purpose not later than thirty days after the expiration of this period. If this proceeding is not instituted within the thirty day period, all dissenters' rights will be lost, unless the court otherwise directs.


         All dissenting shareholders, other than those who agreed with REXX as to the price to be paid for their shares of REXX common stock, will be made parties to the appraisal proceeding. The court shall fix the value of the shares of REXX common stock which shall be the "fair value" as of the close of business on the day prior to the date of the annual meeting. Within sixty days after the final determination of the court proceeding, REXX will be required to pay to each dissenting shareholder the amount found to be due to the shareholder, with interest thereon from the date on which the Watkins transaction was approved by the REXX shareholders to the date of payment, at a rate the court finds to be equitable, upon surrender of the certificates representing the shareholder's shares of REXX common stock. If the court finds that the refusal of any dissenting shareholder to accept an offer of payment by REXX was arbitrary, vexatious or otherwise not in good faith, no interest will be allowed the shareholder.


         Any dissenting shareholder who has filed a notice of election to dissent will not, after the date of completion of the Watkins transaction, have any of the rights of a shareholder with respect to the dissenting shareholder's shares of REXX common stock, other than the right to be paid the "fair value" for such shares under the NYBCL. Any notice of election to dissent may be withdrawn by a dissenting shareholder at any time prior to the shareholder's acceptance in writing of any offer of payment by REXX, but no withdrawal may be made later than sixty days after the date of completion of the Watkins transaction or, if REXX fails to make a timely offer to pay the shareholder the "fair value" of the dissenting shareholder's shares of REXX common stock, at any time within sixty days after any date on which an offer is made, or thereafter with the written consent of REXX.


         Any REXX shareholder contemplating the exercise of appraisal rights is urged to review carefully the provisions of Section 623 of the NYBCL. Failure of any shareholder to follow precisely and timely all of the steps required by
Section 623 of the NYBCL for perfecting appraisal rights will result in the loss of these rights by the shareholder.

Interests of Certain Persons in Matters to be Acted Upon


         Pursuant to the terms of the Watkins agreement, REXX will sell to Greg
S. Watkins and a permitted assignee of Daren J. Barone all of the shares of Watkins common stock presently owned by REXX. Messrs. Watkins and Barone were the individuals from whom REXX acquired Watkins in October 1997. The purchase price paid by REXX, among other consideration, was $3,600,000 in cash and 400,000 shares of REXX common stock. In addition, Messrs. Watkins and Barone are executive officers of Watkins and, in these positions, have had the opportunity to assess the causes for Watkins' recent losses and the future opportunities for Watkins.


         REXX believes that the terms of the Watkins agreement are no less favorable to REXX than terms which could have been obtained from an unaffiliated third party.


Required Vote


         Under New York law, the affirmative vote of the holders of an aggregate of 1,645,051 shares, constituting two-thirds of all outstanding shares entitled to vote at the annual meeting, is required to approve the Watkins transaction. On the record date, Arthur L. Asch, Chairman of the Board and Chief Executive Officer of REXX, owned 371,051 shares of REXX common stock and Michael A. Asch, President, Chief Operating Officer, Treasurer, Chief Financial Officer and a director of REXX, owned 50,000 shares of REXX common stock, individually, and 26,000 shares of REXX common stock, as custodian for his minor children. Messrs.
A. and M. Asch have each agreed to vote all of their aggregate 447,051 shares of REXX common stock for approval of the Watkins transaction pursuant to individual shareholders voting agreements entered into with each of the buyers, and Tari Watkins, as trustee under the Tari M. Watkins Revocable Trust, dated March 27, 1998. Ms. Watkins is the former spouse of one of the buyers. On the record date, Hilltop Investment Co., Inc., an assignee of Mr. Barone, owned 200,000 shares of REXX common stock, Mr. Watkins owned 100,000 shares of REXX common stock and the trust owned 100,000 shares of REXX common stock.


         The buyers and the trust have also each agreed to vote their aggregate 400,000 shares of REXX common stock, and have granted Messrs. A. and M. Asch proxies to vote these shares, for approval of the Watkins transaction pursuant to the shareholders agreement. Accordingly, an aggregate 847,051 shares of REXX common stock are committed to vote for approval of the Watkins transaction. In addition, James L. Hochfelder, a director of REXX, and the spouses and a relative of Messrs. A. and M. Asch, who owned an aggregate 100,000 shares of REXX common stock on the record date have indicated to REXX that they each intend to vote for approval of the Watkins transaction. Thus, a total of 947,051 shares of REXX common stock, or approximately 38% of the shares entitled to vote at the annual meeting, are either committed or likely to vote for approval of the Watkins transaction.


Recommendation of the Board of Directors


         The board of directors of REXX has determined that the Watkins transaction is in the best interests of REXX and the REXX shareholders and is fair to the REXX shareholders, has unanimously approved the Watkins transaction and unanimously recommends that the REXX shareholders vote "FOR" approval of the Watkins transaction.

                   UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                             FINANCIAL INFORMATION

                         REXX Environmental Corporation
       Unaudited Condensed Consolidated Pro Forma Statements of Operations

         The following unaudited condensed consolidated pro forma statements of operations for the year ended December 31, 1999 and the three months ended March 31, 2000 give effect to the proposed sale of Watkins Contracting, Inc. as if the sale had been consummated on January 1, 1999 and January 1, 2000, respectively. These unaudited condensed consolidated pro forma statements and notes thereto should be read in conjunction with the historical consolidated financial statements and notes thereto, incorporated by reference in this proxy statement/prospectus. These unaudited condensed consolidated pro forma statements of operations are not necessarily indicative of the results that actually would have been achieved if the proposed sale had taken place on the dates indicated or which may be obtained in the future. The historical statements of operations and these unaudited condensed consolidated pro forma statements of operations do not reflect the gain or loss, if any, attributable to the sale of Watkins.


                 (In thousands, except share and per share data)



                                                           Year Ended December 31, 1999
                                      -----------------------------------------------------------------
                                                             Pro Forma Adjustments
                                      -----------------------------------------------------------------
                                                                                             Pro Forma
                                       Historical                                            Continuing
                                      Consolidated       Debit              Credit           Operations
                                      ------------     ---------           --------          ----------

Revenues                                $ 15,895       $  15,895 (a)          --              $      --
Cost of construction                      12,874          --               $ 12,874  (a)             --
                                        --------       ---------           --------           ---------
Gross profit                               3,021          15,895             12,874                  --
Operating expenses                         3,433          --                  2,622  (a)            600
                                                                                211  (b)
                                        --------       ---------           --------           ---------
Loss from operations                        (412)         15,895             15,707                (600)
Other expenses (income):
     Interest expense                        253          --                    211  (a)             --
                                                                                 42  (c)
     Other expense                            62          --                     62  (a)             --
                                        --------       ---------           --------           ---------
Loss before provision for taxes             (727)         15,895             16,022                (600)
Provision for taxes                            9          --                   --                     9
                                        --------       ---------           --------           ---------
Net loss                                $   (736)      $  15,895           $ 16,022           $    (609)
                                        ========       =========           ========           =========

Per share data:
     Basic and diluted                  $  (0.30)                                             $   (0.26)
                                        =========                                             ==========
Weighted average number of
     shares outstanding -
     basic and diluted                 2,467,576                                                  2,467,576

                  See Notes to Unaudited Condensed Consolidated
                       Pro Forma Statements of Operations



                 (In thousands, except share and per share data)

                                                          Three Months Ended March 31, 2000
                                        --------------------------------------------------------------------
                                                               Pro Forma Adjustments              Pro Forma
                                          Historical           ---------------------              Continuing
                                         Consolidated        Debit             Credit             Operations
                                         ------------     ---------           --------            ----------

Revenues                                   $  4,007       $   4,007 (a)            --            $      --
Cost of construction                          3,082            --             $  3,082  (a)             --
                                           --------       ---------           --------           ---------
Gross profit                                    925           4,007              3,082                  --
Operating expenses                              841            --                  602  (a)            186
                                                                                    53  (b)
                                           --------       ---------           --------           ---------
Income (loss) from operations                    84           4,007              3,737                (186)
Other expenses (income):
     Interest expense                            62            --                   45  (a)             --
                                                                                    17  (c)
     Other expense                               35            --                   35  (a)             --
                                           --------       ---------           --------           ---------
Loss before provision for taxes                 (13)          4,007              3,799                (186)
Provision for taxes                              --            --                --                     --
                                           --------       ---------           --------           ---------
Net loss                                   $    (13)      $   4,007           $  3,799           $    (186)
                                           ========       =========           =========          =========
Per share data:
     Basic and diluted                     $  (0.01)                                             $   (0.08)
                                           ========                                              =========
Weighted average number of
     shares outstanding -
     basic and diluted                    2,467,576                                              2,467,576


                  See Notes to Unaudited Condensed Consolidated
                       Pro Forma Statements of Operations

                         REXX Environmental Corporation
       Notes to Condensed Consolidated Pro Forma Statements of Operations


A description of pro forma adjustments follows:

(a)      Eliminates the historical results of Watkins.
(b)      Eliminates the amortization of goodwill associated with Watkins.
(c) If the Watkins transaction had been consummated on January 1, 1999 or January 1, 2000, the proceeds from the sale would have been sufficient to eliminate the debt on REXX's balance sheet at those dates. Accordingly, this adjustment eliminates the historical interest expense incurred in connection with that debt. No interest or investment earnings have been imputed on excess cash generated by the transaction.

                         REXX Environmental Corporation
            Unaudited Condensed Consolidated Pro Forma Balance Sheet

The following unaudited condensed consolidated pro forma balance sheet as of March 31, 2000 gives effect to the proposed sale of Watkins Contracting, Inc. as if the sale had been consummated on March 31, 2000, the date of the balance sheet presented. The unaudited condensed consolidated pro forma balance sheet and notes thereto should be read in conjunction with the historical consolidated balance sheets and notes thereto, incorporated by reference in this proxy statement/prospectus. The unaudited condensed consolidated pro forma balance sheet is not necessarily indicative of the financial position that actually would have resulted if the proposed sale had taken place on March 31, 2000 or which may result in the future. (In thousands, except share and per share data)



                                                             Pro Forma Adjustments                Pro Forma
                                          Historical       -------------------------              Continuing
                                         Consolidated       Debit              Credit             Operations
                                         ------------     ---------           --------            ----------
ASSETS
Current assets:
   Cash and cash equivalents                 $    574       $   1,472 (a)     $    563  (a)            $397
                                                                                   300  (a)
                                                                                   786  (b)
   Accounts receivable - net                    3,399            --              3,399  (a)              --
   Costs in excess of billings                    594            --                594  (a)              --
   Assets held for sale                           780            --                                     780
   Other current assets                           170            --                 99  (a)              71
                                             -------       ----------         --------             --------
        Total current assets                    5,517           1,472            5,741                1,248
Property and equipment - net                    1,476            --              1,463  (a)              13
Goodwill                                        2,650            --              2,650  (a)              --
Other assets                                       36            --                 36  (a)              --
                                             --------      ----------         --------            ---------
                                             $  9,679       $   1,472         $  9,890            $   1,261
                                             ========      ==========         ========            =========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt         $    627       $     221 (a)     $     --            $      --
                                                                  406 (b)
   Notes payable - bank                         1,592           1,212 (a)           --                   --
                                                                  380 (b)
   Accounts payable                             1,320           1,320 (a)           --                   --
   Billings in excess of costs                    809             809 (a)           --                   --
   Accrued expenses                               851             523 (a)           --                  328
   Income taxes payable                            88                               --                   88
                                             --------      ----------         --------            ---------
        Total current liabilities               5,287           4,871               --                  416
                                             --------      ----------         --------            ---------
Long-term debt - net of current portion           498             498 (a)           --                   --
                                             --------      ----------         --------            ---------
Shareholders' equity:
   Preferred stock, $1.00 par value,
        authorized 1,000,000 shares; -0-
        shares issued
   Common stock, $.02 par value,
        authorized 12,000,000 shares;
        5,279,828 shares issued                   105              --               --                  105
   Capital in excess of par value              27,925              --               --               27,925
   Accumulated deficit                         (7,128)          3,049 (a)           --             (10,177)
   Common stock held in treasury,
        at cost (2,812,252 shares)            (17,008)            --                --              (17,008)
                                             --------      ----------         --------            ---------
        Total shareholders' equity              3,894           3,049               --                  845
                                             --------      ----------         --------            --------
                                             $  9,679       $   8,418         $     --            $   1,261
                                             ========      ==========         ========            ========


      See Notes to Unaudited Condensed Consolidated Pro Forma Balance Sheet

                         REXX Environmental Corporation
       Notes to Unaudited Condensed Consolidated Pro Forma Balance Sheet

         A description of the pro forma adjustments follows:

(a) Reflects the proposed sale of Watkins Contracting, Inc. and the costs and expenses associated with the Watkins Transaction. See the Stock Purchase Agreement included elsewhere in this Proxy Statement.

     Cash consideration to be received                                                           $   1,300
     Additional cash consideration to be received                                                      172
                                                                                                 ---------
     Total consideration to be received                                                              1,472

     Net assets (liabilities) to be sold to (assumed by) the purchaser:
         Cash and cash equivalents                                           $     563
         Accounts receivable - net                                               3,399
         Costs in excess of billings                                               594
         Other current assets                                                       99
         Property and equipment - net                                            1,463
         Other assets                                                               36
         Current portion of long-term debt                                        (221)
         Notes payable to bank                                                  (1,212)
         Accounts payable                                                       (1,320)
         Billings in excess of costs                                              (809)
         Accrued expenses                                                         (523)
         Long-term debt                                                           (498)
                                                                             ----------
                                                                                                    (1,571)

     Costs and expenses related to the proposed sale:
         Elimination of goodwill related to Watkins Contracting, Inc.            2,650
         Transaction costs                                                         300
                                                                             ----------
                                                                                                    (2,950)

     Loss on proposed transaction                                                                $  (3,049)
                                                                                                 ==========

                  The net assets (liabilities) to be sold (assumed) are shown as if the proposed transaction had been consummated on March 31, 2000. The actual net assets (liabilities) to be sold to (assumed) by the purchasers at the closing of the proposed transaction may differ from those shown above.

(b) Adjustments to record the use of proceeds from the proposed transaction to reduce REXX's debt.

        PROPOSAL NUMBER 3 - ADOPTION OF THE NEWTEK/REXX MERGER AGREEMENT
                                   THE MERGERS

         The following chart shows the structure of Whitestone and REXX after the proposed mergers. Entities inside dotted lines will disappear following the mergers; BJB Holdings, Inc. and REXX Environmental Corporation will be wholly-owned direct subsidiaries of Newtek Capital, Inc.





                              ---------------------------------------------
                             |                                             |
                             |              Newtek Capital, Inc.           |
                             |                                             |
                              ---------------------------------------------
                                   |                          | 100%
                                   |   100%                   |
   --------------           --------------             --------------         --------------
  | BJB Holdings,|         |  Whitestone  |           |     REXX     |       |    REXX      |
  |     Inc.     | --------|  Acquisition |           |  Acquisition |------>|Environmental |
   --------------          |     Corp.    |           |     Corp.    |       |     Corp.    |
       |       |            --------------             --------------         --------------
       |       |
       |        -------------
100%   |               100%  |
 --------------         --------------
|   Wilshire   |       |   Wilshire   |
|  Holdings I, |       | Holdings II, | ----------------------------------------------------------------------
|     Inc.     |       |     Inc.     |                                          |                            |
 --------------         --------------                                           |                            |
 |      |                  |                                                     |                            |
 |       ----------------------------------------------                          |                            |
 |        |                     |                     |                          |                            |
 |        |     100%            |     75%             |    100%                  | 1%                         |
 |   --------------       --------------        --------------                   |                            |
 |  |   Wilshire   |     |   Wilshire   |      |     The      |                  |                            |
 |  |   Advisers,  |     |   Partners,  |      |  Whitestone  |                  |                            |
 |  |     LLC      |     |     LLC      |      |    Group     |                  |                            |
 |   --------------       --------------        --------------                   |                            |
 |                                                    |                          |                            |
 |                                                    |                         --------------                |
 |                                                    |            99%         | Wilshire NY  |               |
 |                                                    |------------------------| Partners III |               |
 |                                                    |                        |     LLCp     |               |
 |                                                    |                         --------------                |
 |                                  ----------------------------------------------------------------------    |
   -------------------------       |                  |                        |         |                |   |
                         1% |      |    99%           |   65%                  |   100%  |       96.5%    |   | 1%
                          --------------        --------------           --------------  |          --------------
                         | Wilshire NY  |      |   Wilshire   |         |  Whitestone  | | 49%     |   Wilshire   |
                         | Advisers II, |      |  Investors,  |         |   Capital    | |         |   Louisiana  |
                         |     LLC      |      |     LLC      |         | Markets, Inc.| |       --|   Advisers,  |
                          --------------        --------------           --------------  |      |  |      LLC     |
                                                                                         |      |   --------------
                                                                                         |  51% |
                                                                                     --------------
                                                                                    |   Wilshire   |
                                                                                    |   Louisiana  |
                                                                                    | Partbers II, |
                                                                                    |      LLC     |
                                                                                     --------------


            THE NEWTEK/REXX AND NEWTEK/BJB HOLDINGS MERGER AGREEMENTS


         The following discusses the material information pertaining to the Newtek/REXX and Newtek/BJB Holdings mergers. The discussion constitutes a summary of the material terms of the mergers and is qualified by the more detailed Appendices to this document which are incorporated in this section by reference, including the Newtek/REXX merger agreement in Appendix B. We urge you to read the Newtek/REXX merger agreement in its entirety.


The Newtek/REXX Merger


         This merger agreement provides for a transaction in which REXX Acquisition Corp. will merge into REXX and REXX will become a wholly-owned subsidiary of Newtek. At the effective time of the Newtek/REXX merger, each share of issued and outstanding REXX common stock will cease to be outstanding and will be converted into the right to receive one share of Newtek common stock.


Background of the Newtek/REXX Merger


         As part of REXX's initial strategy to expand Watkins' asbestos abatement, demolition and dismantling businesses, REXX's management met with numerous third parties beginning in 1998 seeking acquisition candidates or other means to increase Watkins' market share in the southern California area and to open opportunities in other regions. Due to a net loss for the fourth quarter of 1998, which resulted in a net loss for the 1998 fiscal year, REXX management believed that Watkins' value, and, thereby, REXX's value, decreased in the perception of any acquisition target which REXX had previously identified. In addition, financing for acquisitions was not available on terms acceptable to REXX, if at all. REXX management ceased seeking external growth opportunities for Watkins' business through acquisitions or the opening of additional regional offices by February 1999.


         As discussions commenced with third parties regarding the possible sale of Watkins, REXX management began seeking a business combination with an entity engaged in an industry other than the industries in which Watkins operates, with a view towards enhancing shareholder value following the possible sale of Watkins including possible transactions which would enable the acquirer to derive value from REXX's net operating loss carryforwards. REXX management kept the individual REXX directors advised of their searches and updated the full board of directors at the board's March 17, 1999 meeting. The REXX board was further advised that any business combination would likely entail a substantial dilution to the REXX shareholders.


         On March 19, 1999, the directors were advised of preliminary discussions with two companies and were given summaries of these companies' business plans. Subsequently, REXX management continued its due diligence reviews of these companies. Neither company was executing their business plan on a schedule that had been previously been presented to REXX management. Further discussions with these companies revealed that neither of these companies were appropriate business combination candidates for REXX.


         In late March 1999, Michael A. Asch, President, Chief Operating Officer and a director of REXX, initiated a conversation with Brian A. Wasserman, a REXX director, concerning a possible merger involving REXX and the asset management, merchant banking and financial advisory and consulting business which Mr. Wasserman and his associates were developing. While not then in existence, the consolidation of these businesses will be accomplished with the BJB/WAC merger and for clarity are referred to herein as the Newtek businesses. Mr. Wasserman advised Mr. M. Asch that this discussion would be premature, as he and his associates were involved in several transactions that were close to being consummated and, therefore, required them to devote their full attention to these transactions.

         In April 1999, REXX held discussions with a development-stage company intending to operate a health, fitness and nutrition products and services discount card membership program. A non-binding preliminary understanding was reached and publicly announced by REXX on May 13, 1999. REXX continued its due diligence review of this company and the company's financing and business plan following the public announcement. A presentation was made to REXX's board of directors by REXX management and officers and representatives of the company at the board's May 19, 1999 meeting. In the weeks following the May 19, 1999 board meeting, this company underwent various changes to its business plan, personnel, corporate structure and financing. Despite these changes, REXX continued holding discussions with this company. However, negotiations relating to the structure, pricing and documentation of the potential business combination proceeded slower than anticipated due to changes at this company. As a result, REXX management continued their search for an appropriate business combination candidate.


         During May 1999, REXX management continued to explore various potential transactions. However, REXX's capital constraints, the focus on selling Watkins and potential environmental issues were impediments to definitive negotiations with possible business combination candidates.


         In May 1999, REXX management commenced acquisition discussions with another third party. This acquisition by REXX would have required bridge financing of at least $2,000,000, permanent acquisition financing of approximately $1,000,000 plus working capital financing. This acquisition target was a wholly-owned subsidiary of a Canadian company which was under the control of a trustee under the bankruptcy laws of Canada. The REXX board of directors, which had been informally advised of progress of the acquisition discussions, was provided further information on this acquisition target prior to its July 6, 1999 meeting. At the meeting, the board discussed the business, prospects and financial condition of the acquisition target and directed that a thorough due diligence review be conducted by REXX management prior to any further discussion. REXX management experienced great difficulty in attracting lenders to provide the necessary bridge financing and permanent debt financing for the transaction. Some lenders expressed concern that the funding of the loans and the acquisition of the target company were to occur prior to the sale of Watkins and, therefore, these lenders might incur certain environmental risks associated with REXX's ownership of Watkins. In addition, REXX's management met with the trustee in bankruptcy administering the sale of the target on behalf of the bankrupt parent, and believed that the price REXX would consider paying for the target would not be acceptable to the trustee. REXX management later learned that a bid was accepted by the trustee which was significantly in excess of the price REXX management was prepared to recommend to the board.


         In late May 1999, Brian Wasserman telephoned Michael Asch to discuss again a possible combination between REXX and the Newtek businesses developed by Mr. Wasserman and his associates. Following several informal conversations between Messrs. Wasserman and M. Asch, REXX management participated in a conference call with Mr. Wasserman and Jeffrey Rubin on May 26, 1999. Messrs. Wasserman and Rubin explained Newtek's various business segments in greater detail and described their plans to form a broker-dealer focusing on private placements conducted via a website. Initially Messrs. Wasserman and Rubin proposed a business combination which would have excluded Newtek's existing certified capital companies, which were owned, at the time, by Messrs. Wasserman and Rubin along with their associate, Barry Sloane. REXX management informed Messrs. Wasserman and Rubin that the transaction would be significantly more attractive to REXX if the existing certified capital companies were included in any potential business combination. This issue was the subject of continued discussions between May 26, and early June, 1999.


         On June 10, 1999, REXX management received a call from Newtek management to report that they were prepared to commence negotiations with REXX on the terms of a proposed business combination, and on June 14, 1999, Jeffrey Rubin telephoned Arthur and Michael Asch and negotiations began in earnest. From June 14, to June 16, 1999, several conversations between Mr. Rubin and Messrs.
A. and M. Asch continued the negotiations, which included discussions of exchange ratios, employment and compensation issues for the Newtek principals and the various manners in which Newtek could include certain minority shareholders in a proposed transaction. Informal due diligence discussions followed and, on June 21, 1999, REXX and Newtek began exchanging due diligence documents.

         On June 23, 1999, REXX and Newtek management agreed to proceed with discussions for a business combination between these two entities, discussed conversion ratios and requested their attorneys to commence preparing the necessary documentation.


         On June 30, 1999, REXX management provided the REXX board of directors with information packages which included business summaries, preliminary financial statements, a private placement memorandum for one of the capcos and a preliminary summary of transaction terms.


         REXX management updated the status of negotiating with Newtek to the REXX board of directors at the board's July 6, 1999 meeting. The REXX board was also informed that the structure of the transaction, as then contemplated, would result in REXX issuing shares of REXX common stock. Brian A. Wasserman, a founder and the Chief Financial Officer and Treasurer of Newtek as well as director of REXX, excused himself from the board meeting. The board then discussed this proposed transaction as then contemplated, together with the business and financial condition of Newtek and its affiliates. The board then invited Mr. Wasserman and Jeffrey Rubin, President of Newtek, to address the board. Messrs. Wasserman and Rubin summarized their backgrounds and business experience. They also explained the statutory requirements for qualifying and operating as a certified capital company in the various states in which Newtek had or intended to operate through its subsidiaries. They further disclosed their plans for these capcos, other businesses within the Newtek group of affiliated companies and the focus of the business upon the growth of investments in high technology related businesses with particular emphasis on internet related businesses.


         Barry Sloane, a founder and the Chairman of the Board and Chief Executive Officer of Newtek, addressed the entire REXX board at its July 7, 1999 meeting. Mr. Sloane described his background, business experience and role in selling securities of Wilshire Advisers and Wilshire Partners to various insurance companies. He reviewed the entities competitive positions in the two states in which they operated and the capitalization of Newtek and its affiliated companies. The board then reviewed and analyzed Newtek and its individual affiliated companies.


         Between July 9, and July 15, 1999, management of REXX and Newtek determined that the transaction should be structured whereby REXX would merge into a wholly-owned subsidiary of Newtek, with this subsidiary being the surviving corporation, based primarily on environmental liability and corporate law considerations. On July 26, 1999, it was determined to have this subsidiary merge into REXX, with REXX being the surviving entity, and for other structural changes so as to avail REXX and Newtek and their respective equity owners of the provisions of Sections 351 and 353 of the Code. In this manner, the transaction would not be recognized for federal income tax purposes.


         Between July 26, 1999 and August 4, 1999, merger agreement drafts were circulated between REXX and Newtek. The parties also held various discussions and negotiation sessions in connection with the revised merger agreement.


         On August 5, 1999, Newtek delivered to REXX draft employment and bonus agreements to be entered into between Newtek and its proposed management team following completion of the Newtek/REXX merger. Copies of these agreements were provided to the REXX board of directors prior to its August 16, 1999 meeting.


         On August 16, 1999, the REXX board of directors held a special meeting. At this special meeting, with Brian Wasserman excusing himself from any part of the discussion of the transaction, the REXX board reviewed the draft merger agreement and certain financial data and accounting adjustments and other financial information relating to Newtek. Following a review and lengthy discussions, the REXX board authorized REXX officers to execute an agreement containing the terms and provisions that are contained in the merger agreement.

         On August 23, 24, and 25, 1999, REXX management updated the REXX board of directors as to developments in Newtek's and management's research concerning Newtek's financial statements' presentation and other financial and accounting treatment issues.


         During the period of September through mid-November, REXX management and Newtek representatives continued to discuss various matters related to the structure of Newtek and its business to result from the proposed merger. In particular, due to the developments in the expansion of Newtek's business, Newtek requested and REXX agreed to a reformulation of the exchange ratio for the to be issued Newtek stock, with the effect that current REXX shareholders would receive one share of Newtek common stock for each share of REXX common stock, or 2,467,576 shares, and the BJB Holdings shareholders will receive a total 18,514,285 million shares. This will result in a pro forma distribution of approximately 12% to the former REXX shareholders and 88% to the former BJB Holdings shareholders, primarily Messrs. Rubin, Sloane and Wasserman.


         During the period of late August through October 1999, two Newtek subsidiaries completed their organization and capitalization as certified capital companies in the states of Louisiana and Wisconsin. Agreements were negotiated and executed between these subsidiaries and seven institutional investors in Louisiana, and nine institutional investors in Wisconsin, for total securities offerings of $18,240,000 and $17,650,000, respectively. These negotiations placed significant time limitations on Newtek management and, partially due to these other activities, discussions with REXX were delayed. In October, attention was again focused on the REXX transaction, resulting in revision of the proposed employment agreements to be entered into between Newtek and Messrs. Rubin, Sloane and Wasserman. In addition, three management services agreements were prepared by Newtek and delivered to REXX to address services to be provided by one of the Newtek subsidiaries, The Whitestone Group, LLC, to companies owned and controlled by each of Messrs. Rubin, Sloane and Wasserman.

         During the period from mid-November through early December 1999, REXX management, Newtek representatives and their legal counsel revised, discussed and finalized the merger documents which were executed on December 9, 1999. The basic terms of the merger agreement, in addition to standard representations, warranties and conditions to closing, are limited to the structure as a stock-for-stock transaction and the exchange ratio, or relative price to be assigned to the REXX assets and the Newtek assets and continuing businesses. Given Newtek's objective of developing greater access to the capital markets to facilitate the expansion of its business, a cash purchase of REXX would have been counter productive. Once this requirement had been accepted for discussion purposes by the REXX representatives in the merger discussions, considerable attention was given to the valuation and business potential of Newtek as a basis for establishing a fair and proper exchange ratio.

         With respect to REXX, management representatives were able to project with reasonable certainty the cash resources and few other assets which would be present following the sale of Watkins. On March 31, 2000, on a pro forma basis giving effect to the sale of Watkins, REXX had shareholders' equity of $845,000 and a loss for the three months then ended of $186,000. For their part, representatives of Newtek stressed the results of operations to that point in the history of the company and explained the projected results of operations and expansion plans through year end 1999. Newtek would later report for the year ended December 31, 1999 net income of $5,394,708 and equity of $8,251,351. The merger discussions between representatives of REXX and Newtek occurred in a number of face to face meetings and telephone conferences and continued over an extended period from approximately May 26, 1999 to November 30, 1999. During this period, in addition to raising an additional $35.9 million from insurance companies for use in its capcos, Newtek was also able to demonstrate the expansion of its ability to identify and acquire interests in new businesses with high growth potential. It became apparent to both REXX and Newtek that Newtek's business and projected financial results were improving, while REXX's financial position had limited opportunities for improvement and some risk of financial dilution. Despite the widening gap in the estimated financial position of the two companies as of December 31, 1999 and thereafter, the parties agreed that REXX's shareholder base and American Stock Exchange listing would be valuable to Newtek and that REXX's shareholders should receive a larger percentage of the combined company than REXX's relative earnings and equity would suggest. Based on these discussions the parties were able to arrive at a consensus as to the exchange ratio reflected in the merger agreement.

Reasons of REXX for the Newtek/REXX Merger


         In reaching its determination to approve the Newtek/REXX merger agreement and to recommend to REXX shareholders that they adopt the agreement, REXX's board consulted with REXX's management as well as its legal advisors and considered a number of factors, including:

         o Changing the strategic focus of REXX after concluding that growth in Watkins' business operations cannot be achieved due in large part to Watkins' and REXX's:

                  o        operating losses;
                  o inability to obtain additional operating financing or acquisition financing; and
                  o inability to obtain bid and performance bond underwriting on acceptable terms.

         o A review of the possible alternatives to the merger, including:

                  o        continuing to operate REXX as an independent entity;
                  o various potential strategic acquisitions and the possible benefits of each alternative to REXX shareholders; and
                  o the timing and likelihood of actually accomplishing these alternatives.
         o        A review of the terms of the merger agreement.


         In addition to the factors noted above, the REXX board considered the following factors in its determination to approve the Newtek/REXX merger:


         o the relatively high degree of risk associated with Newtek's business plan which focuses on developing, operating and investing in early-stage, high-growth, technology and internet related businesses;
         o the presence of approximately $15 million in net operating loss carryforwards available to REXX following the Watkins transaction and the means by which value might be derived from these carryforwards;
         o the effect of the possible delisting of REXX common stock following the Watkins sale;
         o Newtek's success in organizing its certified capital companies, and its ability to raise significant funds from insurance company investors for these capcos;
         o the management and financial experience of Newtek's principals in operating and investing in small and medium size, high growth, early stage companies on a fee and equity basis;
         o the business plan of Newtek to expand the certified capital company aspect of its business as well as in related advisory services;

         o the opportunity to position Newtek/REXX to raise additional equity or debt capital for future growth and development after the sale of the Watkins business; and
         o Newtek's management will be significant shareholders of Newtek and their interest in Newtek's success will be closely aligned with the interests of Newtek and its shareholders.

         The above discussion of factors considered by the REXX board is not intended to be exhaustive but includes all material factors considered by the REXX board. In reaching the determination to approve the Newtek/REXX merger agreement and recommend its adoption to REXX shareholders, the REXX board did not assign any relative or specific weights to the various factors considered by it; however, individual members of the REXX board may have assigned differing weights to different factors. Brian Wasserman, a director of REXX since 1997, and also one of the three controlling shareholders of Newtek, did not participate in any of the deliberations of the REXX board regarding the merger.

         The REXX board believes that the merger is in the best interests of REXX and its shareholders. It unanimously, without the participation of Mr. Wasserman, approved the merger and recommends that shareholders vote "FOR" the Newtek/REXX merger. The REXX board believes that the Newtek/REXX merger will enable shareholders to realize significant future value on a tax-free basis and also will enable shareholders to acquire a more liquid stock in a financially strong organization.

Reasons of Newtek for the Newtek/REXX Merger

         The management and shareholders of Newtek initially determined to proceed with exploratory discussions with REXX management due to the opportunity presented to Newtek for a relatively expedited procedure for placing Newtek in a form that would permit it to have access to the public capital markets. The previous business of Newtek, conducted through various of its subsidiaries, as well as the experience of its management, had demonstrated that the growth and prosperity of Newtek's business would benefit from ready access to capital markets and from the availability of a liquid and widely traded stock. Current business plans of Newtek contemplate the expansion of both the business development and the certified capital company aspects of its business. The opportunity to join with REXX, following its divestiture of the Watkins environmental remediation business, presented the opportunity to position Newtek, its shareholders and those of REXX, so as to be able to raise as necessary and with a minimum of difficulty, time and expense, equity or debt capital as may be needed for the future growth and development of the Newtek business.

         Because of the role which Brian A. Wasserman, a principal management official of Newtek and one of its primary shareholders, has played as a director of REXX since 1997, he was familiar with issues related to the Watkins transaction and, in particular, the manner in which REXX had been managed. Newtek saw REXX as a company that, aside from Watkins and its associated environmental liability and financial issues, presented little if any potential for future problems. The results of the due diligence investigation conducted by Newtek confirmed this conclusion.

         In particular, management of Newtek conducted a legal review of the liability insurance held by Watkins and REXX, the terms of the policies, the absence of involvement of REXX in the environmental remediation business of Watkins, and the legal liability potentially attributable to a parent corporation, such as REXX or Newtek, for the environmental liabilities of a subsidiary. Management of Newtek concluded that Newtek's exposure to loss, which might not be covered by insurance, resulting from any currently known and potential future environmental liability of Watkins, was sufficiently contained and limited. In addition, management directed that additional steps be taken to adjust the structure of the proposed combination of Newtek and REXX so as to improve the degree of Newtek's post-transaction liability protection. There can be no assurances, however, that any other environmental liability may not be asserted against REXX or Newtek after the merger.

         The management of Newtek determined that the combination with REXX, pursuant to the terms of the Newtek/REXX merger agreement would present Newtek with a desirable way in which to facilitate the growth and profitability of its businesses.

Effective Time of the Newtek/REXX Merger

         The Newtek/REXX merger will be consummated if Newtek and REXX obtain all required consents and approvals including that of the REXX shareholders, and satisfy the other conditions to the obligations of the parties to consummate the merger. The Newtek/REXX merger will become effective on the date and at the time that a certificate of merger reflecting the merger is filed with the Secretary of State of New York, or a later date or time that is indicated in the certificate and articles.

Distribution of Newtek Certificates

         Within three business days of the effective date, an agent of Newtek will send transmittal materials to shareholders for use in exchanging certificates representing shares of REXX common stock for shares of Newtek common stock.

         REXX shareholders should not surrender stock certificates for exchange until they receive the letter of transmittal and instructions.

         Newtek will deliver certificates for Newtek common stock once it receives the REXX common stock certificates. No party will be liable to any former REXX shareholder for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Newtek is not required to pay any dividends or other distributions on Newtek common stock with a record date occurring after the effective time to any holder who has not exchanged certificates for Newtek common stock. Holders of unexchanged REXX certificates will not be eligible to vote until those certificates are exchanged for Newtek common stock certificates. All paid dividends and other distributions and a check for any amount representing fractional shares will be delivered to each shareholder who has exchanged certificates, in each case without interest.

         There will be no transfers of shares of REXX common stock on REXX stock transfer books after the effective time. REXX common stock certificates presented for transfer after the effective time will be canceled and exchanged for Newtek common stock certificates.

Fractional Shares

         Newtek will not pay cash in lieu of or issue any fractional shares of Newtek common stock. Instead, shareholders will receive one additional share of Newtek common stock for any fractional share they would be entitled to. Shareholders will not be entitled to dividends, voting rights or any other shareholder rights with respect to any fractional shares.

Termination, Amendment and Waiver

         The Newtek/REXX merger agreement may be terminated at any time prior to the effective time:

         o        by mutual written consent of REXX and Newtek; or
         o by either non-breaching party if either party breaches or fails to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the agreement which is incapable of being cured by either party or is not cured within 45 days of written notice thereof;
         o        if the REXX shareholders fail to approve the merger agreement;
         o if the Newtek common stock shall fail to be approved for listing on the AMEX or Nasdaq Stock Market;

         o        if the WCI sale is not consummated; or
         o if REXX does not distribute all assets and file all required tax returns for its current defined contribution plans.

         Newtek may modify the merger agreement prior to the effective time, and REXX has generally agreed to any modifications, as long as:

         o        the consideration paid to REXX shareholders is not reduced;
         o the modifications are not likely to cause a material delay or jeopardize the receipt of any required regulatory clearances; and
         o the modifications will not effect the tax-deferred treatment expected for the exchange by the REXX shareholders.

Termination Fee

         If the Newtek/REXX merger agreement is terminated by Newtek because REXX shareholders did not approve the merger, REXX will pay Newtek up to $85,000 for its actual and reasonable expenses, including reasonable attorney's fees, incurred in connection with the merger.

Expenses and Fees

         REXX will pay its costs and expenses associated with the Newtek/REXX merger including:

         o        fees and expenses of its legal counsel;
         o        accountant and financial advisor's fees;
         o        costs and expenses of filing the proxy statement with the SEC;
                  and
         o        printing and mailing the proxy statement to its shareholders.

         Newtek will pay its costs and expenses associated with the Newtek/REXX merger including:

         o        fees and expenses of its legal counsel;
         o        accountants and financial advisor's fees; and
         o costs and expenses of filing the registration statement with the SEC.

Accounting Treatment

         Newtek will account for the Newtek/REXX merger as a "purchase," as that term is used under generally accepted accounting principles. The assets and liabilities of REXX as of the effective time will be recorded at their respective fair values and added to those of Newtek. Financial statements of Newtek issued after the effective time would reflect these values and would not be restated retroactively to reflect the historical financial position or results of operations of REXX.

Stock Exchange Listing of Newtek Common Stock; Delisting and Deregistration of REXX Common Stock


         Newtek has agreed to use its reasonable best efforts to list the shares of Newtek common stock to be issued to the holders of REXX common stock in the Newtek/REXX merger on the American Stock Exchange or Nasdaq Stock Market before the effective date. On May 25, 2000, the American Stock Exchange approved Newtek's application for the listing of its common stock.

         REXX common stock is currently listed on the American Stock Exchange under the symbol "REX." See "Price Range of REXX Common Stock and Dividends." Upon completion of the Newtek/REXX merger, REXX common stock will be delisted from the American Stock Exchange and deregistered under the Securities Exchange Act of 1934.

Resales of Newtek Common Stock

         The shares of Newtek common stock to be issued in the Newtek/REXX and Newtek/BJB Holdings mergers will be freely transferable under the Securities Act of 1933. However, this will not be the case for shares issued to any shareholder who may be deemed to be an "affiliate" of REXX or BJB Holdings for purposes of Rule 145 under the Securities Act as of the date of the annual meeting. "Affiliates" generally include directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock. These affiliates may not sell their shares of Newtek common stock acquired in the Newtek/REXX or Newtek/BJB Holdings mergers except pursuant to an effective registration statement under the securities law or other applicable securities law exemption from the registration requirements. Newtek may place restrictive legends on certificates representing Newtek common stock issued to all persons who are deemed to be "affiliates" of REXX and BJB Holdings under Rule 145.

Treatment of Outstanding REXX Options

         At the effective time, each outstanding option to purchase shares of REXX pursuant to its stock option plan will be converted into an option to purchase Newtek common stock. The new option allows its holder to acquire a number of Newtek shares of common stock equal to the number of REXX shares of common stock subject to the REXX stock option. The exercise price per share will be equal to the per share exercise price under each REXX option and will not be adjusted for the additional shares issued in connection with the Newtek/REXX and Newtek/BJB Holdings mergers. The other terms and conditions for the purchase of these options are also identical to those applicable under the REXX plan.

The Newtek/BJB Holdings Merger


         Newtek has formed a wholly-owned subsidiary, Whitestone Acquisition Corp., to merge into BJB Holdings to occur simultaneously with the closing of the REXX merger. BJB Holdings is owned almost entirely by Jeffrey G. Rubin, Brian A. Wasserman and Barry Sloane. In exchange for all the outstanding equity securities of BJB Holdings, shareholders of BJB Holdings will receive 18,514,285 shares of Newtek common stock, which will represent approximately 88% of the outstanding shares following the merger. Messrs. Rubin, Wasserman and Sloane own and control 94% of BJB Holdings and this will result in control of approximately 83% of the outstanding shares of Newtek. On April 5, 2000, the board of directors of BJB Holdings adopted an incentive stock plan and awarded options for approximately 750,000 shares of BJB stock, which options will be assumed under Newtek's 2000 Stock Incentive and Deferred Compensation Plan.

Additional Share Issuance


         Following the consummation of the REXX and Newtek mergers, management of Newtek expects to raise additional capital or issue additional shares of common stock.


         Two individuals each loaned $125,000 to the Newtek subsidiaries in exchange for a promissory note payable in 12-15 months at 6-7% interest. The notes may be satisfied, at the holders' option, with shares of BJB Holdings common stock. It is expected that these individuals will exercise their rights to acquire up to 250,000 shares of BJB Holdings common stock before the completion of the Newtek/REXX merger, which will thereafter be exchanged for an equal number of Newtek shares. In addition, during the first five months of 2000, BJB Holdings privately placed a total of 264,285 shares of its common stock with four persons to raise funds for general corporate purposes. Both of the foregoing issuances have been reflected in all pro forma share calculations in this proxy statement/prospectus.


         In addition, Newtek management has held extensive discussions with a number of securities underwriters with a view to undertaking a private placement of up to 3.5 million shares of Newtek common stock with primarily institutional investors. One firm has been identified as the likely lead manager of the placement. This placement is conditioned upon the Newtek/REXX merger and would, if concluded, likely occur within 90 days of the completion of the REXX merger and would obligate Newtek to maintain an effective registration statement covering the resale by these investors of the stock until the time when resale restrictions on the stock expire. Capital raised though this private investment would be used for additional investments in partner companies and other investments and, to a lesser extent, for general corporate purposes. As of the date of this proxy/prospectus, no agreements have been entered into by BJB Holdings and no assurance is given that the transaction will occur, or if it does, at what point in time or at what price for the shares to be issued. Any additional share issuances will result in further dilution to Newtek's current and future shareholders.


         Newtek presently intends to explore within the next year the possibility of the exchange of the outstanding warrants for equity interests in its capcos held by the insurance company investors for warrants or capital stock of Newtek. The ratio for an exchange would be subject to market conditions for the Newtek stock at the time and negotiation with the insurance companies.


         Newtek is also presently considering various transactions for the acquisition of additional partner companies which may result in the issuance of options by Newtek, either in exchange for previously issued BJB Holdings options or directly in transactions following the completion of the mergers. Only one transaction is currently in active negotiation, and this would result in the issuance of options to acquire up to 85,000 BJB Holdings shares. These options, if granted, would be assumed by Newtek after the merger. Any such additional shares would represent additional possible dilution to Newtek's current and future shareholders.


                     INFORMATION ABOUT NEWTEK CAPITAL, INC.

         The following description of Newtek's business assumes that the Newtek/BJB Holdings merger has occurred.

Overview and Business Strategy

         Newtek's business originated in 1998 in the organization and operation of what are now five certified capital companies (or "capcos"), which Newtek has sponsored and are described below. From 1998 through late 1999, the business of Newtek has focused on the deployment of these capco funds and the receipt of related tax credit income also described below. In this process, the owners of Newtek have determined that the capcos provide a base for the structuring, development and acquisition of further businesses, particularly early-stage, technology-oriented companies focused on Internet related commerce, or "e-commerce." Since the last quarter of 1999, Newtek has been working to expand its business development activities, and its goal is to be a premier business partner for its partner companies by helping them implement their business strategies in a manner consistent with Newtek's objectives. Through the capco programs and otherwise, Newtek is in the early stages of operation as a holding company for a network of partner companies in a collaborative and coordinated effort to develop successful businesses in a number of emerging, technological areas.

         The management of Newtek believes that there will be substantial growth in business-to-business e-commerce and that this creates significant market opportunities for well positioned, managed and funded emerging companies. Many new companies, including spin-outs from traditional businesses, are currently being formed and funded to develop technologies and solutions to support the new business-to-business e-commerce market. Business-to-business solutions are being rapidly adopted to facilitate the continuous exchange of information among business partners, to large customer audiences, and to allow businesses to interact more efficiently with suppliers, distributors, and service providers. Newtek, through its network of partner companies, is participating in this industry.

         To date, the majority of Newtek's acquisitions and other business development efforts have been undertaken through the capcos which Newtek controls. As of March 31, 2000, Newtek had provided business development services, including in some cases funding, for 14 companies, of which 4 are majority owned or primarily controlled and represent approximately, on a fair market value basis, 68% of its investments, other than Government securities. See "Newtek Capital, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations."


Certified Capital Companies

         Overview. A capco is a "certified capital company," either a corporation or a limited liability company, established in and chartered by one of the five states currently with authorizing legislation (Florida, Louisiana, Missouri, New York and Wisconsin). A capco will issue debt and equity instruments exclusively to insurance companies, and the capcos then are authorized, under the respective state statutes, to make targeted acquisitions of interests in companies which may be majority owned or primarily controlled by the capcos after the acquisition is consummated. For a description of the debt instruments and warrants issued by the Newtek capcos, see "Newtek Capital, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations," and Notes 7 and 8 of Notes to Combined Financial Statements.

         The Role of Capcos in Newtek's Business Strategy. Management of Newtek has determined that the features of the capco programs facilitate the use of the capco funds in the support of its development as the holding company for a network of collaborative businesses focused on technology and e-commerce. For example, the business plan for a capco in the State of Louisiana must contain a mission statement described as follows.

         "The mission statement shall state that the [capco's] purpose is to encourage and assist in the creation, development, and expansion of Louisiana businesses and to provide maximum opportunities for the employment of Louisiana residents, by making equity investments, or financing assistance as a licensed [capco], available to Qualified Louisiana Businesses as stated under [applicable statutes]."

         The authorizing statutes in each of the states in which Newtek operates explicitly allow and encourage the capcos to take equity interests, which may include majority or controlling interests, in companies pursuant to the programs. Consequently, Newtek may, consistent with its business objectives, acquire interests in companies through its capcos and provide management and other services to these companies as parts of its collaborative network. Newtek intends the interests of each of its capcos to consist mainly of interests in majority owned or primarily controlled partner companies, as it does currently with a substantial majority of its placed funds.

         The Capco Programs; Tax Credits. In return for making investments in the targeted companies, the states provide tax credits which are available for use by insurance companies that provide the funds to the capcos to reduce the insurance companies' state tax liabilities. In order to maintain its status as a capco, and to avoid the recapture or forfeiture of the tax credits, each capco must meet a number of specific investment requirements, including a minimum investment schedule. A final loss of capco status, that is decertification as a capco, results in loss or possible recapture of the tax credit. The agreements entered into by Newtek's capcos with their funding insurance companies provide, in the event of decertification, for payments by the capco or, as described below, by the capco insurer to the insurance companies in the nature of compensatory payments to replace the lost tax credit. Investment Requirements. Each of the state capco programs has a requirement that a capco, in order to maintain its certified status, must meet certain investment benchmarks. For example, the capco must invest at least 25% of its "certified capital" (the amount of the original funding of the capco by the insurance companies) by 24 months from the initial investment date, and 40% by 36 months and 50% by 60 months. The various states, which administer these programs through their insurance, banking or commerce departments, conduct periodic reviews and on site examinations of the capcos in order to verify that the capcos have met applicable investment requirements and are otherwise acting in conformance with the statutes and rules. Requirements include limitations on the initial size of the recipients of the capco funds, including the number of their employees, the location within the respective state of the recipients and the recipients' commitment to remain therein for a specified period of time, the types of business conducted by the recipients (which generally exclude real estate, financial services, and professional services such as medical or legal practices), and the terms of the investments in the recipients. All of the capco programs permit the capcos to take majority or controlling interests in companies or joint ventures, as Newtek has done and intends to continue to do in appropriate situations consistent with its strategy to invest in or acquire companies which add to its collaborative network. Capcos are required to maintain detailed records so as to demonstrate to state examiners compliance with all applicable requirements.

         Capco Insurance. Under the terms of the insurance purchased by the capcos for the benefit of their insurance company investors, the capco insurer assumes the obligation to repay the insurance companies the principal amount of their debt as well as make compensatory payments in the event of a loss of the availability of the related tax credits. The capco insurer, an international insurance company with a AAA credit rating, would be authorized, in the event of a threat of or final decertification by a state, to assume partial or complete control of the business of the capco so as to ensure compliance with investment requirements or other requirements. This would likely avoid final decertification and the necessity of insurance or interest payments. However, control by the insurer would also result in significant disruption of the capco's business and likely result in significant financial loss to the capco. Decertification would also likely impair Newtek's ability to obtain certification for capcos in additional states as legislation makes other opportunities available. In order to address this risk of decertification, which may be eliminated entirely in all states in which Newtek now operates by meeting a 100% of capital investment threshold, Newtek has structured its investment program as aggressively as is consistent with safe and sound operations to meet the investment benchmarks as early as possible. As of March 31, 2000, the two capcos with the longest operating histories, New York and Florida, were approximately three months and nine months, respectively, ahead of schedule in meeting the five-year minimum investment schedules. The detail of these investments is set out in the Notes to Newtek's financial statements, which are included with this proxy statement/prospectus.

         On March 20, 2000, Newtek established its latest capco, Wilshire New York Advisors II, LLC. This company received $7.6 million of funding from seven insurance companies during the second quarter of 2000. In July 2000, Newtek also established Wilshire New York Partners III, LLC to participate in a third New York capco program, and Wilshire Louisiana Partners II, LLC to participate in a second Louisiana capco program. If completed, Newtek's sixth and seventh capcos will likely be funded during the fourth quarter of 2000.

         Newtek's Ability to Compete. Newtek's capcos have competed in their offerings with the four or five other capcos sponsored by various national financial organizations as well as those locally sponsored companies in one or another state. Newtek's management believes it has been successful in raising funds because of:

         o the manner in which it has structured the participation by the insurance companies;
         o the insurance which it has been able to obtain to cover the loss of the tax credits and the obligation to repay principal;
         o        the previous business experience of its principals;
         o        the national marketing of its product; and
         o the extensive contacts which its management has as a result of previous experience in the financial community.

         Newtek has structured these securities as debt instruments and warrants for participation in the equity of the particular capco. The warrants issued by each capco entitle the holders to between 4% and 20% of the equity of the particular capco at a nominal exercise price. The warrants have a 10 year term but are not exercisable for 5 years from issue and presently are not exchangeable for any securities other than the particular capcos. The warrants do not provide for any control over the capcos' operations; any such control by an insurance company would be in violation of the state capco statutes.

         These capco programs are, in the view of Newtek's management, a complement to Newtek's long-term strategy to develop and hold a majority position in or control of early-stage companies principally focused on technology, particularly the Internet and e-commerce. A significant factor in evaluating potential acquisition opportunities is a candidate's ability to support and help other partner company operations. All current capco statutes permit equity as well as debt investments, and seek to have the capco management provide more than simply investment capital to the emerging businesses in the state. Based upon the experience of it management, Newtek determined early in the operations of the capcos that the targeted new and small businesses required much more than just the funds available in the capcos. These businesses also require and Newtek has provided administrative, managerial, technical, legal and financial management help in structuring and building the businesses. All three of the principal shareholders of Newtek have direct and in-depth experience with early-stage businesses. This hands-on management approach of Newtek facilitates the accomplishment of the general objectives of the capco programs of economic development, while at the same time permitting Newtek, through its capcos, to develop a network of long-term and synergistic investments in related, partner companies.


Partner Companies

         Majority owned or Primarily Controlled Partner Companies. Newtek refers to its "partner companies" as those companies of which it owns 50% or more of the outstanding voting securities, or "majority-owned partner companies," and those companies of which it owns more than 25%-49% of the outstanding securities, and exercises more control over the company than any other shareholder, or "primarily controlled partner companies." Newtek provides its partner companies business development services, funding and active participation in management. However, Newtek does not act as an agent or legal representative for any of its partner companies, Newtek does not have the power or authority to bind them legally, and Newtek generally does not have the types of liabilities for its partner companies that a general partner of a partnership would have.

         At March 31, 2000, Newtek had three majority owned partner companies, all of which were as a result of investments through the capco programs. These companies were BizBrokerNet, LLC, Merchant Data Systems Sales & Marketing, LLC and DTE Technologies, LLC and represent a total investment as of March 31, 2000 of $7,500,000. In addition, Newtek considers its interest in CB Real Net, LLC to be a primarily controlled partner company. Newtek contributed $2,500,000 to CB Real Net, LLC during the quarter ended March 31, 2000. In addition to these four partner companies, at March 31, 2000, Newtek had six other qualified investments which were not partner companies and which represented a total investment of $2,486,000. All qualified capco investments at March 31, 2000 totaled $12,487,000.

         The following tables set forth unaudited revenue, expense and net loss information for the fiscal year ended December 31, 1999, the three months ended March 31, 2000 and the six months ended June 30, 2000 for each of BizBroker Net, LLC, Merchant Data Systems Sales and Marketing, LLC, DTE Technologies, LLC and CB Real Net, LLC.

                                                     Biz Broker Net, LLC
                       -----------------------------------------------------------------------------------
                               Year Ended            Three Months Ended           Six Months Ended
                           December 31, 1999           March 31, 2000               June 30, 2000
                           -----------------           --------------               -------------
   Revenue                   $        --                 $      --               $   68,014
   Expenses                           --                    46,594                   76,285
                             -----------                 ---------               ----------
   Net loss                  $        --                 $ (46,594)              $   (8,271)
                             ===========                 =========               ==========



                                                    Merchant Data Systems
                                                  Sales and Marketing, LLC
   ------------------- -----------------------------------------------------------------------------------
                               Year Ended            Three Months Ended           Six Months Ended
                           December 31, 1999           March 31, 2000               June 30, 2000
                           -----------------           --------------               -------------
   Revenue                   $    36,549                $   57,317               $  113,151
   Expenses                      129,575                    15,907                  207,521
                              ---------                  ---------                ---------
   Net loss                  $   (93,026)               $ (100,590)              $  (94,370)
                             ===========                ==========               ==========


                                                    DTE Technologies, LLC
------------------------- --------------------------------------------------------------------------------------------
                             Jan. 1-Dec. 15,        Dec. 16-Dec. 31,      Three Months Ended      Six Months Ended
                                  1999                    1999              March 31, 2000          June 30, 2000
                               ----------              ----------           --------------          -------------
    Revenue                   $  410,220             $  20,992               $  174,772             $  429,030
    Expenses                     661,021                37,269                  270,274                534,577
                              ----------              --------                ---------              ---------
    Net loss                  $ (250,801)            $ (16,277)              $  (95,502)            $ (105,547)
                              ==========             =========               ==========             ==========



                                                      CB Real Net, LLC
   ------------------- -----------------------------------------------------------------------------------
                               Year Ended            Three Months Ended           Six Months Ended
                           December 31, 1999           March 31, 2000               June 30, 2000
                           -----------------           --------------               -------------
   Revenue                   $        --                  $     --                  $       --
   Expenses                           --                    32,000                      86,489
                             -----------                  --------                  ----------
   Net loss                  $        --                  $(32,000)                 $  (86,489)
                             ===========                  ========                  ==========



         Newtek is not aware of any reason why its investments in the above partner companies should have suffered a material decline in value since March 31, 2000.

         For those partner companies in which Newtek's equity ownership and voting power percentage is greater than 50%, Newtek will generally actively direct much of their operating activities. For those partner companies in which Newtek's equity ownership and voting power percentage is at least 25% but not more than 50%, Newtek will generally have significant involvement in and influence over their operating activities, including rights to participate in material management decisions. For those companies in which Newtek's equity ownership and voting power percentage is less than 25%, Newtek is generally not actively involved in their management or day-to-day operations, but offers them advisory services or assistance with particular projects, as well as the collaborative services of its network of companies. In pursuing its revised business objectives, Newtek intends to hold a decreasing portion of its total assets in companies in which it has voting power less than 25%.

         Below is a description of Newtek's partner companies and the manner which Newtek, its management and advisors have assisted them.

         BizBrokerNet, LLC is based in south Florida and is a newly-organized joint venture between Newtek's Florida capco and a business broker with 10 years experience in providing acquisition and marketing assistance to small businesses. Organized and funded in November 1999 in part with a $3.5 million loan from Newtek's Florida capco to Transworld Business Brokers, Inc., a co-joint venturer of BizBrokerNet, it is in the process of developing a number of services to be marketed to business brokers and their small business clients nationwide, which will bring e-commerce technology to an industry notably without access to this technology today, and providing direct services in the development and deployment of e-commerce tools to support the business broker industry. Newtek participates directly in the day-to-day management of this partner company, having appointed 2 of the 4 managers and actively assisted in the screening and selection of key personnel. Newtek and its associates in this business intend to participate in the operation of the business for the foreseeable future to assist other partner companies in appropriate areas and to benefit from the collaborative network.

         Merchant Data Systems Sales & Marketing, LLC is also based in south Florida and is a newly-organized joint venture between Newtek's Florida capco and an established company providing credit card processing services to small businesses. The newly-organized company was funded in October 1999 with $3.5 million from the capco and is focused on developing a means for the secure processing of credit card transactions using e-commerce. Newtek has provided assistance with the management of the technology development and the negotiations with the financial institutions which will provide significant related services. In addition, it has provided material support for the development of a new marketing strategy focusing on e-commerce and in recruiting personnel to implement the strategy. Newtek is assisting in the development of a long-term, nationwide marketing program for this company.

         DTE Technologies, LLC, which was named Down To Earth Distribution, Inc. prior to its acquisition by Newtek, is an investment of $500,000 made in December 1999 by Newtek's capco in Florida. This company, in which Newtek personnel actively participate in assisting management, is developing the use of Internet technology in the marketing of organic agricultural products to large-scale agricultural and land owners. Newtek has provided significant support in the design and implementation of financial management services, product development, and the design of the e-commerce aspect of the marketing program, and Newtek is currently assisting in the identification of additional financing for the growth of the company. This investment is similarly intended to be long-term.

         CB Real Net, LLC is an investment of $2.5 million made in February 2000 by Newtek's Wisconsin capco. This company is considered a primarily controlled partner company due to Newtek's ownership of 40% of the equity and day-to-day participation in the management of the company. This company has a contract with the franchiser of a real estate brokerage covering a multi-national market to provide all "back office' administrative and technological support to the franchiser and related services to the franchisees. Newtek is providing significant support in administrative systems, financial management, executive recruitment and technological design for CB Real Net's design and other areas, as well as implementation of a major package of services for the franchiser which will rely heavily on Internet technology.

         Newtek is currently planning to add to these majority owned or primarily controlled partner companies during 2000 at least three additional companies which are expected to have significant potential to enhance the value and results of the other partner companies. These are expected to be:

         o        an Internet website developer;

         o        an Internet-based advertising and media company; and

         o an online broker-dealer engaging in the placement of investments with institutional and accredited investors exclusively through Internet based services.

         There are two prevailing themes in Newtek's philosophy for the selection of partner companies. First, is to focus on the Internet and attempt to integrate the technology into new areas of business which have thus far not benefited in any meaningful fashion from the explosive growth of these technologies over the past decade. The key to Newtek's selection process is an effort to create opportunities for companies that embrace the new technologies as well as companies that are innovators of the new technologies. Second, and of equal importance, is the selection of companies which can provide goods or services required for the success of the existing network of companies. In particular, Newtek's acquisition of a website developer is expected to make available to the other partners an important resource which is key to the development of the partners' and Newtek's overall business strategy.

         All of Newtek's partner companies either are in very early stages of development or are small businesses. These companies will require material resources, managerial strength and time to develop into profitable businesses. Newtek does not now receive, nor does it expect to receive in the near future, material revenue or profit from the operations of these companies. If the companies succeed, it will take appreciable time for their shareholders and Newtek's shareholders to see results.

         Other Investments. Investments by Newtek that are not qualified investments are classified as "other investments." At March 31, 2000, Newtek's other investments were carried at their cost basis of $488,750. Included in other investments is Newtek's interest in Envision Development Corporation at its cost basis of $268,750. The Envision Development Corporation securities are held by BizBrokerNet, LLC on behalf of Newtek for business advisory services provided by Newtek to a third party. Newtek holds this asset as an other investment. BizBrokerNet and Newtek entered into an agreement on January 12, 2000 whereby BizBrokerNet agreed to hold as record holder Newtek's 95% beneficial interest in the securities received and to take no action with respect to the securities, including specifically their disposition, except at the direction or with the consent of Newtek. Under the agreement, Newtek may, at its discretion, direct the transfer to it of its interest in the securities, at which time the agreement will terminate. See "Newtek Capital, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations."

         As Newtek pursues its business strategy and focuses on the acquisition of majority or controlling positions in additional partner companies, it expects other investments to comprise a shrinking portion of its overall income and value. In addition, Newtek may to the extent possible increase its interests in these companies so that it has an ownership interest sufficient to integrate them within its network of partner companies. Alternatively, it may dispose of some or all of the interests in other investments if, in the aggregate, they are anticipated to constitute more than 30% of Newtek's non-consolidated total assets (exclusive of Government securities and cash items) within the coming six months. See "Government Regulation; Investment Company Act of 1940."

         1-800 Gift Certificate (which recently changed its name to Incent One) is a company which, while not a partner company as Newtek holds only a small percentage of its equity, is a significant component of the Newtek network of collaborative companies. This company designs and markets corporate incentive and related gift programs, with particular focus on the e-commerce market. Newtek personnel have provided material services to the company. In particular, in order to complete a fulfillment arrangement with a national credit card merchant, the company was required to qualify for and obtain material insurance coverage. Newtek management personnel undertook this project on behalf of the company and assisted in completing the transaction. Newtek views the company as a potential key component of the marketing strategies of its current and future partner companies.

Execution; Regional Business Development Centers

         A key to the implementation of Newtek's strategy is its emphasis on the selection and developmental efforts of its existing five Regional Business Development Centers, and three additional Centers Newtek currently plans to establish within the next 18 months. These Regional Business Development Centers have been and will continue to be placed in areas traditionally underserved by business development firms, in areas away from "Silicon Valley" on the west coast and "Silicon Alley" on the east coast. By focusing on these areas, Newtek believes that it will locate the most favorable opportunities to create new and innovative businesses. These offices are believed to be valuable because they are staffed or associated with individuals with experience in working with small business who are able to identify and evaluate potential partner companies and other investments or acquisitions.

         Once a company becomes associated with Newtek, it benefits not only from access to financing that Newtek can make available or assist in finding, but also from the synergistic business relationships among the other Newtek partner companies, as well as the involvement of Newtek's senior management and its Advisory Committee, all of whom have significant experience in meeting the critical needs of early stage companies, including those in the fields of technology, the Internet and e-commerce.

         Newtek's regional management consists, in addition to the current senior management based in New York, of the following six individuals.

         Christopher Bauer, Wisconsin - Mr. Bauer has had over 28 years of experience in commercial banking at Firstar Corporation, a $38 billion diversified financial services company. For the last 10 years Mr. Bauer has served as the President of Firstar Bank of Milwaukee. Firstar Bank of Milwaukee is considered one of the region's leading banks in structuring and financing a host of commercial products, including capital markets, structured finance, mergers and acquisitions and venture equity investments, especially in small to mid-ranged companies. Prior to serving as President, Mr. Bauer directed all merger and acquisition activity for Firstar, following 15 years experience in various capacities focused on consumer and small business banking. He was also a director of the $10 million Wisconsin Venture Capital Fund, which assisted small early-stage Wisconsin companies.

         Charles W. Kearns, Wisconsin - Mr. Kearns has spent the last 16 years working with both regional and national investment banking firms including E.F. Hutton, Salomon Smith Barney, Cleary Gull, and B.C. Ziegler & Co. Mr. Kearns' experience includes Manager of the Financial Institutions and Fixed Income Departments, as well as serving on the Board of Directors at Cleary Gull. Mr. Kearns is currently founder and Principal of Premier Financial Corporation, a financial advisory firm. He has participated in raising venture capital for several enterprises, including Internet and financial service companies, as well as numerous private and public placements of debt and equity securities. Mr. Kearns is also co-founder and owner of Klein Corporation, a manufacturing company in the standby power industry.

         Gregory L. Zink, Florida - Mr. Zink has been the investment advisor and consultant to a private investment trust with assets in excess of $30,000,000. Under Mr. Zink's management, the trust has invested in and operated a number of early stage operating businesses, including start-ups such as Nautilus Group Japan, Ltd., Heuristic Development Corp. (NASDAQ Symbol "IFIT") and Nekton Diving Cruises, Inc. Mr. Zinc currently serves as Chief Operating Officer and Director of Nautilus Group Japan, Ltd., President and Director of Heuristic Development Corp. and previously served as the Chairman of the Board and Chief Financial Officer of Nekton Diving Cruises, Inc. From April 1986 through March 1988, Mr. Zink was the Chief Financial Officer of Forway Industries, a manufacturer of military spare parts. Mr. Zink was a Senior Consultant for Touche Ross Consulting, providing various financial and "turn around" consulting services from July 1983 through March 1986. From June 1979 through July 1981, he participated in and completed the General Electric Company Financial Management Program and held various finance and accounting positions.

         Jeff M. Schottenstein, Florida - During the past 30 years, Mr. Schottenstein has been a Director of Schottenstein Investment, a diversified investment holding company with $650 million in assets, Vice President of Schottenstein Stores' Value City Stores Division (NYSE symbol VCD) and CEO of Schottenstein Realty Company, which specializes in the investment and restructuring of companies. Mr. Schottenstein has been involved in the capitalization and restructuring of numerous retail enterprises, including Weiboldts' Department Stores, Chicago, Illinois; Strauss Auto Parts, New York, New York; Valley Fair Discount Stores, New Jersey; Steinbach Stores and others. Along with his investors, Jeff Schottenstein has successfully acquired Bell Supply Company (retail oil and gas equipment supply company based in Kilgore, Texas) and Omni Exploration Company, the first successful Chapter 11 reorganization of an oil and gas service company in the United States.

         F. Anderson Stone, Louisiana - Mr. Stone has more than 25 years of institutional credit analysis and investment experience managing high-grade public and private corporate, high yield public corporate, and mortgage-backed fixed income; equity; limited partnership and alternative asset portfolios for income and growth. Mr. Stone has held various life insurance investment positions including Vice President, Corporate Securities at Pan-American Life Insurance Company, and Senior Portfolio Manager at The Life Insurance Company of Virginia and Second-Vice President-Investments at Shenandoah Life Insurance Company. As a registered investment advisor and registered representative, he has advised individuals and institutions in the formation and implementation of portfolio strategies.

         Russell Solomon, Louisiana - Mr. Solomon is the founder and President of Solomon and Associates which concentrates on complex and unique litigation in the areas of law including corporate, maritime, insurance, personal injury and general business. Mr. Solomon was previously a founding member and managing director of the law firm of Mcquaig and Solomon which exclusively represented institutions such as K-Mart, Home Depot, General Motors Acceptance Corporation, Orleans Lever Board, and numerous insurance companies such as Continental, Boston Old Colony and Travelers. Mr. Solomon currently serves at the pleasure of the Honorable Harry Connick, District Attorney For New Orleans, as a member of the Board of Directors of the Voters Information League which is a political organization and its stated purpose is to support any political measure that will fight violent crime. Mr. Solomon is also a member of the Regional Board of Directors of the Anti-Defamation League. Mr. Solomon is a member of the Tulane University Law School faculty as an adjunct Professor of Law teaching trial advocacy to third year law students. Born and raised in New Orleans, Louisiana, Mr. Solomon went to Boston University School of Management and returned to receive his law degree from Tulane University School of Law.

Newtek's Regional Business Development Centers are located as follows:

         o        Wisconsin                        o        New York
                  ---------                                 --------

         1330 West Towne Square Road               845 Third Avenue, 8th Floor
         Mequon, Wisconsin  53092                  New York, New York  10022

         o        Florida                          o        New York II
                  -------                                   -----------

         1201 Brickell Avenue                      1500 Hempstead Turnpike
         Miami, Florida  33131                     East Meadow, New York  11554

         o        Louisiana

         228 St. Charles Street
         New Orleans, Louisiana  70130

Newtek anticipates opening 3 new Regional Business Development Centers, probably in conjunction with capcos in the states of Missouri and California and in Albany, New York, prior to the end of 2001.


Advisory Committee

         The Advisory Committee has been used as a direct extension of Newtek. Advisory Committee members are a source of information and are used to focus on specific technologies and industries where the highest level of sophistication is required for business development. The Advisory Committee consists of individuals from diverse backgrounds, but with specific knowledge regarding different aspects of business development, technology and the Internet. Of the 8 current Advisory Committee members, 4 have been involved in e-commerce business development and 2 are involved in the identification of management needs and resources. The individuals include:

         o David Simon - Director/Vice President, Business Development of e-Citi/Citibank N.A.
         o        Hugh Crean - Vice President, Product Development of
                  Priceline.com
         o        Michael Balboni - New York State Senator
         o Bruce Richards - President and Chief Executive Officer of Marathon Asset Management Company
         o Barry Simon - Vice President, Content Development - G.E. Small Business.com
         o Josh Grotstein - Former Division Executive/Vice President, Commerce - e-Citi/Citibank N.A.
         o Peter Fitzpatrick - Partner in Gunderson Partners, a global executive search firm.
         o Gary Goldstein - Chairman of The Whitney Group, a global executive search firm.

         These individuals were chosen because of their hands-on, line management responsibility for the implementation of new business development in e-commerce or their ability to provide advice or assistance in areas of significant need to emerging businesses. Members of the Newtek Advisory Committee have provided or are currently providing assistance in areas such as the negotiation of a joint venture between a potential partner company and an established Internet service provider, marketing analysis and advice to CB Real Net, LLC and 1-800 Gift Certificate, and management recruitment assistance.

Business Development Services

         Essential to the success of any business venture is the formulation and implementation of a sound business strategy. Newtek, through it senior management, regional management, advisors and associated professionals, works directly with its partner companies and other companies for which it provides management, strategic planning, marketing and financing in order:

         o        to create and implement their business model;
         o to recruit and locate key members for their senior management, board of directors and board of advisors;
         o to establish and coordinate strategic joint ventures in distribution, marketing and finance;
         o to reposition or augment existing platform companies with e-commerce strategies;
         o to coordinate and grow strategic relationships among all of its partner companies;
         o to offer its hands-on experience in all aspects of joint venture and contract negotiation;
         o        to help secure additional financing;
         o to identify and implement new technologies relying on the Internet which can enhance the development of existing businesses, including web site development; and
         o to identify and implement marketing strategies which will enable the developers of new technologies find acceptance for their services among the partner companies or on a broader basis.

         Since its inception in 1998, and in addition to the resources in the Regional Business Development Centers, Newtek has added personnel in various employee or independent contractor capacities in order to meet the requirements of serving its partner companies and other investments. At June 30, 2000, Newtek had secured, in addition to its senior management, the services of 16 individuals in the areas of computer and Internet technology, financial management, business management and analysis, contract finance and business operations. While management of Newtek believes it has sufficient resources, including the resources available through the Advisory Committee, for its present needs, it is actively seeking to fill at least 3 additional positions to supplement the services available. If Newtek is successful in adding a number of additional partner companies to its network of companies, additional resources are expected to be available for use by the network, but there will also be a need to supplement the staff services which Newtek must provide.


Selection Strategies

         In the selection of partner companies, Newtek relies on the contact base and reputation of its management team and key professionals who represent an aggregate of approximately 50 years providing various forms of assistance to early stage businesses. The contacts and knowledge of the key personnel in the Regional Business Development Centers are also valuable in identifying and evaluating businesses with growth and profit potential. Newtek believes that very attractive risk/reward ratios are found in partnering with very early stage or start-up opportunities. which typically require investments in the range of $300,000 to $5,000,000 increments, which fit well with the investment limitations of the capco programs . Newtek seeks to apply its services at this point in the development of the businesses and is able to assist in raising additional financing as the companies meet or exceed their business plans and expand their business goals and strategies. Newtek has developed and refined a business selection strategy that emphasizes the following general principles:

         o focusing on opportunities where companies show the potential to develop into market leaders in rapidly growing industries;

         o seeking to work with operations-oriented managers with experience in industries in which they operate, and who have previously succeeded in similar business endeavors, thereby reducing the execution risk;

         o emphasizing low entry valuations and attractive acquisition structures; and

         o taking a pro-active approach to supporting the strategic initiative, corporate development activities and financial strategies of partner companies in order to maximize shareholder value in both the short and long term. This enables management of these companies to focus on what they do best -- running the business with Newtek's support.

         An important part of Newtek's strategy in selecting its partner companies and in structuring investments in them is to rely on the skill and judgment of its senior management. In particular, Newtek has adopted a committee approach to investment or partner selection decisions, thereby tapping the experience of all participants in the process. A key feature of Newtek's decision-making process is its requirement that the selection of companies to include within its collaborative network and other investments be made by the senior management and the local participants in the involved Regional Business Development Center. Newtek believes that this unanimity requirement ensures that its decisions will continue to be well developed, sound and consensus oriented.


Government Regulation; Investment Company Act of 1940

         Overview. Because of the nature of the business of Newtek in the period ended in December 1999, and of the activities of Newtek's principal operating company other than the capcos, The Whitestone Group, LLC, management of Newtek has addressed the question of the application of the Investment Company Act of 1940, as amended, to the business of Newtek, both before and following the proposed Newtek/REXX merger. As discussed below, the application of the Investment Company Act to the business of Newtek would impose requirements and limitations that are materially inconsistent with Newtek's current and intended business strategy.

         Companies that are publicly offered in the U.S. and which (1) are, or hold themselves out as being, engaged primarily or proposing to engage primarily in the business of investing, reinvesting or trading in securities, or (2) own or hold investment securities exceeding 40% of the value of their total assets (adjusted to exclude U.S. government securities and cash) and are engaged in the business of investing, reinvesting, owning, holding or trading in securities, are considered to be investment companies under the Investment Company Act. Unless an exclusion from registration were available or obtained by grant of an SEC order, these companies must register under this Act and, thus, become subject to extensive regulation regarding several aspects of their operations.

         The SEC has adopted Rule 3a-1 that provides an exclusion from registration as an investment company if a company meets both an asset and an income test and is not otherwise primarily engaged in an investment company business by, among other things, holding itself out to the public as such or by taking controlling interests in companies with a view to realizing profits through subsequent sales of these interests. A company satisfies the asset test of Rule 3a-1 if it has no more than 45% of the value of its total assets (adjusted to exclude U.S. government securities and cash) in the form of securities other than interests in majority owned subsidiaries and companies which it primarily and actively controls. A company satisfies the income test of Rule 3a-1 if it has derived no more than 45% of its net income for its last four fiscal quarters combined from securities other than interests in majority owned subsidiaries and primarily and actively controlled companies.

         Newtek's proposed business strategy and business activities at present and subsequent to the REXX/Newtek merger involve taking mainly majority-ownership and primary controlling interests in partner companies with a view to participating actively in their management and development. Newtek believes that this strategy and the scope of its business activities would not cause it to fall within the definition of investment company or, if so, provide it with a basis for an exclusion from the definition of investment company under the Investment Company Act.

         Asset and Income Composition. Newtek has determined that as of the end of its most recent fiscal quarter, no more than 40% of the value of its total assets (adjusted to exclude U.S. government securities and cash) consisted of investment securities. The value of Newtek's holding of securities as of the date, for purposes of the definition of investment company under the Investment Company Act, consisted mainly of its interests in partner companies, which are majority owned or primarily controlled subsidiaries of Newtek or its affiliated companies. In addition, Newtek has determined that as of this date, no more than 45% of the value of its total assets (adjusted to exclude U.S. government securities and cash) consisted of securities other than its interests in its partner companies, and that for its most recent fiscal quarters, Newtek has not derived more than 45% of its net income combined from securities other than its interests in its partner companies. Consistent with Newtek's investment strategy, Newtek intends to hold its interests in its partner companies generally for the long-term, not with a view mainly to realize profits from subsequent sales of interests in these companies.

         The Investment and Valuation Committee has been directed by Newtek's Board of Directors to monitor the value of Newtek's assets and the sources of its income on at least a quarterly basis to ensure compliance with the requirements of the Investment Company Act and rules.

         To maintain compliance with Rule 3a-1, or otherwise to ensure that Newtek does not fall within the definition of investment company, Newtek may be unable to sell assets which Newtek would otherwise want to sell and may need to sell assets which Newtek would otherwise want to retain. In addition, Newtek may have to acquire additional income or loss generating assets that Newtek might not otherwise have acquired and may need to forego opportunities to acquire interests in attractive companies that might be important to its business strategy. In addition, although Newtek's partner companies may be majority owned subsidiaries or primarily controlled companies when Newtek acquires interests in them, changes in the value of Newtek's interests in its partner companies and the income/loss and revenue attributable to its partner companies could result in these assets being treated as investment company assets.

         "Holding Out" As An Investment Company. Notwithstanding the composition of Newtek's assets or income, Newtek or any other company may be deemed to be an investment company for purposes of the Investment Company Act as a result of the manner in which it presents itself to the public and its shareholders. In particular, public statements, securities filings or other actions may cause Newtek or any other company to be perceived as an investment company regardless of its asset and income composition. Because of the manner in which Newtek originated, the structure of the capco funding, and the reduced but still present activities related to previous venture capital approach of one of Newtek's subsidiaries, management of Newtek has determined that the need exists for a clear statement of the company's intent with respect to the Investment Company Act. In June 2000, the Newtek Board of Directors adopted a resolution stating, in part, that it is the determination of the Board that Newtek not be engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities, and that these activities may only be undertaken in a manner consistent with the business strategy of Newtek to make its principal business that of holding majority or primary controlling interests in a network of early stage and emerging businesses focused on technology and e-commerce. Management was directed to make periodic reports no less frequently than quarterly as to the status of Newtek's operations and continued conformance with the asset and income tests under the Investment Company Act and to determine and take or recommend for Board approval actions necessary to maintain compliance, including the acquisition or disposition of assets. A statement of intent by the Board of Directors is not, however, dispositive of whether Newtek is "holding out" as an investment company under the Investment Company Act.

         Consequences of Investment Company Regulation. Investment Company Act regulations are inconsistent with Newtek's strategy of actively managing, operating and promoting collaboration among its network of partner companies, and it is not feasible for Newtek to operate its business as a registered investment company. Newtek believes that because of the planned structure of Newtek's interests in its partner companies and its business strategy, Newtek will not be regulated under the Investment Company Act. However, Newtek cannot assure you that the structure of its partner company interests and other investments and its business strategy will preclude regulation under the Investment Company Act, and Newtek may need to take specific actions which would not otherwise be in its best interests to avoid such regulation.

         If Newtek falls under the definition of an investment company, and is unable to rely on an available exclusion or to obtain an order of the SEC granting an exclusion, Newtek would have to register under the Investment Company Act and comply with substantive requirements under the Investment Company Act applicable to registered investment companies. These requirements include:

         o        limitations on Newtek's ability to borrow;

         o        limitations on Newtek's capital structure;

         o restrictions on acquisitions of interests in associated companies;

         o        prohibitions on transactions with affiliates;

         o        restrictions on specific investments; and

         o compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations.

         These rules and regulations would significantly change Newtek's operations and prevent Newtek from executing its business model.


Shareholder Value

         Newtek's principal business objective is to promote longer-term shareholder value for its shareholders and those of its partner companies. An important component of the selection of each partner company by Newtek is an analysis of the potential shareholder value that ultimately could be realized, in most cases through a public offering of their stock. This enables management and employees of the partner companies to realize the value they have created and continue to create in the company, obtains an independent source of financing for further growth and creates a valuable currency for making strategic acquisitions. Following an initial public offering by a partner company, Newtek generally expects to retain a majority or controlling interest in the company and to benefit as a shareholder from the increased public company value. While Newtek will continue to acquire interests in its partner companies for long-term gain, and does not anticipate selling the interests in them in the ordinary course of business, other than as part of the merger or sale of an entire company, Newtek may, from time to time, undertake sales of its interests when it believes the action to be in Newtek's and the shareholders' overall best interests. Newtek's management has the experience and has taken an active role in advising partner companies and others on strategies to maximize shareholder value, including:

         o        a public offering;
         o        joint ventures or merges with strategic partners;
         o        sales to financial buyers;
         o        recapitalization of the business;
         o        merger with a public company;
         o        private sale of an equity interest to investors; or
         o a spin-off or sale of the company or individual business segments.

Newtek's management has extensive experience with each of these techniques and believes it will be of material assistance to its partner companies in selecting and implementing the appropriate strategy.


Sources of Funding and Revenue

         Funding. Since its inception, Newtek's source of funding and revenue has been primarily derived from the creation and operation of certified capital companies and, in particular, income generated by the tax credit aspect of the capco programs. See "Newtek Capital, Inc. Management's Discussion and Analysis of Financial Condition and Results of Operations." For the foreseeable future, Newtek anticipates that its funds for investment in partner companies will come from:

         o        its own capital (including retained earnings);
         o        additional capital market financings; and
         o funds provided through the capcos and other possible sources of managed funds.

         Newtek anticipates that, as a percentage of total funding, and relative to current sources of funds including capcos, the amounts it invests representing its own direct capital, will grow over time.

         Revenue. Revenues to be derived from sources other than the capco programs will be minimal until the partner company network has the time to develop into profitable businesses. Newtek anticipates that additional revenue will be derived from:

         o retained earnings from its direct interests in partner companies as well as the interests of partner companies held by Newtek's capcos;
         o market value gains from investments in partner companies, the disposition of which are not anticipated to be made in the ordinary course of Newtek's business; and
         o fees and incentive participations from funds which are invested for other institutions, such as investment advisory fees paid to managers of private equity funds.

         Newtek may determine to retain its interest in a partner company, particularly one with publicly traded stock, despite an opportunity to make a shorter-term gain if doing so would contribute to achievement of the company's long-term strategy to develop its partner companies. Newtek does not view such gains as a reliable or likely source of material revenue.

Expanded Product and Service Offerings

         Newtek intends to build on its demonstrated ability to introduce new financial products and other services to meet partner company demands and capitalize on market opportunities. For example, Newtek has responded to solicitations for venture capital co-investment services by various governmental agencies or pension fund management authorities and it intends to continue its efforts to build its pool of investment capital and profit participations income. These additional activities are anticipated to enhance the core strategy of capco funding in the acquisition of partner companies by increasing capital, exposure, experience and fee income.


Employees


         As of March 31, 2000, Newtek employed a total of 22 people, of which 12 assist on an as-needed basis with the operation of capcos in Florida, Wisconsin and Louisiana. Newtek believes its labor relations are good and none of its employees are covered by a collective bargaining agreement.


Properties


         Newtek maintains leased office space at 845 Third Avenue, 8th Floor, New York, New York, 10022 and leases an additional office at 1500 Hempstead Turnpike, East Meadow, New York. As of December 31, 1999 Newtek also leased offices for the certified capital companies and other subsidiaries in the following locations:

         o        Louisiana (1);
         o        Florida (1); and
         o        Wisconsin (1).

         All office leases are on a month to month basis. Newtek believes that its office space is satisfactory for its current needs.


Legal Proceedings


         Newtek is not currently subject to any material legal proceedings. Newtek may from time to time become a party to various legal proceedings arising in the normal course of its business.

     NEWTEK CAPITAL, INC. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


         The following discussion should be read in conjunction with the audited financial statements of Newtek Capital, Inc. ("Newtek") for the period ended December 31, 1998, for the year ended December 31, 1999 and for the three months ended March 31, 1999 and 2000 and notes thereto included elsewhere in this proxy statement/prospectus.

                           DECEMBER 31, 1999 AND 1998

Comparison of the Period March 17, 1998 (Commencement of Operations) to December 31, 1998 with year ended December 31, 1999


         Newtek commenced operations on March 17, 1998. For the period March 17, 1998 to December 31, 1998, Newtek had gross revenues before interest income of approximately $517,000 as compared to gross revenues before interest income of approximately $11,092,411 for the year ended December 31, 1999. The increase in revenue is primarily due to the recognition of approximately $10,964,000 of tax credit revenues earned during the year ended December 31, 1999 reduced by a decrease of approximately $310,000 in consulting revenues earned during the year ended December 31, 1999 as compared to the period March 17, 1998 to December 31, 1998. See "Income from Capco Tax Credits" below for a description of Newtek's revenue recognition policy. For the period March 17, 1998 to December 31, 1998, Newtek had interest income of approximately $81,000 as compared to interest income of approximately $790,000 for the year ended December 31, 1999. This increase resulted from an increase in cash available for investment. For the period March 17, 1998 to December 31, 1998, Newtek had operating expenses of approximately $395,000 as compared to operating expenses of approximately $1,421,000 for the year ended December 31, 1999. The increase in expenses for the year ended in 1999 was due primarily to increases in operating overhead relating to growth of Newtek's operations. Additionally, for the period March 17, 1998 to December 31, 1998, Newtek incurred interest expense of approximately $160,000 as compared to $2,439,000 of interest expense for the year ended December 31, 1999. This increase was primarily due to the interest expense accrued relating to the issuance of debt securities and the capcos' obligations for interest payments to the insurance company investors during the year ended December 31, 1999.

Income from Capco Tax Credits

         In general, the capcos issue debt and equity instruments, generally warrants, to insurance company investors. For a description of the debt instruments and warrants issued by the Newtek capcos, see Notes 7 and 8 of Notes to Combined Financial Statements. The capcos then make targeted investments, as defined under the respective state statutes, with the funds raised. Each capco has a contractual arrangement with the particular state that legally entitles the capco to receive (or, earn) tax credits from the state upon satisfying quantified, defined investment percentage thresholds and time requirements. In order for the capcos to maintain their state-issued certification, the capcos must make targeted investments in accordance with these requirements, which requirements are consistent with Newtek's overall business strategy of acquiring controlling positions in a group of high growth early stage companies. Each capco also has separate, contractual arrangements with the insurance company investors obligating the capco to pay interest on the aforementioned debt instruments. The capco may satisfy this interest obligation by delivering the tax credits or paying cash. The capcos have the right to deliver the tax credits to the insurance company investors. The insurance company investors have the legal right to receive and use the tax credits and would, in turn, use these tax credits to reduce their respective state tax liabilities in an amount usually equal to 100% of their investments in the capcos. The tax credits can be utilized over a ten-year period at a rate of 10% per year and in some instances are transferable and can be carried forward.

         Following an application process, a state will notify a company that it has been certified as a capco. The state then allocates an aggregate dollar amount of tax credits to the capco. However, this amount is neither recognized as income nor otherwise recorded in the financial statements since it has yet to be earned by the capco. The capco is legally entitled to earn income related to the tax credits upon satisfying defined investment percentage thresholds within specified time requirements and corresponding non-recapture percentages. Each statute requires that the capco invest a threshold percentage of its initial funding in qualified businesses within the timeframes specified. As the capco meets these requirements, it avoids grounds under the statute for its disqualification for continued participation in the capco program. A disqualification, or "decertification," of a capco results in a recapture of all or a portion of the allocated tax credits; the proportion of the recapture is reduced over time as the capco remains in general compliance with the program rules and meets the progressively increasing investment benchmarks. As the capco progresses in its investments in qualified businesses and, accordingly, places an increasing proportion of the tax credits beyond recapture, it earns an amount equal to the non-recapturable tax credits and records this amount as income, with a corresponding asset called "credits in lieu of cash", on the balance sheet.

         The amount earned and recorded as income is determined by multiplying the total amount of tax credits initially allocated to the capco by the percentage of tax credits immune from recapture (the earned income percentage) under the state statute. To the extent that the investment requirements are met ahead of schedule, and the percentage of non-recapturable tax credits is accelerated, the present value of the tax credit earned is recognized currently and the asset, credits in lieu of cash, is accreted up to the amount of tax credits available to the insurance company investors.

         The total amount of tax credits allocated to each of the aforementioned capcos, the required investment percentages, recapture percentages and related earned income percentages, and pertinent dates are summarized as follows:

                                                The First to Occur
                                           ----------------------------
                                                             Investment       Decertification                        Earned
       State             Total Tax         Investment        Benchmark           Recapture          Recapture        Income
       Capco         Credits Allocated     Benchmark            Date             Thresholds        Percentage      Percentage
       -----         -----------------     ---------        -----------          ----------        ----------      ----------

FLORIDA                 $37,384,028                                         Prior to 20%              100%              0%
Wilshire                                      20%             12/31/00      After 20% before 30%       70%             30%
Partners (WP)                                 30%             12/31/01      After 30% before 40%       60%             40%
                                              40%             12/31/02      After 40% before 50%       50%             50%
                                              50%             12/31/03      After 50%                   0%            100%



LOUISIANA               $18,040,000                                         Prior to 30%              100%              0%
Wilshire LA                                   30%             10/14/02      After 30% before 50%       70%             30%
Advisers (WLA)                                50%             10/14/04      After 50%                   0%            100%


NEW YORK                $ 2,673,797                                         Prior to 25%              100%              0%
Wilshire                                      25%             6/22/00       After 25% before 40%       85%             15%
Advisers (WA)                                 40%             6/22/01       After 40% before 50%       70%             30%
                                              50%             6/22/02       After 50%                   0%            100%


WISCONSIN               $16,666,667                                         Prior to 30%              100%              0%
Wilshire                                      30%             10/25/02      After 30% before 50%       70%             30%
Investors (WI)                                50%             10/25/04      After 50%                   0%            100%


         Under the various state capco provisions, there is a difference in the amount of qualified investments made and the amount of income recognized by the respective capcos upon satisfaction of the various benchmarks. The table below relates the investments made, both as percentage of total funds and in dollar amounts, to the income recognized as each benchmark is achieved. In all of these programs, a majority of Newtek's income from the delivery of the tax credits will be recognized no later than five years into the ten year programs.


                        Allocated                    Investment                         Earned
     State                 Tax                       Benchmark                          Income
     Capco               Credits                  Percent/Dollars                  Percent/Dollars
     -----               -------                  ---------------                  ---------------

FLORIDA
Wilshire               $37,384,028               20%        $7,476,806           30%       $11,215,208
Partners (WP)                                    30%       $11,215,208           40%       $14,953,611
                                                 40%       $14,953,611           50%       $18,692,014
                                                 50%       $18,692,014           100%      $37,384,028


LOUISIANA
Wilshire  LA           $18,040,000               30%        $5,412,000           30%        $5,412,000
Advisers (WLA)                                   50%        $9,020,000           100%      $18,040,000


NEW YORK
Wilshire                $2,673,797               25%          $668,449           15%          $401,070
Advisers (WA)                                    40%        $1,069,519           30%          $802,139
                                                 50%        $1,336,899           100%       $2,673,797

WISCONSIN
Wilshire               $16,666,667               30%        $5,000,000           30%        $5,000,000
Investors (WI)                                   50%        $8,333,334           100%      $16,666,667

        During the year ended December 31, 1999, two capcos, WA (earned income percentage of 15%) and WP (earned income percentage of 30%), satisfied the initial investment benchmark and the related recapture percentage requirements and, accordingly, earned a portion of the tax credits, aggregating approximately $10,964,000 after applying a time value discount of $652,000 to the total earned income amount of $11,616,000. See Note 9 of Notes to Combined Financial Statements.

         In April 2000, Newtek completed the organization and funding of Wilshire New York Advisers II, LLC as a second capco located in New York State. This capco raised a total of approximately $6,800,000 in debt funding in a manner similar to that used in previous capco transactions. This capco has not as yet made any investments in partner companies.

Liquidity and Capital Resources


         During the period from March 17, 1998 to December 31, 1998 and the year ended December 31, 1999, Newtek satisfied the cash requirements for its operations principally through the following:

         o        the issuance of debt and equity securities;
         o        cash flows from consulting service operations;
         o        a loan from a bank;
         o        loans from employees; and
         o        capital contributions and loans from principal shareholders.

         These cash requirements consisted primarily of capital contributions necessary in the organization of the certified capital companies and working capital requirements.


         During the year ended December 31, 1999, Newtek generated cash flow principally from the following sources:

         o the issuance of debt and equity securities to a total of seventeen institutional investors, insurance companies doing business in Florida, of approximately $39,231,000 in conjunction with the capitalization of Wilshire Partners;
         o the issuance of debt and equity securities to a total of nine institutional investors, insurance companies doing business in Wisconsin, of approximately $17,646,000 in conjunction with the capitalization of Wilshire Investors;
         o the issuance of debt and equity securities to a total of seven institutional investors, insurance companies doing business in Louisiana, of approximately $18,241,000 in conjunction with the capitalization of Wilshire Louisiana Advisers;
         o investment income of approximately $790,000 and investment banking fees of approximately $129,000;
         o bank borrowing of approximately $725,000 under a one year revolving credit facility (maximum available credit under this revolving credit facility is $750,000) bearing interest at the prime rate plus 1/2 %;
         o        loans from consultants of $250,000;
         o        return of principal on investments at $250,000; and
         o        contributions from minority interest of $175,000.

         This cash was primarily used to:

         o        purchase insurance coverage for the Florida Capco's
                  obligations for approximately $26,578,000;
         o        purchase insurance coverage for the Wisconsin Capco's
                  obligations for approximately $9,086,000;
         o purchase insurance coverage for the Louisiana Capco's obligations for approximately $9,176,000;
         o acquire approximately $8,125,000 of interests in small or early stage businesses;
         o fund debt insurance costs of approximately $470,000 which consisted primarily of professional fees;
         o        fund distributions to members of approximately $245,000; and
         o        fund working capital requirements of approximately $961,000.

         For the period from March 17, 1998 (commencement of operations) to December 31, 1998 Newtek generated cash flow primarily from:

         o the issuance of debt and equity securities to one institutional investor of approximately $2,700,000 in conjunction with the capitalization of Wilshire Advisors, the New York Capco;

         o capital contributions of $1,100,000 by the principal shareholders of Newtek;

         o income of approximately $160,000 from investment income; and o consulting fees of approximately $438,000.

         The cash was primarily used to:

         o provide initial capitalization of $500,000 to Wilshire Advisers and initial capitalization of $600,000 to Wilshire Partners;
         o purchase insurance coverage for the New York Capco's obligations for approximately $1,800,000;
         o        fund working capital requirements of approximately $395,000;

         o        invest $400,000 in small or early stage businesses; and
         o        fund deferred charges of approximately $56,000.

         As of December 31, 1999, Newtek had $25,454,016 in cash of which approximately $25,452,000 was restricted for use for capco activities including Qualified Debt and Qualified Investments.

         Newtek will have current working capital requirements associated with operating its current businesses. It is Newtek's intention to acquire interest in partner companies both through additional certified capital company programs and through acquisitions made by Newtek. This participation will require additional cash. In addition, Newtek anticipates that the cash obtained in the merger with REXX will be approximately $800,000 which is anticipated to be adequate to finance Newtek's operations.

         Newtek's working capital requirements may increase in the future and require additional external financing. Newtek in fact expects to finance its participation in additional certified capital companies and other ventures principally with externally generated funds, which may include:

         o        borrowings under future bank facilities; and/or
         o        the sale of equity, equity-related or debt securities.

         However, financing may not be available in amounts, at rates or on terms and conditions acceptable to Newtek.

Impact of Inflation

         The impact of inflation on Newtek's results of operations is not material.
                             MARCH 31, 2000 AND 1999

Liquidity and Capital Resources

         Cash and cash equivalents were $20,994,022 at March 31, 2000 as compared to $25,454,016 at December 31, 1999. The reduction was primarily due to the increased qualified investments that were made in the quarter.

         Credits in lieu of cash increased from $10,964,000 at December 31, 1999 to $11,074,000 at March 31, 2000, primarily due to the recognition of income from tax credits. The increase in qualified business investments from $8,275,000 as of December 31, 1999 to $12,486,877 at March 31, 2000 was primarily due to Newtek's increased activity in making qualified business investments.

Other Investments

         Other investments include all investments which were not qualified investments by the Newtek capcos and exclude majority owned or primarily controlled partner companies. Other investments at March 31, 2000, were $488,750.

Results of Operations

         Revenues were $601,000 in the quarter ended March 31, 2000, compared to $437,000 in the comparable period in 1999. The increase was primarily due to increases in interest income from qualified business investments, partially offset by a decrease in income from tax credits.

         The net loss for the three months ended March 31, 2000 was primarily due to an increase in interest expense of approximately $1,089,000, as compared to the three months ended March 31, 1999, which was attributed to the issuance of notes to insurance company investors relating to the formation of capcos during the prior 12 months. In addition, general and administrative expenses increased by approximately $679,000, as compared to the three months ended March 31, 1999, due to increased staffing and professional fees attributable to the increased size of the number of capcos.

                               RECENT DEVELOPMENTS

         The following tables present selected financial data of Newtek and REXX for the periods indicated. The selected financial and other data as of and for the three months and six months ended June 30, 2000 are unaudited and are derived from unaudited internal financial statements which, in the opinion of management of each of Newtek and REXX, contain all adjustments which are necessary for a fair presentation of the results for such periods. The information set forth below should be read in conjunction with Newtek's financial statements and notes thereto included elsewhere in this proxy statement/prospectus and with REXX's financial statements incorporated herein by reference.

Recent Developments - Newtek

                   Selected Consolidated Financial Information
                      (In thousands, except per share data)


                                            Three Months Ended             Six Months Ended
                                                 June 30,                      June 30,
                                          ---------------------         ---------------------
                                          2000             1999          2000            1999
                                          ----             ----          ----            ----

Statement of Operations Data:
   Revenues                              $    601      $      437      $ 1,269       $      618
   Net income (loss)                         (812)            216       (2,246)            (142)
   Per share-basic                           (.05)            .01         (.12)            (.00)
   Per share-diluted                         (.05)            .01         (.12)            (.01)


                                                As of
                                            June 30, 2000
                                            -------------
Balance Sheet Data:
   Working capital                              $27,938
   Total assets                                  61,202
   Shareholders' equity                           7,658

         Liquidity and Capital Resources. Cash and cash equivalents were $25,049,536 at June 30, 2000 as compared to $25,454,016 at December 31, 1999.
The reduction was primarily due to increased investment activity (approximately $4,900,000), partially offset by Newtek's increased financing activities, of approximately $3,500,000 in net proceeds from the issuance of long term debt and approximately $1,850,000 in private placement of stock during the six months ended June 30, 2000.

         Credits in lieu of cash increased from $10,963,593 at December 31, 1999 to $11,180,348 at June 30, 2000 primarily due to the recognition of income from tax credits. The increase in Qualified Investments from $8,275,000 as of December 31, 1999 to $12,315,823 at June 30, 2000 was primarily due to Newtek's increased activity in making investments (approximately $6,800,000), partially offset by repayments of principal to Newtek of approximately $2,750,000. Prepaid insurance increased from $7,971,000 at December 31, 1999 to $9,485,000 at June 30, 2000 due to the approximate $1,800,000 increase from the payment made for the new capco formed by Newtek in the first half of the year. Structured insurance product increased from $1,759,493 at December 31, 1999 to $2,482,354 at June 30, 2000 primarily due to the purchase of additional insurance.

         Investments. In the second quarter of 2000, the Louisiana Capco made approximately $1,170,000 of loans to Louisiana companies, of which 75% (approximately $877,000) is guaranteed by the U. S Small Business Administration and is expected to be sold in the secondary market and settle within 90 days of the loan closings. The loans were primarily made to small companies in need of expansion capital, with loan terms of prime plus one percent (net of servicing fee), amortizing between approximately five and twenty years.

         On June 14, 2000, the Louisiana Capco entered into a two year loan agreement in the amount of $1,000,000 with Multi Media Distribution Corp., paying an annual interest rate of 10%. Multi Media Corp. is an Internet seller of closeout merchandise, such as videos and DVD products. In addition, the Louisiana Capco purchased 66,000 shares of common stock in Multi Media for $200,000.

         Other Investments. Other investments include all investments which were not qualified investments by the Newtek capcos and exclude majority owned or primarily controlled partner companies. Other investments at June 30, 2000, were $469,750.

         Issuance of Long Term Debt and Stock. In the second quarter of 2000, Newtek received approximately $7,300,000 in gross proceeds from the issuance of long term debt, through two separate transactions with two New York State Capcos. In addition, $225,000 was received from a private placement of stock in the second quarter.

         Results of Operations. Revenues were $1,268,886 for the six months ended June 30, 2000, compared to $618,014 in the comparable period in 1999. The increase was primarily due to the approximately $750,000 interest and dividend income increases which occurred due to the new capcos the Company began operating in 2000.

         Net loss was $142,476 for the six months ended June 30, 1999, while for the same period in 2000, there was a net loss of $2,246,118. This was primarily due to the increase in non-cash interest expense of approximately $1,700,000, which was attributed to the issuance of notes to insurance company investors relating to the formation of capcos. In addition, general and administrative expenses were approximately $2,300,000 for six months ended June 30, 2000, an increase of approximately $1,900,000 as compared to the same period in 1999. This increase was primarily due to increased staffing and professional fees attributable to the increased size of the number of capcos Newtek is operating, as well as an approximate $300,000 increase in insurance amortization. These increases in expenses are offset by the increase in revenues described above. In addition, the minority interest absorbed $800,000 of the loss.

Recent Developments - REXX

                   Selected Consolidated Financial Information
                      (In thousands, except per share data)

                                                Three Months Ended               Six Months Ended
                                                     June 30,                        June 30,
                                              ---------------------            --------------------
                                              2000             1999            2000            1999
                                              ----             ----            ----            ----

Statement of Operations Data:
   Revenues                                  $ 4, 931      $    4,652        $ 8,938       $    8,152
   Net income (loss)                              676             272            663             (344)
   Per share-basic                                .27             .11            .27             (.14)
   Per share-diluted                              .26             .11            .26             (.14)

                                               As of
                                           June 30, 2000
                                           -------------
Balance Sheet Data:
   Working capital                          $      598
   Total assets                                 10,155
   Shareholders' equity                          4,570

         Results of Operations. Revenues, which consisted of Watkins' contract revenues, were $4,931,000 and $8,938,000 in the second quarter and six months ended June 30, 2000, respectively, compared to $4,652,000 and $8,152,000 in the comparable periods of 1999. The increase in both periods was mainly due to an unusually high revenue project in the second quarter and six months ended June 30, 2000.

         Gross profit in the six months ended June 30, 2000 amounted to $2,433,000 compared to $1,613,000 in the same period of 1999. Gross profit in the second quarter amounted to $1,508,000 compared to $1,199,000 in the second quarter of 1999. The increase in gross profit in both periods of 2000 as compared to 1999 was principally due to Watkins' work on an unusually high revenue, high margin project during the quarter and six months ended June 30, 2000 as compared to historical results.

         General and administrative expenses declined in the second quarter and six months ended June 30, 2000 to $762,000 and $1,603,000, respectively, from $816,000 and $1,776,000, respectively, in the comparable periods in 1999. The decrease was achieved primarily at the corporate level and Watkins as a result of lower compensation expense.

         Interest expense-net decreased to $56,000 and $118,000 in the second quarter and six months ended June 30, 2000 from $75,000 and $129,000 in the comparable periods of 1999. The decreases were due to Watkins' lower borrowing levels from its bank and equipment finance companies during the second quarter and first half of 2000 compared to the comparable periods of 1999, offset in part by higher borrowings at the corporate level during 2000.

         Amortization of goodwill remained constant in the second quarter and first half of 2000 compared to 1999 as REXX is utilizing straight line amortization.

         Provision for income taxes fell to $4,000 in the second quarter and six months ended June 30, 2000 from $6,000 and $9,000 in the prior year periods. The 2000 and 1999 provisions represent state and local franchise taxes. In both periods, REXX recorded no provision for federal or state income taxes as REXX utilized net operating loss carryforwards in 2000 and recorded an operating loss in the first half of 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Mr. Brian A. Wasserman, an officer and director of Newtek has been a director of REXX since 1997. As a result of the consummation of the Newtek/REXX merger, Mr. Wasserman's REXX options will be converted into options to purchase up to 15,000 shares of Newtek common stock. Mr. Wasserman will also enter into a two-year employment agreement with Newtek with an annual base salary of $300,000.

                  PRINCIPAL SHAREHOLDERS OF NEWTEK COMMON STOCK

         The following table sets forth certain information known to Newtek with respect to the beneficial ownership of Newtek common stock as of May 10, 2000 and as adjusted to reflect the shares issued in the proposed Newtek/REXX and Newtek/BJB Holdings mergers by:

o each person known by Newtek to own beneficially more than five percent of Newtek's outstanding common stock; o each of Newtek's directors; o each executive officer named in the Summary Compensation Table; and o all of Newtek's directors and officers as a group.

         Unless otherwise indicated, the person or persons named have sole voting and investment power. In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by this person pursuant to options or convertible stock exercisable or convertible within 60 days of the date hereof are deemed outstanding for purposes of determining the total number of outstanding shares for this person and are not deemed outstanding for this purpose for all other shareholders. The share ownership reflects all shares to be issued in connection with the mergers. Except as otherwise indicated, the address of each person is in care of Newtek Capital, Inc. at its principal executive offices.

                                            Number of Shares      Percentage of
Name                                       Beneficially Owned     Class Owned
----                                              -----               -----

Jeffrey G. Rubin                              5,789,000 (1)           27.6%

Barry Sloane                                  5,789,000 (1)           27.6%

Brian A. Wasserman                           5,799,000 (1) (2)        27.6%
All executive officers and directors
as a group (3 persons)                          17,377,000            82.8%

-----------------------

(1) Includes 1,000,000 shares, held by irrevocable trusts for the individual's minor children, as to which each person disclaims beneficial ownership.

(2) Includes options to purchase 10,000 shares of REXX common stock which are exercisable within 60 days and which will be converted into options to acquire Newtek common stock upon completion of the Newtek/REXX merger. Excludes 5,000 options to purchase shares of REXX common stock which are exercisable after 60 days.

                       DESCRIPTION OF NEWTEK CAPITAL STOCK


         The descriptive information below outlines some provisions of Newtek's articles of incorporation and by-laws. The information is only a summary and is qualified by the more detailed provisions of Newtek's articles of incorporation and by-laws, which are incorporated by reference as exhibits to this document. You are urged to read these documents in their entirety.


General


         The authorized capital stock of Newtek consists of 40,000,000 shares, consisting of 39,000,000 shares of Newtek common stock and 1,000,000 shares of Newtek preferred stock. As of June 30, 2000, Newtek had issued 30 shares common stock, and no shares of Newtek preferred stock were issued and outstanding. There is no current market for the shares of Newtek common stock.


         Newtek expects that, upon completion of the Newtek/REXX and Newtek/BJB Holdings mergers, there will be 20,981,861 shares of Newtek common stock issued and outstanding. In addition, as a condition to completion of the Newtek/REXX merger, the Newtek common stock will be listed on the American Stock Exchange or the Nasdaq National Market. The American Stock Exchange has approved Newtek's application for the listing of its common stock.


Common Stock


         Subject to any prior rights of Newtek preferred shareholders, Newtek common shareholders are entitled:

o to receive dividends as are declared by Newtek's board of directors out of funds legally available; and o to full voting rights, each share being entitled to one vote, subject to the rights of any outstanding Newtek preferred shareholder.

         The Newtek board of directors may issue additional authorized shares of Newtek common stock without shareholder approval. Newtek common shareholders do not have any cumulative voting rights or any preemptive rights to subscribe for additional securities that Newtek may issue. Subject to any prior rights of the holders of any Newtek preferred stock then outstanding, in the event of liquidation, dissolution, or winding up of the company, Newtek common shareholders would be entitled to receive, on a pro rata basis, any assets distributable to shareholders in respect of shares held by them.


Preferred Stock


         The Newtek certificate of incorporation authorizes the issuance by Newtek of up to 1,000,000 shares of Newtek preferred stock, none of which was issued and outstanding as of January 10, 2000. The Newtek board of directors may issue its preferred stock in one or more series at a time or times and for consideration or considerations as its board of directors may determine. The board of directors is authorized by the Newtek certificate of incorporation to provide at any time for the issuance of Newtek preferred stock with the rights, preferences, and limitations as established by the board. The Newtek board of directors is authorized to designate, among other things:

         o        the series and the number of shares comprising the series;
         o        the dividend rate;
         o        the redemption rights;
         o        purchase, retirement or sinking fund provisions; and
         o        conversion rights and voting rights.

Shares Available for Future Issuance

         Following the Newtek/REXX and Newtek/BJB Holdings mergers, Newtek will have approximately 18,282,424 authorized and unissued shares of common stock and all of its authorized shares of preferred stock remaining available for issuance as the need arises in connection with:

         o        future acquisitions;
         o        combinations;
         o        equity financings;
         o        share distributions and dividends; and
         o        employee benefit plans and other corporate purposes.

         The board of directors may pursuant to law issue additional shares of common stock and preferred stock without shareholder approval on the terms as the board may lawfully determine, subject to its fiduciary duty to the shareholders. The effect of issuing additional shares of common stock, other than on an equal basis among current holders of the shares, would dilute the present voting power and, depending on the terms of issuance, possibly effect the common stock's book or market value.


         Newtek's ability to issue additional common or preferred shares, in addition to the other corporate purposes described above, could make it more difficult to replace incumbent directors or to accomplish certain business combinations or takeover attempts opposed by the board of directors.


Transfer Agent and Registrar


         Newtek has chosen American Stock Transfer and Trust Company, 40 Wall Street, New York, NY 10005, (212) 936-5100 as its transfer agent and registrar. This is the same firm currently performing such functions for REXX.


                        DESCRIPTION OF REXX CAPITAL STOCK


         REXX's authorized capital stock currently consists of 12,000,000 shares of common stock, $.02 par value per share, and 1,000,000 shares of serial preferred stock, $1.00 par value per share.


REXX Common Stock


         As of the date of this proxy statement/prospectus, there were 2,467,576 shares of REXX common stock outstanding. The REXX common stock is currently listed on the American Stock Exchange under the trading symbol "REX." Holders of REXX common stock do not have subscription, redemption, conversion or preemptive rights. Each share of REXX common stock is entitled to participate pro rata in any distribution upon liquidation, subject to the rights of holders of REXX serial preferred stock, if any, and to one vote on all matters submitted to a vote of shareholders. The holders of REXX common stock may receive cash dividends as declared by the REXX board of directors out of funds legally available therefor, subject to the rights of any holders of REXX serial preferred stock, if any.


         Holders of REXX common stock are entitled to elect all directors of REXX. The REXX board of directors consists of no less than three nor more than twelve members. The holders of REXX common stock do not have cumulative voting rights, which means that the holders of more than half of the shares voting for the election of directors can elect all of the directors and, in this event, the holders of the remaining shares will not be able to elect any directors.

Serial Preferred Stock


         The REXX board of directors is authorized by REXX's certificate of incorporation to issue up to 1,000,000 shares of one or more series of REXX serial preferred stock. No shares of REXX serial preferred stock have been authorized for future issuance by the REXX board, and REXX has no present plans to issue any of these shares. In the event that the REXX board does issue shares of REXX serial preferred stock, it may exercise its discretion in establishing the terms of REXX serial preferred stock. In the exercise of its discretion, the REXX board may determine the voting rights, if any, of the series of REXX serial preferred stock being issued, which could include the right to vote separately or as a single class with the REXX common stock and/or other series of REXX serial preferred stock; to have more or less voting power per share than that possessed by the REXX common stock or other series of REXX serial preferred stock; and to vote on certain specified matters presented to the shareholders or on all matters or upon the occurrence of any specified event or condition. On liquidation, dissolution or winding up of REXX, the holders of REXX serial preferred stock may be entitled to receive preferential cash distributions fixed by the REXX board of directors when creating the particular series thereof before the holders of the REXX common stock are entitled to receive anything. REXX serial preferred stock authorized by the REXX board could be redeemable or convertible into shares of any other class or series of stock of REXX.


         The issuance of REXX serial preferred stock by the REXX board of directors could adversely affect the rights of holders of the REXX common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. The issuance of REXX serial preferred stock could be used to discourage or prevent efforts to acquire control of REXX through the acquisition of shares of REXX common stock.


Transfer Agent and Registrar


         The Transfer Agent and Registrar for the REXX common stock is American Stock Transfer and Trust Company, 40 Wall Street, New York, NY 10005, telephone number: (212) 936-5100.

                 PRICE RANGE OF REXX COMMON STOCK AND DIVIDENDS

         The REXX common stock has been listed on The American Stock Exchange since May 14, 1998 and traded under the symbol "REX." Prior to May 14, 1998, the REXX common stock was traded on The Nasdaq National Market under the symbol "REXX" ("OHSC" prior to February 19, 1998). The table below sets forth the high and low reported closing sale prices per share for the REXX common stock as reported by the AMEX and Nasdaq.


1998:                                           High               Low
----                                            ----               ---

First quarter                                    5 5/16            3 3/4

Second quarter                                   5 1/4             3 1/2

Third quarter                                    3 3/4             2 1/2

Fourth quarter                                   2 13/16           1 3/4


1999:

First quarter                                    2 1/2             1 3/8

Second quarter                                   2 1/16              7/16

Third quarter                                    1 9/16              3/4

Fourth quarter                                   4 3/16              11/16


2000:

First quarter                                   11 3/8             2 3/4

Second quarter                                   8                 3 7/8

Third quarter (through August 8, 2000)           6                 3 5/8

         Based upon inquiries made by REXX in connection with the annual meeting, REXX estimates that there are approximately 340 record holders of REXX common stock.


         REXX has not paid any cash dividends and it does not expect to in the foreseeable future.

                      NEWTEK CAPITAL, INC. AFTER THE MERGER


Management


         The directors and executive officers of Newtek before the Newtek/REXX merger will continue to be the directors and officers of Newtek after the merger, until the time their successors are elected. In addition, Newtek has selected two individuals to serve as independent directors.


Directors and Executive Officers of Newtek


         Newtek's directors and executive officers and their respective ages and positions following the consummation of the mergers are set forth below.

Name                     Age (1)                     Position
----                     -------                     --------
Barry Sloane               40        Chairman, Chief Executive Officer and Secretary
Jeffrey G. Rubin           32        President, Chief Investment Officer and Director
Jeffrey G. Rubin                     President, Chief Operating Officer and Director
Brian A. Wasserman         34        Treasurer, Chief Financial Officer and Director
John Cox                   63        Director
Steven A. Shenfeld         40        Director

---------------

(1) At December 31, 1999.

         Set forth below is the biographical information for our executive officers and directors listed above.

         Barry Sloane Mr. Sloane has been an executive officer of Wilshire Investors, LLC, Wilshire Louisiana Advisers, LLC, Wilshire Advisers, LLC, Wilshire New York Advisers II, LLC and Wilshire Partners, LLC, since their formation in January 1998. He has been since January 1998 an executive officer of The Whitestone Group, LLC. He has been since January 1995 the President of the Sloane Organization, LLC, an investment banking, consulting and advisory firm based in New York City.


         From September 1993 through July 1995, Mr. Sloane was a Managing Director of Smith Barney, Inc. While there, he directed the Commercial and Residential Real Estate Securitization Unit and, prior to that, he was national sales manager for institutional mortgage and asset backed securities sales. From April 1991 through September 1993, he was founder and President of Aegis Capital Markets, a consumer loan origination and securitization business which was eventually taken public with the name of "Aegis Consumer Funding." From October 1988 through March 1991, Mr. Sloane was Senior Vice President of Donaldson, Lufkin and Jenrette, where he was responsible for directing sales of mortgage-backed securities. From August 1982 to September 1988 Mr. Sloane was a senior mortgage security sales person and trader for Bear Stearns, L.F. Rothschild, E.F. Hutton and Paine Webber.


         Jeffrey G. Rubin Mr. Rubin is currently an executive officer of the Wilshire Investors, LLC; Wilshire Louisiana Advisers, LLC; Wilshire Advisers, LLC, Wilshire New York Advisers II, LLC and Wilshire Partners, LLC. He is also since January 1998 been an executive officer of The Whitestone Group, LLC. In June 1994, Mr. Rubin founded, financed and participated in the day-to-day management of Optical Dynamics Corporation, formally known as Fastcast Corporation, an early stage technology company. Mr. Rubin also served as an officer of the company and a member of the board of directors until December 1997. Additionally, from January 1992 through January 1998, Mr. Rubin served as a private venture capitalist, structuring, actively managing and financing investments in a number of early-stage private and publicly traded companies which have been focused predominately on technology and the internet. These companies include: Autoskill Inc., a company focused on providing communication and internet services to the automotive recycling and salvage industry; Century Electronics Manufacturing Inc., a contract manufacturer for the networking and telecommunications industry; Biz2Net Corporation, an internet fulfillment company; and VerticalOne Corporation, an internet company which provides for the aggregation of personal information from various websites. In addition, Mr. Rubin serves on the board of directors of Siga Technologies, Inc. From September 1989 through January 1994, Mr. Rubin served as Vice President of American European Corporation, an import/export company and participated in management in various capacities.

         Brian A. Wasserman Mr. Wasserman is currently Chief Executive Officer of Wilshire Investors, LLC, Wilshire Louisiana Advisers, LLC, Wilshire Advisers, LLC, Wilshire New York Advisers II, LLC and Wilshire Partners, LLC. He has since December 1997 been an executive officer of The Whitestone Group, LLC.

         From December 1997 until December 1999, Mr. Wasserman was the general partner of two private venture capital limited partnerships with very diverse public and private investments. The partnerships had in excess of $30,000,000 in partners' capital and investment holdings. From April 1992 through December 1997, Mr. Wasserman acted as an investment consultant/analyst for these partnerships. From December 1997 until December 1999, Mr. Wasserman was also an investment consultant/analyst for two other private venture capital partnerships with very diverse public and private investments. These partnerships had in excess of $20,000,000 of partners' capital and investment holdings.

         From March 1996 until March 2000, Mr. Wasserman founded and was the Chief Financial Officer of First Lawrence Capital Corp., an investment banking firm specializing in mergers and acquisitions for small to medium-sized emerging companies. From December 1997 until November 1999, Mr. Wasserman served on the board of directors of Heuristic Development Group (now know as Virtual Communities Inc.), a company which engaged in the development, marketing, sale and licensing of the Intellifit System, a computerized system which generates personalized exercise prescriptions. Mr. Wasserman currently serves on the board of directors of REXX Environmental Corporation and since December 1997, been the Managing Member of Sharp Management, LLC, a financial consulting company.

         From April 1992 through September 1997, Mr. Wasserman was the Treasurer of Engex, Inc., a closed-end mutual fund which makes early stage venture capital investments in both public and private companies. The fund generally invests in high technology, biotechnology and early stage pharmaceutical companies. From April 1992 through December 1997, Mr. Wasserman acted as chief financial officer of D.H. Blair Investment Banking Corp., a New York Stock Exchange and NASD member firm, which is an investment banking and merchant banking firm which specializes in public offerings and private placements of early stage and emerging new companies. From September 1987 through April 1992, Mr. Wasserman was an audit/tax manager and a staff investment analyst for PricewaterhouseCoopers LLP. Mr. Wasserman is a Certified Public Accountant in the state of New York and a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

         John Cox Mr. Cox was Associate Administrator for Financial Assistance at the Small Business Administration. In this capacity, Mr. Cox was the Agency's senior management official in charge of all SBA Business Loans nationwide. Mr. Cox was responsible for all policy development and implementation, licensing of lenders that participated in SBA lending, all lending activity amounting to approximately $10 billion per year and collection activity for a portfolio of approximately $33 billion. Mr. Cox was the senior agency program official for the agency's securitization program and was responsible for oversight of finance programs including the review of all lenders, and SBA field offices.

         During his 30-year career with the SBA, Mr. Cox was instrumental in the formation of the small business incubator industry and was awarded the Founders Award in 1998 by the National Business Incubation Association. Mr. Cox was also the recipient of several SBA agency awards including two Presidential Awards for Excellence in Government Service, one presented by President Bush and the other by President Clinton.

         Mr. Cox obtained an associate degree in accounting and finance from Pierce College of Accounting and Finance. Mr. Cox is a graduate of the National School of Commercial Lending, University of Oklahoma and the Graduate School of Commercial Lending at the University of Oklahoma.

         Steven A. Shenfeld Mr. Shenfeld has been a general partner and senior managing director of Amroc Investments LLC since December 1999. Since December 1999, Mr. Shenfeld has also been a general partner of Avenue Capital Management, LLC, a Texas Pacific Group affiliate. Mr. Shenfeld has been in the investment banking and asset management business for 17 years. From April 1996 through October 1999, Mr. Shenfeld worked for BancBoston Robertson Stephens where he was on the management committee and ran the Debt Capital Markets. Mr. Shenfeld was also a Board Member of BancBoston's Section 20, the broker dealer. Mr. Shenfeld has extensive experience in capital markets and investment banking and has run businesses including high yield securities, leveraged finance, private placements, asset securitization and investment grade corporates. From April 1991 through March 1996, Mr. Shenfeld was Head of Sales and Trading in Global Finance at Bankers Trust Securities. Previously, Mr. Shenfeld worked for Donaldson, Lufkin, and Jenrette and Salomon Brothers.

         Mr. Shenfeld is involved in many charitable organizations and has served on the boards of various organizations, including Seeds of Peace, New Leadership United Jewish Appeal, and The Leukemia Society of New York. Mr. Shenfeld has a MBA in finance from the University of Michigan and a BA in economics from Tufts University.


Composition of Newtek's Board and Committees

         After the Newtek/REXX merger, Newtek's board of directors will consist of one class. Directors will be elected at the annual meeting of shareholders each year. Upon election, directors will serve thereafter for one year, and will hold office until their successors are elected and qualified. There are expected to be five members of the board of directors upon completion of the merger.

         Newtek's board of directors has three standing committees: an Executive Committee, an Audit Committee and a Compensation Committee.

         The Executive Committee consists of Messrs. Rubin, Sloane and Wasserman. It is responsible for overseeing the management of the affairs and business of Newtek and has been delegated authority to exercise the powers of the board during intervals between board meetings.

         The Audit Committee consists of Messrs. Wasserman, Cox and Shenfeld, and Newtek expects to add an additional independent director to the Audit Committee during 2000 as well as adopt a written Audit Committee Charter. It is responsible for:

         o recommending the firm to be appointed as independent accountants to audit Newtek's financial statements and to perform services related to the audit;
         o reviewing the scope and results of the audit with the independent accountants;
         o reviewing with the management and the independent accountant Newtek's year end operating results;
         o considering the adequacy of the internal accounting and control procedures of Newtek; and
         o reviewing the non-audit services to be performed by the independent accountants, if any, and considering the effect of this performance on the accountant's independence.

         The Compensation Committee consists of Messrs. Sloane, Cox and Shenfeld. It is responsible for:

         o the review, recommendation and approval of compensation arrangements for directors and executive officers;
         o the approval of similar arrangements for other senior level employees; and

         o the administration of certain benefit and compensation plans and arrangements of Newtek.

Outside Director Compensation

         Upon completion of the mergers, Newtek's outside directors will each receive 45,000 options for Newtek common stock for their services and will be reimbursed for their out-of-pocket expenses associated with attending board meetings. The stock options vest in equal amounts over three years.

Executive Compensation

         The information set forth below describes the components of the total compensation of Newtek's Chief Executive Officer and its two other most highly compensated executive officers, based on 1999 salary and bonuses.


                           Summary Compensation Table
                                                                               Long-Term
                                                                             Compensation
                                                Annual                       ------------
                                             Compensation                       Awards
                                                                            ---------------
                                                                              Securities
                                                                              Underlying        All Other
Name and Principal Position       Year       Salary($)(1)     Bonus($)      Options/SARs(#)   Compensation($)
---------------------------       ----       ------------     --------      ---------------   ---------------
Barry Sloane
 Chairman and CEO                 1999          150,000           ----           ----              ----
                                  1998          150,000
Jeffrey G. Rubin
 President and CIO                1999          150,000           ----           ----              ----
                                  1998          150,000
Brian A. Wasserman
 Treasurer and CFO                1999          150,000           ----           ----              ----
                                  1998          150,000



(1) During 1998 and 1999, these individuals did not receive any salary from any of the Newtek companies. This amount represents distributions paid by The Whitestone Group, LLC to its members.


Employment Agreements


         Newtek will enter into separate employment agreements with:

         o        Barry Sloane, as Chairman and Chief Executive Officer;
         o        Jeffrey G. Rubin, as President and Chief Investment Officer;
                  and
         o        Brian A. Wasserman, as Treasurer and Chief Financial Officer.

         Barry Sloane, as Chairman and Chief Executive Officer, is responsible for implementing the policies adopted by Newtek's board of directors. Jeffrey Rubin, as President and Chief Investment Officer is responsible for overseeing all of Newtek's operations. Brian A. Wasserman, as Treasurer and Chief Financial Officer, is responsible for overseeing Newtek's financial operations.


         Each employment agreement provides for:

         o        a two year term at an annual base salary of $300,000;
         o an automatic one-year extension on the agreement's commencement anniversary date, unless either party provides written notice 90 days before the expiration date;
         o        an annual 10% increase in base salary;
         o        at least one annual salary review by the board of directors;
         o        participation in a discretionary bonus plan;

         o retirement and medical plans, customary fringe benefits, vacation and sick leave; and
         o        $2 million of split-dollar life insurance coverage.

         Each agreement contains a noncompetition provision that requires the employee to devote substantially his full business time and efforts to the performance of the employee's duties under the agreement. The employee is not prohibited, however, from:

         o serving on the boards of directors of, and holding offices or positions in, companies or organizations which, in the opinion of the board of directors, will not present conflicts of interest with Newtek; or

         o investing in any business dissimilar from Newtek's or, solely as a passive or minority investor, in any business.


         In conjunction with the consolidation of the Newtek businesses, and in order to free them to devote greater attention to the implementation of Newtek's current business development and operation strategy, the three principal owners and management officials, Messrs. Rubin, Sloane and Wasserman have determined to incorporate the majority of the diminishing financial advisory and investment management work they each perform through separate companies with the business of Newtek. A principal subsidiary of Newtek, The Whitestone Group, LLC, will enter into management services agreements with J R Group, LLC, The Sloane Organization, LLC and Sharp Management, LLC, which are owned and controlled by Messrs. Rubin, Sloane and Wasserman, respectively. These contracts provide for payment to The Whitestone Group, LLC, of all income received by each of the companies in excess of $70,000 per year, with two specific exceptions; in exchange, The Whitestone Group, LLC, will assume responsibility for and will perform the services required by the balance of the third party contracts under which these related companies operate. It is expected that future activities or contracts will be performed directly by Newtek. The employment agreements permit the management officials to devote a reasonable amount of time to the duties required pursuant to the third party contracts and require the use of a standard form of services agreement.


         Newtek may terminate an employee's employment for "just cause" as defined in the agreement, and upon the termination, no severance benefits are available. If Newtek terminates an employee without just cause, the employee will be paid within 10 days of the termination a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of his termination. If the employee voluntary terminates his employment for "good reason" as defined in the agreement, or the employee's employment terminates during the term of the agreement due to death, disability, or retirement after age 62, the employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the agreement. The employee is able to voluntarily terminate his agreement by providing 60 days' written notice to the board of directors, in which case the employee is entitled to receive only his compensation, vested rights, and benefits up to the date of termination.


         Each employment agreement contains provisions stating that in the event of the employee's involuntary termination of employment in connection with, or within one year after, any change in control of Newtek, the employee will be paid within 10 days of the termination a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of change in control. "Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of Newtek voting stock, or the control of the election of a majority of directors or the exercise of a controlling influence over Newtek's management or policies.


         The employment agreement also provides for a similar lump sum payment to be made in the event of the employee's voluntary termination of employment within 30 days of a change in control, or within 90 days thereafter, of certain specified events following any change in control, whether approval by the board of directors or otherwise which have not been consented to in writing by the employee including:

         o requiring the employee to move his personal residence or perform his principal executive functions more than 90 miles from the employee's primary office;
         o failing to maintain existing employee benefit plans, including material vacation, fringe benefits, and retirement plans;
         o assigning duties and responsibilities to the employee which are other than those normally associated with his position;
         o materially diminishing the employee's authority and responsibility; and
         o failing to elect or re-elect the employee to Newtek's board of directors.

         Each agreement provides that within three business days of a change in control, Newtek shall fund, or cause to be funded, a trust in an amount equal to
2.99 times the average annual compensation the employee received during the five-year period immediately prior to the date of change in control. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of Newtek. If Newtek loses a legal dispute as to the employment agreement, Newtek will reimburse the employee's legal and other expenses.


Cash Bonus Plan

         Newtek will in conjunction with the completion of the mergers establish the Newtek Capital, Inc. cash bonus plan for the purpose of providing its employees with incentive compensation in the form of cash bonuses. All full-time employees will be eligible to receive cash bonuses under the plan. If an employee's employment is terminated for "cause" as defined in the plan, then the employee shall be ineligible to receive a bonus, and an employee whose employment otherwise terminates shall be eligible for a bonus that fiscal year, pro rated to the number of days the employee was employed by us during our fiscal year. A committee comprised of at least two Newtek independent directors will administer the plan. Bonuses will be paid at the discretion of the committee. Unless the committee establishes otherwise, the aggregate amount of bonuses payable for any fiscal year shall not be less than 25 percent of Newtek pre-tax net profit for that fiscal year. Bonuses will be payable within 90 days after Newtek's fiscal year end.


Newtek Capital, Inc. 2000 Stock Plan

         The Newtek Capital, Inc. 2000 Stock Incentive and Deferred Compensation Plan will replace an identical plan adopted in 2000 by BJB Holdings, Inc. As a result of the Newtek/BJB Holdings merger, Newtek will assume the responsibilities of BJB Holdings under its plan and will exchange its options for the approximately 750,000 options issued by BJB Holdings. The plan will be renamed the Newtek 2000 Stock Incentive and Deferred Compensation Plan, and is described below.

Purpose of the Plan

         The purpose of the plan is to advance the interests of Newtek by providing eligible directors and employees of Newtek and its affiliates with the opportunity to acquire shares of common stock. By encouraging stock ownership, Newtek seeks to attract, retain, and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and employees of Newtek and its affiliates to promote the success of the business. The plan also has deferred compensation features that are intended to provide deferred income and retirement benefits for Newtek's directors and any officers selected by its board of directors. The plan is not tax-qualified under Section 401 of the Code, and the deferred compensation features of the plan are unfunded and primarily for a select group of directors, management or highly compensated employees.

Description of the Plan

         Effective Date. The Newtek Capital, Inc. 2000 Stock Incentive and Deferred Compensation Plan will be effective as of April 5, 2000.

         Administration. The plan is administered by the Compensation Committee, appointed by the board of directors, and consisting of at least two directors of Newtek who are "non-employee directors" within the meaning of the federal securities laws. The Compensation Committee has discretionary authority to:

         o        select participants and grant awards;
         o determine the form and content of any awards granted under the plan;
         o        interpret the plan;
         o prescribe, amend and rescind rules and regulations relating to the plan; and
         o make other decisions necessary or advisable for the administration of the plan.

         All decisions, determinations and interpretations of the Compensation Committee are final and conclusive on all persons affected thereby. Members of the Compensation Committee will be indemnified to the full extent permissible under Newtek's governing instruments in connection with any claims or other actions relating to any action taken under the plan. The Compensation Committee currently consists of Messrs. Sloane, Cox and Shenfeld.

         Eligible Persons; Types of Awards. Under the plan, the Compensation Committee has discretionary authority to grant to employees and directors of Newtek, including members of the Compensation Committee, the following awards:

         o        stock options ("Options");
         o        stock appreciation rights ("SARs");
         o        restricted share awards ("Restricted Stock Awards");
         o        and deferred shares ("Deferred Shares").

         Shares Available for Grants. The plan reserves 2,250,000 shares of common stock for issuance upon the exercise of options or SARs, as well as upon the distribution of Deferred Shares and shares subject to Restricted Share Awards. These shares may be:

         o        authorized but unissued shares;
         o        shares held in treasury; or
         o        shares held in a grantor trust.

         In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, split-up, combination of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by Newtek, the Compensation Committee will adjust the number and kind of shares reserved for issuance under the plan, the number of and kind of shares subject to outstanding awards, and the exercise prices of Options or SARs. To the extent awards expire, become unexercisable, or are forfeited for any reason without having resulted in the issuance of common stock to award holders, those shares shall, unless the plan shall have been terminated, be available for the grant of additional awards.

         Options; Exercise Price. Options may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code, or Options that are not ISOs ("Non-ISOs"). The exercise price as to any ISO may not be less than the fair market value (determined under the plan) of the optioned shares on the date of grant. In the case of a participant who owns more than 10% of the outstanding common stock on the date of receiving an ISO grant, its exercise price may not be less than 110% of fair market value of the shares. As required by federal tax laws, to the extent that the aggregate fair market value (determined when an ISO is granted) of the common stock with respect to which ISOs are exercisable by a participant for the first time during any calendar year (under all plans of Newtek and of any subsidiary) exceeds $100,000, the ISOs granted in excess of $100,000 will be treated as Non-ISOs. The exercise price as to any Non-ISO may not be less than 50 percent of the fair market value of the optioned shares on the date of grant.

         SARs. An SAR may be granted in tandem with all or part of any Option granted under the plan, or without any relationship to any Option. An SAR granted in tandem with an ISO must expire no later than the ISO, must have the same exercise price as the ISO and may be exercised only when the ISO is exercisable and when the fair market value of the shares subject to the ISO exceeds the exercise price of the ISO. For SARs granted in tandem with Options, the participant's exercise of the SAR cancels his or her right to exercise the Option, and vice versa. Regardless of whether an SAR is granted in tandem with an Option, exercise of the SAR will entitle the participant to receive, as the Compensation Committee prescribes in the grant, all or a percentage of the difference between:

         o the fair market value of the shares of common stock subject to the SAR at the time of its exercise; and

         o the fair market value of the shares of common stock at the time the SAR was granted (or, in the case of SARs granted in tandem with Options, the exercise price).

         The exercise price as to any particular SAR may not be less than the fair market value of the optioned shares on the date of grant.

         Exercise of Options and SARs. The exercise of Options and SARs will be subject to terms and conditions as are established by the Compensation Committee in a written agreement between the committee and the participant. Unless a different vesting schedule is specified in the agreement, each Option granted will be vested and exercisable with respect to 25% of the underlying shares after each year of service (as defined in the plan). Only common stock is subject to purchase upon exercise of the Options, and an Option may not be exercised for a fractional share.

         Method for Exercise. A participant may exercise Options and SARs, subject to provisions relative to their termination and limitations on their exercise, only by:

         o written notice of intent to exercise the Option or SAR with respect to a specified number of shares of common stock; and
         o in the case of Options, payment to Newtek (contemporaneously with delivery of written notice) in cash, in common stock, or a combination of cash and common stock, of the amount of the exercise price for the number of shares with respect to which the Option is then being exercised.

         Common stock utilized in full or partial payment of the exercise price for Options shall be valued at its market value at the date of exercise.

         Effect of Termination of Service. In the absence of Compensation Committee action to the contrary, an otherwise unexpired Option shall cease to be exercisable upon:

         o a participant's termination of employment for "just cause" as defined in the plan;
         o the date that is one year after a participant terminates service for a reason other than just cause or death; or
         o        the date that is two years after a participant's death.

         Reload Option. For each share of common stock purchased upon the exercise of an Option within 2 years after the date on which the Option first became exercisable, the participant will receive a new Option ("Reload Option") to purchase an additional share of common stock. Reload Options vest and become exercisable two years after the grant date, and the number of shares of common stock subject to a Reload Option shall be reduced for each share of common stock the participant sells or otherwise disposes of between the grant date and the exercise date without prior Compensation Committee approval.

         Deferred Compensation; Deferred Shares. The Compensation Committee may permit Newtek's executive officers and directors to elect to defer the receipt of their cash compensation. Deferred amounts are credited to a bookkeeping account (the "Account") in the name of the participant. Participants may irrevocably invest all or a portion of their Account in common stock, which case the Compensation Committee shall credit the participant's Account with Deferred Shares that have a fair market value equal to the compensation deferred. The Compensation Committee may permit participants to elect to have their Account credited with an alternative investment return in lieu of deferred shares. After a participant terminates service, his or her Account balance will be distributed in five annual installments, subject to the participant's right to elect a different payout term and commencement date. Distributions of Deferred Share shall be made in common stock. Any distribution of common stock will include earnings that accrued after the date the participant's Account was initially credited with Deferred Shares (with cash dividends being converted into Deferred Shares at the end of each fiscal year).

         Grantor Trust. Newtek may establish a grantor trust (the "Trust") and contribute common stock to the Trust for the purpose of paying benefits under the plan. The establishment of a Trust shall not effect the status of the plan as mere unfunded promise to pay benefits in the future and the status of plan participants as general unsecured creditors of Newtek. To the extent common stock is held in a Trust, shall be voted by the trustee of the Trust in the manner directed by Newtek's board of directors and, in the absence of direction, the shares shall be voted in the discretion of the trustee.

         Restricted Share Awards. The Compensation Committee has the discretion to select employees and directors of Newtek who will receive discretionary Restricted Stock Awards. Unless a different vesting schedule is specified by the Compensation Committee, each Restricted Stock Award will vest with respect to 25% of the underlying shares after each year of service (as defined in the plan). One share of common stock will be distributed for each restricted share earned as soon as practical after the restricted shares have been earned. Whenever shares of common stock are distributed pursuant to a Restricted Share Award, the distribution shall include an amount equal to any cash dividends (including special large and nonrecurring dividends, including one that has the effect of a return of capital to Newtek's stockholders) and a number of shares of common stock equal to any stock dividends, declared and paid with respect to a share of common stock between the date the relevant Restricted Stock Award was initially granted to the participant and the date the shares are being distributed. There shall also be distributed an appropriate amount of net earnings, if any, of the Trust with respect to any cash dividends so paid out. Participants may irrevocably elect to defer the receipt of common stock and have their Account credited with Deferred Shares equal to the common stock deferred.

         Conditions on Issuance of Shares. The Compensation Committee will have the discretionary authority to impose, in agreements, restrictions on shares of common stock issued pursuant to the plan as it may deem appropriate or desirable, including but not limited to the authority to impose a right of first refusal or to establish repurchase rights or both of these restrictions. In addition, the Compensation Committee may not issue shares unless the issuance complies with applicable securities laws, and to that end may require that a participant make certain representations or warranties. In addition, Newtek may cause the forfeiture of common stock that a participant receives pursuant to an Award if the participant breaches any noncompetition agreement with Newtek. If the participant has disposed of the shares, Newtek may seek compensatory damages, including the sale to Newtek of other common stock owned by the participant.

         Nontransferability. Participants may transfer non-ISOs, SARs, and Restricted Share Awards to family members or trusts under specified circumstances. Awards may not otherwise be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution. In addition, common stock that is received pursuant to an Award may not be sold within the six-month period following the grant date of that Award, except in the event of the participant's death or disability, or another event as the board of directors may specifically deem appropriate. A participant may not assign his or her claim to deferred compensation and associated earning during his or her lifetime. A participant's right to deferred compensation and associated earning shall at all times constitute an unsecured promise of Newtek to pay benefits as they come due. Neither the participant nor his or her beneficiary will have any claim against or rights in any specific assets of Newtek.

         Effect of Dissolution and Related Transactions. Upon the earlier of a change in control (as defined in the plan) or the execution of an agreement to effect a change in control;

         o        all Awards will become fully vested; and

         o Newtek will fund a Trust with an amount equal to the aggregate Account balances under the plan.

         All outstanding Awards, together with the exercise prices thereof, will be equitably adjusted for any change or exchange of shares for a different number or kind of shares or other securities which results from any of the following Transactions (referred to herein as a "Transaction"):

         o        the liquidation or dissolution of Newtek;
         o a merger or consolidation in which Newtek is not the surviving entity; or
         o the sale or disposition of all or substantially all of Newtek's assets.

         However, any adjustment will be made in a manner as to not constitute a modification, within the meaning of Section 424(h) of the Internal Revenue Code, of outstanding ISOs.

         Duration of the Plan and Awards. The plan will remain in effect until terminated by Newtek's board of directors, but Options may not be granted under the plan ten years after the effective date. The maximum term for an Option or SAR is 10 years from the date of grant, except that the maximum term of an ISO (and an SAR granted in tandem with an ISO) may not exceed five years if the participant owns more than 10% of the common stock on the date of grant. The expiration of the plan, or its termination by the Compensation Committee, will not affect any Award then outstanding.

         Modification of Options. At any time, and from time to time, the board may authorize the Compensation Committee to modify any outstanding Option, provided that no modification may confer on the holder of the Option any right or benefit which could not be conferred on him by the grant of a new Option, or impair the Option without his consent.

         Amendment and Termination of the Plan. The board of directors may from time to time amend the terms of the plan and, with respect to any shares at the time not subject to Awards, suspend or terminate the plan. No amendment, suspension, or termination of the plan will, without the consent of any affected participant, alter or impair any rights or obligations under any Award previously granted.

         Financial Effects of Awards. Newtek will receive no monetary consideration for the granting of Awards under the plan. It will receive no monetary consideration other than the exercise price for shares of common stock issued to participants upon the exercise of their Options, and will receive no monetary consideration upon the exercise of SARs or the distribution of common stock satisfying Deferred Shares, or Restricted Stock Awards. Cash proceeds from the sale of common stock issued pursuant to the exercise of Options will be added to the general funds of Newtek to be used for general corporate purposes.

         Under the intrinsic value method that Newtek follows under applicable accounting standards, recognition of compensation expense is not required when Options are granted at an exercise price equal to or exceeding the fair market value of the common stock on the date the Option is granted, but disclosure may be required in financial statement footnotes regarding pro forma effects on earnings and earnings per share of recognizing as a compensation expense an estimate of the fair value of stock-based awards. If Newtek grants Non-ISOs with an exercise price less than the fair market value of the common stock on the date the Option is granted, the granting of the discounted Non-ISOs will require charges to the income of Newtek based on the amount of the appreciation, if any, in the average market price of the common stock to which the discounted Non-ISOs relate over the exercise price of those shares. If the average market price of the common stock declines subsequent to a charge against earnings due to estimated appreciation in the common stock subject to the discounted Non-ISOs, the amount of the decline will reverse the prior charges against earnings (but not by more than the aggregate of the prior charges).

         In March 1999, the Financial Accounting Standards Board ("FASB") issued an exposure draft of a proposed interpretation of existing accounting treatment for stock-based compensation to individuals who do not qualify as employees of Newtek (including non-employee directors). Among other things, this change would require recognition of compensation expense when Options are awarded to these individuals. At its August 11, 1999 meeting, FASB reversed its position respect to non-employee directors and stated that compensation expense would not be recognized when Options are awarded to these individuals. A final FASB interpretation of accounting treatment for stock-based compensation is expected to be released in the first quarter of 2000.

         The granting of SARs will require charges to the income of Newtek based on the amount of the appreciation, if any, in the average market price of the common stock to which the SARs relate over the exercise price of those shares. If the average market price of the common stock declines subsequent to a charge against earnings due to estimated appreciation in the common stock subject to SARs, the amount of the decline will reverse the prior charges against earnings (but not by more than the aggregate of the prior charges).

         The granting of Deferred Shares will require charges to Newtek's income (in an amount equal to the fair market value, on the date of award, of the shares of common stock credited pursuant to the Deferred Shares).

         When Restricted Share Awards are granted, Newtek must recognize compensation expense based on the fair market value of the common stock on the date the Restricted Share Awards are granted, with this amount being amortized over the expected vesting period for the award.

Federal Income Tax Consequences

         Summarized below are the federal income tax consequences that Newtek expects (based on current tax laws, rules, and interpretations) with respect to Awards.

         Date of Award. The recipient of an Award will not recognize taxable income upon its grant. Nor will the grant entitle Newtek to a current deduction.

         Subsequent Events. The subsequent tax consequences for Award recipients differ, as follows, depending on the type of Award. In general, however, Newtek will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the ordinary income recognized by the Award holder.

         ISOs. If an Award holder holds the shares purchased upon exercise of an ISO for at least two years from the date the ISO is granted, and for at least one year from the date the ISO is exercised, any gain realized on the sale of the shares received upon exercise of the ISO is taxed as long-term capital gain. However, the difference between the fair market value of the common stock on the date of exercise and the exercise price of the ISO will be treated by the holder as an item of tax preference in the year of exercise for purposes of the alternative minimum tax. If a holder disposes of the shares before the expiration of either of the two special holding periods noted above, the disposition is a "disqualifying disposition." In this event, the holder will be required, at the time of the disposition of the common stock, to treat the lesser of the gain realized or the difference between the exercise price and the fair market value of the common stock at the date of exercise as ordinary income and the excess, if any, as capital gain.

         Newtek will not be entitled to any deduction for federal income tax purposes as the result of the grant or exercise of an ISO, regardless of whether or not the exercise of the ISO results in liability to the holder for alternative minimum tax. However, if a participant recognizes ordinary income taxable as compensation as a result of a disqualifying disposition, Newtek will be entitled to deduct an equivalent amount.

         Non-ISOs. A holder will recognize ordinary income upon the exercise of the Non-ISO in an amount equal to the difference between the fair market value of the shares on the date of exercise and the option price. Upon a subsequent disposition of these shares, any amount received by the holder in excess of the fair market value of the shares as of the exercise will be taxed as capital gain.

         SARs. Upon exercise of the SARs, any cash or common stock received by the SAR holder will be treated as compensation income to the holder.

Restricted Share Awards; Deferred Shares; Other Deferred Compensation. Whenever Newtek transfers common stock, cash, or other property to an Award holder, the holder will recognize ordinary income equal to the fair market value of the property transferred.


                        COMPARISON OF SHAREHOLDER RIGHTS


General


         Upon completion of the Newtek/REXX and Newtek/BJB Holdings mergers, holders of REXX common stock, whose rights are presently governed by New York law and the certificate of incorporation and bylaws of REXX, will become shareholders of Newtek, which also is a New York corporation. Upon the Newtek/REXX and Newtek/BJB Holdings mergers, the rights of the REXX shareholders will continue to be governed by New York law; however, their rights will also be subject to the provisions of the Newtek certificate of incorporation and bylaws. The current rights of the REXX shareholders are similar in most respects to their future rights as shareholders of Newtek. The material differences between these rights, to the extent they exist, are set forth below.

Issuance of Capital Stock

         The Newtek certificate of incorporation authorizes the issuance of 39,000,000 shares of common stock, par value $.02 per share, and 1,000,000 shares of preferred stock, par value $.02 per share. The REXX certificate of incorporation authorizes the issuance of 12,000,000 shares of common stock, par value $.02 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share. At May 30, 2000, 30 shares of Newtek common stock and 2,467,576 shares of REXX common stock were issued and outstanding. No shares of preferred stock of Newtek or REXX were outstanding at this date. Both Newtek and REXX have the authority to issue additional shares of capital stock up to the authorized amounts without shareholder approval.


Number and Term of Directors

         Under the Newtek bylaws, the board of directors shall consist of not less than three, and not more than 11, directors, with the specific number to be fixed by the board. The Newtek board of directors currently consists of three members and will be expanded to five members immediately upon completion of the Newtek/REXX and Newtek/BJB Holdings mergers. Thereafter, Newtek expects to name one additional independent director during 2000. Under the Newtek bylaws, the directors of Newtek are elected at each annual meeting of shareholders and serve for one-year terms.

         The REXX bylaws provide that the board of directors of REXX shall consist of not less than three and more than 12 members, with the specific number to be fixed by the board. Currently, the REXX board of directors consists of 5 members, who serve for terms of one year.

Indemnification

         The Newtek certificate of incorporation provides that Newtek shall indemnify, to the fullest extent permitted by the New York Business Corporation law, any director of officer whom Newtek has the power to indemnify under the Business Corporation Law and who was, or is, a party to or threatened to be made a party to any threatened action, suit or proceeding of any kind, including an action by or in the right of Newtek, against expenses and liabilities incurred in connection therewith. The REXX bylaws contain a similar provision requiring mandatory indemnification of officers and directors to the fullest extent permitted under the Business Corporation Law.

             MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS


         In the opinion of Kutak Rock LLP, the following are the material federal income tax consequences applicable to the shareholders of REXX and to the shareholders of BJB Holdings. This opinion and the following discussion are based on and subject to the Internal Revenue Code of 1986, the regulations promulgated thereunder, existing administrative interpretations and court decisions, all of which are subject to change, possibly with retroactive effect, and assumptions, limitations, representations and covenants, including those contained in certifications of officers of Newtek, BJB Holdings and REXX expected to be executed as of the completion of the mergers. This discussion does not address all aspects of United States federal income taxation that may be important to you in light of your particular circumstances or if you are subject to special rules, such as rules relating to:

         o        shareholders who are not citizens or residents of the United
                  States
         o        financial institutions
         o        tax-exempt organizations
         o        insurance companies
         o        dealers in securities
         o shareholders who acquired their shares of BJB Holdings common stock or REXX common stock pursuant to the exercise of options or similar derivative securities or otherwise as compensation
         o shareholders who hold their shares of BJB Holdings common stock or REXX common stock as part of a straddle or conversion transaction

         This discussion assumes that shares of REXX common stock and shares of BJB Holdings common stock are held as capital assets within the meaning of
Section 1221 of the Internal Revenue Code.

         The opinion of Kutak Rock LLP referred to above assumes the absence of changes in existing facts and will rely on assumptions, representations and covenants including those contained in certificates executed by officers of Newtek, REXX and BJB Holdings dated as of the completion of the mergers. The opinion of Kutak Rock LLP neither binds the IRS nor precludes the IRS from adopting a position contrary to that expressed below, and no assurance can be given that contrary positions will not be successfully asserted by the IRS or adopted by a court if the issues are litigated. Neither Newtek, REXX nor BJB Holdings intends to obtain a ruling from the IRS with respect to the tax consequences of the mergers.

         Tax Implications to Newtek, REXX and BJB Holdings. For federal income tax purposes, the Newtek/REXX merger will be treated as a transfer of property to Newtek by the holders of the REXX common stock, and the Newtek/BJB Holdings merger will be treated as a transfer of property to Newtek by the holders of the BJB Holdings common stock. The mergers will be governed by Section 351 of the Internal Revenue Code. Newtek, REXX and BJB Holdings will not recognize any gain or loss for federal income tax purposes as a result of their respective mergers.

         Tax Implications to REXX Shareholders. You will not recognize gain or loss for federal income tax purposes when you transfer your REXX common stock to Newtek solely for Newtek common stock pursuant to the Newtek/REXX merger. The aggregate tax basis of the Newtek common stock you receive as a result of the Newtek/REXX merger will be the same as your aggregate tax basis in the REXX common stock you transfer in the exchange. The holding period of the Newtek common stock you receive as a result of the Newtek/REXX merger will include the period during which you held the REXX common stock you transfer in the merger.

         Tax Implications to BJB Holdings Shareholders. You will not recognize gain or loss for federal income tax purposes when you transfer your BJB Holdings common stock to Newtek solely in exchange for Newtek common stock pursuant to the Newtek/BJB Holdings merger. The aggregate tax basis of the Newtek common stock you receive as a result of the Newtek/BJB Holdings merger will be the same as your aggregate tax basis in the BJB Holdings common stock you transfer in the merger. The holding period of the Newtek common stock you receive as a result of the Newtek/BJB Holdings merger will include the period during which you held the BJB Holdings common stock you transfer in the merger.

         The obligation of REXX to complete the Newtek/REXX merger is conditioned on, subject to waiver by Newtek and REXX, the delivery of an opinion to REXX from Kutak Rock LLP dated as of the effective time of the Newtek/REXX merger regarding the material federal income tax consequences of the Newtek/REXX merger to the REXX shareholders.

         This foregoing discussion is not intended to be a complete analysis or description of all potential federal income tax consequences or any other consequences of the mergers. In addition, this discussion does not address tax consequences which may vary with, or are contingent on, your individual circumstances. Moreover, this discussion does not address any non-income tax or any foreign, state or local tax consequences of the mergers. Accordingly, you are strongly urged to consult with your tax advisor to determine the particular United States federal, state, local or foreign income or other tax consequences to you of the Newtek/REXX merger or the Newtek/BJB Holdings merger.


        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


         The following unaudited pro forma condensed consolidated balance sheet consolidates the pro forma consolidated balance sheet of REXX (which reflects the proposed sale of Watkins Contracting, Inc. and the costs and expenses associated with that transaction) and the historical audited combined balance sheet of Newtek at March 31, 2000, giving effect to the Newtek/REXX and Newtek/BJB Holdings mergers as if they had been effective on March 31, 2000.


         The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1999 consolidates the pro forma condensed consolidated statement of operations of REXX (which reflects the proposed sale of Watkins Contracting, Inc. and the costs and expenses associated with that transaction) and the historical audited combined statement of operations of Newtek for the year ended December 31, 1999. The following unaudited pro forma condensed consolidated statement of operations for the three-month period ended March 31, 2000 consolidates the unaudited pro forma condensed consolidated statements of operations of REXX (which reflects the aforementioned sale of Watkins Contracting, Inc.) for the three-month period ended March 31, 2000 and the unaudited combined statement of operations of Newtek for the three month period ended March 31, 2000, giving effect to the aforementioned mergers as if they had been effective on January 1, 1999.


         This information should be read together with the historical consolidated financial statements and notes of REXX and the historical combined financial statements of Newtek. The pro forma financial data presented below does not necessarily indicate the actual financial position or results of operations that would have resulted if the mergers had been completed on the dates indicated, or that may result in the future. (In thousands, except share and per share data)

              Newtek Capital, Inc. & REXX Environmental Corporation
            Unaudited Pro Forma Condensed Consolidated Balance Sheet


                                              REXX                                                      Newtek/REXX
                                           Pro Forma            Newtek          Pro Forma Adjustments    Pro Forma
Assets                                     Continuing         Historical       -----------------------   Continuing
                                          Operations(a)      Consolidated        Debit          Credit   Operations
                                          -------------      ------------      --------         ------   ---------

Cash and cash equivalents...............    $     397          $ 20,994          $   --         $   --    $ 21,391
Structured insurance product............           --             1,785              --             --       1,785
Prepaid insurance.......................           --             7,763              --             --       7,763
Other investments.......................           --               489              --             --         489
Assets held for sale....................          780                --              --             --         780
Furniture, fixtures and equipment.......           13               12               --             --          25
Investments in qualified businesses.....           --            12,487              --             --      12,487
Credits in lieu of cash.................           --            11,074              --             --      11,074
Prepaid expenses and other assets.......           71               216              --             --         287
                                            ---------          --------        --------       --------    --------
                                            $   1,261          $ 54,820        $     --       $     --   $  56,081
                                            =========          ========        ========       ========   =========

Liabilities and shareholders' equity
Accounts payable and accrued expenses...    $     328        $      317        $     --        $    --   $     645

Note payable - certified investors......                          2,620              --             --       2,620

Deferred income taxes payable...........           --                --              --  (b)     2,332       2,332

Loan payable - other....................           --               870              --             --         870
Income tax payable......................           88                --              --             --          88
Interest payable........................           --            32,722              --             --      32,722
Note payable - insurance................           --             4,000              --             --       4,000
                                            ---------          --------        --------       --------    --------
Total liabilities.......................    $     416         $  40,529        $     --       $  2,332   $  43,277
                                            =========          ========        ========       ========   =========

Minority interest.......................           --             5,394              --             --       5,394
                                                               --------                                   --------

Shareholders' equity
Members' equity.........................           --             8,896   (b)     2,332             --          --
                                                                          (c)     6,564
Preferred stock, $1.00 par value,
authorized 1,000,000 shares; -0-
shares issued...........................           --                --              --             --          --
Common stock, $.02 par value,
authorized 12,000,000 shares;
5,279,828 shares issued.................          105                --   (c)       105             --          --
Common stock, $.01 par value,
authorized 50,000,000; 18,482,142
shares                                             --                --              --             11          72
issued..................................                                                 (c)
                                                                                         (c)        61
Capital in excess of par value..........       27,925                --   (c)    27,925  (c)     7,338       7,338

Accumulated deficit/retained earnings...       10,177                --              --  (c)    10,177          --
Common stock held in treasury, at
cost, 2,812,252 shares..................      (17,008)               --              --  (c)    17,008          --
                                            ---------          --------        --------       --------    --------
Total shareholders' equity..............          845             8,896          36,927         34,595       7,410
                                            ---------          --------        --------       --------    --------
                                             $  1,261           $54,820        $ 36,927       $ 36,927    $ 56,081
                                            =========          ========        ========       ========    ========


             NEWTEK CAPITAL, INC. AND REXX ENVIRONMENTAL CORPORATION NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

A description of the pro forma adjustments follows:

     (a) Reflects the proposed sale of Watkins Contracting, Inc. and the costs and expenses associated with the transaction. See "Proposal Number 2 - Sale of Watkins Contracting, Inc." and "Unaudited Condensed Consolidated Pro Forma Financial Information."

     (b)  Adjustment to record federal and state income tax liability.

     (c)  Adjustment to reflect the merger of REXX and Newtek.

              Newtek Capital, Inc. & REXX Environmental Corporation
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                      For the Year Ended December 31, 1999
                 (In thousands, except share and per share data)



                                              REXX                                                          Newtek/REXX Pro
                                            Pro Forma         Newtek            Pro Forma Adjustments           Forma
                                           Continuing       Historical          ---------------------         Continuing
                                          Operations(a)    Consolidated        Debit             Credit       Operations
                                          -------------    ------------      --------            ------     ---------------
Revenue                                      $    --         $  11,890        $    --                --        $  11,890

Operating expenses                               600             1,538             --                --            2,138

                                             -------         ---------       --------            ------       ----------
Income (loss) from operations                   (600)           10,352             --                --            9,752
Other expenses (income)
    Interest expense                              --             2,439                               --            2,439
                                             -------         ---------       --------            ------       ----------
Income (loss) before extraordinary              (600)            7,913             --                --            7,313
gain on defeasance of debt

Extraordinary gain on defeasance                  --               924             --                --              924
of debt

Net income (loss) before provision              (600)            8,837             --                --            8,237
for taxes

Provision for taxes                                9                --  (b)     2,170                --            2,179
                                             -------         ---------       --------            ------       ----------
Net income (loss) before minority               (609)            8,837          2,170                --            6,058
interest

Minority interest                                 --             3,443             --                              3,443
                                             -------         ---------       --------            ------       ----------
Net income (loss)                            $  (609)        $   5,395       $  2,170            $   --       $    2,615
                                             =======         =========       ========            ======       ==========
Per share data:
    Basic and diluted                        $ (0.26)        $    0.30                                        $    0.13
                                             =======         =========                                        ==========

Weighted average number of shares
  outstanding                              2,467,576        18,250,000                                        20,717,576


             NEWTEK CAPITAL, INC. AND REXX ENVIRONMENTAL CORPORATION NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


A description of pro forma adjustments follows:

     (a) Reflects the proposed sale of Watkins Contracting, Inc. and the costs and expenses associated with the transaction. See "Proposed Number 2 - Sale of Watkins Contracting, Inc." and "Unaudited Condensed Consolidated Pro Forma Financial Information."

     (b)  Adjustment to record federal and state income tax provisions.

              Newtek Capital, Inc. & REXX Environmental Corporation
       Unaudited Pro Forma Condensed Consolidated Statement of Operations
                    For the Three Months Ended March 31, 2000
                 (In thousands, except share and per share data)




                                              REXX                                                          Newtek/REXX Pro
                                            Pro Forma         Newtek            Pro Forma Adjustments           Forma
                                           Continuing       Historical          ---------------------         Continuing
                                          Operations(a)    Consolidated        Debit             Credit       Operations
                                          -------------    ------------      --------            ------     ---------------

Revenue                                       $   --           $   601       $     --          $     --       $      601

Operating expenses                               186               801             --                --             (987)

                                             -------         ---------       --------            ------       ----------
Income (loss) from operations                  (186)              (200)            --                --             (386)

Other expenses (income)
    Interest expense                              --             1,157             --                --            1,157

                                             -------         ---------       --------            ------       ----------
Income (loss) before unrealized gains           (186)           (1,357)            --                --           (1,543)
on other investments

Net income (loss) before provision              (186)           (1,357)            --                --           (1,543)
for taxes

Provision for taxes                               --                --             --                --               --
                                             -------         ---------       --------            ------       ----------
Net income (loss) before minority interest      (186)           (1,357)            --                --           (1,543)

Minority interest                                 --              (545)            --                --             (545)
                                             -------         ---------       --------            ------       ----------
Net income (loss)                             $ (186)          $  (812)      $     --            $   --         $   (998)
                                             =======         =========       ========            ======       ==========

Per share data:
                                             -------         ---------                                        ----------
    Basic and diluted                         $(0.08)          $ (0.04)                                         $  (0.05)
                                             =======         =========                                        ==========

Weighted average number of shares
  outstanding                              2,467,576        18,482,142                                        20,949,718


             NEWTEK CAPITAL, INC. AND REXX ENVIRONMENTAL CORPORATION NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS


A description of pro forma adjustments follows:

     (a) Reflects the proposed sale of Watkins Contracting, Inc. and the costs and expenses associated with the transaction. See "Proposed Number 2 - Sale of Watkins Contracting, Inc." and "Unaudited Condensed Consolidated Pro Forma Financial Information."

     (b)  Adjustment to record federal and state income tax provisions.

                                     EXPERTS

         REXX's consolidated financial statements incorporated in this proxy statement/prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1999, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Newtek's combined financial statements as of and for the period ended December 31, 1998 and for the year ended December 31, 1999 (which financial statements are prior to any merger), included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         Down To Earth Distribution's financial statements for the period ended December 15, 1999, and for the year ended December 30, 1998, included in this proxy statement/prospectus have been so included in reliance on the report of Daszkal Bolton Manela Devlin & Co., independent accountants, given on the authority of said firm as experts in auditing and accounting. Subsequent to December 15, 1999, the company changed its name to DTE Technologies, LLC.

         Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting. These representatives will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

                                  LEGAL MATTERS

         Kutak Rock LLP, Washington, D.C., special counsel to Newtek, will deliver opinions regarding the validity of the issuance of shares of Newtek common stock in the Newtek/REXX and Newtek/BJB Holdings mergers and with respect to the material federal income tax consequences of the mergers.

                                  OTHER MATTERS

         REXX's board of directors does not know of any matters to be presented to the annual meeting other than those set forth above. However, if other matters come before the annual meeting, it is the intentions of the persons named in the accompanying proxy to vote the proxy in accordance with the recommendation of the REXX board of directors on these matters, and discretionary authority to do so is included in the proxy.

                       WHERE YOU CAN FIND MORE INFORMATION

         Newtek has filed with the SEC a registration statement under the Securities Act that registers the distribution to REXX and BJB Holdings shareholders of the shares of Newtek common stock to be issued in connection with the Newtek/REXX and Newtek/BJB mergers. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Newtek and Newtek common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

          In addition, REXX files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You can also inspect reports, proxy statements and other information about REXX at the offices of the American Stock Exchange, 86 Trinity Place, New York, NY 10006-1881.

         The SEC also maintains an internet worldwide web site that contains reports, proxy statements and other information about issuers, like REXX and Newtek, who file electronically with the SEC. The address of the site is http://www.sec.gov.

         The SEC allows REXX to "incorporate by reference" information into this proxy statement/prospectus. This means that the company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

         This proxy statement/prospectus incorporates by reference the documents listed below that REXX has previously filed with the SEC. They contain important information about REXX and its financial condition. REXX will mail to each shareholder with the proxy statement a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as amended by Form 10-K/A, and its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

o REXX's Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended December 31, 1999.

o REXX's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2000.

         REXX has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to REXX, as well as all pro forma financial information, and Newtek has supplied all the information relating to Newtek.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

REXX

         If, for any reason, the Newtek/REXX merger agreement is terminated or the merger agreement is not adopted by the REXX shareholders at the annual meeting, REXX will continue to hold its annual meetings of shareholders in the normal course. REXX shareholders may present proposals for inclusion in the proxy statement for the subsequent annual meeting of shareholders to be held later in 2000. These proposals must be received by REXX no later than November 6, 2000 to be considered for inclusion in REXX's proxy statement for the 2000 annual meeting of shareholders.

Newtek

         It is currently expected that the 2001 annual meeting of Newtek shareholders will be held on or about May 17, 2001. Shareholder proposals must be received by Newtek no later than December 18, 2000 in order to be considered for inclusion in next year's annual meeting proxy statement. With respect to the 2001 annual meeting of shareholders and pursuant to SEC rules, if Newtek is not provided notice of a shareholder proposal, which the shareholder has not previously sought to include in a Newtek proxy statement and form of proxy, by 45 days before the anticipated mailing date for the proxy, or March 2, 2001, management proxies will be allowed to use their discretionary authority to vote on this proposal without any discussion of the matter in the proxy statement.

o If you would like to request documents, please do so by September 1, 2000 to receive them before the annual meeting. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

o We have not authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that we have incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it.

o If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you.


         The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                 INDEX TO NEWTEK CAPITAL, INC. AND SUBSIDIARIES
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS


                                                                                         PAGE NO.

Report of Independent Accountants                                                           F-2

Combined Balance Sheets as of December 31, 1999 and 1998                                    F-3

Combined Statements of Operations for the year ended December 31, 1999 and the period from March 17, 1998 (commencement of operations)
  to December 31, 1998                                                                      F-4

Combined Statements of Changes in Members' Equity for the year ended
  December 31, 1999 and the period from March 17, 1998 (commencement
  of operations) to December 31, 1998                                                       F-5

Combined Statements of Cash Flows for the year ended December 31, 1999 and the period from March 17, 1998 (commencement of operations) to
  December 31, 1998                                                                         F-6

Notes to Combined Financial Statements                                                      F-8

Combined Balance Sheet (Unaudited) as of March 31, 2000                                    F-21

Combined Statements of Operations (Unaudited) for the three months ended
  March 31, 2000 and 1999                                                                  F-22

Combined Statements of Changes in Members' Equity (Unaudited) for the three months
  ended March 31, 2000 and 1999                                                            F-23

Combined Statements of Cash Flows (Unaudited) for the three months ended
  March 31, 2000 and 1999                                                                  F-24

Notes to Unaudited Combined Financial Statements                                           F-25

                    INDEX TO DOWN TO EARTH DISTRIBUTION, INC.
                              FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

Report of Independent Accountants                                                          F-30

Balance Sheets as of December 15, 1999 and December 31, 1998                               F-31

Statements of Operations for the period ended December 15, 1999 and the                    F-32
  year ended December 31, 1998

Statements of Changes in Stockholders' Deficit for the period ended
  December 15, 1999 and the year ended December 31, 1998                                   F-33

Statements of Cash Flows for the period ended December 15, 1999                            F-34
  and the year ended December 31, 1998

Notes to Financial Statements                                                              F-35


                        Report of Independent Accountants



To the Members of Newtek Capital, Inc.:

In our opinion, the accompanying combined balance sheets and the related combined statements of income, changes in members' equity and cash flows present fairly, in all material respects, the financial position of Newtek Capital, Inc. and its subsidiaries at December 31, 1999 and 1998, and the results of their operations and their cash flows for the year ended December 31, 1999 and the period March 17, 1998 (commencement of operations) to December 31, 1998 in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP



New York, New York
March 17, 2000

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                             COMBINED BALANCE SHEETS

                           DECEMBER 31, 1999 AND 1998

                                                   1999          1998
                                                -----------   -----------
        A S S E T S

Cash and cash equivalents                       $25,454,016   $ 1,567,138
Credits in lieu of cash                          10,963,593          --
Investments in qualified businesses               8,275,000       400,000
Structured insurance product                      1,759,493     1,656,555
Prepaid insurance                                 7,971,411       149,399
Prepaid expenses and other assets                   212,802       136,268
Furniture, fixtures and equipment, net                8,714        10,987
                                                -----------   -----------
        Total assets                            $54,645,029   $ 3,920,347
                                                ===========   ===========

        LIABILITIES AND MEMBERS' EQUITY

Liabilities:
  Accounts payable and accrued expenses         $ 1,220,479   $   117,582
  Notes payable - certified investors             2,618,716     2,612,216
  Notes payable - insurance                       4,000,000          --
  Note payable - bank                               725,358          --
  Notes payable - other                             250,000          --
  Interest payable                               31,583,438       160,428
                                                -----------   -----------

        Total liabilities                        40,397,991     2,890,226

Minority interest                                 5,938,111       189,566
Commitments and contingencies

Members' equity                                   8,308,927       840,555
                                                -----------   -----------

        Total liabilities and members' equity   $54,645,029   $ 3,920,347
                                                ===========   ===========



See accompanying notes to these combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                        COMBINED STATEMENTS OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                       AND THE PERIOD FROM MARCH 17, 1998
                (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1998



                                                             1999          1998
                                                         -----------   -----------
Revenue:
   Income from tax credits                               $10,963,593   $      --
   Consulting fee income                                     128,818        38,331
   Interest income                                           789,715        81,456
   Realized gains on investment                                 --          78,548
                                                         -----------   -----------

        Total revenue                                     11,882,126       598,335
                                                         -----------   -----------

Expenses:
   General and administrative                              1,420,735       395,490
   Interest                                                2,438,908       160,428
                                                         -----------   -----------

        Total expenses                                     3,859,643       555,918
                                                         -----------   -----------

Income before extraordinary gain on defeasance of debt
   and minority interest                                   8,022,483        42,417

Extraordinary gain on defeasance of debt                     924,120          --
                                                         -----------   -----------

Income before minority interest                            8,946,603        42,417

Minority interest in income (loss)                         3,520,809       (33,883)
                                                         -----------   -----------

Net income                                               $ 5,425,794   $    76,300
                                                         ===========   ===========






See accompanying notes to these combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                       AND THE PERIOD FROM MARCH 17, 1998
                (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1998



                                                         1999         1998
                                                    -----------    -----------


Members' equity - beginning of period               $   840,555    $      --

Contributions:
   Members                                                5,000      1,100,004
   Minority interests                                   180,000        150,000

Issuance of warrants                                  4,369,696         65,000

Members' distributions                                 (279,067)      (327,300)

Net income before allocation to minority interest     8,946,603         42,417

Less: Minority interest                              (5,753,860)      (189,566)
                                                    -----------    -----------

Members' equity - end of period                     $ 8,308,927    $   840,555
                                                    ===========    ===========







See accompanying notes to these combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                        COMBINED STATEMENTS OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                       AND THE PERIOD FROM MARCH 17, 1998
                (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1998

                                                                      1999            1998
                                                                  ------------    ------------
Cash flows from operating activities:
   Net income                                                     $  5,425,794    $     76,300
   Adjustments to reconcile net income to net cash provided
     by (used in) operating activities:
        Income from tax credits                                    (10,963,593)           --
        Extraordinary gain on defeasance of debt                      (924,120)           --
        Depreciation and other amortization                              2,273           3,548
        Accretion of interest income                                  (102,938)         (8,650)
        Accretion of interest expense                                2,368,813         163,847
        Minority interest included in income                         3,520,809         (33,883)
        Changes in assets and liabilities:
          Prepaid insurance                                         (2,726,287)       (149,399)
          Prepaid expenses and other assets                            (76,535)       (139,437)
          Accounts payable and accrued expenses                      1,073,583         117,582
                                                                  ------------    ------------
            Net cash (used in) provided by operating activities     (2,402,201)         29,908
                                                                  ------------    ------------

Cash flows from investing activities:
   Qualified investments                                            (8,125,000)       (400,000)
   Return of principal - qualified investments                         250,000            --
   Purchase of structured insurance product                               --        (1,647,905)
   Purchase of furniture, fixtures and equipment                          --           (11,366)
                                                                  ------------    ------------
            Net cash used in investing activities                   (7,875,000)     (2,059,271)
                                                                  ------------    ------------

Cash flows from financing activities:
   Proceeds from issuance of long-term debt                         71,844,056       2,608,797
   Payments for defeasance of long-term debt                       (41,389,998)           --
   Proceeds from Note payable - bank                                   725,358            --
   Proceeds from loan payable - other                                  250,000            --
   Contributions from minority interest                                175,000         150,000
   Contributions from members                                             --         1,100,004
   Distributions to members                                           (245,067)       (327,300)
   Issuance of warrants                                              3,273,971          65,000
   Payments for deferred financing costs                              (469,241)           --
                                                                  ------------    ------------
            Net cash provided by financing activities               34,164,079       3,596,501
                                                                  ------------    ------------

See accompanying notes to these combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                      FOR THE YEAR ENDED DECEMBER 31, 1999
                       AND THE PERIOD FROM MARCH 17, 1998
                (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1998



                                                                       1999          1998
                                                                    -----------   -----------

Net increase in cash and cash equivalents                            23,886,878     1,567,138

Cash and cash equivalents - beginning of period                       1,567,138          --
                                                                    -----------   -----------

Cash and cash equivalents - end of period                           $25,454,016   $ 1,567,138
                                                                    ===========   ===========


Supplemental disclosure of non-cash financing activities:

   Issuance of the following in partial payment for insurance:
     Notes                                                          $ 4,000,000
     Warrants                                                         1,095,725          --
                                                                    -----------   -----------

                                                                    $ 5,095,725   $      --
                                                                    ===========   ===========

   Distribution of investments in limited partnerships to members   $    34,000   $      --
                                                                    ===========   ===========











See accompanying notes to these combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES
                     NOTES TO COMBINED FINANCIAL STATEMENTS


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation and description of business

               The following entities represent the principal businesses of Newtek Capital, Inc. and Subsidiaries (the "Company") and their financial statements are presented on a combined basis due to common ownership and management of the underlying entities, which are expected to merge into the Company during 2000. Accordingly they are termed herein as subsidiaries rather than affiliates. The Company was formed on June 29, 1999 under the name Whitestone Holdings, Inc. and changed its name to Newtek Capital, Inc. on January 18, 2000, and the underlying entities comprise: BJB Holdings, Inc. ("BJB"), The Whitestone Group, LLC ("TWG"), Wilshire Advisers, LLC ("WA"), a certified capital company ("Capco") in New York, Wilshire NY Advisers II, a pending Capco in New York ("WAII"), Wilshire Partners, LLC ("WP") a Capco in Florida, Wilshire Investors, LLC ("WI") a Capco in Wisconsin, and Wilshire Louisiana Advisers, LLC ("WLA") a Capco in Louisiana (the Capco entities are, collectively, the "Capcos"). TWG acts as an investment adviser and manager to the aforementioned Capcos as well as a merchant bank and provides investment banking services including general business consulting services and strategic planning, due diligence and merger and acquisition analysis and litigation support services. All significant intercompany balances and transactions are eliminated in combination.

               The following is a summary of each Capco, state of certification and date of certification:
                                 State of                Date of
               Capco           Certification          Certification
               -----           -------------          -------------

               WA               New York               May 1998
               WP               Florida                December 1998
               WI               Wisconsin              October 1999
               WLA              Louisiana              October 1999
               WAII             New York               Pending

               In general, the Capcos issue debt and equity instruments, generally warrants ("Certified Capital"), to insurance company investors ("Certified Investors"). The Capcos then make targeted investments, ("Investments in Qualified Businesses", as defined under the respective state statutes), with the Certified Capital raised. Such investments may be accounted for as either consolidated subsidiaries, under the equity method or cost method of accounting, or as notes receivable, depending upon the nature of the investment and the Company's and/or the Capco's ability to control or otherwise exercise significant influence over the investee. Each Capco has a contractual arrangement with the particular state that legally entitles the Capco to receive (or, earn) tax credits from the state upon satisfying quantified, defined investment percentage thresholds and time requirements. In order for the Capcos to maintain their state-issued certifications, the Capcos must make Investments in Qualified Businesses in accordance with these requirements. Each Capco also has separate, legal contractual arrangements with the Certified Investors obligating the Capco to pay interest on the aforementioned debt instruments whether or not it meets the statutory requirements for Investments in Qualified Businesses. The Capco can satisfy this interest payment, at the Capco's discretion, by delivering tax credits in lieu of paying cash. The Capcos legally have the right to deliver the tax credits to the Certified Investors. The Certified Investors legally have the right to receive and use the tax credits and would, in turn, use these tax credits to reduce their respective state tax liabilities in an amount usually equal to 100% of their certified investment. The tax credits can be utilized over a ten-year period at a rate of 10% per year and in some instances are transferable and can be carried forward.

               In December 1999, BJB entered into an agreement with Rexx Environmental Corporation ("Rexx"), which provides for the acquisition of all the common stock of Rexx. This transaction is subject to Rexx disposing of its sole operating subsidiary. Such disposal is subject to the approval of Rexx's shareholders.

               Cash and cash equivalents

               All highly liquid investments purchased with maturities of three months or less are considered to be cash equivalents. The Company places its temporary cash investments in high-grade instruments with high credit quality financial institutions. The Company has bank balances in excess of the $100,000 of depository insurance provided by the Federal Deposit Insurance Corporation.

               Revenue Recognition

               The Company recognizes consulting revenues as earned. Consulting revenues are earned at the time the related services are provided and when the right to receive payment is assured. Realized gains on investments are earned at the time the investments are sold.

               Income from tax credits: Following an application process, a state will notify a company that it has been certified as a Capco. The state then allocates an aggregate dollar amount of tax credits to the Capco. However, such amount is neither recognized as income nor otherwise recorded in the financial statements since it has yet to be earned by the Capco. As described in "Basis of presentation and description of business," earlier in this note, the Capco is legally entitled to earn tax credits upon satisfying defined investment percentage thresholds within specified time requirements and corresponding non-recapture percentages. At December 31, 1999, as summarized earlier in this note, the Company had Capcos in four states. Each statute requires that the Capco invest a threshold percentage of Certified Capital in Qualified Businesses within the timeframes specified. As the Capco meets these requirements, it avoids grounds under the statute for its disqualification for continued participation in the Capco program. Such a disqualification, or "decertification" as a Capco results in a recapture of all or a portion of the allocated tax credits; the proportion of the recapture is reduced over time as the Capco remains in general compliance with the program rules and meets the progressively increasing investment benchmarks. As the Capco progresses in its investments in Qualified Businesses and, accordingly, places an increasing proportion of the tax credits beyond recapture, it earns an amount equal to the non-recapturable tax credits and records such amount as income, with a corresponding asset called "credits in lieu of cash", in the balance sheet. The amount earned and recorded as income is determined by multiplying the total amount of tax credits allocated to the Capco by the percentage of tax credits immune from recapture (the earned income percentage) under the state statute. To the extent that the investment requirements are met ahead of schedule, and the percentage of non-recapturable tax credits is accelerated, the present value of the tax credit earned is recognized currently and the asset, credits in lieu of cash, is accreted up to the amount of tax credits available to the Certified Investors.

         The total amount of tax credits allocated to each of the aforementioned Capcos, the required investment percentages, recapture provisions, earned income percentages and pertinent dates are summarized as follows:

                                                 The First to Occur

                                                            Investment       Decertification                        Earned
       State             Total Tax           Investment     Benchmark           Recapture          Recapture        Income
       Capco         Credits Allocated       Benchmark         Date             Thresholds        Percentage      Percentage
       -----         -----------------       ---------     -----------          ----------        ----------      ----------

FLORIDA                 $37,384,028                                        Prior to 20%              100%              0%
Wilshire                                        20%          12/31/00      After 20% before 30%       70%             30%
Partners (WP)                                   30%          12/31/01      After 30% before 40%       60%             40%
                                                40%          12/31/02      After 40% before 50%       50%             50%
                                                50%          12/31/03      After 50%                   0%            100%

LOUISIANA               $18,040,000                                        Prior to 30%              100%              0%
Wilshire LA                                     30%          10/14/02      After 30% before 50%       70%             30%
Advisers (WLA)                                  50%          10/14/04      After 50%                   0%            100%

NEW YORK                $ 2,673,797                                        Prior to 25%              100%              0%
Wilshire                                        25%          6/22/00       After 25% before 40%       85%             15%
Advisers (WA)                                   40%          6/22/01       After 40% before 50%       70%             30%
                                                50%          6/22/02       After 50%                   0%            100%

WISCONSIN               $16,666,667                                        Prior to 30%              100%              0%
Wilshire                                        30%          10/25/02      After 30% before 50%       70%             30%
Investors (WI)                                  50%          10/25/04      After 50%                   0%            100%


         Under the various state Capco provisions, there is a difference in the amount of qualified investments made and the amount of income recognized by the respective Capcos upon satisfaction of the various benchmarks. The table below relates the investments made, both as percentage of total funds and in dollar amounts, to the income recognized as each benchmark is achieved. In all of these programs, a majority of the Company's income from the delivery of the tax credits will be recognized no later than five years into the ten year programs.


                         Allocated                    Investment                             Earned
     State                  Tax                       Benchmark                              Income
     Capco                Credits                  Percent/Dollars                      Percent/Dollars
     -----                -------                  ---------------                      ---------------

FLORIDA
Wilshire                $37,384,028               20%        $7,476,806         30%       $11,215,208
Partners (WP)                                     30%       $11,215,208         40%       $14,953,611
                                                  40%       $14,953,611         50%       $18,692,014
                                                  50%       $18,692,014         100%      $37,384,028

LOUISIANA
Wilshire  LA            $18,040,000               30%        $5,412,000         30%        $5,412,000
Advisers (WLA)                                    50%        $9,020,000         100%      $18,040,000

NEW YORK
Wilshire                 $2,673,797               25%          $668,449         15%          $401,070
Advisers (WA)                                     40%        $1,069,519         30%          $802,139
                                                  50%        $1,336,899         100%       $2,673,797

WISCONSIN
Wilshire                $16,666,667               30%        $5,000,000         30%        $5,000,000
Investors (WI)                                    50%        $8,333,334         100%      $16,666,667


               During the year ended December 31, 1999, two Capcos, WA (earned income percentage of 15%) and WP (earned income percentage of 30%), satisfied the initial investment benchmark and the related recapture percentage requirements and, accordingly, earned a portion of the tax credits (see Note 9).

               Furniture, fixtures and equipment

               Furniture, fixtures and equipment, which is comprised primarily of office equipment, are stated at cost, less accumulated depreciation. Depreciation of furniture, fixtures and equipment is provided on a straight-line basis using estimated useful lives of the related assets (five years).

               Organization Costs

               The Company has adopted the American Institute of Certified Public Accountants' Statement of Position 98-5, "Reporting on the Costs of Start Up Activities", which requires organization costs to be expensed when incurred. The change did not have a material effect on the Company's results of operations or financial position.

               Income Taxes

               Each of the aforementioned underlying entities is a Limited Liability Company ("LLC"). In lieu of corporate taxes, the members of an LLC are taxed on their proportionate share of the entity's taxable income. Accordingly, no liability for federal, state and local income taxes has been recorded in the accompanying combined financial statements.

               Use of estimates

               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense during the reporting period. The most significant estimates are with respect to valuation of investments, the credits receivable and payable, and amounts ascribed to warrants. Actual results could differ from those estimates.

               Fair values of financial instruments

               The carrying values of cash and cash equivalents, other assets, accounts payable and accrued expenses approximate fair value because of the short term maturity of these instruments. The carrying value of qualified investments, structured insurance product, notes and loans payable, tax credits receivable and payable, and warrants approximate fair value based on management's estimates.


NOTE 2 - INSURANCE:

               On November 19, 1998, WA purchased a structured insurance product covering a ten-year period (the "Capco Policy") from a AAA rated international insurance company (the "Insurer"). This insurance provides for (i) the repayment, on the maturity date, of the note payable issued by WA to the Certified Investors in connection with the capitalization of WA ("Note") (see
Note 4) ("Coverage A") and (ii) the loss or recapture of the state tax credits delivered to the Certified Investors (see Note 1) ("Coverage B"). Notwithstanding the Insurer's obligation, WA remains primarily liable for repayment of the Note. Premiums for the Capco Policy have been paid in full at inception and the Capco Policy is non-cancelable. The Company paid a total of $1,805,599 for the Capco Policy. The costs of Coverages A and B were $1,647,905 and $157,694, respectively. Under Coverage A, the Insurer is required to pay the principal amount of the Note (Note 4), $2,673,797, on the maturity date in June, 2008. Accordingly, the Company has recorded the Coverage A payment as an asset, called structured insurance product, and has been increasing the recorded amount via an accretion to interest income. For the year ended December 31, 1999 and the period ended December 31, 1998, the Company recorded $102,938 and $8,650, respectively, as interest income. At December 31, 1999, the amount recorded in the balance sheet was $1,759,493. At the June, 2008 Note maturity date, the asset balance will be $2,673,797, the Insurer will pay the Certified Investors, and the Company will reverse this asset balance in full with a corresponding reversal of the Note balance.

               The amount paid for Coverage B has been recorded as prepaid insurance and is being amortized to expense over the life of the Capco Policy. The Company has also purchased (as well as financed, see Note 5) Coverage B insurance in connection with transactions described in Note 7. Such amounts are accounted for in the same manner as Coverage B insurance referred to in this note. The prepaid insurance balance of $7,971,411 at December 31, 1999 is comprised solely of the unamortized cost of Coverage B insurance.

               The Company's Coverages A and B purchases are summarized as follows:

------------------------------------------------------------------------------------------------------------------
                                                               Premium Paid for             Premium Paid for
            Capco                 Date of Purchase                Coverage A                 Coverage B (3)
------------------------------------------------------------------------------------------------------------------
              WA                    November 1998                $1,647,905(1)                 $157,694
------------------------------------------------------------------------------------------------------------------
         Total - 1998                                            $1,647,905                    $157,694
                                                                 ==========                    ========
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
              WP                     April 1999                 $23,127,927(2)                $3,998,948
------------------------------------------------------------------------------------------------------------------
             WLA                    October 1999                 $9,175,844(2)                $2,193,741
------------------------------------------------------------------------------------------------------------------
              WI                    October 1999                 $9,086,227(2)                $2,352,786
------------------------------------------------------------------------------------------------------------------
         Total - 1999                                            $41,389,998                  $8,545,475
                                                                 ===========                  ==========
------------------------------------------------------------------------------------------------------------------


(1) Coverage A has been accounted for as a structured insurance product as described previously in this note.
(2)  Coverage A has been accounted for as described in Note 7.
(3) Coverage B has been accounted for as described previously in this Note. Additionally, a portion of the premiums paid in 1999 were financed by notes ($4,000,000) and the issuance of warrants ($1,095,725).

NOTE 3 - INVESTMENTS IN QUALIFIED BUSINESSES:

               Investments in Qualified Businesses (Note 1) represent notes receivable (debt investments) and investments in the equity of non-public companies; such investments are accounted for under the cost method. The following table is a summary of such investments as of December 31, 1999, shown separately between their debt ($8,250,000) and equity ($25,000) components (for a total non-consolidated Investment in Qualified Businesses of $8,275,000), and all terms of each are summarized. There are no expiration dates on any of the financial instruments, unless disclosed.

----------------------------------------------------------------------------------------------------------------

DEBT                                    Date of     Maturity    Principal   Stated Interest     Principal Amount
          Investee             Type    Investment     Date        Amount          Rate         December 31, 1999
          --------             ----    ----------     ----        ------          ----         -----------------
----------------------------------------------------------------------------------------------------------------
Cedric Kushner Boxing, Inc.    Debt    11/17/98      01/31/00   $   150,000      9.00%            $150,000
----------------------------------------------------------------------------------------------------------------
4G's Truck Renting Co., Inc.   Debt    01/15/99      07/15/00   $   300,000      6.50%            $300,000
----------------------------------------------------------------------------------------------------------------
1-800GiftCertificate           Debt    07/15/99      09/15/00   $   300,000      8.75%            $300,000
----------------------------------------------------------------------------------------------------------------
Down to Earth Technologies     Debt    12/15/99      02/16/01   $   500,000      9.00%            $500,000
----------------------------------------------------------------------------------------------------------------
Transworld Business
Brokers, Inc.                  Debt    11/23/99      11/23/01   $   350,000      6.00%            $350,000
----------------------------------------------------------------------------------------------------------------
Transworld Business
Brokers, Inc.                  Debt    11/23/99      11/23/01   $3,150,000       5.25%          $3,150,000
----------------------------------------------------------------------------------------------------------------
Merchant Data Systems Sales
and Marketing                  Debt    10/25/99      04/15/01   $3,500,000    7.00%-9.00%       $3,500,000
----------------------------------------------------------------------------------------------------------------

Total Debt Investments                                          $8,250,000                      $8,250,000
                                                                ==========                      ==========



----------------------------------------------------------------------------------------------------------------------------
EQUITY                                                                        Limited
                                                                             Liability
                                                                              Company         Original        Cost Basis
                            Date of         Type of       Common Stock       Membership      Investment      December 31,
        Investee           Investment     Investment    Equivalents (1)     Share Ratio        Amount            1999
        --------           ----------     ----------    ---------------     -----------        ------            ----
----------------------------------------------------------------------------------------------------------------------------
Cedric Kushner Boxing,                    Options for
Inc.                        11/17/98    Common Stock(2)           3              NA                $0               $0
----------------------------------------------------------------------------------------------------------------------------
                                            Class A
1800GiftCertificate         07/15/99    Preferred Stock      13,159              NA            $2,604           $2,604
----------------------------------------------------------------------------------------------------------------------------
                                            Class B
1800Gift                                   Preferred
Certificate                 07/15/99       Stock(3)         113,140              NA           $22,396          $22,396
----------------------------------------------------------------------------------------------------------------------------
Merchant Data Systems       10/21/99      Membership             NA            50.00%              $0               $0
Sales and Marketing                      Interests in
                                              LLC
----------------------------------------------------------------------------------------------------------------------------
BizBroker Net               11/23/99      Membership             NA            50.00%              $0               $0
                                         Interests in
                                              LLC
----------------------------------------------------------------------------------------------------------------------------
Down to Earth               12/15/99      Membership             NA            50.00%              $0               $0
Technologies                             Interests in
                                              LLC
----------------------------------------------------------------------------------------------------------------------------
Total Equity Investments                                                                  $    25,000      $     25,000
                                                                                          ===========      ============

Total Debt and Equity Investments                                                          $8,275,000        $8,275,000
                                                                                          ===========      ============

See Note 13 for an investment that was made subsequent to December 31, 1999.

(1) Common Stock Equivalents reflect conversion of all financial instruments into common stock.
(2)  Expires four years from date of investment.
(3)  Expires six years from date of investment.

         Investments in equity interests of and notes receivable from affiliated companies accounted for under the equity method amounted to $7,500,000 and $0 at December 31, 1999 and 1998, respectively. Additionally, the Company's investment balance in the equity of each of these investees is zero at December 31, 1999 and 1998. The Company has not recorded its share of the losses in these investees because its investment account is zero. The Company has not guaranteed any obligation of these investees, and the Company is not otherwise committed to provide further financial support for the investees. The condensed unaudited financial information of these investees is summarized as follows:


-------------------------------------------------------------------------------------------------------------------
                                  Merchant Data
                                  Systems Sales               BizBroker Net,                Down to Earth
                               and Marketing, LLC                  LLC                    Technologies, LLC
-------------------------------------------------------------------------------------------------------------------
                                   Years Ended                 Years Ended                   Years Ended
-------------------------------------------------------------------------------------------------------------------
                              12/31/99      12/31/98      12/31/99       12/31/98      12/31/99        12/31/98
-------------------------------------------------------------------------------------------------------------------
Revenue                      $  36,549           --              --           --       $ 431,212       $ 233,874
-------------------------------------------------------------------------------------------------------------------
Expenses                     $ 129,575           --              --           --       $ 698,290       $ 646,592
-------------------------------------------------------------------------------------------------------------------
Net loss                     $ (93,026)          --              --           --       $(267,078)      $(412,718)
-------------------------------------------------------------------------------------------------------------------
Total assets                 $3,406,974          --      $3,150,000           --       $ 178,450       $ 179,232
-------------------------------------------------------------------------------------------------------------------
Total liabilities            $3,500,000          --      $3,150,000           --       $ 965,966       $ 768,304
-------------------------------------------------------------------------------------------------------------------

         DTE Technologies, LLC is developing the use of satellite and Internet technology to the marketing of high-quality and organic agricultural products to major agricultural and land owners; Merchant Data Systems Sales and Marketing, LLC provides credit card processing services to small businesses; and BizBrokerNet is developing a large number of services to be marketed to business brokers and their small business clients nationwide.

NOTE 4 - NOTES PAYABLE - CERTIFIED INVESTORS:

               In June 1998 WA issued a Note and a warrant to a Certified Investor for a total amount of $2,673,797. The Company's interest obligations under the Note are as described in Notes 1 and 7. The warrant entitles the Certified Investor to purchase 13% of WA's member units at a purchase price of $.01 per unit. The warrant can be exercised at any time during the 10-year term of the Note.

               Of the total proceeds, the Company allocated $2,608,797 to the Note and $65,000 to the warrant. The Company initially recorded the Note at $2,608,797 and has been increasing such amount via an accretion to interest expense. For the year ended December 31, 1999 and the period ended December 31, 1998, the Company recorded $6,500 and $3,419, respectively, of interest expense for such accretion. At December 31, 1999, the Note balance was $2,618,716. At the maturity date in June 2008, the Note balance will be $2,673,716 and the Insurer (Note 2) will pay such amount to the Certified Investor.

               Under the terms of the Note, WA is required to maintain minimum levels of working capital and tangible net worth, as defined. At December 31, 1999 WA was in compliance with such requirements.


NOTE 5 - NOTES PAYABLE - INSURANCE:

               In October 1999, WI and WLA each borrowed $2,000,000 ($4,000,000 in total), from a financing company to finance a portion of the total premiums due to an insurance company for Coverage B insurance. The notes bear interest at 8.5%, are payable in three installments beginning on April 1, 2001, with the final payment due on October 24, 2002. Accrued interest at December 31, 1999 amounted to $50,922.


NOTE 6 - NOTES PAYABLE - OTHER:

               During 1999, the Company borrowed $250,000 from two outside consultants. Such amount was outstanding at December 31, 1999 and is due on May 10, 2000, or the closing of the Rexx merger (see Note 1), whichever is sooner. The notes bear interest at 6% per annum and are convertible into 250,000 shares of the Company's common stock. In August 1999, the Company entered into a $750,000 one year revolving working capital loan with a bank bearing interest at 8.75% per annum. At December 31, 1999, the Company had borrowed $725,358 from the bank. Such amount is due on August 30, 2000.


NOTE 7 - INTEREST PAYABLE AND DEFEASANCE OF DEBT:

               As described in Note 1, each Capco has separate contractual arrangements with the Certified Investors obligating the Capco to pay interest on the aforementioned debt instruments.

During 1999, at the time the Capcos obtained the proceeds from the issuance of the debt instruments and warrants to the Certified Investors, the Capcos also purchased insurance contracts from the Insurer. These insurance contracts are similar to those described in Note 2; however, the Coverage A portion of these contracts fully defease the Capco's liability for the full amount of proceeds obtained from the Certified Investors. The Insurer is primarily liable to the Certified Investors for such amounts. The Capcos, however, are secondarily, or contingently, liable for such payment, and remain primarily liable for the interest obligation. The Coverage B portion of these contracts is similar to such coverage described in Notes 2 and 4.

               The Company has allocated the initial proceeds received from the Certified Investors as follows:

                  Notes payable, including premiums            $71,844,056
                  Warrants                                       3,273,971
                                                             -------------
                                                               $75,118,027

               Concurrently, in 1999 the Company purchased Coverage A for a total of $41,389,998. The Company defeased the $71,844,056 by obtaining Coverage
A. The resulting difference of $30,454,058, less the bond premiums of $1,393,361, plus the December 31, 1998 balance of $160,428 represents the excess of the initial liability under the debt instruments over the Coverage A payments, and has been recorded as interest payable, representing the present value of the Capcos total liability to pay interest to the Certified Investors. Such amount will be increased via an accretion of interest expense during the 10-year period the Capcos are obligated to pay interest, and will decrease as the Capcos pay interest via delivering the tax credits, or paying cash (Note 9). At December 31, 1998 and 1999, such liability was $160,428 and $31,583,438, respectively and related amounts charged to interest expense for the period ended December 31, 1998 and the year ended December 31, 1999 were $160,428 and $2,362,313, respectively. The total amount of interest payable to the Certified Investors through the 10-year period is $74,764,492.

              Under the Note agreements, no interest is paid in cash provided that the Certified Investors receive tax credits. The Certified Investors acknowledge that the Insurer is primarily responsible for the repayment of the original proceeds on the maturity dates.

NOTE 8 - WARRANTS:

               The warrants entitle the holders to purchase, for a $.01 exercise price, an interest in each respective Capco. The values ascribed to the warrants issued to the Certified Investors (Note 7) and the Insurer have been recorded as minority interest. In addition, certain minority interests have already been acquired by minority shareholders. The following is the aggregate percentage interest of the minority shareholders in each respective Capco:

                   Capco                     % Interest
                   -----                     ----------

                 WA, New York                    13%

                 WP, Florida                     43%

                 WI, Wisconsin                   53%

                 WLA, Louisiana                  24%

NOTE 9 - INCOME FROM TAX CREDITS:

               As described in Note 1, each Capco has a contractual arrangement with a particular state that legally entitles the Capco to earn tax credits from the state upon satisfying certain criteria. In December, 1999 two Capcos satisfied such criteria and, as a result, earned a portion of the tax credits. The full amount of such portion is $11,616,278. As each Capco met the requirements ahead of schedule, it has recorded the present value of the tax credits, or $10,963,593, as income from tax credits with a corresponding asset, called "credits in lieu of cash," in the combined balance sheet. As the tax credits are utilized by the Certified Investors, the asset balance will be offset against interest payable (Note 7).

NOTE 10 - COMMITMENTS:

               A Capco is required to make investments in qualified businesses under a qualified investment schedule, as defined, in order to remain certified as a Capco. If the Company does not make such qualified investments within the statutorily provided time frame, the Capco is subject to Decertification and Revocation, as defined in the respective Capco agreements, of its certificate and, accordingly, the Certified Investor could be subject to forfeiture or recapture of its previously granted respective state tax credits. This risk has been insured under Coverage B (Notes 2 and 7). Generally, a Capco must invest at least 50% of its Certified Capital in qualified businesses within five years after the certification date. At December 31, 1999, the Company had invested the following percent of its certified capital:

                Capco                     December 31, 1999
                -----                     -----------------

               WA, New York                    38.34%
               WP, Florida                     20.06%
               WI, Wisconsin                      00%
               WLA, Louisiana                     00%

NOTE 11 - RELATED PARTY TRANSACTIONS:

               The Company rents office space at $3,000 per month on a month-to-month basis from a related party. In addition, for the year ended December 31, 1999 and the period ended December 31, 1998, the Company incurred financial consulting expenses of approximately $16,000 and $0, respectively, from a related party. At December 31, 1999, the Company's members had advanced a total of $21,000 to the Company. Such amount is included in accounts payable and accrued expenses.

NOTE 12 -      EXTRAORDINARY GAIN ON DEFEASANCE OF DEBT:

               As a result of the debt defeasance described in Note 7 the Company recognized income on the note premiums of $1,393,361 and wrote off the debt issuance costs of $469,241, for a net gain of $924,120. This gain has been classified as an extraordinary item in the income statement. Because the Capcos are LLCs (see Note 1), no related provision for income taxes has been recorded.

NOTE 13 -      SUBSEQUENT EVENT:

               On February 1, 2000, WI entered into a five year loan agreement in the amount of $2,500,000 with CB Real Net ("CB"). The loan was reviewed and approved by the Wisconsin Department of Insurance for its qualification as a qualified investment. CB will make monthly interest payments at a rate of 7 1/2% per annum for the first two years, increasing to 15% for years three through five. Principal will be repaid as follows: $875,000 in 2002; $1,000,000 in 2003; $312,500 in each of 2004 and 2005. In connection with this loan agreement, the Company also received a 40% ownership interest in CB for no additional consideration. Accordingly, WI will record the loan as a note receivable and will account for its 40% ownership interest using the equity method of accounting.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                       COMBINED BALANCE SHEET (UNAUDITED)

                                 March 31, 2000

        A S S E T S


Cash and cash equivalents                                $20,994,022
Credits in lieu of cash                                   11,073,861
Investments in qualified businesses                       12,486,877
Other investments                                            488,750
Structured insurance product                               1,785,227
Prepaid insurance                                          7,762,774
Prepaid expenses and other assets                            216,240
Furniture, fixtures and equipment, net                        12,044
                                                         -----------


        Total assets                                     $54,819,795
                                                         ===========

        LIABILITIES AND MEMBERS' EQUITY

Liabilities:
  Accounts payable and accrued expenses                  $   317,214
  Notes payable - certified investors                      2,620,341
  Notes payable - insurance                                4,000,000
  Notes payable - other                                      518,750
  Loans payable - members                                    351,000
  Interest payable                                        32,722,497
                                                         -----------

        Total liabilities                                 40,529,802

Minority interest                                          5,393,497

Commitments and contingencies

Members' equity                                            8,896,496
                                                         -----------

        Total liabilities and members' equity            $54,819,795
                                                         ===========








See accompanying notes to these unaudited combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                  COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)



                                             Three Months Ended
                                                  March 31,
                                         --------------------------
                                            2000             1999
                                         -----------    -----------
Revenue:
   Income from tax credits               $   110,269    $   355,173
   Consulting fee income                      14,300         35,380
   Interest and dividend income              476,419         46,874
                                         -----------    -----------

        Total revenue                        600,988        437,427
                                         -----------    -----------

Expenses:
   General and administrative                800,552        121,779
   Interest                                1,157,479         68,470
                                         -----------    -----------

        Total expenses                     1,958,031        190,249
                                         -----------    -----------

Income (loss) before minority interest    (1,357,043)       247,178

Minority interest in income (loss)          (544,614)        31,550
                                         -----------    -----------

Net income (loss)                        $  (812,429)   $   215,628
                                         ===========    ===========



See accompanying notes to these unaudited combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

          COMBINED STATEMENTS OF CHANGES IN MEMBERS' EQUITY (UNAUDITED)


                                                               Three Months Ended
                                                                    March 31,
                                                           --------------------------
                                                             2000             1999
                                                           -----------    -----------

Members' equity - beginning of period                      $ 8,308,927    $   840,555

Issuance of common stock                                     1,625,000           --

Members' distributions                                        (225,000)       (10,000)

Net income (loss) before allocation to minority interest    (1,357,043)       247,178

Less: minority interest                                        544,614        (31,550)
                                                           -----------    -----------

Members' equity - end of period                            $ 8,896,496    $ 1,046,183
                                                           ===========    ===========





















See accompanying notes to these unaudited combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES

                  COMBINED STATEMENTS OF CASH FLOWS (UNAUDITED)



                                                                  Three Months Ended
                                                                       March 31,
                                                                 2000            1999
                                                             ------------    ------------
Cash flows from operating activities:
   Net income (loss)                                         $   (812,429)   $    215,628
   Adjustments to reconcile net income to net cash used in
     operating activities:
   Income from tax credits                                       (110,269)       (355,173)
   Depreciation and other amortization                              4,764             569
        Accretion of interest income                              (25,734)        (25,733)
        Accretion of interest expense                           1,140,685          68,470
        Minority interest included in income (loss)              (544,614)         31,550
        Changes in assets and liabilities:
          Prepaid insurance                                       208,637           3,942
          Prepaid expenses and other assets                        (3,437)          9,320
          Accounts payable and accrued expenses                  (901,640)         19,809
                                                             ------------    ------------
          Net cash used in operating activities                (1,044,037)        (32,187)
                                                             ------------    ------------

Cash flows from investing activities:
   Investments in qualified businesses                         (4,376,877)       (300,000)
   Return of principal - qualified investments                    165,000            --
   Other investments                                             (220,000)           --
   Purchase of furniture, fixtures, and equipment                  (9,722)           --
                                                             ------------    ------------
        Net cash used in investing activities                  (4,441,599)       (300,000)
                                                             ------------    ------------

Cash flows from financing activities:
   Payment of note payable - bank                                (725,358)           --
   Newtek stock sale                                            1,625,000            --
   Distributions to members                                      (225,000)        (10,000)
   Loans payable - members                                        351,000            --
                                                             ------------    ------------
     Net cash provided by (used in) financing activities        1,025,642         (10,000)
                                                             ------------    ------------

Net decrease in cash and cash equivalents                      (4,459,994)       (342,187)

Cash and cash equivalents - beginning of period                25,454,016       1,567,138
                                                             ------------    ------------

Cash and cash equivalents - end of period                    $ 20,994,022    $  1,224,951
                                                             ============    ============



See accompanying notes to these unaudited combined financial statements.

                      NEWTEK CAPITAL, INC. AND SUBSIDIARIES
                NOTES TO UNAUDITED COMBINED FINANCIAL STATEMENTS



Note 1 - Basis of presentation and description of business

         The following entities represent the principal businesses of Newtek Capital, Inc. and Subsidiaries (the "Company") and their financial statements are presented on a combined basis due to common ownership and management of the underlying entities, which are expected to merge into the Company during 2000. Accordingly they are termed herein as subsidiaries rather than affiliates. The Company was formed on June 29, 1999 under the name Whitestone Holdings, Inc. and changed its name to Newtek Capital, Inc. on January 18, 2000, and the underlying entities comprise: BJB Holdings, Inc. ("BJB"), The Whitestone Group, LLC ("TWG"), Wilshire Advisers, LLC ("WA"), a certified capital company ("Capco") in New York, Wilshire NY Advisers II, a pending Capco in New York ("WAII"), Wilshire Partners, LLC ("WP") a Capco in Florida, Wilshire Investors, LLC ("WI") a Capco in Wisconsin, and Wilshire Louisiana Advisers, LLC ("WLA"), a Capco in Louisiana (the Capco entities are, collectively, the "Capcos"). TWG acts as an investment adviser and manager to the aforementioned Capcos as well as a merchant bank and provides investment banking services including general business consulting services and strategic planning, due diligence and merger and acquisition analysis and litigation support services. All significant intercompany balances and transactions are eliminated in combination.

         The following is a summary of each Capco, state of certification and date of certification:
                                     State of                    Date of
               Capco               Certification              Certification
               -----               -------------              -------------
               WA                   New York                 May 1998
               WP                   Florida                  December 1998
               WI                   Wisconsin                October 1999
               WLA                  Louisiana                October 1999
               WAII                 New York                 April 2000

         In general, the Capcos issue debt and equity instruments, generally warrants ("Certified Capital"), to insurance company investors ("Certified Investors"). The Capcos then make targeted investments, ("Investments in Qualified Businesses", as defined under the respective state statutes), with the Certified Capital raised. Such investments may be accounted for as either consolidated subsidiaries, under the equity method or cost method of accounting, or as notes receivable, depending upon the nature of the investment and the Company's and/or the Capco's ability to control or otherwise exercise significant influence over the investee. Each Capco has a contractual arrangement with the particular state that legally entitles the Capco to receive (or, earn) tax credits from the state upon satisfying quantified, defined investment percentage thresholds and time requirements. In order for the Capcos to maintain their state-issued certifications, the Capcos must make Investments in Qualified Businesses in accordance with these requirements. Each Capco also has separate, legal contractual arrangements with the Certified Investors obligating the Capco to pay interest on the aforementioned debt instruments whether or not it meets the statutory requirements for Investments in Qualified Businesses. The Capco can satisfy this interest payment, at the Capco's discretion, by delivering tax credits in lieu of paying cash. The Capcos legally have the right to deliver the tax credits to the Certified Investors. The Certified Investors legally have the right to receive and use the tax credits and would, in turn, use these tax credits to reduce their respective state tax liabilities in an amount usually equal to 100% of their certified investment. The tax credits can be utilized over a ten-year period at a rate of 10% per year and in some instances are transferable and can be carried forward.

Note 2 - Private Placement of Common Stock

         In the first quarter of 2000, the Company sold 232,142 shares of common stock in private transactions, with net proceeds totaling $1,625,000.

Note 3 - Investments in Qualified Businesses

         In March 2000, the Company, through WLA, made approximately $1,900,000 of loans to Louisiana companies, whereby 75% of the loans (approximately $1,425,000) is guaranteed by the U.S. Small Business Administration and is expected to be sold in the secondary market and settle within 90 days of the loan closing. The loans were primarily made to small companies in need of expansion capital, with loan terms as follows: interest at prime plus one (net of servicing fee), amortizing between approximately five and twenty years.

         On February 1, 2000, WI entered into a five year loan agreement in the amount of $2,500,000 with CB Real Net ("CB"). The loan was reviewed and approved by the Wisconsin Department of Insurance for its qualification as a qualified investment. CB will make monthly interest payments at a rate of 7 1/2% per annum for the first two years, increasing to 15% for years three through five. Principal will be repaid as follows: $875,000 in 2002; $1,000,000 in 2003; $312,500 in each of 2004 and 2005. In connection with this loan agreement, the Company also received a 40% ownership interest in CB for no additional consideration.

               Investments in Qualified Businesses (Note 1) represent notes receivable (debt investments) and investments in the equity of non-public companies; such investments are accounted for under the cost method. The following table is a summary of such investments as of March 31, 2000, shown separately between their debt ($12,461,877) and equity ($25,000) components (for a total non-consolidated Investment in Qualified Businesses of $12,486,877), and all terms of each are summarized. There are no expiration dates on any of the financial instruments, unless disclosed.



----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
                                                                        Original       Stated
DEBT                                       Date of       Maturity      Principal      Interest      Principal Amount
          Investee              Type      Investment       Date          Amount         Rate         March 31, 2000
          --------              ----      ----------       ----          ------         ----         --------------
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Cedric Kushner Boxing, Inc.   Debt      11/17/98        01/31/00     $   150,000     9.00%                   $0
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
4G's Truck Renting Co., Inc.  Debt      01/15/99        07/15/00     $   300,000     6.50%             $285,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
1-800GiftCertificate          Debt      07/15/99        09/15/00     $   300,000     8.75%             $300,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Transworld Business
Brokers, Inc.                 Debt      11/23/99        11/23/01     $   350,000     6.00%             $350,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Transworld Business
Brokers, Inc.                 Debt      11/23/99        11/23/01     $3,150,000      5.25%           $3,150,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Raising Cain                  Debt      03/01/00        Various      $   180,618     Prime + 1%        $180,618
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Data-Tel of Louisiana         Debt      03/01/00        Various      $   513,000     Prime + 1%        $513,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Gino's Seafood                Debt      03/01/00        Various      $   454,019     Prime + 1%        $454,019
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Steve Kent Trucking           Debt      03/01/00        Various      $   729,240     Prime + 1%        $729,240
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
CB Real Net                   Debt      02/01/00        Various      $ 2,500,000      Various        $2,500,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Down to Earth Technologies    Debt      12/15/99        02/16/01        $500,000      9.00%            $500,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------
Merchant Data Systems Sales
and Marketing                 Debt      10/21/99        04/15/01      $3,500,000      9.00%          $3,500,000
----------------------------- --------- --------------- ------------ --------------- ------------ ------------------

Total Debt Investments                                               $12,626,877                    $12,461,877
                                                                     ===========                    ===========




---------------------------------------- --------------------------------------------------- ----------------- -----------------
EQUITY                                                                         Limited
                                                                              Liability
                                                                               Company           Original         Cost Basis
                            Date of          Type of        Common Stock      Membership        Investment       March 31, 2000
        Investee           Investment      Investment     Equivalents (1)    Share Ratio          Amount
        --------           ----------      ----------     ---------------    -----------          ------
---------------------------------------- --------------------------------------------------- ----------------- -----------------
Cedric Kushner Boxing,                     Options for
Inc.                        11/17/98     Common Stock(2)            3             NA                  $0                $0
---------------------------------------- --------------------------------------------------- ----------------- -----------------
                                             Class A
                                         Preferred Stock
1800GiftCertificate         07/15/99                           13,159             NA              $2,604            $2,604
---------------------------------------- --------------------------------------------------- ----------------- -----------------
                                             Class B
1800Gift                                    Preferred
Certificate                 07/15/99        Stock(3)          113,140             NA             $22,396           $22,396
---------------------------------------- --------------------------------------------------- ----------------- -----------------
CB Real Net                 02/01/00      Warrants for
                                           Membership
                                          Interests(4)             NA           40.00%                $0                $0
---------------------------------------- --------------------------------------------------- ----------------- -----------------
Merchant Data Systems                      Membership
Sales and Marketing                       Interests in
                            10/21/99           LLC                 NA           50.00%                $0                $0
---------------------------------------- --------------------------------------------------- ----------------- -----------------
                                           Membership
                                          Interests in
BizBroker Net               11/23/99           LLC                 NA           50.00%                $0                $0
---------------------------------------- --------------------------------------------------- ----------------- -----------------
                                           Membership
Down to Earth                             Interests in
Technologies                12/15/99           LLC                 NA           50.00%                $0                $0
---------------------------------------- --------------------------------------------------- ----------------- -----------------

Total Equity Investments                                                            $    25,000      $     25,000
                                                                                    ===========      ============

Total Debt and Equity Investments                                                    $12,651,877      $12,486,877
                                                                                     ===========      ===========



(1) Common Stock Equivalents reflect conversion of all financial instruments into common stock.
(2)  Expires four years from date of investment.
(3)  Expires six years from date of investment.
(4)  Expires five years from date of investment and has a $.01 exercise price.

         Investments in equity interests of and notes receivable from affiliated companies accounted for under the equity method amounted to $10,000,000 and $0 at March 31, 2000 and 1999, respectively. Additionally, the Company's investment balance in the equity of each of these investees is zero at March 31, 2000. The Company has not recorded its share of the losses in these investees because its investment account is zero. The Company has not guaranteed any obligation of these investees, and the Company is not otherwise committed to provide further financial support for the investees. The combined unaudited financial information of these investees is as follows:


------------------ ---------------------------- ------------------------ ---------------------- ----------------------


                          Merchant Data                                      Down to Earth
                          Systems Sales             BizBroker Net,         Technologies, LLC        CB Real Net,
                       and Marketing, LLC                 LLC                                            LLC
------------------ ---------------------------- ------------------------ ---------------------- ----------------------
                          Three Months            Three Months Ended         Three Months           Three Months
                              Ended                                              Ended                  Ended
------------------ ---------------------------- ------------------------ ---------------------- ----------------------
                       03/31/00      03/31/99     03/31/00    03/31/99   03/31/00    03/31/99    03/31/00   03/31/99
------------------ ----------------- ---------- ------------- ---------- ---------- ----------- ----------- ----------

------------------ ----------------- ---------- -------------- --------- ---------- ----------- ------------ ---------
Revenue               $     57,317       --               --       --    $174,772   $102,555            --      --
------------------ ----------------- ---------- -------------- --------- ---------- ----------- ------------ ---------
Expenses              $    157,907       --       $   46,594       --    $270,274   $165,255    $    33,368     --
------------------ ----------------- ---------- -------------- --------- ---------- ----------- ------------ ---------
Net loss              $   (100,590)      --       $  (46,594)      --    $(95,502)  $(62,700)   $   (33,368)    --
------------------ ----------------- ---------- -------------- --------- ---------- ----------- ------------ ---------

------------------ ----------------- ---------- -------------- --------- ---------- ----------- ------------ ---------
Assets                $  3,306,384       --       $3,103,406       --    $178,450   $179,232    $ 2,499,965     --
------------------ ----------------- ---------- -------------- --------- ---------- ----------- ------------ ---------
Liabilities           $  3,500,000       --       $3,150,000       --    $965,966   $768,304    $ 2,533,333     --
------------------ ----------------- ---------- -------------- --------- ---------- ----------- ------------ ---------

Note 4- Subsequent Events

         In April 2000, the Company received funding from certified investors of approximately $7,690,000 from the creation and approval by New York State of a newly formed CAPCO, Wilshire New York Advisers II.

         Additionally, in April 2000, the Company sold 32,143 shares of common stock in private transactions, with net proceeds totaling $225,000.

         In June 2000, the Company, through its consolidated subsidiary Wilshire Partners, LLC, invested $1,200,000 in Multi Media Distribution Corp., an internet reseller of "closeout" merchandise (videos, cassettes, etc.).

INDEPENDENT AUDITOR'S REPORT



To the Board of Directors and Stockholders
Down to Earth Distribution, Inc.
West Palm Beach, Florida

We have audited the accompanying balance sheets of Down to Earth Distribution, Inc., as of December 15, 1999 and December 31, 1998, and the related statements of operations, changes in stockholders' deficit and cash flows for the period ended December 15, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Down to Earth Distribution, Inc., as of December 15, 1999 and December 31, 1998, and the results of its operations and its cash flows for the period ended December 15, 1999 and the year ended December 31, 1998 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company experienced a loss from operations in 1999 and 1998 and had negative cash flows from operations for the year ended December 31, 1998. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 10. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/  DASZKAL BOLTON MANELA DEVLIN & CO.


Boca Raton, Florida
July 29, 2000

DOWN TO EARTH DISTRIBUTION, INC.
BALANCE SHEETS
AS OF DECEMBER 15, 1999 AND DECEMBER 31, 1998
--------------------------------------------------------------------------------

                                       ASSETS

                                                                December 15    December 31
                                                               ------------   ------------
                                                                   1999           1998
                                                               -----------    -----------
Current Assets:
    Cash                                                       $     3,128    $      --
    Accounts receivable, net                                        12,822          9,087
    Inventory                                                         --            6,745
                                                               -----------    -----------
       Total current assets                                         15,950         15,832
                                                               -----------    -----------

Property and equipment, net                                           --             --
                                                               -----------    -----------
Other assets:
    Deposit                                                        162,500        163,400
                                                               -----------    -----------
Total assets                                                   $   178,450    $   179,232
                                                               ===========    ===========
         LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
    Accounts payable and accrued expenses                      $   312,608    $   164,473
    Royalties and commissions payable                              345,890        273,333
    Note Payable                                                     8,160          9,442
    Checks outstanding in excess of bank balance                      --            3,437
    Stockholders' loans                                            299,308        317,619
                                                               -----------    -----------
       Total current liabilities                                   965,966        768,304
                                                               -----------    -----------
Commitments and contingencies                                         --             --
                                                               -----------    -----------

Stockholders' deficit:
    Common stock, $1.00 par value; authorized 10,000 shares;
    issued & outstanding 5,000 shares at December 15, 1999
    and 1,045 shares at December 31, 1998                            5,000          1,045
    Additional paid in capital                                     229,607        181,205
    Accumulated deficit                                         (1,022,123)      (771,322)
                                                               -----------    -----------
       Total stockholders' deficit                                (787,516)      (589,072)
                                                               -----------    -----------
Total liabilities and stockholders' deficit                    $   178,450    $   179,232
                                                               ===========    ===========


                 See accompanying notes to financial statements.

DOWN TO EARTH DISTRIBUTION, INC.
STATEMENTS OF OPERATIONS
PERIOD ENDED DECEMBER 15, 1999 AND YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------


                                                Jan. 1- Dec. 15      Jan. 1-Dec. 31
                                                     1999                 1998
                                                -----------------   ------------------
Sales                                              $ 410,220             $ 233,874

Cost of sales                                        187,334               124,124
                                                   ---------             ---------

Gross profit                                         222,886               109,750
                                                   ---------             ---------

Selling, general, and administrative expenses        409,389               474,732
                                                   ---------             ---------

Loss from operations                                (186,503)             (364,982)
                                                   ---------             ---------

Interest expense                                      64,298                47,736
                                                   ---------             ---------

Net loss                                           $(250,801)            $(412,718)
                                                   =========             =========













                 See accompanying notes to financial statements.

DOWN TO EARTH DISTRIBUTION, INC.
STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
PERIOD ENDED DECEMBER 15, 1999 AND YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------



                                                 Common Stock
                                     ---------------------------------       Additional         Accumulated
                                        Shares               Amount        Paid-in Capital        Deficit              Total
                                     -------------        -----------       ------------       -------------       ------------

Balance, December 31, 1997                   1,000         $     1,000        $   111,250       $   (358,604)      $   (246,354)

Common stock issued                             45                  45             69,955                   -             70,000

Net loss                                        --                 --                 --            (412,718)          (412,718)
                                     -------------        -----------       ------------       -------------       ------------
Balance, December 31, 1998                   1,045               1,045            181,205           (771,322)          (589,072)

Common stock issued for services             3,955               3,955                                                     3,955

Contribution of services                        -                    -             48,402                  --             48,402

Net loss                                        -                    -                  -            (250,801)          (250,801)
                                     -------------        -----------       ------------       -------------       ------------
Balance, December 15, 1999                   5,000        $     5,000       $    229,607       $  (1,022,123)      $   (787,516)
                                     =============        ===========       ============       =============       ============





                 See accompanying notes to financial statements.

DOWN TO EARTH DISTRIBUTION, INC.
STATEMENTS OF CASH FLOWS
PERIOD ENDED DECEMBER 15, 1999 AND YEAR ENDED DECEMBER 31, 1998
--------------------------------------------------------------------------------



                                                                     1999                 1998
                                                                  ---------            ---------
Cash flows from operating activities:
    Net loss                                                      $(250,801)           $(412,718)
    Adjustments to reconcile net earnings to net
    cash provided by operating activities:
       Depreciation and amortization                                   --                  2,277
       Stock based compensation                                       3,460                 --
            (Increase) decrease in:
                 Accounts receivable                                 (3,734)              40,300
                 Inventory                                            6,745               (4,532)
                 Deposit                                                900             (147,500)
                 Accounts payable, accrued expenses
                   & other liabilities                              264,374              224,678
                                                                  ---------            ---------
                Increase (decrease) in:

    Net cash provided by (used in) operating activities             (27,459)            (297,495)
                                                                  ---------            ---------
Cash flows from financing activities:
    Issuance of common stock                                            495               70,000
    Loans from stockholders                                         (18,311)             226,707
                                                                  ---------            ---------
    Net cash provided by (used in) financing activities             (17,816)             296,707
                                                                  ---------            ---------
Net increase (decrease) in cash                                       3,128                 (788)

Cash at beginning of period                                            --                    788
                                                                  ---------            ---------

Cash at end of period                                             $   3,128            $    --
                                                                  =========            =========

Supplemental Information

Cash paid for:
Interest                                                          $   8,393            $   2,520
                                                                  =========            =========

Investing activities:
Common stock issued for services                                  $   3,460            $    --
                                                                  =========            =========
Contribution of services                                          $  48,402            $    --
                                                                  =========            =========


                 See accompanying notes to financial statements.

                        DOWN TO EARTH DISTRIBUTION, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Down To Earth Distribution, Inc., (the "Company"), was incorporated in the State of Florida on October 30, 1996. The Company acquired the exclusive right to buy, sell and distribute Bio-Earth, a biologically based and environmentally safe product which promotes plant growth. Bio-Earth is used for soil treatment and enhances the growth of plan root structure. The Company sells its product to golf courses and sports facilities worldwide and to landscapers, municipalities and school boards within the State of Florida.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


Inventory

Inventory consists of merchandise held for sale and is stated at the lower of cost or market as determined by the first-in, first-out (FIFO) method.


Property and Equipment

Fixed assets are recorded at cost. Depreciation and amortization are computed using accelerated methods over the estimated useful lives of the related assets.

Depreciation expense was 0 and $1740 for the period ended December 15, 1999 and year ended December 31, 1998, respectively.

Revenue Recognition

Revenue from the sale of the Company's products are recognized when such products are shipped.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For the purpose of the statement of cash flows, the Company considers all highly liquid investment purchases with an original maturity date of three months or less to be cash equivalents.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income or receive any benefit from its losses. Instead, the stockholders are liable for reporting their respective share of the corporate income or loss. Accordingly, no provision has been made for federal income tax expense or benefit in the accompanying financial statements.

NOTE 3 - ACCOUNTS RECEIVABLE

Accounts receivable are recorded net of allowances for doubtful accounts of $9,087 and $9,087 for the period ended December 15, 1999 and year ended December 31, 1998, respectively.


NOTE 4 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of cash, cash equivalents, accounts receivable, accounts payable, and notes payable approximates fair value due to their short-term nature.


NOTE 5 - COMMITMENTS

Supplier Agreement

The Company purchases substantially its entire inventory from one supplier. The Company entered into a five year "Exclusive Distribution Agreement" with this supplier in 1997. Under the agreement, the Company agreed to purchase a minimum amount of product annually, measured from the date of the signing of the contract. Failure by the Company to meet the minimum purchase amounts resulted in the loss of the exclusivity under the purchase agreement.

Endorsement Contract
In 1996, the Company entered into a licensing and endorsement agreement with a major golf professional to promote the sale of its product. The agreement runs for a period of five years. The agreement calls for minimum royalty amounts for the years ending December 31, payable quarterly, as follows:

                             2000               145,152
                             2001               174,183

Under this agreement, the Company accrued $120,960 and $100,800 for the periods ended December 15, 1999 and December 31, 1998, respectively.

In addition to the above minimum royalty, the Company is to pay a bonus royalty amount which is calculated on a quarterly basis and is based on 3.5% of gross sales, exclusive of products sold to large agricultural users and 3.5% of net sales (deferred or gross sales less the direct cost of the products sold and shipping costs) to large agricultural users, less the minimum royalties accrued. During the periods ended December 15, 1999 and December 31, 1998, there was no bonus royalties received.

Factoring Agreement

The Company entered into a factoring agreement with a major bank whereby certain receivables of the Company may be sold to the bank for a price equal to 96.5% of the face value of those receivables. The Company has agreed to tender sufficient accounts receivable to the bank during each calendar month so that 3.5% of the aggregate face amount of all receivables tendered (the "discount amount") will equal or exceed $2,200 (the "minimum amount.") The Company is obligated to pay the bank any short fall, if the discount amount is less than the minimum amount in any month, not later than fifteen days after the end of each calendar month.

Lease Commitments

The Company leases its corporate office and warehouse facilities. The office lease is an annual lease. It commenced February 1, 1997 and provided for a monthly rent of $350 plus sales tax. The Company rents its warehousing facilities under month-by-month lease arrangements. The rent at one of the locations is determined based on the weight and number of pallets of product stored. The rent at the other location is shared with another party and is $50 per month. Additionally, the Company leases equipment under operating lease agreements. Rent expense was $12,929 and $11,824 for the periods ended December 15, 1999 and December 31, 1998, respectively.

NOTE 6 - CONTINGENCIES

The Company is involved in a lawsuit regarding its deposits in Mexico arising in the normal course of business. Management believes that amounts are collectible and that settlement of such claims and lawsuits would not be material to the Company's financial position. There can be no assurance that the outcome of the litigation will be favorable to the Company. If the outcome of the litigation is not favorable, such outcome could have a material adverse effect on the financial condition of the Company.

NOTE 7 - STOCKHOLDER LOANS

Stockholder loans were $299,308 and $317,619 at December 15, 1999 and December 31, 1998, respectively. Interest on the stockholder loans has been accrued at 9% per annum. The stockholder loans will be repaid as funds become available.


NOTE 8 CONCENTRATIONS

As noted above, the Company purchases substantially its entire inventory from one supplier. The loss of the supplier could have a material adverse effect on the Company.


NOTE 9- SALE OF COMMON STOCK

During the period ended December 15, 1999 and the year ended December 31, 1998, the Company issued its common stock for cash and in exchange for services as follows:

              (a) The Company issued 45 shares of common stock for cash during the year ended December 31, 1998. The total amount obtained from the issuance was $70,000.

              (b) In December 1999, 3,995 shares of common stock were issued for services. This transaction resulted in $3,460 of professional fees expense, which was included in the statement of operations.

NOTE 10 GOING CONCERN

The accompanying financial statements have been prepared under the assumption that the Company will continue as a going concern. The Company incurred a net loss of $250,801 for the period ended December 15, 1999 and $412,718 for the year ended December 31, 1998. The Company had negative working capital of $297,495, as of December 31, 1998. The ability of the Company to continue as a going concern is dependent upon its obtaining additional capital and increasing revenues sufficiently to cover operating cost and commitments. Management has secured financing of $500,000 and has pledged 5,000 shares of common stock as a cost of financing received.


NOTE 11- SUBSEQUENT EVENT

On December 15, 1999, the Company entered into a security agreement with Wilshire Partners, LLC. The Company entered into a term note of $500,000, due February 16, 2001. Interest accrues at nine percent (9%) per annum and is payable monthly. This note is personally guaranteed by a majority stockholder of the Company and is secured by substantially all of the tangible and intangible assets of the Company. The Company pledged 5,000 shares of common stock as a cost of financing to Wilshire Partners, LLC.

                                                                      APPENDIX A

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is made as of June 10, 1999 (the "Effective Date"), by Greg S. Watkins, an individual resident in San Diego, California ("Watkins") and Daren J. Barone ("Barone") (Barone and, collectively with Watkins, the "Buyers"), on the one hand, and REXX Environmental Corporation, a New York corporation (the "Seller"), on the other hand.

         The Seller desires to sell, and the Buyers desire to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Watkins Contracting, Inc., a Nevada corporation (the "Company"), for the consideration and on the terms set forth in this Agreement.

         NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

         1. Definitions.

         For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Best Efforts"-- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible taking into account economic limitations and practical business considerations that exist as of the date such Best Efforts are required to be used, including, without limitation, the Company's or the Seller's financial performance and condition and any limitation on the availability of credit imposed by the Existing Lender.

         "Breach"-- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, occurrence, or circumstance.

         "Business"-- the business of providing asbestos abatement, hazardous materials or soil remediation, demolition or services related thereto, to a variety of Persons, including private or governmental clients. Specific services include (without limitation) removal of asbestos containing materials (ACM), lead paint, contaminated soils and polychlorinated biphenyls (PCB). Contaminated soils remediation is related to material excavation. (The foregoing is referred to in this Agreement as the "Business.")

         "Buyers' Disclosure Letter"-- the disclosure letter delivered by the Buyers to the Seller concurrently with the execution and delivery of this Agreement.

         "Buyers' Release" -- as defined in Section 2.5.

         "Closing Date"-- the date and time as of which the Closing actually takes place.

         "Commission" -- the Securities and Exchange Commission.

         "Consent"-- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Contemplated Transactions"-- all of the transactions contemplated by this Agreement, including:

                  (a) the sale of the Shares by the Seller to the Buyers;

                  (b) the execution, delivery, and performance of the Noncompetition Agreements, the Seller's Release, and the Buyers' Release;

                  (c) the performance by the Buyers and the Seller of their respective covenants and obligations under this Agreement; and

                  (d) the Buyers' acquisition and ownership of the Shares and exercise of control over the Company.

         "Contract"-- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Damages"-- as defined in Section 10.2.

         "Encumbrance"-- any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environmental Law"-- any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"-- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Exchange Act"-- the Securities Exchange Act of 1934, as amended, and the rules and regulations issued pursuant thereto.

         "Existing Lender" -- Wells Fargo Bank.

         "GAAP"-- generally accepted United States accounting principles, applied on a consistent basis.

         "Governmental Authorization"-- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"-- any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Indemnified Persons"--as defined in Section 10.2.

         "IRC"-- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"-- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge"-- an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is or was actually aware of such fact or other matter ("Actual Knowledge"); or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director or officer of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter; provided, however, that no representation or warranty of the Seller stated as made to as to its Knowledge will be subject to any Breach to the extent the representation or warranty is based on a representation or warranty of the Buyers in the Prior Acquisition Agreement (as seller thereunder) or any written statement furnished by the Company to the Seller subsequent to October 22, 1997 and prior to or on the Closing (but excluding any written statements constituting projections, estimates or forward looking statements) or on any failure of an officer of the Company to furnish information in a circumstance where the officer had a legal obligation to furnish information.

         "Legal Requirement"-- any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Material Adverse Effect" -- any material adverse effect on the business, assets, properties, operations, prospects, valuation or financial condition of the Seller or the Company, taken as a whole, and taking into account, with respect to the Seller and the Company, (a) losses attributable to the Company's operations, (b) lower gross margins than anticipated by the Company on certain of its jobs, and (c) the Company's noncompliance with certain financial covenants of its line of credit with the Existing Lender and (d) the limitations on the availability of credit that have been or may be required by the Existing Lender.

         "NASA Claim"-- the Company's claim for compensation from the National Aeronautics and Space Administration with respect to work done at Edwards Air Force Base on behalf of Innertex General Contractors.

         "Noncompetition Agreement"-- as defined in Section 2.5.

         "Occupational Safety and Health Law"-- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order"-- any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business"-- the ordinary course of business consistent with the Company's past custom or practice (including with respect to quantity and frequency).

         "Organizational Documents"-- (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Person"-- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Prior Acquisition Agreement" - the Stock Purchase Agreement dated as of October 21, 1997 between the Seller (then known as Oak Hill Sportswear Corporation), as buyer, and the Buyers as sellers, together with the Seller's Closing Documents and the Buyers' Closing Documents and the Put Agreement referred to therein.

         "Proceeding"-- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Related Buyer Business" - any Related Person of a Buyer engaged in the Business in Southern California (i.e., the area comprised of the greater Los Angeles metropolitan area and all areas of California south thereof).

         "Related Person"-- with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one (1) or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one
(1) or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
(b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least ten percent (10%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least ten percent (10%) of the outstanding equity securities or equity interests in a Person.

         "Representative"-- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Securities Act"-- the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Seller's Disclosure Letter"-- the disclosure letter delivered by the Seller to the Buyers concurrently with the execution and delivery of this Agreement.

         "Seller SEC Documents"-- all reports, schedules, forms, statements and other documents filed by the Seller with the Commission since October 22, 1997.

         "Seller's Release"-- as defined in Section 2.5.

         "Stockholder Approval" -- the affirmative approval of the stockholders of the Seller holding at least two-thirds (2/3) of the voting power of all such stockholders and otherwise in full compliance with the requirements of applicable law and any stock exchange regulations to which the Seller is subject.

         "Subsidiary"-- with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one (1) or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

         "Superior Proposal" - a bona fide proposal regarding an acquisition of the Company or its assets made by a third Person that the Board of Directors of the Seller determines in its good faith judgment to be more favorable on financial terms to the Seller's stockholders than the Contemplated Transactions and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of the Seller, is reasonably capable of being obtained by such third Person.

         "Tax"-- any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, or estate tax), levy, assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return"-- any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threatened"-- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing) to the Seller.

         2. Sale and Transfer of Shares; Closing.

         2.1 Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Seller will sell and transfer the Shares to the Buyers, and the Buyers will purchase the Shares from the Seller.

         2.2 Purchase Price.

                  (a) The purchase price (the "Purchase Price") for the Shares will be $1,300,000 payable in cash, and delivery of 125,000 shares of Common Stock of the Seller with an agreed upon fair market value of $1.375 per share or the closing price of such Shares as of the day prior to the Closing, whichever is less.

                  (b) The Seller shall have the option of having a third party purchase all or any portion of 125,000 shares from the Buyers for a price of $1.375 or more per share, and the Buyers shall deliver the net proceeds of such sale after the payment of all applicable Taxes with respect to such sale to the Seller at Closing. Notwithstanding the foregoing, the Buyers shall not be required to sell any shares of the Seller's Common Stock to a third party hereunder if such third party is not a "accredited investor" as defined in Regulation D promulgated under the Securities Act and such sale is not otherwise in full compliance with all applicable federal and state securities laws, as reasonably determined by counsel for the Buyers.

         2.3 Other Consideration.

                  (a) Concurrently with the Closing, the Buyers shall cause the Company to pay in full the remaining balance of the inter-company loan by the Seller to the Company in the amount of $6,001 (without any interest accrued upon such amount).

                  (b) Prior to the Closing, the Buyers and the Company shall use their Best Efforts to obtain or cause the Company to obtain and deliver to Seller the release from and termination of all agreements, guarantees and other instruments by the Seller to Safeco Credit Company, Inc., CAT Financial and Reliance Insurance Companies (Reliance Surety Company, Reliance Insurance Company, United Pacific Insurance Company and Reliance Surety Company). If the Buyers do not obtain and deliver a release and termination of any such Persons (a "Non-Releasing Person"), (x) on the Closing the Buyers will deliver (i) to the Seller their agreement to guarantee, indemnify and hold the Seller harmless with respect to any of the Seller's obligations or liabilities to such Non-Releasing Persons in substantially the form previously delivered by Buyers to Seller, (ii) to all such Non-Releasing Persons their guarantees in a form reasonably acceptable to such Non-Releasing Persons, and furnish evidence to Seller, reasonably satisfactory to it, of deliveries of such guarantees, and (y) after the closing use their Best Efforts to obtain and deliver to Seller the releases in a form reasonably acceptable to the Seller, from all such Non-Releasing Persons.

         2.4 Closing. The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of the Buyers' counsel at 101 West Broadway, 17th Floor, San Diego, California at 10:00 a.m. (local time) as soon as practicable following the receipt of (a) Stockholder Approval or (b) the Certificate referred to in Section 7.2 hereof, or at such other time and place as the parties may agree. The parties agree that neither the Seller, the Buyers nor their representatives need attend the Closing in person and that the execution and delivery of the documents to be delivered at Closing may take place via facsimile with original signatures to follow via overnight courier.

         2.5 Closing Obligations. At the Closing:

                  (a) The Seller will deliver to the Buyers:

                           (i) certificates representing the Shares, duly
endorsed (or accompanied by duly executed stock powers), with signatures guaranteed by a commercial bank or by a member firm of the New York Stock Exchange, for transfer to the Buyers;

                           (ii) a release in the form of Exhibit "A" executed by
the Seller (the "Seller's Release");

                           (iii) a noncompetition agreement in the form of
Exhibit "B" executed by the Seller (the "Noncompetition Agreement");

                           (iv) indemnification agreements in favor of each of
the Buyers in a form reasonably acceptable to the Buyers executed by the Seller (the "Buyer Indemnification Agreements"); and

                           (v) a certificate executed by the Seller representing
and warranting to the Buyers that each of the Seller's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Seller's Disclosure Letter that were delivered by the Seller to the Buyers prior to the Closing Date in accordance with Section 5.6); and

                  (b) The Buyers will deliver to the Seller:

                           (i) the Purchase Price;

                           (ii) a release in the form of Exhibit "C" executed by
each of the Buyers (the "Buyers' Release");

                           (iii) a pay-off letter executed by the Existing
Lender confirming to Seller that all amounts due pursuant to the Company's existing credit agreement with the Existing Lender have been paid in full; and

                           (iv) a certificate executed by the Buyers to the
effect that, except as otherwise stated in such certificate, each of the Buyers' representations and warranties in this Agreement were accurate in all respects as of the date of this Agreement and are accurate in all respects as of the Closing Date as if made on the Closing Date.

         3. Representations and Warranties of the Seller. Except as set forth in the Seller's Disclosure Letter delivered by the Seller to the Buyers, and which exceptions to representations and warranties are applicable to the section of this Agreement to which they expressly relate and no other representation and warranty in this Agreement, the Seller represents and warrants to the Buyers as follows:

         3.1 Organization, Good Standing.

                  (a) The Seller is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Contracts.

                  (b) The Seller has delivered to the Buyers originals of the Organizational Documents of the Company, as currently in effect.

         3.2 Authority; No Conflict.

                  (a) This Agreement constitutes the legal, valid, and binding obligation of the Seller, enforceable against the Seller in accordance with its terms. The Noncompetition Agreement and the Seller's Release (collectively, with this Agreement, the Seller's Disclosure Letter and all certificates of the Seller delivered under this Agreement, the "Seller's Closing Documents") constitute the legal, valid, and binding obligations of the Seller enforceable against the Seller in accordance with their respective terms. The Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Seller's Closing Documents and, subject solely to Shareholder Approval or delivery of the certificate referred to in Section 7.2, to perform its obligations under this Agreement and the Seller's Closing Documents.

                  (b) Except as set forth in Part 3.2(b) of the Seller's Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                           (i) contravene, conflict with, or result in a
violation of (A) any provision of the Organizational Documents of the Seller, or
(B) any resolution adopted by the board of directors or the stockholders of the Seller;

                           (ii) contravene, conflict with, or result in a
violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Seller may be subject or Contract to which the Seller is a party; or

                           (iii) contravene, conflict with, or result in a
violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Seller.

                  (c) Except as set forth in Part 3.2(c) of the Seller's Disclosure Letter, the Seller will not be required to give any notice to or obtain any consent, from any Person in connection with its execution, delivery or performance of this Agreement or a Seller's Closing Document or its consummation or performance of any of the Contemplated Transactions.

         3.3 Capitalization. Assuming the accuracy as of the Closing of the Prior Acquisition Agreement of the representations in Section 3.3 of the Prior Acquisition Agreement, (i) the authorized equity securities of the Company consist of 2,500 shares of common stock, no par value, of which 2 shares are issued and outstanding; (ii) the Seller is the record and beneficial owner and holder of all the Shares, free and clear of all Encumbrances; (iii) no legend or other reference to any purported Encumbrance appears upon any certificate representing the Shares, and such Shares are subject to no Encumbrance other as may be applicable to restricted securities under the Securities Act; (iv) all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; and (v) there are no Contracts, other than this Agreement, relating to the issuance, sale, transfer or voting of shares of capital stock or other securities of the Company.

         3.4 Seller SEC Documents. The Seller has filed all the Seller SEC Documents required to be filed by it. As of the respective dates, the Seller SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder, and when filed contained no untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Seller makes no representation or warranty to the extent the Seller SEC Documents were based upon representations and warranties of the Buyers in the Prior Acquisition Agreement (as sellers thereunder) or any written statement furnished to the Seller by the Company subsequent to October 22, 1997 and prior to the Closing.

         3.5 Taxes.

                  (a) Since October 22, 1997 through the Closing, the Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) with respect to the period since October 22, 1997 through the Closing have been paid or reflected or reserved against and shown on the face of the December 31, 1998 balance sheet of the Company or, with respect to Tax with respect to a period after the date thereof through the Closing, reflected or reserved against and shown on the face of the last regularly prepared balance sheet of the Company. Except as set forth in
Part 3.5(a) of the Seller's Disclosure Letter, the Company is not currently the beneficiary of any extension of time within which to file any Tax Return during the period from October 22, 1997 to the date of this Agreement. No claim has been made by any Government Body in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax during the period from October 22, 1997 to the date of this Agreement.

                  (b) The Seller does not expect any authority to assess any additional Taxes on the Company for the period for from October 22, 1997 to the date of this Agreement. There is no dispute or claim concerning any Tax Liability of the Company either (A) claimed or raised by any Governmental Body in writing or (B) as to which the Seller has Knowledge based upon personal contact with any agent or such Body.

                  (c) Part 3.5(c) of the Seller's Disclosure Letter lists all federal, state, local and foreign income Tax Returns filed with respect to the Company for all taxable periods since October 22, 1997 and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Buyers correct and complete copies of all federal, state and local income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed by the Company since October 22, 1997.

                  (d) Except as set forth on Part 3.5(d) of the Seller's Disclosure Letter, during the period from October 22, 1997 through the Closing Date, the Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (e) During the period from October 22, 1997 through the Closing Date, the Company is not a party to any Tax allocation or sharing agreement. The Company has no liability for the Taxes of any Person (other than the Company) under IRC Reg. ss.1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         3.6 Compliance With Legal Requirements; Governmental Authorizations.

                  (a) Except as set forth in Part 3.6(a) of the Seller's Disclosure Letter:

                           (i) the Seller is in substantial compliance with each
Legal Requirement that is or was applicable to it that could adversely affect the Contemplated Transactions or reasonably be expected to result in a Material Adverse Effect or further materially deteriorate or exacerbate circumstances referenced in subsections (a) through (d) of the definition of Material Adverse Effect;

                           (ii) no event has occurred or circumstance exists
that (with or without notice or lapse to time) may constitute or result in a violation by the Seller or a failure on the part of the Seller to comply with, any Legal Requirement that could adversely affect the Contemplated Transactions or reasonably be expected to result in a Material Adverse Effect or further materially deteriorate or exacerbate circumstances referenced in subsections (a) through (d) of the definition of Material Adverse Effect;

                           (iii) the Seller, has not received, at any time since
October 22, 1997, any notice or other communication (whether oral or written) sent by any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement applicable to the Seller, or (B) any actual, alleged, possible, or potential obligation on the part of the Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                           (iv) the Seller has not received, at any time since
October 22, 1997, any notice or other communication (whether oral or written) sent by any Governmental Body regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization applicable to the Seller, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification by any Governmental Authorization applicable to the Seller.

         3.7 Legal Proceedings; Orders.

                  (a) Except as set forth in Part 3.7(a) of the Seller's Disclosure Letter, there is no pending Proceeding against the Seller or any Related Person:

                           (i) that reasonably may result in A Material Adverse
Effect or materially further deteriorate or exacerbate circumstances referenced in subsections (a) through (d) of the definition of Material Adverse Effect; or

                           (ii) that challenges, or that may have the effect of
preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  (b) To the Knowledge of the Seller, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Seller has made available to the Buyers copies of all pleadings, non-privileged correspondence, and other non-privileged documents relating to each Proceeding listed in Part 3.7 of the Seller's Disclosure Letter and (3) the Proceedings listed in Part 3.7 of the Seller's Disclosure Letter will not have a Material Adverse Effect.

                  (c) Except as set forth in Part 3.7(c) of the Seller's Disclosure Letter, the Seller is not subject to any Order that relates to the business of, or any of the assets owned or used by, the Company.

         3.8 Environmental and Safety Matters. Except as set forth in Part 3.8 of the Seller's Disclosure Letter:

                  (a) The Seller has no Actual Knowledge of any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities of the Company, of any actual or potential violation or failure to comply with any Environmental Law or Occupational Health and Safety Law.

                  (b) The Seller has no Actual Knowledge of, nor has the Seller received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to any alleged, actual, or potential violation or failure to comply with any Environmental Law or Occupational Health and Safety Law.

         3.9 Disclosure.

                  (a) No representation or warranty of the Seller in this Agreement and no statement in the Seller's Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

                  (b) No notice given pursuant to Section 5.6 will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         3.10 Relationships with Related Persons. The Seller nor any Related Person of the Seller has, or since October 22, 1997 has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. Neither the Seller nor any Related Person of the Seller owns, or since October 22, 1997 has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices and on substantially prevailing market terms. Except as set forth in Part 3.10 of the Seller's Disclosure Letter, neither the Seller nor any Related Person of the Seller is a party to any Contract with, or has any claim or right against, the Company (other than statutory indemnification rights as a director). For purposes of this Section 3.10, neither Buyer shall be considered a Related Person of the Seller.

         3.11 Brokers or Finders. Neither the Seller nor any agents have incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4. Representations and Warranties of the Buyers. Except as set forth in the Buyers' Disclosure Letter delivered by the Buyers to the Seller, which exceptions to representations and warranties are applicable solely to the section of this Agreement to which they expressly relate to and no other representation and warranty in this Agreement, the Buyers jointly and severally represent and warrant to the Seller as follows:

         4.1 Authority; No Conflict.

                  (a) This Agreement, the Buyers' Release and the Buyers' Indemnification (collectively, with the Buyers' Disclosure Letter and all of the certificates of the Buyers delivered pursuant to this Agreement, the "Buyers' Closing Documents") constitute the legal, valid, and binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms. The Buyers have the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyers' Release and to perform their obligations under this Agreement and the Buyers' Closing Documents.

                  (b) Neither the execution and delivery of this Agreement by the Buyers nor the consummation or performance of any of the Contemplated Transactions by the Buyers will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                           (i) any Legal Requirement or Order to which either
Buyer may be subject; or

                           (ii) any Contract to which either Buyer is a party or
by which either Buyer may be bound.

Neither Buyer is nor will be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         4.2 Investment Intent. The Buyers are acquiring the Shares for their own account and not with a view to their distribution within the meaning of
Section 2(11) of the Securities Act. Each Buyer is an accredited investor as defined by Regulation D promulgated under the Securities Act. Buyers acknowledge that the Shares are restricted securities under the Securities Act.

         4.3 Certain Proceedings. There is no pending Proceeding that has been commenced against either Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To each Buyer's Knowledge, no such Proceeding has been Threatened.

         4.4 Brokers or Finders. The Buyers have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

         4.5 Status of Company. Except as expressly provided herein, Buyers are acquiring the Shares, the Business and the Company's assets and liabilities represented thereby "as is." Buyers acknowledge that they are the principal executive officers of the Company and are familiar with the Business and the operations, conditions and prospects of the Company.

         4.6 Relationships with Related Persons. Except as set forth in Section
4.6 of the Buyers' Disclosure Letter, neither of the Buyers nor any Related Person of either Buyer has, or has since October 22, 1997 to the Closing has had, any interest in the property (whether real, personal, or mixed or whether tangible or intangible) used in or pertaining to the Company's businesses neither of the Buyers nor any Related Person of either of the Buyers owns, or since October 22, 1997 has owned (of record or as beneficial owner) an equity interest or any other financial or profit interest in, a Person that has had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices or on substantially prevailing market terms. Except as set forth in Section 4.6 of the Buyers' Disclosure Letter, neither of the Buyers nor any Related Person of either of the Buyers is a party to any Contract with, or has any claim or right against, the Company.

         4.7 Proceedings and Legal Compliance. Except as set forth on Part 4.7 of the Buyers' Disclosure Letter, to the Actual Knowledge of each of the Buyers:
(i) there is no Proceeding pending or threatened against the Seller; and (ii) the Seller is in compliance with all Legal Requirements relating to the Company and its operations.

         4.8 Financial Information. The Buyers have delivered to the Seller all written correspondence or Contracts between the Buyers and either the Existing Lender or Scripps Bank.

         4.9 Certain Claims. To either Buyer's Knowledge, no claim or threat of a claim of the type referred to in Section 7.6 has been made.

         5. Covenants of the Seller Prior to Closing Date.

         5.1 Access and Investigation. Between the date of this Agreement and the Closing Date, the Seller will, and will authorize and direct the Company and its Representatives to, (a) afford the Buyers and their Representatives and the Buyers' counsel and prospective lenders and their Representatives (collectively, the "Buyers' Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish the Buyers and the Buyers' Advisors with copies of all such contracts, books and records, and other existing documents and data as the Buyers may reasonably request, and (c) furnish the Buyers and the Buyers' Advisors with such additional financial, operating, and other data and information as the Buyers may reasonably request.

         5.2 Operation of the Business of the Company. Between the date of this Agreement and the Closing Date, the Seller will use its Best Efforts to, and will its Best Efforts to cause the Company to:

                  (a) conduct its business only in the Ordinary Course of Business; and

                  (b) maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company.

         5.3 Negative Covenants. Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Seller will not, and will not cause the Company to, without the prior consent of the
Buyers:

                  (a) take any affirmative action, or fail to use its Best Efforts to take any reasonable action within its control that could reasonably result in or further materially deteriorate or exacerbate circumstances referenced in Sections (a) through (d) of the definition of Material Adverse Effect; or

                  (b) pay or accrue salaries, draws, management fees or other compensation or remuneration from the Company to Seller or any of its executive officers or directors from March 1, 1999 through the Closing.

         5.4 Required Approvals. As promptly as reasonably practicable after the date of this Agreement, the Seller will, and will authorize and direct the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Seller will, and will authorize and direct the Company to, cooperate with the Buyers with respect to all filings that the Buyers elect to make or are required by Legal Requirements to make in connection with the Contemplated Transactions. The Seller will cooperate with the Buyers and the Company in all reasonable respects in obtaining all consents from third parties which the Buyers deem necessary or appropriate in connection with the Contemplated Transactions.

         5.5 Proxy Statement; Stockholder Approval.

                  (a) The Seller shall, as promptly as reasonably practicable following the date of this Agreement, prepare and file with the Commission, and will use its Best Efforts to have cleared by the Commission and thereafter shall mail to its stockholders as promptly as reasonably practicable a proxy statement (the "Proxy Statement") and a form of proxy in connection with, among other things, the vote of the Company's stockholders to approve the Contemplated Transactions. The Seller acknowledges that the preparation and filing of the Proxy Statement shall not be delayed due to the pendency of negotiations by the Seller of any other transaction. The Proxy Statement will contain the affirmative recommendation of the Board of Directors of the Seller in favor of adoption of this Agreement and the approval of the Contemplated Transactions; provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of the Seller from withdrawing its recommendation and approving another transaction regarding the Company or its assets if, and only to the extent that (a) the Board of Directors of the Seller concludes in good faith that such other transaction would constitute a Superior Proposal, (b) the Board of Directors of the Seller determines in good faith (after consultation with independent legal counsel) that the failure to take such action would result in a breach by the Board of Directors of the Seller of its fiduciary duties to the Seller's stockholders under applicable law and (c) prior to furnishing information to, or entering into discussions or negotiations with any third party, the Seller provides prompt written notice to the Buyers to the effect that it is furnishing information to, or entering into discussion or negotiations with, such third party (which notice shall identify the nature and material terms of the competing proposal). The Proxy Statement, and any amendments thereof or supplements thereto, will not, at the time of the mailing of the Proxy Statement or any amendments thereof or supplements thereto and at the time of the Stockholders Meeting (as hereinafter defined), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Seller with respect to information supplied in writing by the Buyers or the Company specifically for inclusion in the Proxy Statement. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rule and regulations promulgated thereunder.

                  (b) The Seller shall duly call, give notice of, convene and hold its annual, or a special meeting of its stockholders (the "Stockholders Meeting") and shall use its Best Efforts to obtain the requisite affirmative approval of its stockholders at the Stockholders Meeting of the Contemplated Transactions. Arthur Asch and Michael Asch shall be present, in person (or, if either cannot attend because of exigent circumstances, by proxy), at the Stockholders Meeting and shall vote or cause to be voted all shares of Common Stock held of record or beneficially owned (with the power to vote or direct the vote) by Arthur Asch and Michael Asch and eligible to vote as of the record date for such meeting in favor of the proposal seeking such approval.

                  (c) The provisions of Sections 5.5(a) and 5.5(b) shall not apply as of the date the Seller delivers the Certificate referred to in Section
7.2 hereof.

         5.6 Notification. Between the date of this Agreement and the Closing Date, the Seller will promptly notify the Buyers in writing if the Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of the Seller's representations and warranties as of the date of this Agreement, or if the Seller or the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Seller's Disclosure Letter if the Seller's Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Seller will promptly deliver to the Buyers a supplement to the Seller's Disclosure Letter specifying such change. During the same period, the Seller will promptly notify the Buyers of the occurrence of any Breach of any covenant of the Seller in this Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in
Section 7 impossible or unlikely.

         5.7 No Negotiation. Until such time, if any, as this Agreement is terminated pursuant to Section 9, the Seller will not, and will cause the Company and its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Buyers) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company; provided, however, that the Seller and the Company may negotiate an unsolicited proposal from a third Person regarding the Company or its assets if the Board of Directors of the Seller has withdrawn its recommendation in favor of the Contemplated Transactions in compliance with Section 5.5(a) above.

         5.8 Best Efforts. Between the date of this Agreement and the Closing Date, the Seller will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.

         6. Covenants of the Buyers Prior to Closing Date.

         6.1 Approvals. As promptly as practicable after the date of this Agreement, the Buyers will make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Buyers will cooperate with the Seller and the Company with respect to all filings that the Seller or the Company are required by Legal Requirements to make in connection with the Contemplated Transactions. Without limiting the generality of the foregoing, the Buyers will provide the Seller whatever information and assistance in connection with the filing of the Proxy Statement as the Seller reasonably may request. The Buyers shall vote or cause to be voted all shares of Common Stock held of record or beneficially owned by the Buyers and eligible to vote as of the record date for the stockholder meeting held in connection with the Proxy Statement in favor of the proposal seeking approval.

         6.2 Notification. Between the date of this Agreement and the Closing Date, the Buyers will promptly notify the Seller in writing if the Buyers become aware of any fact or condition that causes or constitutes a Breach of any of the Buyers' representations and warranties as of the date of this Agreement, or if the Buyers become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Buyers' Disclosure Letter if the Buyers' Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, the Buyers will promptly deliver to the Seller a supplement to the Buyers' Disclosure Letter specifying such change. During the same period, the Buyers will promptly notify the Seller of the occurrence of any Breach of any covenant of the Buyers in this Section 6 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

         6.3 Best Efforts. Between the date of this Agreement and the Closing Date, each of the Buyers will use his Best Efforts to cause (i) the conditions in Sections 7 and 8 to be satisfied and (ii) the loan referred to in the commitment letter dated March 22, 1999 of Scripps Bank (which the Buyers will use their Best Efforts to have extended through the Closing) or a commitment which is superior from another bank or financial institution (the "Loan") to close. The Buyers' efforts shall include, but not be limited to, cooperating with prospective lender(s) in conducting due diligence and appraisals and valuations of the property owned by the Buyers.

         7. Conditions Precedent to the Buyers' Obligation to Close. The Buyers' obligation to purchase the Shares and to take the other actions required to be taken by the Buyers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by both of the Buyers, in whole or in part):

         7.1 Accuracy of Representations. All representations and warranties of the Seller in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Seller's Disclosure Letter.

         7.2 Stockholder Approval. The Seller shall have received Stockholder Approval with respect to the Contemplated Transactions or, in the alternative, shall have delivered to the Buyers a Certificate stating that Stockholder Approval is not required to consummate the Contemplated Transaction and further certifying that the Seller has consulted legal counsel with expertise in federal and New York state corporate and securities laws to advise the Seller as to the necessity of such Stockholder Approval.

         7.3 Seller's Performance.

                  (a) All of the covenants and obligations that the Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

                  (b) Each document required to be delivered pursuant to Section
2.4 must have been delivered.

         7.4 Additional Documents. Each of the following documents must have been delivered to the Buyers:

                  (a) an opinion of Joseph Greenberger, dated the Closing Date, in a form reasonably acceptable to Buyers and their counsel, which opinion, solely if the certificate referenced in Section 7.2 has been delivered to the Buyers, shall not be required to opine with respect to the necessity for Stockholder Approval of the Contemplated Transactions; and

                  (b) such other documents as the Buyers may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in Section 8.3(a), (ii) evidencing the accuracy of any of the Seller's representations and warranties, (iii) evidencing the performance by the Seller of, or the compliance by the Seller with, any covenant or obligation required to be performed or complied with by the Seller, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         7.5 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against either Buyer, or against any Person affiliated with either Buyer, any Proceeding (other than a Proceeding initiated by or on behalf of a spouse or former spouse or trust or other entity of which a spouse or former spouse is an affiliate of either Buyer) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         7.6 No Claim Regarding Stock Ownership or Sale Proceeds. There must not have been made or Threatened by any Person against the Seller any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Company, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

         7.7 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause either Buyer or any Person affiliated with either Buyer to suffer any material adverse consequence under any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body after the Effective Date.

         8. Conditions Precedent to the Seller's Obligation to Close. The Seller's obligation to sell the Shares and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

         8.1 Accuracy of Representations. All of the Buyers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Buyers' Disclosure Letter.

         8.2 The Buyers' Performance.

                  (a) All of the covenants and obligations that the Buyers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

                  (b) The Buyers must have delivered each of the documents required to be delivered by the Buyers pursuant to Section 2.4 and must have paid the Purchase Price.

         8.3 Additional Documents. The Buyers must have caused the following documents to be delivered to the Seller:

                  (a) an opinion of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. dated the Closing Date, in a form reasonably acceptable to Seller and its counsel;

                  (b) such other documents as the Seller may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of the Buyers, (iii) evidencing the performance by the Buyers of, or the compliance by the Buyers with, any covenant or obligation required to be performed or complied with by the Buyers, (iv) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         8.4 No Proceedings. Since the date of this Agreement, there must not have been commenced or Threatened against the Seller, or any Person affiliated with the Seller, any Proceeding (other than a Proceeding initiated by or on behalf of Arthur Asch or Michael Asch or a Related Person thereto) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transaction, or (b) that may have the effect of preventing, delaying, making illegal, or other interfering with any of the Contemplated Transactions.

         8.5 No Prohibition. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause either the Seller or any Person affiliated with the Seller to suffer any material adverse consequence under any Legal Requirement or Order that has been published, introduced or otherwise formally proposed by or before any Governmental Body after the Effective Date.

         9. Termination.

         9.1 Termination Events. This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either of the Buyers or the Seller if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) unless the Certificate referred to in Section 7.2 shall have been given, by the Buyers if Stockholder Approval is not obtained at the meeting referred to in Section 5.5 on or before November 30, 1999, or if Seller ceases using its Best Effort to obtain Stockholder Approval;

                  (c) (i) by the Buyers if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Buyers to comply with their obligations under this Agreement) and the Buyers have not waived such condition on or before the Closing Date; or (ii) by the Seller, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Seller to comply with its obligations under this Agreement) and the Seller has not waived such condition on or before the Closing Date;

                  (d) by mutual consent of the Buyers and the Seller; or

                  (e) by either the Buyers or the Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before November 30, 1999, or such later date as the parties may agree upon.

         9.2 Effect of Termination. Each party's right of termination under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one (1) or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

         10. Indemnification; Remedies.

         10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations and warranties in this Agreement, the supplements to the Disclosure Letters, the certificate delivered pursuant to Section 2.5(a)(v), or in any other certificate or document delivered pursuant to this Agreement will expire at the Closing, except for the Seller's representations and warranties in
Section 3.3 and 3.5, which will survive the Closing until the expiration of the applicable statute of limitations. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         10.2 Indemnification and Payment of Damages by the Seller. The Seller will indemnify and hold harmless the Buyers, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (excluding incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

                  (a) any Breach of any representation or warranty made by the Seller in Sections 3.3 and 3.5 of this Agreement (without giving effect to any supplement to the Seller's Disclosure Letter);

                  (b) any Breach by the Seller of any covenant or obligation of the Seller in this Agreement;

                  (c) any and all liabilities or actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against either the Company or the Buyers in which the principal event giving rise thereto is attributable to or arose out of any action or inaction by the Seller, or any director, officer, employee, agent, representative or subcontractor of the Seller (other than any director, officer, employee, agent, representative or subcontractor of the Company or to the extent arising out of an action or in action based upon written information supplied by either Buyer and/or the Company prior to the Closing);

                  (d) any and all actions, suits, claims or legal, administrative, arbitration, government or other proceedings or investigations against the Company or the Buyers or other Damages that result from or arise out of the Closing of the Contemplated Transactions without obtaining Stockholder Approval;

                  (e) any liability for Taxes of the Company attributable to the period from October 22, 1997 through and including the Closing Date and any liability of the Company for Taxes of any Person other than the Company under Treasury Regulation Section 1.5102-6 (or a similar provision of any state, local or foreign law), as a transferee, successor, by contract or otherwise; and

                  (f) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with the Seller (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

The remedies provided in this Section 10.2 will not be exclusive of or limit any other remedies that may be available to the Buyers or the other Indemnified Persons.

         10.3 Indemnification and Payment of Damages by the Buyers. The Buyers will, and shall cause the Company and each Related Buyer Business to indemnify and hold harmless the Seller, and will pay to the Seller the amount of any Damages arising, directly or indirectly, from or in connection with:

                  (a) any breach by the Buyers of any covenant or obligation of the Buyers in this Agreement;

                  (b) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against the Seller to the extent they result from or arise out of operation of the Business (and are not subject to indemnification by the Seller Parties pursuant to Section 10.2 above); or

                  (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with the Buyers (or any Person acting on its behalf) in connection with any of the Contemplated Transactions.

         The remedies provided in this Section 10.3 will not be exclusive of or limit any other remedies that may be available to the Seller or the other Indemnified Persons.

         10.4 Limitations. If the Closing occurs, the Seller will have no liability (for indemnification or otherwise) with respect to any representation or warranty, other than those in Sections 3.3 and 3.5, which liability will continue until the expiration of the applicable statutes of limitations. If the Closing occurs, the Buyers will have no liability (for indemnification or otherwise) with respect to any representation or warranty. No Related Buyer Business in which the Buyers do not in the aggregate own a majority interest (a "Minority Related Buyer Business") shall have any obligation to indemnify the Seller for claims made on or after the third anniversary of the Closing.

         10.5 Limitations on Amount -- Seller. The Seller will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or clause (b) of Section 10.2 until the total of all Damages with respect to such matters exceeds $50,000, at which time the Buyers shall be indemnified for the full amount of such Damages. However, this Section 10.5 will not apply to any Breach of the Seller's representations and warranties of which the Seller had Actual Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by the Seller of any covenant or obligation, and the Seller will be liable for all Damages with respect to such Breaches.

         10.6 Limitations on Amount and Recourse -- Buyers. The Buyers will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds $50,000, at which time the Seller shall be indemnified for the full amount of such Damages. However, this Section 10.6 will not apply to any Breach of any of the Buyers' representations and warranties of which either Buyer had Actual Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by the Buyers of any covenant or obligation, and the Buyers will be jointly and severally liable for all Damages with respect to such Breaches. The Seller's recourse (for indemnification or otherwise) with respect to the matters in Section 10.3(a) and
(b) shall be limited in any event solely to (i) the ownership interests of the Buyers or a Buyer or the transferee referred to in Section 12.10 hereof in the Company and Related Buyer Businesses and (ii) the assets of the Company and such Businesses. In no event shall the Seller have recourse for indemnification against either of the Buyers' personal assets other than as set forth in the prior sentence. This limitation as to recourse shall not limit the amount of Damages for which an arbitral award in favor of the Seller may be entered pursuant to Section 12.5. However, the Seller agrees that after it has satisfied any such arbitral award for indemnification and any judgment entered thereon by executing against those items against which it has recourse pursuant to the terms of this Section 10.6, the Seller will promptly take all reasonable steps legally necessary to extinguish any remaining award or judgment.

         10.7 Procedure for Indemnification -- Third Party Claims.

                  (a) Promptly after receipt by an indemnified party under
Section 10.2 or 10.3, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 10.7(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel reasonably satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Each of the Seller and the Buyers hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on each of the Seller and the Buyers with respect to such a claim anywhere in the world.

         10.8 Procedure for Indemnification -- Other Claims. A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         11. Post-Closing Covenants.

         11.1 Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier or other business associate of the Company from maintaining the same business relationships with the Buyers after the Closing as it maintained with the Company prior to the Closing.

         11.2 Insurance. The Seller and the Buyers shall cooperate with each other in the handling of insurance claims relating to the Company that straddle the Closing Date.

         11.3 Books and Records; Information. After the Closing Date, the Seller, on the one hand, and the Buyers, on the other hand, shall retain all accounting, tax, payroll and similar books and records pertaining to the Businesses for a period of at least seven (7) years after the annual period to which they relate, and shall provide access to such books and records and related information to the other party and its representatives, and allow them to make copies thereof and extracts therefrom, upon their reasonable request and at their expense. In addition, the Seller on one hand, and the Buyers, on the other hand, shall on the request of the other party during said period provide the other party with such information as the other party may reasonably request in connection with any accounting, tax, Commission filing or legal requirement. The Buyers shall use reasonable and diligent efforts to cause the Company to provide any information necessary for the Seller to make required filings with the Commission in a timely fashion. Such access and information shall be provided reasonably promptly during normal business hours, and the requesting party shall in good faith attempt to minimize any disruption to the other party's business.

         11.4 Tax Matters.

                  (a) Tax Sharing Agreements. Any tax sharing agreement between the Seller and the Company is terminated as of the date of this Agreement and will have no further effect for any taxable year (whether the current year, a future year, or a past year).

                  (b) Returns for Periods Through the Closing Date. The Seller will include the income of the Company (including any deferred income triggered into income by Reg. ss.1.1502-13 and Reg. ss.1.1502-14 and any excess loss accounts taken into income under Reg. ss.1.1502-19) on the Seller's consolidated federal income Tax Return and other Tax Returns for all periods from October 22, 1997 through the Closing Date and pay any Taxes attributable to such income. The Company will furnish Tax information to the Seller for inclusion in the Seller's Tax Returns for the period which includes the Closing Date in accordance with the Company's past custom and practice. The Seller will allow the Buyers an opportunity to review and comment upon such Tax Returns (including any amended returns) to the extent that they relate to the Company. The Seller will take no position on such returns that relate to the Company that would adversely affect the Company after the Closing Date. The income of the Company will be apportioned to the period from October 22, 1997 up to and including the Closing Date and the period after the Closing Date by closing the books of the Company as of the end of the Closing Date.

                  (c) Audits. The Seller will allow the Company and its counsel to participate at their own expense in any audits of the Seller's Tax Returns to the extent that such returns relate to the Company. The Seller will not settle any such audit in a manner which would adversely affect the Company after the Closing Date without the prior written consent of the Buyers, which consent shall not unreasonably be withheld.

         11.5 Indemnification and Insurance. The Seller agrees that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Company (the "Company Indemnified Parties") as provided in the Articles of Incorporation or Bylaws of the Seller or other comparable governing documents (the "Governing Instruments"), or as provided in the agreements referred to in Section 2.5(iv) (the "Indemnification Agreements") shall continue in full force and effect for a period of not less than seven (7) years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such seven (7) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a Company Indemnified Party's conduct complies with the standards set forth in the Governing Instruments or the Indemnification Agreements shall be made by independent counsel selected by the Company Indemnified Party reasonably satisfactory to the Seller (whose fees and expenses shall be paid by the Seller). The Seller agrees to fully perform all obligations to be performed by the Seller under the Governing Instruments and the Indemnification Agreements. The Seller further agrees that, for so long as the Seller shall maintain officers' and directors' liability insurance policies indemnifying and holding harmless its officers, directors, employees and agents with respect to any actions or omissions occurring prior to the Closing, providing insurance coverage on terms no less advantageous to the Company Indemnified Parties than the Company's existing policy. In the event the Seller or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties, assets or stock to any person, then and in each such case, proper provision shall be made so that the successors and assigns of the Seller (or their successors and assigns) shall assume the obligations set forth in this
Section 11.5.

         11.6 Indemnification and Insurance. The Buyers agree to cause the Company to provide that all rights to indemnification or exculpation now existing in favor of the employees, agents, directors or officers of the Seller (the "Seller Indemnified Parties") as provided in the Articles of Incorporation or Bylaws of the Company or other comparable governing documents (the "Company Governing Instruments"), or as provided in any agreements between a Seller Indemnified Party and the Company (the "Company Indemnification Agreements") shall continue in full force and effect for a period of not less than seven (7) years from the Closing Date; provided, however, that, in the event any claim or claims are asserted or made within such seven (7) year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims. Any determination required to be made with respect to whether a Seller Indemnified Party's conduct complies with the standards set forth in the Company Governing Instruments or the Company Indemnification Agreements shall be made by independent counsel selected by the Seller Indemnified Party reasonably satisfactory to the Company (whose fees and expenses shall be paid by the Company). The Buyers agree to cause the Company to fully perform all obligations to be performed by the Company under the Company Governing Instruments and the Company Indemnification Agreements. In the event the Company or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties, assets or stock to any person, then and in each such case the Buyers shall cause the Company to make proper provision shall be made so that the successors and assigns of the Company (or their successors and assigns) shall assume the obligations set forth in this Section 11.6.

         11.7 Post-Closing Operations of the Business. The Buyers will not operate a Business in Southern California other than through the Company or a Related Buyer Business and the Buyers will cause each Related Buyer Business to perform all the obligations which the Buyers are required to cause the Company to perform hereunder.

         11.8 NASA Claim. The Buyers shall cause the Company to pay the Seller fifty percent (50%) of all net recoveries to the Company as of the Closing and thereafter with respect to the NASA Claim in a reasonably prompt fashion. This obligation to cause payments to the Seller with respect to the NASA Claim is expressly conditioned upon the Seller paying fifty percent (50%) of all costs and expenses incurred by the Company by reason of its prosecuting or pursuing the NASA Claim when due, and, if the Seller shall fail to pay any such costs or expenses when due, shall irrevocably forfeit its right to be paid any portion of the net recoveries with respect to the NASA Claim.

         11.9 Buyer Notification. As soon as practicable after the Closing, the Buyers shall send notification to all vendors, customers or other third parties to which the Company has a material relationship setting forth the fact that the Buyers (or their permissible assignees) have acquired ownership of the Company and that the Seller has no continuing right, title or interest in the Company or involvement with its operations.

         12. General Provisions.

         12.1 Expenses. Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Neither the Seller nor the Buyers will cause the Company not to incur any fees or out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party. In the event this Agreement is terminated by the Buyers pursuant to Section 9.1(b), the Seller shall promptly pay the Buyers all costs and expenses (including reasonable legal fees and expenses) incurred by the Buyers in connection with the Contemplated Transactions; including, without limitation, all appraisal fees or other expenses incurred in connection with attempting to obtain the Loan referred to in Section 6.3.

         12.2 Public Announcements. Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as are mutually agreed upon by the Buyers and the Seller; provided, however, that the Seller may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement with the stock exchange or quotation system concerning its publicly traded securities (in which case the Seller will use Best Efforts to provide the Buyers with a copy of such communication prior to making the disclosure). Unless consented to by the Buyers in advance or required by Legal Requirements, prior to the Closing the Seller shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Seller and the Buyers will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and the Buyers will have the right to be present for any such communication.

         12.3 Confidentiality. Between the date of this Agreement and the Closing Date, the Buyers and the Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Seller and the Company to maintain in confidence any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, and fulfilling Seller's periodic reporting obligations to the Commission or to facilitate due diligence of any potential acquirer of Seller (but not a potential acquirer of the Company) if such potential acquirer is aware of and legally bound by the restrictions contained in this Section 12.3, or (c) the furnishing or use of such information is required by legal proceedings or the threat thereof. If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         12.4 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

To the Seller:                      REXX Environmental Corporation
                                    Attention: Arthur Asch
                                    350 Park Avenue
                                    New York, New York 10022
                                    Facsimile: (212) 750-3095

with a required copy to:            Joseph Greenberger, Esq.
                                    1370 Avenue of the Americas
                                    New York, New York, 10019-4602
                                    Facsimile: (212) 757-4053

To the Buyers:                      Greg S. Watkins
                                    Daren J. Barone
                                    5490 Complex Street, Suite 603
                                    San Diego, California 92123
                                    Facsimile: (619) 279-6332

with a required copy to:            Zevnik Horton Guibord McGovern
                                    Palmer & Fognani, L.L.P.
                                    Attention:  Steven G. Rowles, Esq.
                                    101 West Broadway, 17th Floor
                                    San Diego, California 92101
                                    Facsimile: (619) 515-9629

         12.5 Arbitration.

                  (a) Any claims by the Company or the Buyers against the Seller, or by the Seller against the Buyers arising out of or in connection with this Agreement or the Seller's Closing Document shall be determined by arbitration in Chicago, Illinois by an arbitrator appointed by JAMS/Endispute, in accordance with the applicable rules of JAMS/Endispute, and as provided in this Section 12.5. The arbitration may be commenced by a demand for arbitration with notice of claims pursuant to Section 12.4, with a simultaneous copy thereof to the JAMS/Endispute office in Chicago, Illinois. Except as otherwise provided for herein, the arbitration shall be conducted in accordance with the JAMS/Endispute Comprehensive Rules and Procedures then in effect. There shall be one (1) arbitrator agreed upon by the parties, or if the parties cannot agree on the identity of the arbitrator within five (5) days of the arbitration demand, the arbitrator shall be selected by the JAMS/Endispute Administrator. Any issue about whether a claim is covered by this Agreement to arbitrate shall be determined by the arbitrator.

                  (b) The parties may perform reasonable discovery in such scope as determined by the arbitrator. Depositions may be taken and discovery may be obtained in any arbitration under this Agreement in accordance with said statute, as amended or replaced as of the arbitration. The arbitrator shall not be bound by rules of evidence, but may consider such writings and oral presentations as reasonable business people would use in the conduct of their day-to-day affairs, and may require the parties to submit some or all of their case by written or such other manner of presentation as the arbitrator may determine to be appropriate. Pre-trial memoranda shall be exchanged no later than five (5) days before the hearing starts. The parties intend to limit live testimony and cross-examination to the extent necessary to ensure a fair hearing on material issues without unnecessarily prolonging the arbitration.

                  (c) The arbitrator shall take such steps as he or she may consider necessary to start the hearing within sixty (60) days of the appointment of the arbitrator and to conclude the hearing within twenty (20) days; and the arbitrator's written decision shall be made not later than ten
(10) days after the conclusion of the hearing. A stenographic record shall be kept of the hearing, except that the arbitrator may employ telephonic conference calls with the parties' attorneys to decide discovery and procedural issues, and no stenographic record shall be required thereof. The parties have included these time limits in order to expedite the proceeding, but they are not jurisdictional, and the arbitrator shall for good cause (including the inability of a party to complete its discovery despite diligent efforts in connection therewith) allow reasonable extensions or delays, which shall not affect the validity of the award. The arbitrator's written decision shall contain a brief statement of the claim(s) determined and the ward made on each claim. In making the decision and award, the arbitrator shall apply applicable Delaware law, without giving effect to its principles of conflicts of law. Absent fraud, collusion or willful misconduct by the arbitrator, the award shall be final, and judgment may be confirmed and entered in any court having jurisdiction thereof. The arbitrator may ward injunctive relief or any other substantive or procedural direction available from a judge in an action, in law or equity. The arbitrator shall ward the predominantly prevailing party its reasonable attorneys' fees and disbursements and expenses (including stenographic, witnesses', experts', and investigation fees and expenses) in connection with the arbitration. Until the arbitrator's award of costs, the fees and disbursements of JAMS/Endispute, the arbitrator, stenographic recording expenses and similar arbitration expenses shall be borne and paid fifty percent (50%) by the Seller and fifty percent (50%) by the Buyers or the Company (whichever may be a party to the arbitration).

                  (d) Notwithstanding any term in this Agreement to the contrary, each party hereto, on or prior to the commencement of arbitration hereunder, shall first notify the other party in writing of its or his intention to seek arbitration and the specific bases upon which its claims are made. Within seven (7) days thereof, the party in receipt of such notification may request that JAMS/Endispute provide mediation services with a mediator in accordance with its Rules and as selected by the Administrator, and on such request the other party shall submit to such mediation, the fees and disbursements of said mediation shall be borne fifty percent (50%) by the Seller and fifty percent (50%) by the Company or the Buyers (whichever may be a party to the mediation). The pendency of a request for mediation, or of a mediation, shall not stay a demand for arbitration pursuant to Section 12.5(a), or any arbitration procedures, hearing or determination pursuant to Section 12.5(b), 12.5(c) or 12.5(d). Nothing herein shall limit the Company or the Buyers from seeking or obtaining injunctive relief.

                  (e) For purposes of Section 12.5 hereof, the term "Buyers" includes all Related Buyer Businesses and all permitted transferees referred to in Section 12.10 hereof. The Buyers agree to cause such Related Buyer Businesses and permitted transferees to execute and deliver to the Seller agreements in form and substance reasonably satisfactory to the Seller so agreeing to such arbitration provisions.

         12.6 Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         12.7 Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one (1) party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one (1) party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         12.8 Entire Agreement and Modification. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         12.9 Disclosure  Letters.

                  (a) The disclosures in the Disclosure Letters, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

                  (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Letters (other than an exception expressly set forth as such in the Disclosure Letters with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         12.10 Assignments, Successors, and No Third-Party Rights. No party may assign any of its rights under this Agreement without the prior consent of the other parties (which any party may withhold, in its sole and absolute discretion) except that each of the Buyers may assign any of his right, title and interest under this Agreement to any corporation or limited liability company wholly-owned by the assigning Buyer without the need for consent by the Seller; provided, however, that any such transferee shall assume in writing the liabilities, obligations and duties of performance of the assigning Buyer under this Agreement and the assigning Buyer shall remain jointly and severally liable with such transferee with respect to the assigning Buyer's liability under this Agreement. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         12.11 Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         12.12 Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All references to Buyers herein include each Buyer, and all references to Buyer herein include both Buyers. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         12.13 Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

         12.14 Joint and Several Liability. The obligations hereunder of the Buyers, Related Buyer Businesses and transferees referred to in Section 12.10 shall be joint and several.

         12.15 Governing Law. This Agreement will be governed by the laws of the State of Delaware without regard to conflicts of laws principles.

         12.16 Counterparts; Facsimile. This Agreement may be executed in one
(1) or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one (1) and the same agreement. This Agreement may be executed by facsimile (with originals to follow by United States mail), and such facsimile shall be conclusive evidence of the consent and ratification of the signatories hereto.

         12.17 Minority Related Buyer Business Obligations. The obligations of either Buyer hereunder to cause any Minority Related Buyer Business to acknowledge, comply with or perform under the provisions of this Agreement shall expire in their entirety on the third anniversary of the Closing.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

Buyers

                                               /s/ Greg S. Watkins
                                               -------------------------------
                                               Greg S. Watkins


                                               /s/ Daren J. Barone
                                               -------------------------------
                                               Daren J. Barone

Seller                                         REXX ENVIRONMENTAL CORPORATION,
                                               a New York corporation


                                               By: /s/ Arthur L. Asch
                                                   -----------------------------
                                               Name: Arthur L. Asch
                                                    ----------------------------
                                               Title: Chairman of the Board
                                                     ---------------------------


                  [Signature Page to Stock Purchase Agreement]

                                                                      APPENDIX B

                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                         REXX ENVIRONMENTAL CORPORATION

                                       and

                                    TWG, INC.

                                      Dated

                                December 9, 1999

                               To be Joined in by

                             REXX ACQUISITION CORP.

                                       and

                          WHITESTONE ACQUISITION CORP.

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") is made and entered into effective as of December 9, 1999, between REXX Environmental Corporation, a New York corporation ("REXX"), and TWG, Inc., a New York corporation ("TWGI") (REXX and TWGI are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties").

                             PRELIMINARY STATEMENTS

         REXX and TWGI desire to combine their respective businesses and holdings through the merger of REXX with REXX Acquisition Corp., with REXX as the surviving corporation. Pursuant to the Merger, each share of common stock of REXX, par value $0.02 per share ("REXX Common Stock") outstanding at the Effective Time (as defined in Article II) will be converted into the right to receive one share of TWGI Common Stock, par value $0.02 per share ("TWGI Common Stock"), as more fully provided herein. Unless otherwise defined, capitalized terms shall have the meanings assigned in Section 1.09.

         The Parties intend that the Merger constitute a tax-deferred transaction for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

         The respective Boards of Directors of REXX and TWGI have determined the Merger, in the manner contemplated herein, to be desirable and in the best interests of their respective companies and shareholders and, by resolutions duly adopted, have approved and adopted this Agreement.

         As soon as practicable after the execution of this Agreement, REXX shall notice a meeting of its shareholders and in connection therewith submit to its shareholders the Proxy Statement related to (i) the approval of the Merger and (ii) the approval of the Watkins Sale.

         Concurrent with the execution of this Agreement and as an inducement to TWGI to enter into this Agreement, certain affiliates of REXX who are shareholders, officers or directors are entering into Voting Agreements (as hereinafter defined) to vote the shares of REXX Common Stock owned by such persons to approve (i) the Merger, (ii) the Watkins Sale, and (iii) such other actions as shall be necessary to effectuate the Merger (collectively the "Proxy Actions").

         A stock purchase agreement for the sale of REXX's wholly-owned subsidiary, Watkins Contracting, Inc., to Daren J. Barone and Greg S. Watkins (the "Buyers") has been executed and, subject to the approval of REXX's shareholders, will be consummated prior to the Merger. In addition, all of the issued and outstanding equity securities of Wilshire Holdings I, Inc. and Wilshire Holdings II, Inc. will have been contributed to BJB Holdings Corp., which will subsequently merge with Whitestone Acquisition Corp., with BJB Holdings Corp. as the surviving corporation as a wholly-owned subsidiary of TWGI.

         As of the date of this Agreement, Messrs. Barry Sloane, Brian A. Wasserman and Jeffrey G. Rubin own in the aggregate all of the membership interests in The Whitestone Group, LLC , 87% of the membership interests in Wilshire Advisers, LLC and 75% of the membership interests in Wilshire Partners,

LLC. The Whitestone Group, LLC owns 65% of the membership interests in Wilshire Investors, LLC, 100% of the membership interests in Wilshire Louisiana Advisers, LLC and Wilshire New York Advisers II, LLC and 100% of the equity securities of Whitestone Capital Markets, Inc. Prior to the Effective Time all membership interests referenced above will be contributed to WI and WII, which will be wholly-owned by Messrs. Sloane, Wasserman and Rubin who, in turn, will contribute all of the outstanding equity securities of WI and WII to BJB Holdings. BJB Holdings is and will remain as a wholly-owned subsidiary of TWGI.

                                    AGREEMENT

         Now, therefore, in consideration of the premises and the mutual and dependent promises hereinafter set forth, the Parties hereby agree as follows:

                                   ARTICLE I

                                     MERGER

         Section 1.01 Creation of RAC. In order to effect the Merger, TWGI shall cause RAC to be organized as a New York corporation, all of the issued and outstanding capital stock of which shall be owned by TWGI. As soon as practical following its organization, TWGI shall cause RAC to ratify, approve and adopt this Agreement.

         Section 1.02 The Merger. Subject to the terms and conditions of this Agreement and in accordance with the Business Corporation Law of New York ("BCL"), at the Effective Time, RAC will be merged with and into REXX, the separate existence of RAC will cease and REXX will continue as the Surviving Corporation.

         Section 1.03 Effect of the Merger. In addition to the effects set forth in this Agreement, the Merger will have the effects set forth in Section 906(b) of the BCL.

         Section 1.04 Certificate of Incorporation and By-Laws; Name. At the Effective Time, the Certificate of Incorporation and the By-Laws of REXX prior to the Effective Time, including all amendments thereto made prior to the Effective Time, will be the Certificate of Incorporation and the By-Laws of the Surviving Corporation.

         Section 1.05 Directors. The directors of RAC will continue as the directors of the Surviving Corporation in accordance with the Certificate of Incorporation of the Surviving Corporation until their successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.06 Officers. The persons serving as officers of RAC prior to the Effective Time will continue as the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation of the Surviving Corporation until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

         Section 1.07 Merger Consideration: Conversion of Securities. Conversion and Exchange of REXX Common Stock; Fractional Share Interests; REXX Stock Options.

                  (a) At the Effective Time, except as provided in Section 1.07(b) below, each share of REXX Common Stock issued and outstanding immediately prior to the Effective Time shall thereupon and thereafter, by virtue of the Merger becoming effective and without any action on the part of the holder thereof or any other person, be converted into the right of the registered holder thereof immediately prior to the Effective Time (such registered holder being hereinafter referred to as a "Record Holder") to receive an equal number of shares of TWGI Common Stock, and if appropriate one additional share of TWGI Common Stock to be paid in lieu of a fractional share pursuant to Section 1.07(g) hereof.

                  (b) At the Effective Time, all shares of REXX Common Stock (i) held as treasury stock by REXX, (ii) owned beneficially by REXX or any REXX Subsidiary other than in a fiduciary capacity or in connection with a debt previously contracted, or (iii) owned beneficially by TWGI or any subsidiary of TWGI other than in a fiduciary capacity or in connection with a debt previously contracted shall be cancelled, and no cash, stock or other property shall be delivered in exchange therefor.

                  (c) After the Effective Time, each Record Holder shall surrender the certificate(s) that immediately prior to the Effective Time evidenced and represented REXX Common Stock ("Certificate(s)") to the exchange agent to be selected by TWGI and which shall be reasonably acceptable to REXX (the "Exchange Agent"), and each Record Holder shall be entitled upon such surrender to receive in exchange therefor certificate(s) representing the number of whole shares of TWGI Common Stock to which such Record Holder is entitled as provided herein and one (1) additional share of TWGI Common Stock in exchange for any fraction of a share of REXX Common Stock, as provided under Section 1.07(g) hereof. Within five (5) business days after the Effective Time, the Exchange Agent shall transmit by U.S. Mail a notice and appropriate transmittal materials to each Record Holder whose shares of REXX Common Stock shall have been converted into TWGI Common Stock advising such holder of the effectiveness of the Merger and the procedure for surrendering outstanding Certificates. Promptly after receipt of properly completed transmittal materials, together with the Certificates that formerly evidenced and represented the Record Holders' shares of REXX Common Stock, the Exchange Agent shall deliver the consideration to which such Record Holders are entitled pursuant to Sections 1.07(a) and (g) hereof, and the surrendered Certificates shall forthwith be cancelled. The Exchange Agent shall not be obligated to deliver the consideration to which any Record Holder is entitled as a result of the Merger until such Record Holder shall have surrendered the Certificate(s) that formerly evidenced and represented shares of REXX Common Stock outstanding immediately prior to the Effective Time for exchange as provided in this Section 1.07(c). In the case of lost or stolen certificates, the Exchange Agent may require such Record Holder to execute a bond of the kind and amount it deems necessary or appropriate to indemnify the Exchange Agent in a manner reasonably satisfactory to it against all such claims, expenses and liabilities as may arise out of its payment to such registered holder in the absence of the surrender of a certificate. After the Effective Time, each Certificate that evidenced and represented shares of REXX Common Stock outstanding immediately prior to the Effective Time shall be deemed for all corporate purposes to evidence and represent only the right of the Record Holder to receive the consideration provided in Section 1.07(a) hereof, upon compliance with the provisions of this
Section 1.07(c), and shall evidence and represent no further interest of any kind or nature whatsoever in REXX.

                  (d) Until surrendered as provided in Section 1.07(c) hereof, each Certificate shall be deemed for all purposes to evidence ownership of the number of shares of TWGI Common Stock into which the shares represented by such Certificate have been converted; however, no dividend or other distribution payable with respect to the shares of TWGI Common Stock shall be paid to a Record Holder until such shareholder surrenders his or her Certificate(s) for exchange as provided in Section 1.07(c), at which time, subject to Section 1.07(g) below, such shareholder shall receive all dividends and distributions, without interest thereon, previously payable but withheld from such shareholder pursuant to this Section 1.07(d). Certificates surrendered for exchange by any person constituting an "affiliate" of REXX for purposes of Rule 145(c) under the Securities Act shall contain any legends required by applicable law.

                  (e) As of the Effective Time, the stock transfer books of REXX shall be closed, and no transfers of REXX Common Stock by such holder shall thereafter be made or recognized. On the Closing Date (as hereinafter defined), REXX shall deliver to TWGI a certified copy of its list of shareholders as of such date.

                  (f) In the event that prior to the Effective Time the outstanding shares of REXX Common Stock shall have been increased, decreased, or changed into or exchanged for a different number or kind of shares or securities by reorganization, recapitalization, reclassification, stock dividend, stock split, or other like change in capitalization, then an appropriate and proportionate adjustment shall be made in the number and kind of shares of TWGI Common Stock to be thereafter delivered pursuant to this Agreement.

                  (g) Notwithstanding any other provision hereof, each holder of REXX Common Stock who would otherwise have been entitled to receive a fraction of a share of TWGI Common Stock (after taking into account all Certificates delivered by such shareholder and aggregating all such fractional interests) shall receive one (1) additional share of TWGI Common Stock. No such holder shall be entitled to dividends, voting rights or any other shareholder right in respect of any fractional share.

                  (h) The holders of the REXX Common Stock shall not have the rights to payment for their shares, as provided by Section 623 of the BCL, pursuant to the provisions of Section 910 of the BCL.

                  (i) At the Effective Time, each REXX Option whether or not exercisable, shall be converted into and become an option with respect to TWGI Common Stock, and TWGI shall assume each REXX Option, in accordance with the terms of the REXX plan and stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) TWGI and a committee of its Board of Directors shall be substituted for REXX and a committee of its Board of Directors (including, if applicable, the entire Board of Directors of REXX) administering the REXX stock option plan, (ii) each REXX Option assumed by TWGI may be exercised solely for TWGI Common Stock, (iii) the number of shares of TWGI Common Stock subject to each REXX Option shall be equal to the number of shares of REXX Common Stock subject to such REXX Option immediately prior to the Effective Time and (iv) the per share exercise price to purchase shares of TWGI Common Stock shall be equal to the per share exercise price under each REXX Option. Notwithstanding the foregoing, TWGI shall not be obligated to issue any fraction of a share of TWGI Common Stock upon the exercise of a REXX Option subsequent to the Effective Time. As soon as reasonably practicable after the Effective Time, TWGI shall register on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), shares of TWGI Common Stock which may be acquired upon the exercise of the former REXX Option.

                  (j) At the Effective Time, each share of common stock of RAC, issued and outstanding at the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into one outstanding share of REXX Common Stock. From and after the Effective Time, each outstanding certificate previously representing shares of RAC Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of REXX Common Stock into which such shares of RAC Common Stock shall have been converted.

         Section 1.08 Creation of Whitestone Acquisition Corp.. In order to effectuate the combination of the non-REXX interests in the transactions contemplated by this Agreement, TWGI shall cause WAC to be organized. As soon as practical following its organization, TWGI shall cause WAC to ratify, approve and adopt this agreement.

         Section 1.09. Definitions. As used in this Agreement, the following terms have the following meanings; those defined in the singular shall have the same meaning when used in the plural and vice versa.

         Action means any suit at law or equity, claim, proceeding or investigation.

         Affiliated Person means, with respect to a party, any shareholder, member, director, officer, employee, manager, representative, Related Party or entity or person controlling, controlled by or under common control with such party.

         Applicable Laws means, with respect to a party, all laws, statutes, ordinances, orders, rules, regulations, policies, and guidelines promulgated, and all judgments, decisions and orders entered by any federal, state, local or foreign court or governmental authority or instrumentality which are applicable or relate to either TWGI or REXX, respectively, or their respective businesses or properties.

         BJB Holdings means BJB Holdings Corp., a New York corporation.

         Closing and Closing Date shall have the meanings assigned to such terms by Article II.

         Contracts means all enforceable contracts, agreements, leases, arrangements and understandings, written or oral.

         Effective Date and Effective Time shall have the meanings assigned to such terms by Article II.

         Material Adverse Effect means any change in REXX or TWGI, as the context indicates, involving or affecting the general business affairs, financial condition, management, stockholders' equity or results of operations of such company which, individually or in combination with other changes, is both material and adverse.

         Merger means the combination of REXX and RAC pursuant to New York law with REXX as the Surviving Corporation.

         Proxy Actions means the proposals to be voted upon by the REXX shareholders at the next meeting of shareholders with respect to the Watkins Sale and the Merger.

         Proxy Statement means the document prepared by REXX and transmitted to its shareholders in connection with the Watkins Sale and the Merger, as the same shall be amended or supplemented.

         RAC means REXX Acquisition Corp., a New York corporation to be at the Effective Time wholly-owned by TWGI, created to effectuate the Merger.

         RAC Common Stock means the common stock, no par value, of RAC.

         Related Party means a current 5% or more shareholder, director, officer, or any person related to such persons by blood or marriage.

         REXX Options means those rights to purchase shares of REXX Common Stock outstanding as of the Effective Time.

         Surviving Corporation means REXX, the corporation resulting from the combination of REXX and RAC pursuant to the Merger.

         WA means Wilshire Advisers, LLC, a New York limited liability company.

         WAC means Whitestone Acquisition Corp., a New York corporation wholly-owned by TWGI and created to effectuate the merger with BJB Holdings and the acquisition of BJB's subsidiaries.

         Watkins means Watkins Contracting, Inc., a California corporation and wholly-owned subsidiary of REXX.

         Watkins Sale means the sale by REXX of Watkins pursuant to a stock purchase agreement dated June 10, 1999.

         W Capital means Whitestone Capital Markets, Inc., a New York corporation.

         WG means The Whitestone Group, LLC, a New York limited liability company.

         WI and WII mean, respectively, Wilshire Holdings I and Wilshire Holdings II, both New York corporations which, at the Effective Time, will be wholly-owned subsidiaries of BJB Holdings I.

         WIn means Wilshire Investors, LLC, a Wisconsin limited liability company.

         WLA means Wilshire Louisiana Advisers, LLC, a Louisiana limited liability company.

         WNY means Wilshire New York Advisers II, LLC, a New York limited liability company.

         WP means Wilshire Partners, LLC, a Florida limited liability company.

                                   ARTICLE II

                             CONSUMMATION OF MERGER

         The closing of the Merger ("Closing") will take place as soon as practicable after the approval of the Proxy Actions by the shareholders of REXX (the "Closing Date"), at the offices of Tashlik, Kreutzer & Goldwyn P.C., 833 Northern Boulevard, Great Neck, New York 11021, at 10:00 a.m. or at or on such other time, date and place, or by facsimile or overnight delivery, as shall be mutually agreed to by the Parties. At the time of the Closing, the parties will cause the Merger to be consummated by filing a Certificate of Merger with the Secretary of State of New York, in such form as required by and executed in accordance with the BCL. The date and time of the filing of the Certificate of Merger shall be the "Effective Date" or "Effective Time" as used herein.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF REXX

         In order to induce TWGI to enter into this Agreement, REXX represents and warrants to TWGI that the statements contained in this Article III are true, correct and complete (except as otherwise indicated the statements contained in this Article III do not relate to Watkins):

         Section 3.01 Organization and Standing. REXX is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority (corporate and other) to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. The name under which REXX was originally incorporated was "Computronic Services, Inc." REXX is not in default in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or its By-laws. REXX is qualified to do business in each jurisdiction where the nature of its activities would require it to so qualify, except where the failure to so qualify could not have a REXX Material Adverse Effect.

         Section 3.02 Corporate Power and Authority. REXX has all requisite corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of REXX and the Agreement has been duly executed and delivered by REXX and constitutes the legal, valid and binding obligation of REXX, enforceable against REXX in accordance with its terms, which in some cases are subject to the approval and adoption of those transactions contemplated by this Agreement by REXX's shareholders.

         Section 3.03 Conflicts; Consents and Approvals. Except as set forth on
Schedule 3.03, neither the execution or delivery of this Agreement by REXX nor the consummation of the transactions contemplated by this Agreement will:

                  (a) violate or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or both) to terminate, accelerate or call a default under any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of REXX, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation of REXX filed as an exhibit to the REXX SEC Documents (as defined in Section 3.07 of this Agreement);

                  (b) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to REXX or its properties or assets; or

                  (c) require REXX to obtain any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentally or authority except for (i) the filing of the Certificate of Merger, together with the required officers' certificates;
(ii) the filing of a Form 8-K with the Securities and Exchange Commission ("SEC") and the American Stock Exchange within fifteen (15) days after the Closing Date; (iii) any filings as may be required under applicable state securities laws; and (iv) the filing of the Registration Statement (as defined in Section 5.1(b) hereof) with the SEC in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act") and clearance thereof by the SEC to approve the Proxy Actions.

         Section 3.04 Legal Proceeding. There is no Action pending or, to the knowledge of REXX, threatened against REXX which could have a REXX Material Adverse Effect or a material adverse effect on the ability of REXX to consummate the transactions contemplated by this Agreement.

         Section 3.05 Brokerage and Finder's Fees. Neither REXX nor any of its directors, officers or employees has incurred, or will incur, any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         Section 3.06 Authorization and Issuance of REXX Common Stock. The authorized capital stock of REXX consists of 12,000,000 shares of REXX Common Stock, of which 2,467,576 shares were issued and outstanding as of September 30, 1999, excluding treasury shares, and 1,000,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued or outstanding. The aggregate number of all outstanding REXX Options, REXX Options subject to grant, warrants and other rights to receive shares of REXX Common Stock are set forth in Exhibit B attached hereto. In connection with the Watkins Sale, REXX will acquire 125,000 currently issued and outstanding shares of REXX Common Stock. All of the issued and outstanding shares of the REXX Common Stock were issued in compliance in all material respects with the registration requirements of all applicable federal and state securities laws or pursuant to valid exemptions therefrom. Each outstanding share of REXX Common Stock has been duly authorized and validly issued and is fully paid and nonassessable, and no share of REXX Common Stock has been issued in violation of preemptive or similar rights.

         Section 3.07 SEC Documents; Absence of Changes. REXX has delivered to TWGI REXX's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1999, its Annual Report on Forms 10-K and 10-K/A for the fiscal year ended December 31, 1998, as amended, its Form 8-K dated June 15, 1999 and its Proxy Statement with respect to its 1998 Annual Meeting of Shareholders (collectively, the "REXX SEC Documents"). The REXX SEC Documents were true and complete in all material respects as at their respective dates, and did not contain any untrue statement of a material fact nor omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading. Since the filing of its Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, there has not been any REXX Material Adverse Effect not reflected in the REXX SEC Documents.

         Section 3.08 Voting Agreement. All of the persons and/or entities deemed affiliates of REXX within the meaning of Rule 145 promulgated under the Securities Act are listed on Exhibit C hereto (the "REXX Affiliates"), and all except Messrs. Barone and Watkins have agreed in writing to vote for approval of the Proxy Actions, pursuant to a Voting Agreement attached hereto or Exhibit D ("Voting Agreements").

         Section 3.09 Complete Disclosure. No representation or warranty by REXX in this Agreement or in any schedule delivered by or on behalf of REXX contains, or will contain as of the Effective Time, any untrue statement of a material fact or omits, or will omit as of the Effective Time, a material fact necessary to make the statements contained herein or therein not misleading.

         Section 3.10 Proxy Statement/Prospectus. The written information supplied by REXX expressly for the purpose of inclusion in the proxy statement/prospectus to be sent to the shareholders of REXX in connection with the meeting of REXX's shareholders (the "REXX Shareholders Meeting") shall not, on the date the Proxy Statement is first mailed to REXX's Shareholders or at the time of the REXX Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time between the filing of the Registration Statement and the Effective Time any event or information should be discovered by REXX that should be set forth in a supplement to the Proxy Statement, REXX shall promptly inform TWGI. Notwithstanding the foregoing, REXX makes no representation, warranty or covenant with respect to any information supplied by TWGI that is contained in any of the foregoing documents.

         Section 3.11 Environmental Matters. REXX is operating and has at all times operated its business in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply with such Environmental Laws. Except as disclosed on Schedule 3.11 REXX has not received any citation, inquiry or other communication, or is a party to any

Action, that relates or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a REXX Material Adverse Effect. To REXX's knowledge, Watkins is in material compliance with all Environmental Laws, and no material expenditures are or will be required in order to comply with such Environmental Laws. Except as disclosed in Schedule 3.11, to REXX's knowledge, Watkins has not received any citation, inquiry or other communication, or is a party to any Action, that relates or alleges any actual or potential violation or failure to comply with any Environmental Laws that will result in a REXX Material Adverse Effect. "Environmental Laws" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C. ss. 7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C. ss. 9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. ss. 690-1, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C. ss. 2601, et seq.

         Section 3.12 Insurance. REXX has been and is insured with respect to its properties and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law and as are adequate to protect the property and business of REXX in accordance with normal industry practice. REXX has provided TWGI a true, correct and complete list of all insurance policies and bonds in force in which REXX is named as an insured party, or for which it has paid any premiums (the "Policies"), and such list correctly states the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amount, if any, the expiration date and the premium amount of each such policy or bond. All such Policies are currently in full force and effect and no notice of cancellation or termination has been received by REXX with respect to any such policy. REXX will continue all of such Policies in full force and effect through the date of the Watkins Sale as they relate to Watkins, and as to all other policies through the Closing Date. All premiums currently due and payable on such Policies have been paid. REXX is not a co-insurer under any term of any insurance policy except as set forth in the Policies.

         Section 3.13 Officers and Employees of REXX. Except as disclosed in
Schedule 3.13, no present or former Related Party of REXX has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions in excess of $10,000 in the aggregate with, REXX.

         Section 3.14 Audited and Unaudited Financial Statements. REXX has furnished to TWGI the unaudited financial statements for the period ended September 30, 1999 and the audited financial statements for the fiscal year ended December 31, 1998 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of REXX, have been prepared in accordance with GAAP on a consistent basis for all periods presented, are true and correct in all material respects and fairly present the financial condition and results of operations of REXX as of the date stated and the results of operations of REXX for the periods then ended in accordance with such practices.

         Section 3.15 Undisclosed Liabilities. REXX has no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

                  (a) those disclosed on Schedule 3.15 hereto;

                  (b) those set forth in the Financial Statements which have not been paid or discharged since the date thereof;

                  (c) those contractual obligations arising after the date of this Agreement under agreements or other commitments specifically identified in
Schedule 3.24; and

                  (d) those current liabilities (including provisions for current and deferred income tax) incurred since September 30, 1999, in transactions entered into in the ordinary course of business consistent with past practices which are properly reflected on its books and which are not inconsistent with the other representations, warranties and agreements of REXX set forth in this Agreement.

         Section 3.16 Absence of Certain Changes. Since September 30, 1999, other than as set forth on Schedule 3.16 attached hereto, there has not been:

                  (a) any REXX Material Adverse Effect, or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such REXX Material Adverse Effect, including, without limitation, any Material Adverse Effect relating to a relationship with any existing investor, borrower, or existing agent of REXX;

                  (b) any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of REXX, or any direct or indirect redemption, repurchase or other acquisition by REXX of any of REXX capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

                  (c) any transaction entered into or carried out by REXX other than in the ordinary and usual course of REXX's business consistent with past practices;

                  (d) any borrowing or agreement to borrow funds by REXX, any incurring by REXX of any other obligation or liability (contingent or otherwise), except liabilities incurred in the usual and ordinary course of REXX's business consistent with past practices, or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by REXX;

                  (e) any material change in REXX's accounting principles or practices or its method of application of such principles or practices;

                  (f) any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of REXX;

                  (g) any sale, lease, transfer, abandonment, license, assignment or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties, rights or assets of REXX;

                  (h) any loan or advance made by REXX to any person except in the ordinary and usual course of business;

                  (i) any modification, waiver, change, amendment, release, recision or termination of, or accord and satisfaction with respect to, any term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

                  (j) any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of REXX, including, with limitation, the filing of any petition or charge of unfair or discriminatory labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slowdown;

                  (k) any material damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of REXX; or

                  (l) any Contract entered into by REXX that is not able to be terminated by REXX on 30 days or fewer advance notice without penalty or premium or which is outside the ordinary and usual course of business.

         Section 3.17 Taxes.

                  (a) Except as disclosed in Schedule 3.17(a), REXX has duly paid or accrued all federal, state, local and foreign taxes, assessments, fees and other governmental charges (hereinafter, "Taxes") when due and payable. Except as disclosed in Schedule 3.17(a), REXX has duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all Taxes arising under such returns and reports (regardless of whether reflected thereon) have been fully paid or shall be adequately reserved for in the Financial Statements, and shall be timely paid when due. No claim has been made by authorities in any jurisdiction where REXX did not file tax returns that it is or may be subject to taxation therein. All tax payments relating to employees, including income tax withholding, FICA, FUTA, unemployment and workers' compensation payments due and payable as of the date hereof have been fully and timely paid or accrued.

                  (b) REXX has delivered copies of all federal, state, local, and foreign income tax returns filed with respect to REXX for taxable periods ended on or after December 31, 1997. Except as disclosed in Schedule 3.17(b), there have been no audits conducted by taxing authorities with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or, to the knowledge of REXX, threatened federal, state, local or foreign tax audit or assessment of REXX and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of REXX.

                  (c) All Taxes attributable to the existence or operation of REXX shall, to the extent not already paid, be properly reflected in the Financial Statements as at or through the Closing Date in accordance with GAAP consistently applied.

                  (d) Except as disclosed in Schedule 3.17(d), REXX has not been a member of an affiliated, consolidated, combined or unitary group for purposes of taxes and has no liability under Treasury Regulation 1.1502-6. There exists no tax-sharing agreement or arrangement pursuant to which REXX is obligated to pay the tax liability of any other person or to indemnify any other person with respect to any tax.

         Section 3.18 Compliance with Law. REXX has complied and is in compliance in all material respects with all Applicable Laws except where the failure to so comply would not have a REXX Material Adverse Effect. Except as disclosed in Schedule 3.18, to REXX's knowledge, Watkins has complied and is in compliance in all material respects with the Applicable Laws which are applicable or relate to Watkins as its business or properties except where the failure to so comply would not have a REXX Material Adverse Effect. REXX has all governmental, self-regulatory and other non-governmental franchises, licenses, permits, consents, authorizations, approvals and certifications necessary or appropriate for the operation of its business or the ownership of its properties (collectively, "Permits"). Schedule 3.18 includes a list of all Permits held by REXX, each of which is currently valid and in full force and effect and, except as set forth on Schedule 3.18, will continue to be valid and in full force and effect immediately after the Effective Time. REXX is not in violation of any of the Permits, and there is no pending or, to the knowledge of REXX, any threatened proceeding which could result in the revocation, cancellation or inability of REXX to renew any Permit.

         Section 3.19 Proprietary Rights. (a) Schedule 3.19 sets forth:

                  (i) all names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which REXX owns or has the right to use or to which REXX is a party and the loss of which could have a REXX Material Adverse Effect; and

                  (ii) all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (i) and (ii) of this Section 3.19 being sometimes hereinafter referred to collectively as the "Proprietary Rights").

                  (b) Except as set forth in Schedule 3.19, REXX is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is not pending or, to the knowledge of REXX, threatened any investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to REXX's right, title or interest in any Proprietary Right.

                  (c) Except as set forth on Schedule 3.19, none of the Proprietary Rights (i) has been hypothecated, sold, assigned or licensed by REXX, or to the knowledge of the undersigned officer of REXX, any person; (ii) infringe upon or violate the proprietary rights of any person; (iii) to the knowledge of the undersigned officer of REXX, are subject to challenge, claims of infringement, unfair competition or other claims; or (iv) to the knowledge of REXX, are being infringed upon or violated by any person. REXX has not given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which REXX uses, licenses or sells; and there is not pending or, to the knowledge of REXX, threatened any claim or litigation against REXX contesting the right of REXX to sell, engage in or employ any such product, process, method, or operation.

         Section 3.20 Restrictive Documents or Laws. Other than as set forth on
Schedule 3.20 attached hereto, REXX is not a party to or bound under any mortgage, lien, lease, agreement, Contract, instrument, law, order, judgment, decree or any similar restriction not of general application which adversely affects, or reasonably could be expected to so affect (a) the business, operations, assets, properties, rights, or condition (financial or otherwise) of REXX; (b) the continued operation of REXX's businesses immediately after the Closing Date on substantially the same basis as such business is currently operated; or (c) the consummation of the transactions contemplated by this Agreement.

         Section 3.21 Bank Accounts, Depositories, Power of Attorney. Set forth in Schedule 3.21 is a true, correct and complete list of the names and locations of all banks or other depositories in which REXX has accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in Schedule 3.21, no person has a power of attorney from REXX.

         Section 3.22 Title to and Condition of Properties. Except as set forth in Schedule 3.22, REXX has good, valid and marketable title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property (including without limitation property and assets shown or reflected on the Financial Statements) now used in and necessary for the conduct of its business as presently conducted and all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. All such properties are usable for their current uses without violating any Applicable Laws, or any applicable private restrictions. Except as set forth in Schedule 3.22, no financing statement under the Uniform Commercial Code or similar law naming REXX or any of its predecessors has been filed in any jurisdiction, and REXX is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. All tangible personal property owned, leased or used by REXX is suitable for the purpose or purposes for which it is being used and has been maintained in all material respects in accordance with the terms of any lease applicable thereto.

         Section 3.23 ERISA.

                  (a) Except as set forth in Schedule 3.23 hereof, REXX is not a party to an "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by REXX and covers any employee or former employee of REXX and under which REXX or any Affiliate has any liability. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "Affiliate" of any person or entity includes any other person or entity which, together with such person or entity, could be treated as a single employer under
Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity.

                  (b) Schedule 3.23 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by REXX or any of its Affiliates, and (iii) covers any employee or former employee of REXX or any of its Affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to TWGI are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

                  (c) Except as set forth in Schedule 3.23, there is no liability in respect of post-retirement health and medical benefits for retired employees of REXX or any of its Affiliates other than such medical benefits which are required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). REXX has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of REXX or Affiliates under the terms of any such plan and written descriptions thereof given to employees. With respect to any of REXX's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed thereunder so that REXX and its Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

                  (d) Except as set forth in Schedule 3.23, there has been no amendment to, written interpretation or announcement (whether or not written) by REXX or any of its Affiliates relating to any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended immediately prior to the Closing Date.

                  (e) Other than as set forth in Schedule 3.23, REXX is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $25,000 to any officer, consultant, director or employee.

                  (f) The execution and consummation of the Merger does not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of REXX that has not been specifically disclosed on Schedule 3.23 or which is not material to the financial condition or business of REXX.

                  (g) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

         Section 3.24 Contracts. Schedule 3.24 lists all Contracts to which REXX is a party which are material to the financial condition, operations, assets or business of REXX or are with any Related Party or any person controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of REXX. All of such Contracts are valid and binding on REXX, in full force and effect, and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (y) general principles of equity, whether considered in a proceeding at law or in equity. To the knowledge of REXX, it is not in violation of, or in default in respect of, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default under, any such Contract.

         Section 3.25 Affiliated Transactions. Schedule 3.25 includes a list of all amounts in excess of $10,000 in the aggregate payable to REXX by any Affiliated Person of REXX (the "Related Party Receivables") and all such amounts payable by REXX to any Affiliated Person of REXX (the "Related Party Payables") as of the date of this Agreement, specifying the payer, payee, amount, terms of repayment, maturity date and any contractual set off rights of the payer of each Related Party Receivable and Related Party Payable. Except as disclosed in
Schedule 3.25 and subject to the $10,000 exclusion, no Related Party has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions with, REXX. REXX has no agreement or understanding with any Related Party which would influence any such person not to become associated with or employed by TWGI from and after the Closing or from serving TWGI after the Closing in a capacity similar to the capacity presently held with REXX.

         Section 3.26 No Conflict or Default. Other than as set forth in
Schedule 3.26 attached hereto, neither the execution and delivery of this Agreement by REXX, nor compliance by REXX with the terms and provisions of this Agreement, including without limitation the consummation of the Merger, will violate any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation, By-laws, or other organizational document of REXX, or of any material Contract, writ, order, decree, restriction, legal obligation or instrument to which REXX is a party or by which REXX or any of its assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or both would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of REXX, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, Contracts or business of REXX, or violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon, REXX or any of its securities, properties, assets or business.

         Section 3.27 Books of Account; Records. REXX's general ledgers, stock record books, minute books and other records relating to the assets, properties, contracts and outstanding legal obligations of REXX, as the case may be, are complete and correct in all material respects and have been maintained in accordance with good business practices.

         Section 3.28 Subsidiaries. The only direct or indirect subsidiaries of REXX are those named in Schedule 3.28 (individually, a "Subsidiary", and collectively the "Subsidiaries") all of which are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation, with full power and authority to carry on their respective businesses as now conducted and to own or lease or operate their properties in the places where their respective businesses are now conducted and such properties are now owned, leased or operated. All of the issued and outstanding voting securities of the Subsidiaries are owned, of record and beneficially, by REXX, free and clear of any lien or encumbrance whatsoever, and are duly authorized, validly issued, fully paid and non-assessable. There are no options, convertible securities, warrants, or other rights (preemptive or otherwise) to purchase or acquire any capital stock of any Subsidiary and no contracts to which REXX or any of its affiliates is subject with respect to the issuance, voting or sale of issued or unissued shares of the capital stock of any of the Subsidiaries. Neither REXX nor any Subsidiary beneficially owns, directly or indirectly, any equity securities, profit or loss interest, or capital interest of any entity other than the Subsidiaries, the Joint Ventures described in
Section 3.29 below or as set forth in Schedule 3.28. Each of the Subsidiaries is qualified to do business as a foreign corporation in each jurisdiction where the business of or properties owned or leased by it requires such Subsidiary to be so qualified.

         Section 3.29 Joint Ventures. The only joint ventures or partnerships in which REXX or any Subsidiary is a joint venturer or partner are those listed in
Schedule 3.29 (individually, a "Joint Venture", and collectively the "Joint Ventures"). Each Joint Venture is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with full power to carry on its business and to own or lease or operate its properties in the places where such business is now conducted and such properties are now owned, leased or operated. REXX has made available to TWGI complete and correct copies of all instruments governing the Joint Ventures, as in effect on the date hereof, including all amendments thereto. Except as set forth in Schedule 3.29 hereto:

                  (a) the interests in the Joint Ventures owned by REXX or any Subsidiary are duly authorized and issued, have received all necessary governmental approvals and are held by REXX or such Subsidiary free and clear of any liens, claims or encumbrances whatsoever;

                  (b) the properties and assets of the Joint Ventures are held by them free and clear of any liens, claims or encumbrances whatsoever, other than liens for current taxes which are not delinquent and liens securing debt to REXX; and

                  (c) any and all loans made by REXX to such Joint Ventures are valid and enforceable in accordance with their terms, and individually or in the aggregate do not violate any restrictions or regulations established by law.

         Section 3.30 Employment Agreements; Severance. Except for the employment agreements set forth in Schedule 3.30, REXX is not a party to any employment or severance agreement. Neither the consummation of the Merger nor the passage of time following the consummation of the Merger will result in any payment becoming due from REXX or any Subsidiary to any officer or employee thereof.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF TWGI

         In order to induce REXX to enter into this Agreement, TWGI on behalf of itself and the Affiliates, hereby represents and warrants to REXX that the statements contained in this Article IV are true, correct, and complete (the term "Affiliate" or "Affiliates" as used in this Article IV shall include WG, WA, WP, WI, WII, WIn, WLA, WNY, W Capital, BJB Holdings, WAC and RAC):

         Section 4.01 Organization and Standing of TWGI, BJB Holdings, WAC and RAC. TWGI, and upon the completion of their organization and at the Effective Time BJB Holdings, WAC and RAC will be corporations duly organized, validly existing and in good standing under the laws of the State of New York, with full power and authority (corporate and other) to own, lease, use and operate their properties and to conduct their business as and where now owned, leased, used, operated and conducted. TWGI, BJB Holdings, WAC and RAC are duly qualified to do business and are in good standing in each jurisdiction where the nature of their activities would require them to so qualify, except where the failure to so qualify would not have a Material Adverse Effect on TWGI, BJB Holdings, WAC or RAC. TWGI, BJB Holdings, WAC and RAC are not in default in the performance, observation or fulfillment of any provision of their Certificates of Incorporation or Bylaws.

         Section 4.02 Organization and Standing of WA and WNY. WA and WNY are limited liability companies duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate their properties and to conduct their business as and where now owned, leased, used, operated and conducted. WA and WNY are duly qualified to do business and are in good standing in New York, are not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by them nor the properties they own, lease or operate requires them to qualify to do business as a foreign corporation in any other jurisdiction. WA and WNY are not in default in the performance, observation or fulfillment of any provision of their Certificate of Organization or Operating Agreement. WA and WNY are registered certified capital companies under Section 11 et seq. of the New York Tax Law and are in compliance with such law and meets all the requirements to maintain such status.

         Section 4.03 Organization and Standing of WG. WG is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WG is duly qualified to do business and is in good standing in New York and in all other jurisdictions where being so qualified is material to its business, and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WG is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement.

         Section 4.04 Organization and Standing of WP. WP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Florida with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WP is duly qualified to do business and is in good standing in the State of Florida, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WP is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement. WP is a registered certified capital company under the Florida Certified Capital Company Act and is in compliance with such Act and meets all of the requirements to maintain such status.

         Section 4.05 Organization and Standing of W Capital and WI. WI and W Capital are each a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WI and W Capital are each duly qualified to do business and is in good standing in New York, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WI and W Capital are each not in default in the performance, observation or fulfillment of any provision of its Articles of Incorporation or By-laws. W Capital was formed for the purpose of initiating in the near future the broker-dealer activities proposed for TWGI, although no regulatory filings have been made as of the date hereof.

         Section 4.06 Organization and Standing of WII. WII is a corporation duly organized, validly existing and in good standing under the laws of the State of New York with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WII is duly qualified to do business and is in good standing in New York, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WII is not in default in the performance, observation or fulfillment of any provision of its Articles of Incorporation or By-laws.

         Section 4.07 Organization and Standing of WIn. WIn is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Wisconsin with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WIn is duly qualified to do business and is in good standing in Wisconsin, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WIn is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement. WIn is a registered certified capital company under Section 76.635 Wisconsin Statues (1999) and is in compliance with such law and meets all the requirements to maintain such status.

         Section 4.08 Organization and Standing of WLA. WLA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Louisiana with full power and authority to own, lease, use and operate its properties and to conduct its business as and where now owned, leased, used, operated and conducted. WLA is duly qualified to do business and is in good standing in the State of Louisiana, is not qualified to do business in any other jurisdiction and neither the nature of the business or other activities conducted by it nor the properties it owns, leases or operates requires it to qualify to do business as a foreign corporation in any other jurisdiction. WLA is not in default in the performance, observation or fulfillment of any provision of its Certificate of Organization or Operating Agreement. WLA is a registered certified capital company under the Louisiana Capital companies Tax Credit Program, La.R.S.51:1921, et seq., and is in compliance with such law and meets all the requirements to maintain such status.

         Section 4.09 Capitalization and Security Holders. The authorized capital stock of TWGI consists of 30,000,000 shares of common stock, par value $0.02 per share ("TWGI Common Stock") of which 18,250,000 shares are issued and outstanding. Each share outstanding of TWGI Common Stock and each Affiliate membership interest or equity security has been duly authorized and validly issued and is fully paid and nonassessable, and no TWGI Common Stock has been issued in violation of preemptive or similar rights. Except as set forth in
Schedule 4.09, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims, or other commitments or rights of any type relating to the issuance, sale or transfer by TWGI or Affiliates or any of their shareholders or members, respectively, of any securities or interests of TWGI or Affiliates, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of TWGI or for membership interests of the Affiliates; and neither TWGI nor Affiliates have any obligations of any kind to issue any additional securities or to pay for any securities of TWGI or any predecessor. The issuance and sale of all securities of TWGI and Affiliates have been in full compliance in all material respects with the registration requirements of all applicable federal and state securities laws or pursuant to valid exemptions therefrom.

         Section 4.10 Subsidiaries. Except as set forth in Schedule 4.10, TWGI does not own, directly or indirectly, any equity or other ownership interest in any limited liability company, corporation, partnership, joint venture or other entity or enterprise. TWGI is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

         Section 4.11 Stock Ownership and Authority. At the Effective Time, all outstanding shares of capital stock of BJB Holdings and RAC will be owned free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever ("Restrictions"), except Restrictions on transfer imposed by or pursuant to federal or state securities laws or those set forth in Schedule 4.11. At the Effective Time, (i) TWGI will own free of Restrictions all of the equity securities of RAC and BJB Holdings, and (ii) BJB Holdings will own free of Restrictions all of the equity securities of WI and WII, which corporations will, in turn, own (a) all of the membership interests in WG, (b) 87% of the membership interests in WA, (c) 56.88% of the membership interests in WP. In connection with the Merger, holders of WG will own (x) all of the membership interests in WLA, (y) 65% of the membership interests in WI and (z) all of the capital stock of W Capital. The authorized capital stock of RAC consists of 200 shares of RAC Common Stock, which is the sole class entitled to vote. As of the date of this Agreement, no shares of RAC Common Stock are issued and outstanding; however, prior to the Effective Time, RAC will issue ten (10) shares of RAC Common Stock to TWGI, which shares will constitute the sole outstanding securities of RAC as of the Effective Time.

         Section 4.12 Corporate Power and Authority. TWGI, BJB Holdings, WAC and RAC have all requisite corporate power and authority to enter into and perform this Agreement and to carry out their obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate and shareholder action on the part of TWGI, BJB Holdings, WAC and RAC. This Agreement has been duly executed and delivered by, constitutes the legal, valid and binding obligation of and is enforceable against TWGI, BJB Holdings, WAC and RAC in accordance with its terms.

         Section 4.13 Consents and Approvals. Except as set forth in Schedule
4.13 hereto, neither the execution and delivery of this Agreement by TWGI, BJB Holdings, WAC and RAC nor the consummation of the transactions contemplated by this Agreement requires or will require on behalf of TWGI or Affiliates any action or consent or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

         Section 4.14 Audited and Unaudited Financial Statements. TWGI has furnished to REXX the unaudited financial statements for the period ended September 30, 1999 and the audited financial statements for the fiscal year ended December 31, 1998 as specified in and attached to Schedule 4.14 (collectively, the "TWGI Financial Statements"). The TWGI Financial Statements have been prepared in accordance with the books and records of TWGI and Affiliates, as the case may be, have been prepared in accordance with GAAP on a consistent basis for all periods presented, are true and correct in all material respects and fairly present the financial condition and results of operations of TWGI and Affiliates as of the date stated and the periods then ended in accordance with such practices.

         Section 4.15 Undisclosed Liabilities. TWGI and Affiliates have no liability or obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

                  (a) those disclosed on Schedule 4.15 hereto;

                  (b) those set forth in the TWGI Financial Statements which have not been paid or discharged since the date thereof;

                  (c) those contractual obligations arising after the date of this Agreement under agreements or other commitments specifically identified in
Schedule 4.25; and

                  (d) those current liabilities (including provisions for current and deferred income tax) incurred since September 30, 1999, in transactions entered into in the ordinary course of business consistent with past practices which are properly reflected on their books and which are not inconsistent with the other representations, warranties and agreements of TWGI and Affiliates set forth in this Agreement.

         Section 4.16 Absence of Certain Changes. Since September 30, 1999, other than as set forth on Schedule 4.16 attached hereto, there has not been:

                  (a) any Material Adverse Effect upon TWGI or Affiliates or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a Material Adverse Effect), including, without limitation, any Material Adverse Effect relating to a relationship with any existing investor, borrower, or agent of TWGI or Affiliates;

                  (b) any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder or member of TWGI or Affiliates, respectively, or any direct or indirect redemption, repurchase or other acquisition by TWGI or Affiliates of any of their capital stock or membership interests or any options, warrants, rights or agreements to purchase or acquire such stock or interests;

                  (c) any transaction entered into or carried out by TWGI or Affiliates other than in the ordinary and usual course of TWGI's or the Affiliates' business consistent with past practices;

                  (d) any borrowing or agreement to borrow funds by TWGI or Affiliates, any incurring by TWGI or Affiliates of any other obligation or liability (contingent or otherwise), except liabilities incurred in the usual and ordinary course of TWGI's or the Affiliates' business consistent with past practices, or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by TWGI or Affiliates;

                  (e) any material change in TWGI's or Affiliates' accounting principles or practices or its method of application of such principles or practices;

                  (f) any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of TWGI or Affiliates;

                  (g) any sale, lease, transfer, abandonment, license, assignment or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties, rights or assets of TWGI or Affiliates;

                  (h) any loan or advance made by TWGI or Affiliates to any person except in the ordinary and usual course of business;

                  (i) any modification, waiver, change, amendment, release, recision or termination of, or accord and satisfaction with respect to, any term, condition or provision of any Contract, other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

                  (j) any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of TWGI or Affiliates, including, with limitation, the filing of any petition or charge of unfair or discriminatory labor practice with any governmental or regulatory authority, efforts to effect a union representation election, actual or threatened employee strike, work stoppage or slowdown;

                  (k) any material damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of TWGI or Affiliates; or

                  (l) any Contract entered into by TWGI or Affiliates that is not able to be terminated by TWGI or Affiliates on 30 days or fewer advance notice without penalty or premium or which is outside the ordinary and usual course of business.

         Section 4.17 Taxes.

                  (a) TWGI and Affiliates have duly paid all Taxes due and payable by TWGI and Affiliates. TWGI and Affiliates have duly filed all federal, state, local and foreign tax returns and tax reports required to be filed by it, including any extensions related thereto, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all Taxes arising under such returns and reports (regardless of whether reflected thereon) have been fully paid or shall be adequately reserved for in the Financial Statements, and shall be timely paid when due. No claim has been made by authorities in any jurisdiction where TWGI or Affiliates did not file tax returns that it is or may be subject to taxation therein. All tax payments relating to employees, including income tax withholding, FICA, FUTA, unemployment and workers' compensation payments due and payable as of the date hereof have been fully and timely paid.

                  (b) TWGI has delivered to REXX copies of all federal, state, local, and foreign income tax returns filed with respect to TWGI and Affiliates for taxable periods ended on or after December 31, 1998. There have been no audits conducted by taxing authorities prior to the date of this Agreement. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any Taxes or assessments of any deficient or unpaid taxes are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or, to the knowledge of TWGI or Affiliates, threatened federal, state, local or foreign tax audit or assessment of TWGI or Affiliates and no agreement with any federal, state, local or foreign taxing authority that may affect the subsequent tax liabilities of TWGI or Affiliates.

                  (c) All Taxes attributable to the existence or operation of TWGI and Affiliates shall, to the extent not already paid, be properly reflected in the TWGI Financial Statements as at or through the Closing Date in accordance with GAAP consistently applied.

                  (d) TWGI or Affiliates have never been a member of any affiliated, consolidated, combined or unitary group for purposes of taxes and TWGI has no liability under Treasury Regulation 1.1502-6. There exists no tax-sharing agreement or arrangement pursuant to which TWGI or Affiliates is obligated to pay the tax liability of any other person or to indemnify any other person with respect to any tax.

         Section 4.18 Compliance with Law. TWGI and Affiliates have complied and are in compliance in all material respects with all Applicable Laws except where the failure to so comply would not have a TWGI Material Adverse Effect. TWGI and Affiliates have all Permits necessary or appropriate for the operation of their businesses or the ownership of properties (collectively, the "Permits").
Schedule 4.18 includes a list of all Permits held by TWGI or Affiliates, each of which is currently valid and in full force and effect and, except as set forth on Schedule 4.18, will continue to be valid and in full force and effect immediately after the Effective Time. TWGI or Affiliates is not in violation of any of the Permits, and there is no pending or, to the knowledge of TWGI, any threatened proceeding which could result in the revocation, cancellation or inability of TWGI or Affiliates to renew any Permit.

         Section 4.19 Proprietary Rights. Schedule 4.19 sets forth:

                  (a) all names, patents, inventions, trade secrets, proprietary rights, computer software, trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which TWGI and Affiliates own or have the right to use or to which TWGI or Affiliates is a party; and

                  (b) all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices (all items in (a) and (b) of this Section 4.19 being sometimes hereinafter referred to collectively as the "Proprietary Rights").

                  (c) Except as set forth in Schedule 4.19, TWGI and Affiliates are the sole and exclusive owners of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is not pending or, to the knowledge of TWGI threatened any investigation, proceeding, inquiry or other review by any federal, state, local or foreign regulatory, administrative or governmental office or offices with respect to TWGI's or Affiliates' right, title or interest in any Proprietary Right.

                  (d) Except as set forth on Schedule 4.19, none of the Proprietary Rights (i) has been hypothecated, sold, assigned or licensed by TWGI or Affiliates, or to the best knowledge of TWGI or Affiliates, any person; (ii) to the knowledge of TWGI or Affiliates, infringe upon or violate the proprietary rights of any person; (iii) to the knowledge of TWGI or Affiliates, are subject to challenge, claims of infringement, unfair competition or other claims; or
(iv) to the knowledge of TWGI or Affiliates, are being infringed upon or violated by any person. TWGI or Affiliates have not given any indemnification against patent, trademark or copyright infringement as to any equipment, materials, products, services or supplies which TWGI or Affiliates uses, licenses or sells; and there is not pending or, to the best knowledge of TWGI or Affiliates, threatened any claim or litigation against TWGI or Affiliates contesting the right of TWGI or Affiliates to sell, engage in or employ any such product, process, method, or operation.

         Section 4.20 Restrictive Documents or Laws. Other than as set forth on
Schedule 4.20 attached hereto, TWGI or Affiliates is not a party to or bound under any mortgage, lien, lease, agreement, Contract, instrument, law, order, judgment, decree or any similar restriction not of general application which adversely affects, or reasonably could be expected to so affect (a) the business, operations, assets, properties, rights, or condition (financial or otherwise) of TWGI or Affiliates; or (b) the consummation of the transactions contemplated by this Agreement.

         Section 4.21 Insurance. TWGI and Affiliates have been and are insured with respect to its properties and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law and as are adequate to protect the property and business of TWGI and Affiliates in accordance with normal industry practice. TWGI has provided to REXX a true, correct and complete list of all insurance policies and bonds in force in which TWGI or Affiliates is named as an insured party, or for which they have paid any premiums (the "Policies"), and such list correctly states the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amount, if any, the expiration date and the premium amount of each such policy or bond. All such Policies are currently in full force and effect and no notice of cancellation or termination has been received by TWGI or Affiliates with respect to any such policy. TWGI and Affiliates will continue all of such Policies in full force and effect through the Closing Date. All premiums currently due and payable on such Policies have been paid. TWGI or Affiliates is not a co-insurer under any term of any insurance policy except as set forth in the Policies.

         Section 4.22 Power of Attorney. Set forth in Schedule 4.22 is a true, correct and complete list of the names and locations of all banks or other depositories in which TWGI and RAC have accounts or safe deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in Schedule 4.22, no person has a power of attorney from TWGI , WAC or RAC.

         Section 4.23 Title to and Condition of Properties. Except as set forth in Schedule 4.23, TWGI and Affiliates have good, valid and marketable title to all of their assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property (including without limitation property and assets shown or reflected on the TWGI Financial Statements) now used in and necessary for the conduct of their business as presently conducted and all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. All such properties are usable for their current uses without violating any Applicable Laws, or any applicable private restrictions. Except as set forth in Schedule 4.23, no financing statement under the Uniform Commercial Code or similar law naming TWGI or Affiliates or any of their predecessors has been filed in any jurisdiction, and TWGI or Affiliates is not a party to or bound under any agreement or legal obligation authorizing any party to file any such financing statement. All tangible personal property owned, leased or used by TWGI or Affiliates is suitable for the purpose or purposes for which it is being used and has been maintained in all material respects in accordance with the terms of any lease applicable thereto.

         Section 4.24 Brokerage and Finder's Fees. Neither any shareholder of TWGI, TWGI nor any of the Affiliates, directors, officers or employees has incurred or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

         Section 4.25 Legal Proceedings. Except as described in Schedule 4.25,
(a) there are no Actions pending or, to the knowledge of TWGI, threatened against or relating to TWGI or any of its Affiliates, officers, directors, current or former shareholders, members or employees; and (b) to the knowledge of TWGI, there exist no disputes, conflicts, or circumstances providing the basis for a dispute or conflict which could result in any such Action. There are no Actions pending or, to the knowledge of TWGI, threatened for the purpose of enjoining or preventing this Agreement or any transaction contemplated by this Agreement. TWGI or Affiliates are not subject to any judgment, order or decree, or any governmental restriction, which could have a material adverse effect on the ability of TWGI or Affiliates to acquire any property or conduct business as presently conducted.

         Section 4.26 ERISA.

                  (a) Except as set forth in Schedule 4.26 hereof, neither TWGI nor the Affiliates is a party to an "employee benefit plan", as defined in
Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") which (i) is subject to any provision of ERISA and (ii) is or was at any time maintained, administered or contributed to by TWGI or any Affiliate and covers any employee or former employee of TWGI or any Affiliate and under which TWGI or any Affiliate has any liability. Such plans are referred to collectively herein as the "Employee Plans." For purposes of this section, "Affiliate" of any person or entity includes any other person or entity which, together with such person or entity, could be treated as a single employer under Section 414 of the Code or is an "affiliate," whether or not incorporated, as defined in Section 407(d)(7) of ERISA, of such person or entity.

                  (b) Schedule 4.26 identifies each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, severance benefits, supplemental unemployment benefits, vacation benefits, retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation, or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by TWGI or any of its Affiliates, and (iii) covers any employee or former employee of TWGI or any of its Affiliates. Such contracts, plans and arrangements as are described above, copies or descriptions of all of which have been furnished or made available previously to REXX are referred to collectively herein as the "Benefit Arrangements." Each Benefit Arrangement has been maintained in substantial compliance with its terms and with requirements prescribed by any and all statutes, orders, rules and regulations that are applicable to such Benefit Arrangement.

                  (c) Except as set forth in Schedule 4.26, there is no liability in respect of post-retirement health and medical benefits for retired employees of TWGI or any of its Affiliates other than such medical benefits which are required to be continued under applicable law, determined using assumptions that are reasonable in the aggregate, over the fair market value of any fund, reserve or other assets segregated for the purpose of satisfying such liability (including for such purposes any fund established pursuant to Section 401(h) of the Code). TWGI has reserved its right to amend or terminate any Employee Plan or Benefit Arrangement providing health or medical benefits in respect of any active employee of TWGI or Affiliates under the terms of any such plan and written descriptions thereof given to employees. With respect to any of TWGI's Employee Plans which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA, there has been material compliance with all requirements imposed thereunder so that TWGI and its Affiliates have no (and will not incur any) loss, assessment, tax penalty, or other sanction with respect to any such plan.

                  (d) Except as set forth in Schedule 4.26, there has been no amendment to, written interpretation or announcement (whether or not written) by TWGI or any of its Affiliates relating to any Employee Plan or Benefit Arrangement which would increase the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the year ended immediately prior to the Closing Date.

                  (e) Other than as set forth in Schedule 4.26, TWGI or Affiliates is not a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than Twenty-Five Thousand Dollars ($25,000) to any officer, consultant, director or employee.

                  (f) The execution and consummation of the Merger does not constitute a triggering event under any Employee Plan, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (of severance pay or otherwise), acceleration, increase in vesting, or increase in benefits to any current or former participant, employee or director of TWGI or Affiliates that has not been specifically disclosed on Schedule 4.26 or which is not material to the financial condition or business of TWGI or Affiliates.

                  (g) Any reference to ERISA or the Code or any section thereof shall be construed to include all amendments thereto and applicable regulations and administrative rulings issued thereunder.

         Section 4.27 Contracts. Schedule 4.27 lists all Contracts, to which TWGI and Affiliates are a party which are material to the financial condition, operations, assets or business of TWGI or Affiliates or are with any present or former Related Parties or any person controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of TWGI or Affiliates. All of such Contracts are valid and binding on TWGI and Affiliates, in full force and effect, and enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by (x) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (y) general principles of equity, whether considered in a proceeding at law or in equity. Neither TWGI or Affiliates, is in violation of, or in default in respect of, nor has there occurred an event or condition which, with the passage of time or giving of notice (or both), would constitute a default under, any such Contract.

         Section 4.28 Affiliated Transactions. Schedule 4.28 includes a list of all amounts payable to TWGI or Affiliates by any Affiliated Person of TWGI or Affiliates (the "Related Party Receivables") and all amounts payable by TWGI or any Affiliate to any Affiliated Person of TWGI or Affiliates (the "Related Party Payables") as of the date of this Agreement, specifying the payer, payee, amount, terms of repayment, maturity date and any contractual set off rights of the payer of each Related Party Receivable and Related Party Payable. Except as disclosed in Schedule 4.28, no Related Party has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions with, TWGI or Affiliates.

         Section 4.29 No Conflict or Default. Other than as set forth in
Schedule 4.29, neither the execution and delivery of this Agreement by TWGI, nor compliance by TWGI with the terms and provisions of this Agreement, including without limitation the consummation of the Merger, will violate any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation, By-laws, or other organizational document of TWGI or Affiliates, or of any material Contract, writ, order, decree, restriction, legal obligation or instrument to which TWGI or Affiliates is a party or by which TWGI or Affiliates or any of their respective assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or both would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of TWGI or Affiliates, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, Contracts or business of TWGI or Affiliates, or violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon, TWGI, the Affiliates or any of their securities, properties, assets or business.

         Section 4.30 Books of Account; Records. TWGI's and Affiliates' general ledgers, stock record books, minute books and other records relating to the assets, properties, contracts and outstanding legal obligations of TWGI and Affiliates, as the case may be, are complete and correct in all material respects and have been maintained in accordance with good business practices.

         Section 4.31 Officers, Employees and Compensation. Schedule 4.31 sets forth the names of all directors, officers and employees of TWGI and Affiliates, the total salary, bonus, fringe benefits and perquisites each received in the year ending December 31, 1998, and any changes to the foregoing which have occurred subsequent to December 31, 1998. Except as disclosed in Schedule 4.31, there are no other forms of compensation paid to any such director, officer or employee of TWGI and Affiliates. Except as disclosed in Schedule 4.31, the amounts accrued on the Financial Statements for vacation pay, sick pay, and all commissions and other fees payable to agents, salesmen and representatives of TWGI and Affiliates will be adequate to cover TWGI's liabilities for all such items. TWGI and Affiliates have not become obligated, directly or indirectly, to any Related Party, except for current liability for such compensation. Except as set forth in Schedule 4.31, to the knowledge of TWGI, no Related Party has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions with, TWGI or Affiliates.

         Section 4.32 Proxy Statement Prospectus. The written information supplied by TWGI or Affiliates for the purpose of inclusion in the Proxy Statement to be sent to the shareholders of REXX in connection with the REXX Shareholders Meeting shall not, on the date the Proxy Statement is first mailed to REXX's Shareholders or at the time of the REXX Shareholders Meeting, contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. If at any time after the Effective Time any event or information should be discovered by TWGI or Affiliates that should be set forth in a supplement to the Proxy Statement, TWGI or Affiliates shall promptly inform REXX. Notwithstanding the foregoing, TWGI makes no representation, warranty or covenant with respect to any information supplied by the REXX that is contained in any of the foregoing documents.

         Section 4.33 Confidential Private Placement Memorandum. TWGI represents and warrants that the Confidential Private Placement Memorandum of WP, dated January 8, 1999, is true and complete and does not contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         Section 4.34 Complete Disclosure. No representation or warranty by TWGI or Affiliates in this Agreement or in any Schedule delivered by or on behalf of TWGI or Affiliates contains, or will contain as of the Closing Date, any untrue statement of a material fact or omits, or will omit as of the Closing Date, a material fact necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES

         Section 5.01 Mutual Covenants

                  (a) General. Each Party shall use its best efforts to take all actions promptly and do all things necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of the conditions set forth in Article VI of this Agreement for which such Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

                  (b) REXX Proxy Statement; Registration Statement. TWGI and REXX shall cooperate in the timely preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the SEC, and TWGI shall use its best efforts to cause the Registration Statement to be declared effective under the Securities Act. The Registration Statement, at the time it becomes effective, and at the Effective Time, shall in all material respects conform to the requirements of the Securities Act and the general rules and regulations of the SEC thereunder. The Registration Statement shall include the form of Proxy Statement for the REXX Shareholders Meeting. REXX shall cause the Proxy Statement to be mailed to its shareholders. REXX will furnish to TWGI the information required to be included in the Registration Statement and any amendments thereto with respect to its business and affairs before it is filed with the SEC and again before any amendment is filed, and shall have the right to review and comment on the form of Proxy Statement included in the Registration Statement and any amendments thereto prior to the filing with the SEC. TWGI shall take all actions required to qualify or obtain exemptions from such qualification for the TWGI Common Stock to be issued in connection with the Merger under applicable state "Blue Sky" securities laws, as appropriate. The Proxy Statement shall relate to the approval of (i) the Merger, (ii) the Watkins Sale, and (iii) the election of a new board of directors, subject to the closing of the Merger. REXX will, through its Board of Directors and REXX Affiliates, unanimously recommend to its shareholders approval of such matters. REXX shall use all reasonable efforts to solicit from its shareholders proxies voting in favor of such matters.

                  (c) Approvals and Consents. Each Party shall use its best efforts to take promptly any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality or any other third party that it may be required to give, make or obtain in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  (d) Cooperation. On and after the Closing, each Party hereto agrees to execute any and all further documents and writings and to perform such other commercially reasonable actions which may be or become necessary or appropriate to effectuate and carry out the transactions contemplated by this Agreement.

                  (e) Confidential Information. TWGI and REXX each agree that each of them shall not at any time after the date of this Agreement directly or indirectly copy, disseminate or use, for their personal benefit or the benefit of any third party, any Confidential Information, regardless of how such Confidential Information may have been acquired, except for the disclosure or use of such Confidential Information as may be upon the advice of counsel required by law or legal process, or authorized in writing by the Party from whom the Confidential Information was obtained. Notwithstanding anything to the contrary contained in the preceding sentence, Confidential Information shall not include information (i) that is or becomes generally available to the public other than as a direct or indirect result of a disclosure by a Party to and in contravention of this Agreement; (ii) is in a Party's possession at the time of disclosure otherwise than as a result of such Party's or any third party's breach of any legal obligation; (iii) becomes known to such Party through disclosure by sources other than another Party having the legal right to disclose such information; or (iv) is independently developed by such Party without reference to or reliance upon the such information (as may be demonstrated by such Party's written records). TWGI and REXX acknowledge that all of the Confidential Information is and shall continue to be the exclusive proprietary property of TWGI or REXX, as the case may be, whether or not disclosed to or entrusted to the custody of each other in connection with this transaction.

                  (f) Notices of Certain Events. Each Party shall promptly notify the other of:

         (i) any notice or other communication from any person or entity alleging that the consent of such person or entity is or may be required in connection with the Merger;

         (ii) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

         (iii) any Action commenced or threatened against, relating to, involving, or otherwise affecting, any Party hereto, or any of their property, or any disputes, conflicts or circumstances providing the basis for any dispute or conflict, which, if in existence on the date of this Agreement would have been required to have been disclosed pursuant to this Agreement or which relate directly or indirectly to the consummation of the Merger.

                  (g) Injunctive Relief. Each Party acknowledges and agrees that remedies at law for any violation or attempted violation of any of the obligations under this Article V would be inadequate and would cause immediate irreparable harm to the other Parties, and agree that in the event of any such violation or attempted violation, each be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available from time to time.

                  (h) Obligation to Update Schedules. Each Party shall promptly disclose to the other any information contained in its representations and warranties or Schedules which, because of an event occurring after the date hereof, is materially incomplete or is no longer materially correct as of all times after the date hereof until the Closing Date or any material adverse development affecting the results of their respective operations; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of each Party or the Schedules attached hereto unless each Party shall have consented thereto in writing.

                  (i) Reasonable Access Pending Closing. Each Party will give to the other Party, its counsel, accountants, financial advisers and lenders, and other representatives, after reasonable notice, reasonable access, during normal business hours, throughout the period prior to the Closing, to all of the properties, books, contracts, commitments and records relating exclusively to such Party's business, and each Party shall fully cooperate with the other and its accountants in connection with the preparation of timely and complete audited and unaudited financial statements relating to the financial disclosure of the Merger in accordance with the rules under Regulation S-X and Form 8-K promulgated under the Securities Exchange Act of 1934, as amended. Each Party agrees that any information provided pursuant to this Section will not be used for any purpose other than in connection with the transactions contemplated by this Agreement, will not be revealed to third parties but will be kept strictly confidential, pursuant to the provisions of Section 5.01(e), above, and will be returned, together with all copies of such information, to the other Party if, for any reason, the Closing does not take place.

                                   ARTICLE VI

                                   CONDITIONS

         Section 6.01 Mutual Conditions. The obligations of each of the Parties to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to fulfillment of all of the following conditions:

                  (a) No Adverse Proceeding. No temporary restraining order, preliminary or decree which prevents the consummation of the Merger or the other transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any state or federal government or governmental agency which would prevent the Merger or the other transactions contemplated by this Agreement.

                  (b) Corporate Action. All corporate action necessary to authorize the execution and delivery of this Agreement and consummation of the Merger, including without limitation the approval of this Agreement by the requisite vote of the shareholders of REXX, shall have been duly and validly taken. The shareholders of TWGI, WAC and RAC shall have approved the execution and delivery of this Agreement.

                  (c) Governmental Approvals. Any governmental or other approvals or review of this Agreement or the transactions contemplated by this Agreement required under any applicable laws, statutes, orders, rules, regulations, or policies, or any guidelines promulgated thereunder, shall have been received.

                  (d) Tax Opinion. REXX shall have received an opinion of Messrs. Kutak Rock, in form and substance satisfactory to REXX, dated the Effective Time, which opinion may be based on appropriate representations of TWGI and REXX, to the effect that the Merger will be treated as a transaction described in Section 351 of the Code and that no gain or loss is expected to be recognized by the shareholders of REXX who exchange REXX Common Stock solely for TWGI Common Stock pursuant to the Merger.

                  (e) Acquisition of REXX Stock. Within the thirty (30) days prior to the Effective Time of the Merger, the shareholders of TWGI shall not have sold, transferred or otherwise disposed of, or in any way reduced their risk with respect to any shares of REXX Common Stock.

                  (f) Effective Registration Statement. The Registration Statement (including any post-effective amendments thereto) shall be effective under the Securities Act, and TWGI shall have received all state "Blue Sky" securities permits or other authorizations, or confirmations as to the availability of an exemption from state registration or qualification requirements as may be necessary for consummation of the Merger, and no proceedings shall be pending or to the knowledge of TWGI threatened by the SEC or any state "Blue Sky" securities administration to suspend the effectiveness of such Registration Statement or any state permit or authorization.

         Section 6.02 Conditions to Obligations of TWGI. The obligations of TWGI to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions, unless waived by TWGI in writing:

                  (a) Representations and Warranties. The representations and warranties of REXX set forth in Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except where any untruth or inaccuracy could not, either individually or in the aggregate, have a REXX Material Adverse Effect.

                  (b) Performance of Agreement. REXX shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it under this Agreement at or prior to the Effective Time.

                  (c) No Action. No Action before any court or governmental body will be pending or threatened wherein a judgment, decree or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded.

                  (d) Consummation of Watkins Sale. REXX shall have consummated the Watkins Sale in a manner materially consistent with the agreement between REXX and the Buyers dated June 10, 1999. In addition, REXX shareholders holding not more than seven percent (7%) of REXX Common Stock shall have elected dissenters' rights as may be permitted by law in connection with the vote for the approval of the Watkins Sale.

                  (e) Voting Agreements. The REXX Voting Agreements shall have signed and delivered.

                  (f) Officers' Certificate. REXX shall have furnished to TWGI a certificate, dated the Effective Date, signed by the President of REXX, to the effect that all conditions set forth in Article VI, insofar as they relate to REXX, have been fulfilled.

                  (g) Opinion of Counsel. TWGI shall have received an opinion, addressed to it and dated the Effective Date, from Tashlik, Kreutzer & Goldwyn, P.C., counsel for REXX, to the following effect:

         (i) REXX is incorporated, validly existing and in good standing under the laws of the State of New York, and has full power and authority to carry on its business as now conducted and to own or lease or operate its properties;

         (ii) this Agreement has been duly authorized by all necessary corporate action on the part of REXX and constitutes a valid and binding obligation of REXX;

         (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or constitute a default under, any provision of the Certificate of Incorporation and Bylaws of REXX, or any judgment, order or decree applicable to REXX; and

         (iv) no consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other person is required in connection with the execution and delivery of this Agreement by REXX or the consummation on the part of REXX of the transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations as shall have been obtained or declarations and filings as shall have been made prior to the Effective Time.

         In rendering such opinion, such counsel may rely (without independent investigation) to the extent such counsel deems reliance necessary or appropriate, as to matters of fact, upon representations and certificates of public officials and of any executive officer of REXX.

                  (h) Listing of Shares. TWGI shall have received the approval from either the American Stock Exchange or The NASDAQ Stock Market for the listing of the TWGI Common Stock as the successor issue to the REXX Common Stock or pursuant to a new listing application.

                  (i) Defined Contribution Plans. Before the Effective Time, REXX and its Affiliates shall distribute all assets of each retirement plan and associated trust maintained for the benefit of their employees. In addition, before the Effective Time, REXX shall prepare or cause to be prepared all required final tax returns and file all such returns required by the Code .

                  (j) The note held by the Bank of Mississippi in the amount of $456,068.83, secured by REXX's property in Mantachie, Mississippi, due on February 10, 2000, shall have been renegotiated or extended for a minimum of 12 months beyond such due date upon terms and conditions no less favorable to REXX as previously.


         Section 6.03 Conditions to Obligations of REXX. The obligations of REXX to consummate the Merger and the other transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions, unless waived by REXX in writing:

                  (a) Representations and Warranties. The representations and warranties of TWGI set forth in Article IV of this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time except where any untruth or inaccuracy could not, either individually or in the aggregate, have a Material Adverse Effect.

                  (b) Performance of Agreement. TWGI shall have performed and observed in all material respects all obligations and conditions to be performed or observed by them under this Agreement at or prior to the Effective Time.

                  (c) Financial Statements. TWGI shall have delivered to REXX the TWGI Financial Statements.

                  (d) Continuation of Business. Between the date hereof and the Closing Date, except as otherwise provided herein, TWGI and Affiliates shall have operated their businesses in the normal course, consistent with past practice, and shall not have suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which may result in a TWGI Material Adverse Effect.

                  (e) Opinion of Counsel. REXX shall have received an opinion, addressed to it and dated the Effective Date, from Kutak Rock, counsel for TWGI, RAC, WAC, WI, WII, BJB Holdings, WA, WP, WG, W Capital, Win, WLA and WNY to the following effect:

         (i) each of TWGI, WI, WII, BJB Holdings, W Capital, WAC and RAC is incorporated, validly existing and in good standing under the laws of the State of New York. Each of TWGI and RAC has full power and authority to carry on its business as now conducted and to own or lease its properties;

         (ii) this Agreement has been duly authorized by all necessary corporate action on the part of TWGI, WAC and RAC and constitutes a valid and binding obligation of TWGI, WAC and RAC;

         (iii) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or constitute a default under, any provision of the Certificate of Incorporation and Bylaws of TWGI, WAC or RAC or any judgment, order or decree applicable to TWGI, WAC or RAC;

         (iv) no consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other person is required in connection with the execution and delivery of this Agreement by TWGI, WAC or RAC or the consummation on the part of TWGI and RAC of the transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations as shall have been obtained or registrations, declarations and filings as shall have been made prior to the Effective Time;

         (v) each of WA, WP, WG, Win, WLA and WNY is a limited liability company, validly existing and in good standing under the laws of the respective states of its organization. Each of WA, WP, WG, WIn, WLA and WNY has full power and authority to carry on its business as now conducted. To such counsel's knowledge, each of WA,WP, WIn and WLA is certified as a certified capital company pursuant to the laws of New York, Florida, Wisconsin and Louisiana, respectively;

         (vi) the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation of, or constitute a default under, any provision of the Articles of Organization and Operating Agreements of WA, WP, WG, WIn, WLA and WNY or any judgment, order or decree applicable to them; ; and

         (vii) no consent, approval, order or authorization of, or declaration or filing with, any governmental authority or other person is required in connection with the consummation on the part of WA, and WP, WG, WIn, WLA and WNY of the transactions contemplated by this Agreement, except for such consents, approvals, orders or authorizations as shall have been obtained.

          In rendering such opinion, such counsel may rely (without independent investigation) to the extent such counsel deems reliance necessary or appropriate, as to matters of fact, upon representations and certificates of public officials and of the officers of TWGI, RAC, WAC, BJB,WA, WP, WG, WIn, WLA and WNY.

                  (f) Employment Agreements. Barry Sloane, Brian A. Wasserman and Jeffrey G. Rubin shall each have executed an Employment Agreement, substantially in the form of Exhibit E attached hereto.

                  (g) Contribution of WI and WII to BJB Holdings. All of the outstanding equity securities of WI and WII shall have been contributed to BJB Holdings.

                                  ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

         Section 7.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, (a) by mutual written consent of REXX and TWGI; or
(b) by either non-breaching Party if either Party shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement which is incapable of being cured by either Party or is not cured within 45 days of written notice thereof or (c) if the REXX shareholders fail to approve the Proxy Actions.

         Section 7.02 Effect of Termination. In the event of termination of this Agreement by either REXX or TWGI as provided in Section 7.01, this Agreement shall except as provided in this Section forthwith become void and have no effect, without any liability or obligation of the part of REXX, TWGI, WAC or RAC; provided, however, that if this Agreement is terminated (a) due to the failure of the REXX shareholders to approve the Proxy Actions, REXX shall reimburse TWGI for its actual and reasonable expenses, including reasonable attorney's fees, incurred in connection with the transactions contemplated by this Agreement, in an amount not to exceed $85,000; or (b) by REXX due to the failure of TWGI to obtain effectiveness from the SEC of the Registration Statement within a commercially reasonable period (other than due to any action or condition of REXX or any of its current or former officers, directors or affiliates), TWGI shall reimburse REXX for its actual and reasonable expenses, including reasonable attorney's fees, incurred in connection with the transactions contemplated by this Agreement, in an amount not to exceed $50,000.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.01 Notices. All notices and other communications under this Agreement to any Party shall be in writing and shall be deemed given when delivered personally to that Party, sent by facsimile transmission (with electronic confirmation) to that Party at the facsimile number for that Party set forth below, mailed by certified mail (postage prepaid and return receipt requested) to that Party at the address for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at that address:

                           If to REXX:

                           REXX Environmental Corporation
                           350 Park Avenue
                           New York, New York 10022
                           Phone: (212) 750-7755; Fax: (212) 750-2548
                           Attn:  Arthur L. Asch, Chairman of the Board
                                  Michael A. Asch, President

                           With a copy to:

                           Tashlik, Kreutzer & Goldwyn PC
                           833 Northern Blvd.
                           Great Neck, NY  11021
                           Phone: (516) 466-8006; Fax: (516) 829-6509
                           Attn:  Theodore Wm. Tashlik, Esq.
                                  Martin M. Goldwyn, Esq.

                           If to TWGI:

                           TWG, Inc.
                           1500 Hempstead Turnpike
                           East Meadow, NY  11554
                           Phone: (516) 390-2252; Fax:  (516) 794-1185
                           Attn:  Brian A. Wasserman

                           With a copy to:

                           Kutak Rock
                           1101 Connecticut Ave.
                           Washington, DC  20036-4374
                           Phone: (202) 828-2400; Fax: (202) 828-2488
                           Attn:   Matthew G. Ash, Esq.
                                   Edward B. Crosland, Esq.

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties notice of such change.

         Section 8.02 Non-Waiver. No failure by any Party to insist upon strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any indemnifying party shall affect, or constitute a waiver of, the first Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provisions of this Agreement shall affect or constitute a waiver of any Party's right to demand strict compliance with all provisions of this Agreement.

         Section 8.03 Genders and Numbers. Where permitted by the context, each pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

         Section 8.04 Headings. The headings of the various Articles and Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such Articles and Sections, and shall be ignored in construing this Agreement.

         Section 8.05 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

         Section 8.06 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter hereof and thereof.

         Section 8.07 No Third-Party Beneficiaries. Nothing contained in this Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

         Section 8.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. REXX and TWGI hereby irrevocably submit to the jurisdiction and venue of any Federal or State court located in New York or Nassau County, New York, over any dispute arising out of this Agreement and agree that all claims in respect of such dispute or proceeding may be heard and determined in any such court. REXX and TWGI hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may have to the venue of any such dispute brought in any such court or any defense of inconvenient forum for the maintenance of such dispute. REXX and TWGI hereby consent to process being served by them in any site, action or proceeding by delivering it in the manner specified by the provisions of Section 8.01 of this Agreement. All rights and remedies of each Party under this Agreement shall be cumulative and in addition to all other rights and remedies which may be available to the Party from time to time, whether under this Agreement or otherwise.

         Section 8.09 Binding Effect; Assignment. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties.

         Section 8.10 Expenses. Subject to the following paragraph, and except as otherwise specifically provided in this Agreement:

                  (a) REXX shall pay its costs and expenses associated with the transactions contemplated by this Agreement, including without limitation the fees and expenses of its legal counsel, accountants and financial advisors, and costs and expenses of filing the Proxy Statement with the SEC and printing and mailing the Proxy Statement to REXX shareholders.

                  (b) TWGI shall pay its own costs and expenses associated with this Agreement, the Merger, and the other the transactions contemplated by this Agreement, including without limitation the fees and expenses of its legal counsel, accountants and financial advisors, and costs and expenses of filing the Registration Statement with the SEC.

         Section 8.11 Public Announcements. Neither REXX nor TWGI shall, without the prior written consent of REXX and TWGI, make any public announcement or statement with respect to the transactions contemplated in the Agreement, except as may be necessary to comply with applicable requirements of the federal or state securities laws or any governmental order or regulation or any obligations pursuant to any listing agreement with any national securities exchange.

         Section 8.12 Severability. With respect to any provision of this Agreement finally determined by a court of competent jurisdiction to be unenforceable, such court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

         Section 8.13 Modification of Structure. Notwithstanding any provision of this Agreement to the contrary, TWGI may prior to the Effective Time modify the structure of the transactions contemplated by this Agreement provided that REXX agrees to such changes; REXX agrees that its approval will not be unreasonably withheld as long as (i) the consideration to be paid to holders of REXX Common Stock under this Agreement is not thereby reduced, (ii) such modification will not be likely materially to delay or jeopardize receipt of required regulatory clearances, and (iii) such modification does not change the tax-deferred status of the transactions contemplated pursuant to the Merger.

         Section 8.14 The Sloane Organization, LLC. In all cases where reference is made in this Agreement to Mr. Barry Sloane, the parties agree that such reference shall also include The Sloane Organization, LLC, a New York limited liability company, of which Mr. Sloane is the sole managing member.

                                  * * * * * * *

                            [signature page follows)

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                       REXX ENVIRONMENTAL CORPORATION

                                       By:  /s/ Arthur L. Asch
                                            ------------------------------
                                                Arthur L. Asch
                                       Title:   Chairman of the Board


                                       TWG, INC.

                                       By: /s/ Brian A. Wasserman
                                            ------------------------------
                                               Brian A. Wasserman
                                       Title: Treasurer, Chief Financial Officer


         The undersigned hereby ratifies and adopts the foregoing Agreement, effective as of the date set forth below.

                                       REXX ACQUISITION CORP.

Date:                                  By:
     --------------------                  -------------------------------
                                       Title:


                                       WHITESTONE ACQUISITION CORP.

Date:                                  By:
     --------------------                  -------------------------------
                                       Title:

                                                                     APPENDIX C


           Selected Provisions of New York Business Corporation Law


Section 623. Procedure to Enforce Shareholders' Right to Receive Payment for Shares.

     (a) A shareholder intending to enforce his right under a section of this chapter to receive payment for his shares if the proposed corporate action referred to therein is taken shall file with the corporation, before the meeting of shareholders at which the action is submitted to a vote, or at such meeting but before the vote, written objection to the action. The objection shall include a notice of his election to dissent, his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares if the action is taken. Such objection is not required from any shareholder to whom the corporation did not give notice of such meeting in accordance with this chapter or where the proposed action is authorized by written consent of shareholders without a meeting.

     (b) Within ten days after the shareholders' authorization date, which term as used in this section means the date on which the shareholders' vote authorizing such action was taken, or the date on which such consent without a meeting was obtained from the requisite shareholders, the corporation shall give written notice of such authorization or consent by registered mail to each shareholder who filed written objection or from whom written objection was not required, excepting any shareholder who voted for or consented in writing to the proposed action and who thereby is deemed to have elected not to enforce his right to receive payment for his shares.

     (c) Within twenty days after the giving of notice to him, any shareholder from whom written objection was not required and who elects to dissent shall file with the corporation a written notice of such election, stating his name and residence address, the number and classes of shares as to which he dissents and a demand for payment of the fair value of his shares. Any shareholder who elects to dissent from a merger under section 905 (Merger of subsidiary corporation) or paragraph (c) of section 907 (Merger or consolidation of domestic and foreign corporations) or from a share exchange under paragraph (g) of section 913 (Share exchanges) shall file a written notice of such election to dissent within twenty days after the giving to him of a copy of the plan of merger or exchange or an outline of the material features thereof under section 905 or 913.

     (d) A shareholder may not dissent as to less than all of the shares, as to which he has a right to dissent, held by him of record, that he owns beneficially. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner, as to which such nominee or fiduciary has a right to dissent, held of record by such nominee or fiduciary.

     (e) Upon consummation of the corporate action, the shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights under this section. A notice of election may be withdrawn by the shareholder at any time prior to his acceptance in writing of an offer made by the corporation, as provided in paragraph (g), but in no case later than sixty days from the date of consummation of the corporate action except that if the corporation fails to make a timely offer, as provided in paragraph (g), the time for withdrawing a notice of election shall be extended until sixty days from the date an offer is made. Upon expiration of such time, withdrawal of a notice of election shall require the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of any advance payment made to the shareholder as provided in paragraph (g). If a notice of election is withdrawn, or the corporate action is rescinded, or a court shall determine that the shareholder is not entitled to receive payment for his shares, or the shareholder shall otherwise lose his dissenter's rights, he shall not have the right to receive payment for his shares and he shall be reinstated to all his rights as a shareholder as of the consummation of the corporate action, including any intervening preemptive rights and the right to payment of any intervening dividend or other distribution or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the corporation, the fair value thereof in cash as determined by the board as of the time of such expiration or completion, but without prejudice otherwise to any corporate proceedings that may have been taken in the interim.

     (f) At the time of filing the notice of election to dissent or within one month thereafter the shareholder of shares represented by certificates shall submit the certificates representing his shares to the corporation, or to its transfer agent, which shall forthwith note conspicuously thereon that a notice of election has been filed and shall return the certificates to the shareholder or other person who submitted them on his behalf. Any shareholder of shares represented by certificates who fails to submit his certificates for such notation as herein specified shall, at the option of the corporation exercised by written notice to him within forty-five days from the date of filing of such notice of election to dissent, lose his dissenter's rights unless a court, for good cause shown, shall otherwise direct. Upon transfer of a certificate bearing such notation, each new certificate issued therefor shall bear a similar notation together with the name of the original dissenting holder of the shares and a transferee shall acquire no rights in the corporation except those which the original dissenting shareholder had at the time of the transfer.


     (g) Within fifteen days after the expiration of the period within which shareholders may file their notices of election to dissent, or within fifteen days after the proposed corporate action is consummated, whichever is later (but in no case later than ninety days from the shareholders' authorization date), the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by registered mail to each shareholder who has filed such notice of election to pay for his shares at a specified price which the corporation considers to be their fair value. Such offer shall be accompanied by a statement setting forth the aggregate number of shares with respect to which notices of election to dissent have been received and the aggregate number of holders of such shares. If the corporate action has been consummated, such offer shall also be accompanied by (1) advance payment to each such shareholder who has submitted the certificates representing his shares to the corporation, as provided in paragraph (f), of an amount equal to eighty percent of the amount of such offer, or (2) as to each shareholder who has not yet submitted his certificates a statement that advance payment to him of an amount equal to eighty percent of the amount of such offer will be made by the corporation promptly upon submission of his certificates. If the corporate action has not been consummated at the time of the making of the offer, such advance payment or statement as to advance payment shall be sent to each shareholder entitled thereto forthwith upon consummation of the corporate action. Every advance payment or statement as to advance payment shall include advice to the shareholder to the effect that acceptance of such payment does not constitute a waiver of any dissenters' rights. If the corporate action has not been consummated upon the expiration of the ninety day period after the shareholders' authorization date, the offer may be conditioned upon the consummation of such action. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or if divided into series, of the same series and shall be accompanied by a balance sheet of the corporation whose shares the dissenting shareholder holds as of the latest available date, which shall not be earlier than twelve months before the making of such offer, and a profit and loss statement or statements for not less than a twelve month period ended on the date of such balance sheet or, if the corporation was not in existence throughout such twelve month period, for the portion thereof during which it was in existence. Notwithstanding the foregoing, the corporation shall not be required to furnish a balance sheet or profit and loss statement or statements to any shareholder to whom such balance sheet or profit and loss statement or statements were previously furnished, nor if in connection with obtaining the shareholders' authorization for or consent to the proposed corporate action the shareholders were furnished with a proxy or information statement, which included financial statements, pursuant to Regulation 14A or Regulation 14C of the United States Securities and Exchange Commission. If within thirty days after the making of such offer, the corporation making the offer and any shareholder agree upon the price to be paid for his shares, payment therefor shall be made within sixty days after the making of such offer or the consummation of the proposed corporate action, whichever is later, upon the surrender of the certificates for any such shares represented by certificates.


     (h) The following procedure shall apply if the corporation fails to make such offer within such period of fifteen days, or if it makes the offer and any dissenting shareholder or shareholders fail to agree with it within the period of thirty days thereafter upon the price to be paid for their shares:


       (1) The corporation shall, within twenty days after the expiration of whichever is applicable of the two periods last mentioned, institute a special proceeding in the supreme court in the judicial district in which the office of the corporation is located to determine the rights of dissenting shareholders and to fix the fair value of their shares. If, in the case of merger or consolidation, the surviving or new corporation is a foreign corporation without an office in this state, such proceeding shall be brought in the county where the office of the domestic corporation, whose shares are to be valued, was located.


       (2) If the corporation fails to institute such proceeding within such period of twenty days, any dissenting shareholder may institute such proceeding for the same purpose not later than thirty days after the expiration of such twenty day period. If such proceeding is not instituted within such thirty day period, all dissenter's rights shall be lost unless the supreme court, for good cause shown, shall otherwise direct.


       (3) All dissenting shareholders, excepting those who, as provided in paragraph (g), have agreed with the corporation upon the price to be paid for their shares, shall be made parties to such proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in such proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons, and upon each nonresident dissenting shareholder either by registered mail and publication, or in such other manner as is permitted by law. The jurisdiction of the court shall be plenary and exclusive.


       (4) The court shall determine whether each dissenting shareholder, as to whom the corporation requests the court to make such determination, is entitled to receive payment for his shares. If the corporation does not request any such determination or if the court finds that any dissenting shareholder is so entitled, it shall proceed to fix the value of the shares, which, for the purposes of this section, shall be the fair value as of the close of business on the day prior to the shareholders' authorization date. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the shareholder's right to receive payment for shares and its effects on the corporation and its shareholders, the concepts and methods then customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances and all other relevant factors. The court shall determine the fair value of the shares without a jury and without referral to an appraiser or referee. Upon application by the corporation or by any shareholder who is a party to the proceeding, the court may, in its discretion, permit pretrial disclosure, including, but not limited to, disclosure of any expert's reports relating to the fair value of the shares whether or not intended for use at the trial in the proceeding and notwithstanding subdivision (d) of section 3101 of the civil practice law and rules.


       (5) The final order in the proceeding shall be entered against the corporation in favor of each dissenting shareholder who is a party to the proceeding and is entitled thereto for the value of his shares so determined.


       (6) The final order shall include an allowance for interest at such rate as the court finds to be equitable, from the date the corporate action was consummated to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest which the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of any shareholder to accept the corporate offer of payment for his shares was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.


       (7) Each party to such proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by the corporation against any or all of the dissenting shareholders who are parties to the proceeding, including any who have withdrawn their notices of election as provided in paragraph (e), if the court finds that their refusal to accept the corporate offer was arbitrary, vexatious or otherwise not in good faith. The court may, in its discretion, apportion and assess all or any part of the costs, expenses and fees incurred by any or all dissenting shareholders who are parties to the proceeding against the corporation if the court finds any of the following:
   (A) that the fair value of the shares as determined materially exceeds the amount which the corporation offered to pay; (B) that no offer or required advanced payment was made by the corporation; (C) that the corporation failed to institute the special proceeding within the period specified therefor; or (D) that the action of the corporation in complying with its obligations as provided in this section was arbitrary, vexatious or otherwise not in good faith. In making any determination as provided in clause (A), the court may consider the dollar amount or the percentage, or both, by which the fair value of the shares as determined exceeds the corporate offer.

       (8) Within sixty days after final determination of the proceedings, the corporation shall pay to each dissenting shareholder the amount found to be due him, upon surrender of the certificate for any such shares represented by certificates.

     (i) Shares acquired by the corporation upon the payment of the agreed value therefor or of the amount due under the final order, as provided in this section, shall become treasury shares or be cancelled as provided in section 515 (Reacquired shares), except that, in the case of a merger or consolidation, they may be held and disposed of as the plan of merger or consolidation may otherwise provide.

     (j) No payment shall be made to a dissenting shareholder under this section at a time when the corporation is insolvent or when such payment would make it insolvent. In such event, the dissenting shareholder shall, at his option:

       (1) Withdraw his notice of election, which shall in such event be deemed withdrawn with the written consent of the corporation; or

       (2) Retain his status as a claimant against the corporation and, if it is liquidated, be subordinated to the rights of creditors of the corporation, but have rights superior to the non-dissenting shareholders, and if it is not liquidated, retain his right to be paid for his shares, which right the corporation shall be obliged to satisfy when the restrictions of this paragraph do not apply.

       (3) The dissenting shareholder shall exercise such option under subparagraph (1) or (2) by written notice filed with the corporation within thirty days after the corporation has given him written notice that payment for his shares cannot be made because of the restrictions of this paragraph. If the dissenting shareholder fails to exercise such option as provided, the corporation shall exercise the option by written notice given to him within twenty days after the expiration of such period of thirty days.

     (k) The enforcement by a shareholder of his right to receive payment for his shares in the manner provided herein shall exclude the enforcement by such shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in paragraph (e), and except that this section shall not exclude the right of such shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is unlawful or fraudulent as to him.

     (l) Except as otherwise expressly provided in this section, any notice to be given by a corporation to a shareholder under this section shall be given in the manner provided in section 605 (Notice of meetings of shareholders).

     (m) This section shall not apply to foreign corporations except as provided in subparagraph (e)(2) of section 907 (Merger or consolidation of domestic and foreign corporations).

                         REXX ENVIRONMENTAL CORPORATION
           This Proxy is Solicited on Behalf of the Board of Directors


         The undersigned hereby appoints Arthur L. Asch and Michael A. Asch as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of REXX Environmental Corporation held of record by the undersigned on August 10, 2000 at the Annual Meeting of Shareholders to be held on September 19, 2000 and any adjournment thereof.


1. Election of Directors


   [ ]  FOR all nominees listed          [ ]  WITHHOLD AUTHORITY TO
        below (except as marked to            vote for all nominees listed
        the contrary below)                   below

Arthur L. Asch, Michael A. Asch, Joseph Greenberger, James L. Hochfelder, Brian
A. Wasserman.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

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2. Approval of the Stock Purchase Agreement, dated as of June 10, 1999, among Greg S. Watkins, Daren J. Barone and REXX Environmental Corporation, pursuant to which REXX will sell its sole operating business, Watkins Contracting, Inc.

         FOR   [ ]               AGAINST  [ ]            ABSTAIN  [ ]

3. Approval of the Agreement and Plan of Merger among REXX Environmental Corporation, Newtek Capital, Inc. and REXX Acquisition Corp. pursuant to which REXX Acquisition Corp. will be merged with and into REXX Environmental Corporation, REXX Environmental Corporation will become a wholly-owned subsidiary of Newtek and the shareholders of REXX Environmental Corporation will receive one share of Newtek Common Stock for each share of REXX Common Stock owned.

         FOR   [ ]               AGAINST  [ ]            ABSTAIN  [ ]

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Please sign and date on reverse side)

   Unless you specify otherwise, this Proxy will be voted "FOR" the Election of the Nominees as Directors and "FOR" Items 2 and 3.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR the election of management's nominees for directors.

   When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    Please sign exactly as name appears herein.



                                              __________________________________
                                              (Signature)




                                              __________________________________
                                              (Signature, if held jointly)


                                              Dated: ___________________________



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.